As filed with the Securities and Exchange Commission on August 2,
2000
     Registration No. 333-64391

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in governing instruments)
______________________________

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of principal executive offices)
______________________

Robert H. Baum, Esq.
Vice Chairman, Executive Vice President and General Counsel
The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(Name and address of agent for service)
__________________________

With a copy to:
Roger G. Fein
Wildman, Harrold, Allen & Dixon
225 West Wacker Drive
Suite 2800
Chicago, Illinois 60606-1229
_________________________









This Post-Effective Amendment No. 6 consists of the following:

1. Sticker Supplement No. 14 dated August 2, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

2.   Supplement No. 14 dated August 2, 2000 to the Registrant's
Prospectus dated February 11, 1999, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 11, 1999.

3.   The Registrant's final form of Prospectus dated February 11,
1999, previously filed pursuant to Rule 424(b)(1) on February 16, 1999, and refiled herewith.

4.   Part II, included herewith.

     5.   Signatures, included herewith.






































-i-
Inland Retail Real Estate Trust, Inc.
Sticker Supplement

This Sticker Supplement No. 14 dated August 2, 2000 to our Prospectus dated February 11, 1999 summarizes Supplement No. 14 which updates information in the "Real Property Investments," "Federal Income Tax Considerations," "Plan of Distribution," "How to Subscribe," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Risk Factors," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Compensation Table," and "Glossary" sections of our Prospectus; supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus; and also includes the new form of Subscription Agreement to elect the deferred commission option as Appendix B. This Sticker Supplement No. 14 supersedes Supplement Nos. 12 (which Supplement No. 12 superseded Supplements Nos. 1 through 11 dated May 10, June 10, July 8, August 2, September 15, October 6, November 2, 1999 and January 10, 2000, February 2, February 22 and March 10, 2000, respectively) and 13 dated May 2 and July 26, 2000, respectively. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

Plan of Distribution

As of July 18, 2000, we had sold 8,394,972 shares resulting in gross proceeds of $83,446,544. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of July 18, 2000, we have incurred $7,469,379 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $75,977,164 of net proceeds from the sale of those 8,394,972 shares. An additional 143,932 shares have been sold pursuant to our Distribution Reinvestment Program as of July 18, 2000, for which we have received additional net proceeds of $1,367,357. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. As of December 31, 1999, we have incurred and paid property management fees of $225,665, of which $203,235 were retained by the mentioned affiliate of our Advisor. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,002,960 are included in the purchase prices we have paid for all our properties purchased
through July 18, 2000.   As of July 18, 2000, we had invested
approximately $66,400,000 in properties that we purchased for an aggregate purchase price of approximately $190,000,000, and after expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of July 18, 2000, we had net offering proceeds of approximately $3,400,000 available for investment in additional properties.


SUPPLEMENT NO. 14
DATED AUGUST 2, 2000
TO THE PROSPECTUS DATED FEBRUARY 11, 1999
OF INLAND RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 14 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Federal Income Tax Considerations," "Plan of Distribution," "How to Subscribe," " Principal Stockholders," "Investment Objectives and Policies," "Distribution Reinvestment and share Repurchase Programs," "Summary of the Organizational Documents," "Management," "Risk Factors," "Experts," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Compensation Table," and "Glossary" sections of our Prospectus; supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus; and also includes the new form of Subscription Aggrement to elect the deferred commission option as Appendix B. This Supplement No. 14 expands upon, supplements, modifies or supersedes certain information contained in the Prospectus and must be read in conjunction with our Prospectus. This Supplement No. 14 supersedes Supplement Nos. 12 (which Supplement No. 12 superseded Supplements Nos. 1 through 11 dated May 10, June 10, July 8, August 2, September 15, October 6, November 2, 1999 and January 10, 2000, February 2, February 22 and March 10, 2000, respectively) and 13 dated May 2 and July 26, 2000, respectively. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

Real Property Investments

Gateway Market Center, St. Petersburg, Florida

On July 18, 2000, we purchased an existing shopping center known as Gateway Market Center located on approximately 21 acres and containing 231,447 gross leasable square feet. The center is located at the southeast corner of 9th Street North and 77th Avenue in St. Petersburg, Florida.

We purchased Gateway Market Center from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $21,130,000. Our total acquisition cost includes $2,800,000 allocated to the purchase of the Home Place of America building. We executed an interest free note to the seller in the amount of $2,800,000 to be paid once Home Place of America begins paying rent, which is expected to occur in August 2000. If the tenant has not begun rent payments by December 2000, we have the right not to close on this portion of the property. The total acquisition cost may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $91.29 per square foot of leasable space, which consists of the following:

   *  Purchase Price                        $20,850,000

   *  Acquisition costs to third parties    154,166
   *  Financing costs to third parties      125,780

      Total                                 $21,129,946



We purchased this property with the proceeds of a new mortgage, in favor of Allstate Insurance, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. Payment of all or part of this note before maturity is not permitted in the first year and requires a prepayment premium of 2% in the second year, 1.5% in the third year, 1% in the fourth year and 0.5% in the fifth year. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. We paid loan fees of approximately $125,800 in connection with these loans. At the time of the purchase, the lender funded $9,025,000 and $4,512,000, respectively, of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.
In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

The center was razed in late 1998, and all of the buildings are new with the exception of one space (Beall's), which was completely rehabbed. Gateway Market Center was completed in 1999/2000. It is comprised of a single-story, multi-tenant, retail building, two smaller multi-tenant buildings and one larger two tenant building. As of July 18, 2000, this property was 100% leased. The Target retail building and three single-tenant retail buildings are not part of our acquisition.

Five tenants, Beall's (a discount department clothing store), Publix (a grocery store), Home Place of America (a housewares store), Office Depot (an office supply store) and TJ Maxx (a discount clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                               Base Rent
            Approxima          Per Square
            te
            GLA       % of     Foot Per     Lease      Term
            Leased    Total
Lessee      (Sq. Ft.) GLA      Annum ($)    Beginning  To
Beall's     60,000    26        4.04        04/99      01/21
  Option 1                      9.75        02/21      01/26
  Option 2                      9.75        02/26      01/31

Publix      37,888    16        8.50        08/99      10/19
  Option 1                      8.50        11/19      10/24
  Option 2                      8.50        11/24      10/29
  Option 3                      8.50        11/29      10/34
  Option 4                      8.50        11/34      10/39
  Option 5                      8.50        11/39      10/44

Home Place  35,000    15        9.50        04/00      12/05
of
  America
                               10.00        01/05      12/10
  Option 1                     10.50        01/10      12/15
  Option 2                     11.00        01/15      12/20
  Option 3                     11.50        01/20      12/25
  Option 4                     12.00        01/25      12/30

Office      30,121    13       10.25        12/99      11/09
Depot
                               11.00        12/09      11/14
  Option 1                     11.75        12/14      11/19
  Option 2                     12.50        12/19      11/24
  Option 3                     13.25        12/24      11/29

TJ Maxx     30,000    13        8.00        10/98      10/03
                                8.50        11/03      10/08
  Option 1                      8.50        11/08      10/13
  Option 2                      8.50        11/13      10/18
  Option 3                      8.50        11/18      10/23

For federal income tax purposes, the depreciable basis in this property will be approximately $15,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 (the most recent tax year for which information is generally available) were $168,116. As Gateway Market Center was under development in 1999, the property is subject to reassessment for real estate taxes for subsequent years.

As of July 18, 2000, a total 231,447 square feet was leased to 15 tenants at this property. The following tables set forth certain information with respect to those leases.

            Approxim           Renewal    Current  Base Rent
            ateGLA                        Annual   Per
            Leased                                 Square
                                                   Foot
Lessee (1)  (Sq.      Lease    Options    Rent     Per Annum
            Ft.)      Ends                ($)      ($)

Sun Trust    3,000    09/01    -           54,000  18.00
H & R        1,266    04/04    -          26,586   21.00
Block
Mattress     3,200    11/04    1/5 yr.     59,648  18.64
Firm
Radio        3,000    01/05    2/5 yr.     48,750  16.25
Shack
Castle       2,000    01/05    2/5 yr.     39,000  19.50
Dental
Super       1,266     02/05    -          20,269   16.01
Styles
  Hair
China One   1,266     09/05    -          21,522   17.00
(2)
TJ Maxx     30,000    10/08    3/5 yr.    240,000   8.00
Hollywood    5,000    11/09    3/5 yr.     84,550  16.91
Video
Party City  11,940    01/10    2/5 yr.    155,220  13.00
Shoe         6,500    01/10    4/5 yr.     78,000  12.00
Carnival
Home Place  35,000    12/10    4/5 yr.    332,500   9.50
of
  America
(2)
Office      30,121    11/14    3/5 yr.    308,740  10.25
Depot
Publix      37,888    10/19    5/5 yr.    322,048   8.50
Beall's     60,000    01/21    2/5 yr.    242,174   4.04


In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Mattress Firm, Super Styles Hair, TJ Maxx, Party City, Shoe Carnival and Publix are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount.

This space is leased but the tenant has not begun paying rent.


Year    Number  Appro  Annual   Total    Average Percent   Percent
Ending  of      x.     Base     Annual   Base    of Total  of
Decembe Leases  GLA    Rent of  Base     Rent    Building  Annual
r 31,   Expiri  of     Expirin  Rent     Per     GLA       Base
        ng      Expir  g        (1)      Square  Represen  Rent
                ing    Leases       ($)  Foot    ted By    Represen
                Lease                    Under   Expiring  ted By
                s          ($)           Expirin Leases    Expiring
                (Sq.                     g           (%)   Leases
                Ft.)                       Lease           (2)
                                         s                    (%)
                                           ($)

2000    -       -      -        2,033,010  -       -         -

2001    1       3,000  54,000   2,033,010  18.00   1.30      2.66

2002    -       -      -        1,982,242  -       -         -

2003    -       -      -        1,983,505  -       -         -

2004    2       4,466  89,466   1,998,505  20.03   1.93      4.48

2005    4       7,532  132,073  1,933,806 17.53   3.25      6.83

2006    -       -      -        1,827,683  -       -         -

2007    -       -      -        1,827,683  -       -         -

2008    1       30,000  255,000  1,827,683   8.50   12.96     13.95

2009    1       5,000  93,000   1,572,683  18.60   2.16      5.91


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

In April 2000, our environmental consultants, ATC Associates, Inc., performed a Phase I environmental site assessment at the Gateway Market Center. Prior environmental assessments conducted at the site identified the presence of dry-cleaning solvents in the groundwater extending from the location of a former dry cleaner tenant toward the site boundary. The site has been accepted into the Florida dry-cleaning solvent program. Assessment and clean up under the program is implemented according to a priority ranking system established by the Florida Department of Environmental Protection. In view of the site's priority ranking as of May 2000, we estimate the site will most likely not be addressed for clean up under the program for at least five years.

We do not plan on conducting our own rehabilitation activities.
Instead, we intend to have the property assessed and, if necessary, cleaned up through the Florida program whenever the program is ready to start clean up of the property.

Despite the remote environmental exposures presented by the former dry cleaners at the site it was deemed prudent by us to purchase an environmental liability insurance policy to protect against these known and other unknown environmental conditions. The policy term is 10 years with limits of liability of $2 million (subject to a $5,000 deductible) for an annual premium of $10,614.

We received an appraisal which states that it was prepared in conformity with the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "As Is" market value for Gateway Market Center as of June 26, 2000, of $21,200,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Pleasant Hill Square, Duluth, Georgia

On May 15, 2000, we purchased an existing shopping center known as Pleasant Hill Square located on approximately 26.574 acres and containing 282,137 gross leasable square feet. The center is located on the south side of Pleasant Hill Road approximately six-tenths of a mile west of the Pleasant Hill Road and I-85 intersection.

We purchased Pleasant Hill Square from an unaffiliated third party. Our total acquisition cost, including expenses, was $34,454,700. This amount may increase as a result of our agreement, as contained in the purchase contract, to adjust the purchase price based upon lease rates achieved if and when certain stores which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Prior to closing, three of the vacant stores were leased to three different tenants. When these tenants begin paying rent, we are required to pay the seller approximately $69,000 as a purchase price adjustment. An additional purchase price adjustment may be required, depending on the lease rates achieved, when the remaining 3,467 square feet of vacant space is leased. In addition we may incur additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $122 per square foot of leasable space, which consists of the following:

   *  Purchase Price                        $ 34,240,000
   *  Acquisition costs to third parties         101,500
   *  Financing costs to third parties           139,400

      Total                                 $ 34,480,900


We purchased this property with our own funds and the proceeds of a new first mortgage loan from LaSalle Bank National Association, which secures a promissory note in the amount of $17,120,000.
The promissory note requires monthly payments of interest only at a floating rate per annum of 140 basis points over a LIBOR related index (which equates to an interest rate of 7.9% as of the date of acquisition of this property), is due June 1, 2005 with the possibility of extension for 24 additional months and may be paid at any time prior to maturity without penalty.
In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Pleasant Hill Square was a two-phase development. Phase I was completed in September of 1997, and Phase II was completed in the first quarter of 2000. It is comprised of two one-story, multi-tenant, retail buildings and one single outlot building. Another 25,000 square foot outlot building at the northeast corner of the shopping center, occupied by Rooms To Go, was not acquired by us and is owned by an unaffiliated third party. As of June 1, 2000, this property was approximately 99% leased.

Three tenants, JCPenney Home Store (a home furnishings store), Toys "R" Us (a retailer of toys) and JoAnn Fabrics (a retailer of fabrics and craft supplies), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                               Base Rent
            Approxima          Per Square
            te
            GLA       % of     Foot Per     Lease      Term
            Leased    Total
Lessee      (Sq. Ft.) GLA      Annum ($)    Beginning  To
JCPenney    50,000    18        9.00        08/97      08/02
Home
  Store
                                9.90        09/02      08/07
  Option 1                     10.89        09/07      08/12
  Option 2                     11.98        09/12      08/17
  Option 3                     13.18        09/17      08/22

Toys R Us   48,134    17        9.00        09/97      01/08
  Option 1                     10.00        02/08      01/13
  Option 2                     10.50        02/13      01/18
  Option 3                     11.00        02/18      01/23

JoAnn's     45,970    16       11.00        05/00      04/06
Fabrics
                               11.50        05/06      04/10
  Option 1                     12.00        05/10      04/15
  Option 2                     12.50        05/15      04/20
  Option 3                     13.00        05/20      04/25
  Option 4                     13.50        05/25      04/30

For federal income tax purposes, the depreciable basis in this property will be approximately $29,631,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 (the most recent tax year for which information is generally available) were $266,331.
As of June 1, 2000, a total of 278,670 square feet was leased to 20 tenants at this property. The following tables set forth certain information with respect to those leases:

            Approxim           Renewal    Current  Base Rent
            ateGLA                        Annual   Per
            Leased                                 Square
                                                   Foot
Lessee (1)  (Sq.      Lease    Options    Rent     Per Annum
            Ft.)      Ends                ($)      ($)

Atlanta      3,000    03/01    1/2 yr.     49,500  16.50
Sewing
  Center
AT&T         2,500    07/02    3/5 yr.     43,325  17.33
Wireless
Cargo        4,000    08/02    2/5 yr.     70,200  17.55
Furniture
Image        2,000    09/02    1/5 yr.     33,000  16.50
Salon
Busy Body    4,000    09/02    2/5 yr.     64,000  16.00
Old Navy    25,571    01/05    2/5 yr.    253,409   9.91
Volt         2,000    07/05    1/3 yr.     38,000  19.00
Informatio
n
  Sciences
, Inc.
JCPenney    50,000    08/07    3/5 yr.    450,000   9.00
Home
  Store
SPA Sydell   4,300    10/07    1/5 yr.     78,991  18.37
of
  Gwinnett
Athen's      4,000    01/08    1/5 yr.     74,000  18.50
Pizza
Toys "R"    48,134    01/08    3/5 yr.    433,206   9.00
Us
Joseph A.    5,000    01/08    2/5 yr.    101,250  20.25
Bank
  Clothier
s
La           4,500    01/08    2/5 yr.     90,810  20.18
Madeleine
of
  Georgia
Athlete's    4,000    06/10    2/5 yr.     66,000  16.50
Foot
Hit or       8,000    07/10    2/5 yr.    135,600  16.95
Miss
Wedding      4,800    08/10    1/5 yr.     79,200  16.50
Group
  One
JoAnn's     45,970    01/11    4/5 yr.    505,670  11.00
Fabrics
On The       7,846    05/12    4/5 yr.    100,000  12.75
Border
Barnes &    25,000    07/12    3/5 yr.    457,500  18.30
Noble
  Supersto
re
Staples     24,049    07/14    3/5 yr.    266,944  11.10
Vacant       3,467


In general, except for JoAnn's Fabrics, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Old Navy, Joseph A. Bank Clothiers, La Madeleine of Georgia, Athlete's Foot, JoAnn's Fabrics, On The Border, and Barnes & Noble Superstores, are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. Athlete's Foot has the right to cancel their lease after five years.

At the closing of our purchase of this property an escrow was established which will be available to disburse to us on a monthly basis an amount equal to the rent, common area maintenance charges, real estate taxes and insurance relating to space that was vacant at the time of closing, including space for which a tenant had executed a lease and as of the closing had not yet moved in or commenced paying rent. The amount deposited in the escrow was equal to 24 months of estimated rent and cost reimbursements for the vacant, unleased space at the time of closing and a lesser amount for space which was leased but not yet occupied. In addition, the escrow includes an amount for the estimated cost of tenant improvements and lease commissions for a portion of the vacant space which will be available to us to cover such costs. Should the actual costs exceed the estimated amount, the seller will be required to pay the excess amount.

Year    Number  Appro  Annual   Total    Average Percent   Percent
Ending  of      x.     Base     Annual   Base    of Total  of
Decembe Leases  GLA    Rent of  Base     Rent    Building  Annual
r 31,   Expiri  of     Expirin  Rent     Per     GLA       Base
        ng      Expir  g        (1)      Square  Represen  Rent
                ing    Leases       ($)  Foot    ted By    Represen
                Lease                    Under   Expiring  ted By
                s          ($)           Expirin Leases    Expiring
                (Sq.                     g           (%)   Leases
                Ft.)                       Lease           (2)
                                         s                    (%)
                                           ($)

2000    -       -      -        3,390,643  -       -         -

2001    1        3,000   49,500  3,341,143  16.50    1.06      1.48

2002    4       10,000  167,200  3,343,318  16.72   3.54      5.00

2003    -       -      -        3,206,780  -       -         -

2004    -       -      -        3,222,310  -       -         -

2005    2       27,571  291,447  3,222,310  10.57   9.77      9.04

2006    -       -      -        2,957,557  -       -         -

2007    2       54,300  581,086 2,980,542 10.70   19.25     19.50

2008    4       61,634 738,863  2,399,456  11.99   21.85     30.79

2009    -       -      -        1,660,593  -       -         -


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member
of the Appraisal Institute.    The appraisal reported a fair
market value for
Pleasant Hill Square, as of February 15, 2000, of $35,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Conway Plaza, Orlando, Florida

On February 9, 2000, we purchased an existing shopping center known as Conway Plaza located on approximately 17 acres and containing 119,123 gross leasable square feet. Conway Plaza Shopping Center is a food-anchored community shopping center located at the southeast corner of Curry Ford and Conway Roads in Orange County, Orlando, Florida.
We purchased Conway Plaza from an unaffiliated third party by paying the entire purchase price we paid for the property in cash. The property was subsequently financed with a note in the amount of $5,000,000 which requires monthly payments of interest only at a floating rate per annum of 165 basis points over a LIBOR related index (which equates to an interest rate of 7.81375% as of the date of acquisition of this property), is due June 1, 2005. Our wholly owned Florida limited liability company, Inland Southeast Conway, L.L.C., owns the entire fee simple interest in Conway Plaza. Our total acquisition cost, including expenses, was $8,540,363. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $72 per square foot of leasable space, which consists of the following:

             *  Purchase Price             $8,500,000

             *  Acquisition costs to       40,363
                third parties

                TOTAL                      $8,540,363


In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We anticipate expending not more than approximately $350,000 for roof repairs and parking lot and landscaping improvements over the next one to two years. It is unlikely that the majority of such expenditures will be passed through to the tenants.

An environmental assessment conducted in 1994 identified the presence of tetrachloroethylene (PCE) and trichloroethylene
(TCE) in the groundwater at the property. The PCE and TCE were reportedly present as the result of releases primarily from a dry cleaner located adjacent to our property, and secondarily, from a dry cleaner that for approximately 30 years, and until August 1998, was a tenant at our property.
Based upon a sampling of groundwater in January 2000, there is an environmental risk at the site but we have been advised that it appears to be relatively low because the on-site contamination measured in water samples taken in 1994 has diminished significantly. Additionally, based upon the results of the sampling in January 2000 of surface water, we have been advised that there is no apparent environmental risk off our site as nothing of environmental concern was detected in the water samples taken from the lake adjacent to and downgradient of our property. Therefore, we do not at this time anticipate any third-party having a legal basis for making a claim or filing a lawsuit against us for existing conditions.

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes strict liability for all cleanup costs on the current owner of property where there has been a release or threatened release of hazardous substances.
PCE and TCE are such hazardous substances. While the federal government under CERCLA may always perform a response action at the facility or require the owner to do so, in light of the fact that the State of Florida is dealing with the property as explained below and given the facts known to date, absent changed circumstances, we have been advised that such possibility is small. In addition, there has been no indication that the federal government is interested in the site.

The State of Florida has established a state-funded dry cleaning solvent cleanup program to clean up properties that are contaminated as a result of the operations of a dry cleaning facility. This program is administered by the Florida Department of Environmental Protection. The program limits the liability of the owner, operator and real property owner of facilities for cleanup of solvent contamination if certain stated conditions are met.
The former tenant submitted an application for eligibility in the Florida program in December 1996. The site was accepted in the program in April 1997 with a deductible of $1,000. Assessment and cleanup under the program is implemented according to a priority ranking system established by the Florida Department of Environmental Protection. In view of the site's priority ranking as of January 2000, the site will most likely not be addressed for cleanup under the program until at least the year 2001. The adjacent off-site dry cleaner has also been accepted in the program and its cleanup will be scheduled concurrently with our property. Even though our property may have been contaminated by the upgradient and adjacent dry cleaner, there presently is probably no possibility of our recovering anything from that entity.

Regardless of a site's eligibility for this program, real property owners are authorized to conduct rehabilitation activities at any time. The law provides limited liability protection under certain conditions. However, the owner may not seek cost recovery from the Florida fund.

We do not plan on conducting our own rehabilitation activities.
Instead, we intend to have the property assessed and, if necessary, cleaned up through the Florida program whenever the program is ready to start cleanup on the property.

In addition, we have purchased an environmental impairment insurance policy for known and unknown environmental contamination at the site providing coverage of up to $5 million for each loss and for the total of all losses, for a term of 10 years. The insurance covers on-site cleanup where the cleanup costs result from a governmental mandate of corrective action from pollution conditions at, on or within the site to which the insurance applies. Further, the third party pollution liability coverage will cover sums that we become legally obligated to pay as damages arising out of claims for bodily injury or property damage that result from pollution conditions at, on or emanating from our site.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

Conway Plaza, which was constructed between 1966 and 1981 and substantially renovated in 1999 (with Publix being newly rebuilt in 1999), is a single-story, multi-tenant, retail center. As of June 1, 2000, this property was approximately 97% leased. In addition to the main building, there are three outbuildings. The smallest outbuilding consists of three tenant spaces, each of 1,200 square feet. Weighco of Florida and the Nail Salon are tenants in this outbuilding, and one of the tenant spaces is vacant. Separated from the smallest outbuilding by a few feet is the largest outbuilding, consisting of two tenant spaces of 5,100 square feet each and another of 6,015 square feet. The 6,015 square foot space was completely renovated in 1999 and is occupied by Coldwell Banker. Centered Health Care, P.A. and Greenberg Dental are tenants in each of the 5,100 square foot spaces in this larger building. The third outbuilding is a stand alone metal structure of 3,050 square feet leased by Fabriclean.

Two tenants, Publix (a supermarket) and Beall's Outlet Store (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Publix         37,888    32          7.75      10/99      10/19
  Options (1)                        7.75      11/19      10/49

Beall's Outlet 12,000    10          5.00      05/97      04/01
Store
  Options (2)                        5.25 to   05/01      04/25
                                     7.00
There are six successive five-year renewal options at the same base rent per square foot per annum.

There are eight successive three-year renewal options. The base rent per square foot increases by $.25 per square foot for each option.

For federal income tax purposes, our depreciable basis in this property will be approximately $6,394,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $77,772.

On June 1, 2000, a total of 115,523 square feet was leased to 20 tenants at this property. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Henry's Vacuum (3)  1,200      07/00     -        12,000  10.00
Weighco of Florida  1,200      07/00     -        12,660  10.55
(3)
Nail Salon          1,200      12/00     -        12,600  10.50
Fabriclean          3,050      01/01     -        24,980  8.19
Beall's Outlet      12,000     04/01     8/3 yr.  60,000  5.00
Store
A+ Liquors          1,300      04/01     -        13,162  10.12
Coldwell Banker     6,015      07/01     -        48,794  8.11
Players Sport Pub   5,700      08/01     -        49,590  8.70
Players Sport Pub   1,400      08/01     -        1,204   0.86
(2)
Sunshine Laundry    1,800      12/01     1/5 yr.  22,291  12.38
Great Clips         1,600      09/02     -        16,000  10.00
Greeting Card       1,500      03/03     -        16,224  10.82
Depot
Nature's Market     2,200      10/03     -        22,000  10.00
Advance America     1,600      12/04     -        17,600  11.00
Dollar Tree Store   5,400      01/05     2/5 yr.  43,200  8.00
Eckerd Drugs        10,260     01/05     4/5 yr.  42,270  4.12
Paramount Health    8,410      03/05     -        63,075  7.50
Club
Centered Health     5,100      12/06     -        51,000  10.00
Care
Hua Xiu Chinese     1,600      04/07     -        16,480  10.30
Food Take Out
Restaurant
Greenberg Dental    5,100      12/09     -        17,500  3.43
Publix              37,888     10/19     6/5 yr.  293,632 7.75
Vacant              3,600

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Publix, Beall's Outlet Store and Eckerd Drugs are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount, subject, in the case of Beall's Outlet Store, to a specified maximum amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts. Beall's Outlet Store does not pay its proportionate share of any expenses.

This lease is for storage space.

Terms of lease renewal are currently being finalized.
At closing, approximately $107,525 was placed in escrow and is available for a period of 23 months following the closing of our purchase of this property (i.e., until January 2002) for disbursement to us for rent, common area maintenance charges, real estate taxes and insurance relating to 3,600 square feet of vacant space. Of these escrowed funds, $63,650 remain available to be paid to us at the annual rate of $14.50 per square foot for base rent and $2.25 per square foot for common area maintenance, real estate taxes and insurance for 2,400 square feet of such vacant space, and $25,175 of these escrowed funds remain available to be paid to us at the annual rate of $11.00 per square foot for base rent and $2.25 per square foot for common area maintenance, real estate taxes and insurance for 1,200 square feet of such vacant space. Payments are to be made to us monthly from that escrow if the spaces remain vacant during the 23-month period. When all or part of such vacant space is rented, and the new tenant begins paying full current rent and reimbursable expenses, the amount we will be entitled to receive from the escrow will be reduced or eliminated. The seller is also responsible for all leasing commissions, tenant improvements and all other costs associated with placing tenants in the vacant space. In addition, a $15,000 escrow has been established for the seller's obligation to perform certain parking lot paving and building cleaning, patching, caulking and painting.

Year      Number  Appro  Annual   Total    Averag  Percent  Percent
Ending    of      x.     Base     Annual   e Base  of Total of
December  Leases  GLA    Rent of  Base     Rent    Building Annual
31,       Expiri  of     Expirin  Rent     Per     GLA      Base
          ng      Expir  g        (1) ($)  Square  Represen Rent
                  ing    Leases            Foot    ted by   Represen
                  Lease  ($)               Under   Expiring ted by
                  s                        Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      3       3,600  37,254  853,808   10.35  3.02      4.36
2001      6       31,26  224,06  848,616   7.17   26.25     26.40
                  5      5
2002      1       1,600  16,975  633,849   10.61  1.34      2.68
2003      2       3,700  45,048  624,857   12.18  3.11      7.21
2004      1       1,600  19,808  586,299   12.38  1.34      3.38
2005      3       24,07  156,53  570,368   6.50   20.21     27.44
                  0      4
2006      1       5,100  60,894  417,930   11.94  4.28      14.57
2007      1       1,600  19,664  359,346   12.29  1.34      5.47
2008      -       -      -       341,532   -      -         -
2009      1       5,100  49,800  343,432   9.76   4.28      14.50

This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.
The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Conway Plaza, as of December 26, 1999, of $8,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Casselberry Commons, Casselberry, Florida

On December 30, 1999, we purchased a shopping center known as Casselberry Commons, containing 227,664 gross leasable square feet, by acquiring from Inland Southeast Investment Corporation ("ISIC"), which is an affiliate of our Advisor, a 100% ownership interest in Inland Southeast Casselberry, L.L.C. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. Inland Southeast Casselberry, L.L.C. owns the entire fee simple interest in Casselberry Commons. The shopping center site consists of approximately 21.87 acres.

Casselberry Commons is located at the northwest corner of State
Road 436 (Semoran Boulevard) and Howell Branch Road in Seminole
County, City of Casselberry, a suburb of northeast Orlando, Florida.

ISIC, through its wholly owned limited liability company, Inland Southeast Casselberry, L.L.C., purchased Casselberry Commons on April 30, 1999 from an unaffiliated third party. The $17,766,370 we paid for this property represents all of the acquisition costs and financing costs incurred by ISIC in connection with its acquisition and financing of the property as of the date of our purchase of its ownership interest in Inland Southeast Casselberry, L.L.C. The purchase price we paid for the property is approximately $78 per square foot of leasable space, and consists of the following:

            *  Purchase Price paid by ISIC      $
                                                17,406,000

            *  Acquisition costs paid by ISIC   147,491
               to third parties
            *  Financing costs paid by ISIC to  54,046
               an Inland affiliate
            *  Financing costs paid by ISIC to  158,833
               third parties

               TOTAL                            $
                                                17,766,370
                                                0


We paid a total of $3,790,242 for the benefit of ISIC since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That amount, together with $145,639 provided by ISIC (for a total of $3,935,881), was paid part to Inland Mortgage Investment
Corporation and part to Inland Real Estate Investment
Corporation, both Inland affiliated companies, as payment in full of two promissory notes evidencing loans made to ISIC in connection with its purchase of the property. The promissory notes provided for the payment of interest only at the rates of 10.9% per annum and 8% per annum, respectively.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a mortgage, security agreement and an assignment of leases, rents and contract rights in favor of AmSouth Bank, which secure two promissory notes in the aggregate principal amount of $13,924,800. One promissory note is in the principal amount of $8,703,000, requires monthly payments of interest only at a fixed rate of 7.64% and is due April 29, 2006. Payment of all or part of this note before maturity requires a prepayment premium determined according to an equivalent yield formula, the effect of which is to provide the lender with the same yield until maturity on the loan as if the loan had not been paid off. The other note is in the principal amount of $5,221,800, requires monthly payments of interest only at a floating rate per annum of 2.5% over a 30-day LIBOR rate (which equated to an interest rate of 8.3% as of the date of acquisition of this property), and originally was due April 29, 2000. This note has been extended to October 29, 2000 and in connection with the extension, we paid the loan down by $1,305,250 so that the balance of this note after such payment is $3,916,550. An additional principal reduction payment of $1,000,000 is due on this note on July 29, 2000.

Casselberry Commons, which was originally constructed in 1973 and completely renovated in 1998, consists of four separate buildings. In addition to the main building, there are three outlot buildings, which are leased to Burger King, LensCrafters and Patsino's Restaurant. Not included in the property we purchased are two undeveloped outparcels and developed outparcels occupied by an Arby's Restaurant, Washington Mutual Bank and Specialty Imaging Services. As of June 1, 2000, this property was approximately 97% leased. Two tenants, Publix (a supermarket) and Ross Stores, Inc. (a discount department clothing store), each lease more than 10% of the gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)
Ross Stores    42,862    19          3.75      05/83      05/90
                                     4.69      05/90      05/00
                                     3.75      05/00      02/03
  Options (1)                        3.75      02/03      02/18

Publix         35,930    16          5.00      02/73      01/12
  Options (2)                        5.00      01/12      01/32

There are three remaining successive five-year renewal options at the same base rent per square foot per annum.

There are four remaining successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property will be approximately $11,169,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $222,091.

On June 1, 2000, a total of 220,664 square feet was leased to 38 tenants at this property. The following tables set forth certain information with respect to those leases:

Lessee (1) (2)      Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Leedy's Books       1,350      M-T-M     -        18,900  14.00
Joe Miller          600        06/00     1/2 yr.  7,200   12.00
Jewelers (5)
Total Travel (5)    600        07/00     -        6,858   11.43
Anthony's Pizza     1,350      10/00     1/3 yr.  18,981  14.06
Nail Tip Salon      625        03/01     1/3 yr.  8,176   13.08
Fashion Bug         7,200      05/01     3/5 yr.  68,400  9.50
The Closet Door     1,400      06/01     -        13,104  9.36
Radio Shack         2,400      10/01     2/5 yr.  20,160  8.40
Sally Beauty        2,000      11/02     1/5 yr.  26,000  13.00
Supply
Music Shack         3,200      12/02     1/5 yr.  32,985  10.31
Bagel King Bakery   4,320      12/02     2/5 yr.  35,044  8.11
Ross Stores         42,862     01/03     3/5 yr.  160,751 3.75
Dollar Tree Stores  4,080      04/03     2/5 yr.  44,880  11.00
Beall's Outlet      12,000     04/03     3/5 yr.  63,000  5.25
Stores
E-Solutions         1,350      04/03     1/5 yr.  20,442  15.14
Vintage Liquors     2,000      04/03     1/3 yr.  27,000  13.50
Butler Shoe Repair  600        05/03     -        6,918   11.53
Dockside Imports    20,579     10/03     2/5 yr.  98,842  4.80
Home Care America   7,000      10/03     2/5 yr.  108,150 15.45
Clicks #16          6,051      10/03     1/5 yr.  67,892  11.22
Big Mail Boxes      1,800      11/03     1/5 yr.  26,100  14.50
Trader Publishing    5,000     11/03     1/5 yr.  43,250  8.65
Company
Alan David Designs  1,800      01/04     1/5 yr.  27,810  15.45
LensCrafters        4,200      02/04     1/5 yr.  48,000  11.43
Patsino's           2,000      02/04     -        35,680  17.84
Restaurant
Centre For          4,292      04/04     1/5 yr.  42,920  10.00
Alternative
  Medicine
Mutare Cleaners     1,780      08/04     2/5 yr.  27,145  15.25
Burger King         4,350      09/04     1/5 yr.  38,160  8.77
Commercial Credit   2,000      11/04     1/5 yr.  30,000  15.00
  Management
Aubergine Bistro    1,243      11/04     1/5 yr.  15,537  12.50
K.K. Man            1,740      12/04     2/5 yr.  26,000  15.00
Signature Health    2,000      04/05     1/5 yr.  27,000  13.50
Blockbuster Video   5,790      05/05     2/5 yr.  95,535  16.50
General Nutrition   1,350      12/05     1/5 yr.  18,900  14.00


Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)
Service             13,822     02/09     3/5 yr.  119,845 8.67
Merchandise
Company (3)
Maes Home & Fabric  10,000     09/09     3/5 yr.  72,000  7.20
Center
Peterson Outdoor    (BILLBOAR  05/09     -        4,300   N/A
Advertising         D)
Publix              35,930     01/12     2/5 yr.  179,650 5.00
Vacant (4)          7,000

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Burger King, LensCrafters and Patsino's Restaurant are located on separately assessed parcels for real estate tax purposes and pay their own tax bills. In addition, Radio Shack, General Nutrition, Hancock Fabrics, Publix, Fashion Bug, Beall's Outlet Stores, Shoeworld, Ross Stores, Dockside Imports, Burger King, Patsino's Restaurant and LensCrafters are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, only Burger King is currently paying percentage rent since the gross sales of the other tenants have not reached the prescribed amounts.

Not included in the list of tenants in the foregoing chart is Kimsworth, Inc. ("Kimsworth"), to which we lease 103,161 square feet, because Kimsworth does not occupy any of that space. We sublease the same space back from Kimsworth for $92,845 per year more than what Kimsworth pays to us as rent for its lease. We in turn sublet that space to occupants who are included among the tenants listed above and who actually occupy the space, including Ross Stores, Service Merchandise Company, Dockside Imports, and Home Care America. The rent we receive from those tenants is included in the rent in the above table.

Service Merchandise Company ("Service Merchandise") has filed for protection under chapter 11 of the federal bankruptcy laws in order to reorganize its business. It has the right under the bankruptcy laws to terminate its lease with us, but as of June 1, 2000, it had neither assumed nor rejected that lease. We benefit from the establishment of an escrow which will pay us the amount of rent due from Service Merchandise if Service Merchandise fails to pay the rent itself and for the amount of tenant improvements and leasing commissions we incur if Service Merchandise rejects its lease and the space is leased to a new tenant. This protection for rent payments lasts until the expiration of 180 days after the effective date of a bankruptcy court confirmed plan of reorganization for Service Merchandise which is not modified or revoked during the 180 days to provide for rejection of the lease, or the exhaustion of the $270,358 (the amount of rent due under its lease for two years) that was escrowed for this purpose. The escrow also is holding an additional $207,300 ($15 per square foot) for the mentioned tenant improvements and leasing commissions, which will be available until April 29, 2002.

At closing, approximately $133,000 was placed in escrow and is available until April 30, 2001 for disbursement to us for rent, real estate taxes, insurance, common area maintenance charges, leasing commissions and tenant improvement costs relating to 3,000 square feet of the vacant space. Approximately $76,000 of these escrowed funds are available to be paid to us at the annual rate of $19 per square foot times the number of square feet of such 3,000 square feet that remains vacant in the month for which payment is made. As of the date of our acquisition of the property, we are entitled to receive $4,750 per month from the escrow. When all or any part of such vacant 3,000 square feet is rented and the new tenant begins paying rent, the amount we will be entitled to receive from the escrow will be reduced or eliminated. In addition, approximately $45,000 of the escrowed funds are available for payment of leasing commissions and tenant improvement costs for such vacant 3,000 square feet, to be disbursed as and when such costs are incurred. The remainder of the escrowed funds are available to us for reimbursement of tenant improvement costs we paid to our seller as part of the purchase price of the property.
(5) Terms of lease renewal are currently being finalized.



Year      Number  Appro  Annual   Total    Averag  Percent  Percent
Ending    of      x.     Base     Annual   e Base  of Total of
December  Leases  GLA    Rent of  Base     Rent    Building Annual
31,       Expiri  of     Expirin  Rent     Per     GLA      Base
          ng      Expir  g        (1) ($)  Square  Represen Rent
                  ing    Leases            Foot    ted by   Represen
                  Lease  ($)               Under   Expiring ted by
                  s                        Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      3       2,550  26,582  1,741,590   10.42   1.12     1.53

2001      4       11,625 110,456  1,692,952   9.50    5.11     6.52

2002      3       9,520  100,087  1,619,238   10.51   4.18     6.18

2003      11      103,322  684,185  1,546,834   6.62    45.38    44.23

2004      9       23,405  336,796  876,191   14.39   10.28    38.44

2005      3       9,140  149,680  549,738   16.38   4.01     27.23
2006      -       -      -       403,922   -       -        -
2007      -       -      -       408,212   -       -        -
2008      -       -      -       412,630   -       -        -
2009      3       23,822  232,980  412,630   9.78    10.46    56.46


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Casselberry Commons, as of December 28, 1999, of $18,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value. Countryside Shopping Center, Naples, Florida

On October 26, 1999, we purchased a shopping center known as Countryside Shopping Center, containing 73,965 gross leasable square feet, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Countryside Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Countryside Limited Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Inland Southeast Countryside Limited Partnership owns the entire fee simple interest in Countryside Shopping Center.

Countryside Shopping Center is located at the southwest corner of Santa Barbara Boulevard and Radio Road in Naples, Florida.
Naples is approximately 185 miles south of Tampa and approximately 105 miles west of Miami.

The Inland Southeast Countryside Limited Partnership purchased Countryside Shopping Center on March 31, 1998 from an unaffiliated third party. The $8,595,602 we paid for this property represents all of the acquisition costs and a prorated portion of the financing costs incurred by the Countryside Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Our acquisition cost is approximately $116 per square foot of leasable space, which consists of the following:

               * Purchase Price            $8,400,000
               * Acquisition costs to      96,253
                 third parties
               * Financing costs to an     45,356
                 Inland affiliate
               * Financing costs to third  53,993
                 parties

                 Total                     $8,595,602


We paid a total of $1,860,818 to the Countryside Affiliated Partners since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price.
That amount, together with $282,814 provided by the Countryside Affiliated Partners (for a total of $2,143,632), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Countryside Affiliated Partners in connection with their purchase in March 1998 of this property. The promissory note provided for payment of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure a promissory note with a principal balance of $6,720,000 as of the date of our acquisition of the property. The promissory note requires monthly payments of interest only at a floating rate of 1.75% over a LIBOR related index and is due on March 31, 2001. We may prepay the note either in whole or in part at any time without payment of any premium or penalty, except as follows. At any one time after we have paid amounts necessary to reduce the principal balance to 60% or less of the appraised value of the property, we may elect to change the interest rate to either a floating rate of 1.6% over a LIBOR related index, or to a fixed rate which would be equal to 1.6% in excess of the average weekly yield of U.S. Treasury Securities having a term ending on March 31, 2001. If we elect to have the fixed rate apply to the note, then any amount prepaid must include a prepayment premium equal to 1% of the amount prepaid.

Countryside Shopping Center, which was built in 1997, consists of a one-story, multi-tenant, retail facility, consisting of two separate buildings. As of June 1, 2000, this property was 98% leased. Two tenants, Winn-Dixie (a supermarket) and Promedco of Southwest Florida, Inc. (a medical and health care center), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Winn-Dixie     51,261    69          8.00      05/1997    04/2017
  Options (1)                        8.00      05/2017    04/2042

Promedco of    10,725    15          18.00     08/1997    07/2002
Southwest
Florida
                                     19.00     08/2002    07/2004
                                     20.00     08/2004    07/2007
  Option 1                           20.50     08/2007    07/2012
  Option 2                           21.00     08/2012    07/2017

There are five successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property will be approximately $7,485,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $67,968.

On June 1,2000, a total of 72,765 square feet was leased to seven tenants at this property. The following tables set forth certain information with respect to those leases:


Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Ettore Mancini      1,200      03/02     1/3 yr.  22,248  18.54
Blockbuster Videos  6,000      04/02     3/5 yr.  102,000 17.00
John Rogers Jr.     1,179      07/02     1/5 yr.  22,915  19.44
Dry Cleaners
Mailboxes, Etc.     1,200      08/02     1/5 yr.  22,915  19.10
Mama Panetti's      1,200      12/02     1/5 yr.  22,915  19.10
Promedco of         10,725     07/07     2/5 yr.  193,050 18.00
Southwest
  Florida
Winn-Dixie          51,261     04/17     5/5 yr.  410,000 8.00
Vacant              1,200
Other (2)

In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross if gross sales exceed of a prescribed amount. However, the tenant is not currently paying percentage rent since gross sales have not reached the prescribed amount.

Touchless Laser Car Wash occupies an outlot and is connected into the shopping center's water system. We bill it quarterly for its water usage, but it does not pay rent or anything else to us since we do not own the outlot. Coin Star Communications provides payphones in the shopping center. Coin Star Communications pays a monthly percentage rent of 30% of its sales.

Year      Number  Appro  Annual   Total    Averag  Percent  Percent
Ending    of      x.     Base     Annual   e Base  of Total of
December  Leases  GLA    Rent of  Base     Rent    Building Annual
31,       Expiri  of     Expirin  Rent     Per     GLA      Base
          ng      Expir  g        (1) ($)  Square  Represen Rent
                  ing    Leases            Foot    ted by   Represen
                  Lease  ($)               Under   Expiring ted by
                  s                        Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      -       -      -       795,400   -       -        -
2001      -       -      -       798,108   -       -        -
2002      5       10,779 197,852  800,902   18.36   14.57    24.70

2003      -       -      -       613,775   -       -        -
2004      -       -      -       613,775   -       -        -
2005      -       -      -       624,500   -       -        -
2006      -       -      -       624,500   -       -        -
2007      1       10,725  214,500  624,500   20.00   14.50    34.35

2008      -       -      -       410,088   -       -        -
2009              -      -       410,088   -       -        -


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that is was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Countryside Shopping Center, as of August 27, 1999, of $8,650,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Bartow Marketplace, Cartersville, Georgia

On September 30, 1999, we purchased an existing shopping center known as Bartow Marketplace located on approximately 46.66 acres and containing 375,067 gross leasable square feet. Bartow Marketplace is located on Georgia Highway 20, near the intersection of US Highway 41 and Georgia Highway 411 in Cartersville, Georgia. Cartersville is located approximately 35 miles northwest of downtown Atlanta.

We purchased Bartow Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $24,496,029. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $65 per square foot of leasable space, which consists of the following:

                 * Purchase Price            $24,326,600

                 * Acquisition costs to      84,429
                   third parties
                 * Financing costs to an     35,000
                   Inland affiliate
                 * Financing costs to third  50,000
                   parties

                   Total                     $24,496,029



In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000 from SouthTrust Bank, National Association, secured by deeds to secure debt and security agreement and a collateral assignment of rents and leases. The loan is evidenced by two promissory notes. One promissory note is in the principal amount of $13,475,000, requires monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, is due on September 30, 2004 and may be prepaid at any time prior to maturity without penalty. However, the note provides that we may elect to pay interest at a fixed rate equal to the greater of 7.75% or 2% in excess of the rate being paid on U.S. Treasury Securities with a maturity date closest to September 30, 2004 at the time of exercise of the option. If this election is made, then the note may be prepaid in whole or in part at any time prior to maturity with a penalty equal to 1% of the amount prepaid. The other note is in the principal amount of $4,900,000, requires monthly payments of interest only at a floating rate per annum of 1.5% over a LIBOR related index, is due on September 30, 2000 and may be prepaid at any time prior to maturity without penalty. We or any of our affiliates are required to maintain deposit accounts with SouthTrust Bank, National Association beginning January 1, 2000; and since June 30, 2000, we must maintain an average collected demand deposit balance or average overnight repurchase agreement balances of not less than $2,000,000. In the event this condition is not met, the applicable interest rate on both notes shall be increased by .0025% from the time this occurs and throughout the remaining term of the loan.

Bartow Marketplace, which was built in 1995, consists of a single-story, multi-tenant retail center. As of June 1, 2000, this property was 100% leased. Two tenants, Wal-Mart (a discount department store) and Lowe's Home Centers (a home furnishing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Wal-Mart       204,170   54          5.41      10/1995    10/2015
  Options (1)                        5.41      11/2015    10/2035

Lowe's Home    130,497   35          6.03      10/1995    10/2015
Centers
  Option 1                           6.63      11/2015    10/2020
  Option 2                           7.30      11/2020    10/2025
  Option 3                           8.03      11/2025    10/2030
  Option 4                           8.83      11/2030    10/2035
  Option 5                           9.71      11/2035    10/2040
  Option 6                           10.68     11/2040    10/2045

There are four successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property is approximately $18,308,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $22,374. Wal-Mart and Lowe's are located on separately assessed parcels for real estate tax purposes and pay their own tax bills.
On June 1, 2000, a total of 375,067 square feet was leased to 17 tenants at this property. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Fast Rental         2,800      11/00     2/5 yr.  33,600  12.00
Sally Beauty        1,800      11/00     1/5 yr.  19,800  11.00
Supply
V. Nail Salon       1,200      12/00     -        16,548  13.79
Mailboxes, Etc.     1,200      12/00     1/5 yr.  15,600  13.00
The Sport Shoe      4,800      03/01     2/5 yr.  62,400  13.00
Hickory Hams        2,800      03/01     2/5 yr.  36,400  13.00
Hair Cuttery        1,200      03/01     1/5 yr.  18,912  15.76
Gorin's Cafe &      1,800      05/01     2/5 yr.  23,400  13.00
Grill
Tele-Dynamics       1,200      11/01     -        16,848  14.04
Team Personnel      1,200      12/01     -        16,548  13.79
Services
Dollar Tree         3,000      01/04     1/2 yr.  39,750  13.25
New Ming Moon       1,200      09/04     1/5 yr.  16,800  14.00
Fashion Bug         9,600      01/06     6/5 yr.  72,000  7.50
Payless Shoesource  3,000      05/06     2/5 yr.  36,750  12.25
Gold & Diamond      3,600      08/06     1/5 yr.  50,616  14.06
Exchange
Wal-Mart            204,170    10/15     4/5 yr.  1,104,5 5.41
                                                  60
Lowe's Home         130,497    10/15     6/5 yr.  786,897 6.03
Centers

In general, each tenant also pays its proportionate share of real estate taxes, (except for Wal-Mart and Lowe's Home Centers, as noted above), insurance and common area maintenance costs. In addition, Lowe's Home Centers, Fashion Bug, The Sport Shoe, Gold & Diamond Exchange, Dollar Tree, Payless Shoesource, Hickory Hams, Sally Beauty Supply, Gorin's Cafe & Grill and Hair Cuttery are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.



Year      Number  Appro  Annual   Total    Averag  Percent  Percent
Ending    of      x.     Base     Annual   e Base  of Total of
December  Leases  GLA    Rent of  Base     Rent    Building Annual
31,       Expiri  of     Expirin  Rent     Per     GLA      Base
          ng      Expir  g        (1) ($)  Square  Represen Rent
                  ing    Leases            Foot    ted by   Represen
                  Lease  ($)               Under   Expiring ted by
                  s                        Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      4        7,000   88,548  2,361,427   12.65    1.87    3.75

2001      6       13,000  176,176  2,290,365   13.55    3.47     7.46

2002      -       -      -       2,120,753   -       -        -

2003      -       -      -       2,122,913   -       -        -

2004      2        4,200   58,662  2,125,121   13.97    1.12     2.76

2005      -       -      -       2,068,151   -       -        -

2006      3       16,200  178,458  2,069,915   11.02    4.32     8.63

2007      -       -      -       1,891,457   -       -        -

2008      -       -      -       1,891,457   -       -        -

2009      -       -      -       1,891,457   -       -        -


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bartow Marketplace, as of August 31, 1999, of $24,500,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Bridgewater Marketplace, Orlando, Florida

On September 7, 1999, we purchased an existing shopping center known as Bridgewater Marketplace located on approximately 7.7 acres and containing 58,050 gross leasable square feet. Bridgewater Marketplace is located at the southwest corner of the intersection of State Road 50 and Bridgeway Boulevard in Orlando, Florida.

We purchased Bridgewater Marketplace from an unaffiliated third party. Our total acquisition cost, including expenses, was $6,093,855. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $105 per square foot of leasable space, which consists of the following:

                  *  Purchase Price          $
                                             5,975,000
                  *  Acquisition costs to    54,288
                     third parties
                  *  Financing costs to an   23,900
                     Inland affiliate
                  *  Financing costs to      40,667
                     third parties

                     Total                   $
                                             6,093,855



In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We purchased this property subject to a mortgage, security agreement and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secures two promissory notes which were amended at the time of closing to reflect an aggregate principal indebtedness of $4,780,000. One promissory note, as amended, is in the principal amount of $2,987,500, requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on September 7, 2006 and may be prepaid at any time prior to maturity without penalty. The other note, as amended, is in the principal amount of $1,792,500, requires monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, is due on September 7, 2000 and may be prepaid at any time prior to maturity without penalty.
Bridgewater Marketplace, which was built in 1998, consists of a single-story, multi-tenant retail center. As of June 1, 2000, this property was 97% leased. Approximately 1,800 square feet of the center still needs to be finished, and the funds required for this tenant finish work have been escrowed by the seller. The seller has also escrowed funds to cover base rent and recoverable expenses for 1,800 square feet of vacant space for one year, and for leased but unoccupied spaces for the periods until the tenants for those spaces are required to begin paying rent. One tenant, Winn-Dixie (a supermarket), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Winn-Dixie     44,000    76          8.30      12/1998    12/2018
  Options (1)                        8.30      01/2019    12/2118

There are five successive 20 year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in this property is approximately $5,240,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $70,269.

On June 1, 2000, a total of 56,250 square feet was leased to 11 tenants at this property. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Allstate Insurance  900        04/02     2/1 yr.  13,500  15.00
Jackson Hewitt      900        07/02     1/3 yr.  13,950  15.50
Community Cleaners  900        01/04     2/5 yr.  13,192  14.66
Luxury Hair Salon   1,200      02/04     -        18,600  15.50
Subway              1,500      03/04     3/5 yr.  24,375  16.25
Polo Nails          900        03/04     -        13,950  15.50
A Touch of Bronze   900        03/04     1/5 yr.  13,500  15.00
A Slice of New      2,000      06/04     1/5 yr.  30,000  15.00
York
Lori's Little Pets  1,450      02/05     -        21,750  15.00
Shanghai            1,600      06/09     1/5 yr.  24,000  15.00
Restaurant
Winn-Dixie          44,000     12/18     5/20     365,200 8.30
                                         yr.
Vacant (2)          1,800

In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross sales if gross sales exceed of a prescribed amount. However, the tenant is not currently paying percentage rent since its gross sales have not reached the prescribed amount.

As of March 15, 2000, the vacant space was leased to a restaurant operator for a five year term at a rental rate beginning at $14.75 per square foot with increases periodically throughout the term. As of June 30, 2000, the tenant had not taken possession of the space or begun paying rent.


Year      Number  Appro  Annual  Total     Averag Percent   Percent
Ending    of      x.     Base    Annual    e Base of Total  of
December  Leases  GLA    Rent of Base      Rent   Building  Annual
31,       Expiri  of     Expirin Rent      Per    GLA       Base
          ng      Expir  g       (1) ($)   Square Represen  Rent
                  ing    Leases            Foot   ted by    Represen
                  Lease  ($)               Under  Expiring  ted by
                  s                        Expiri Leases    Expiring
                  (Sq.                     ng     (%)       Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      -       -      -       549,550   -       -        -
2001      -       -      -       553,017   -       -        -
2002      2       1,800  27,900  556,342   15.50    3.10     5.01
2003      -       -      -       534,922   -       -        -
2004      6       6,200  126,032  537,707   20.33   10.68    23.44

2005      1       1,450   22,475  412,475   15.50    2.50     5.45

2006      -       -      -       390,800   -       -        -
2007      -       -      -       391,600   -       -        -
2008      -       -      -       392,392   -       -        -
2009      1       1,600   28,000  393,200   17.50    2.76     7.12


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Bridgewater Marketplace, as of July 27, 1999, of $6,100,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Lake Olympia Square, Ocoee, Florida

On September 1, 1999, we purchased a shopping center known as Lake Olympia Square, containing 85,776 gross leasable square feet and an adjacent outparcel, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Lake Olympia Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Lake Olympia Limited Partnership and Inland Southeast Lake Olympia Outparcel Limited Partnership (collectively the "Lake Olympia Property Partnerships"). Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Lake Olympia Property Partnerships own the entire fee simple interest in Lake Olympia Square.

Lake Olympia Square is located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida. Ocoee is located three miles west of the Orlando, Florida city limits.

The Lake Olympia Property Partnerships purchased Lake Olympia Square on June 24, 1998 from an unaffiliated third party. The $9,873,627 we paid for this property represents the total costs incurred by the Lake Olympia Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Such costs consist of the following:

               *  Purchase Price            $
                                            9,732,045
               *  Acquisition costs to      80,106
                  third parties
               *  Financing costs to an     46,281
                  Inland affiliate
               *  Financing costs to third  15,195
                  parties

                  Total                     $
                                            9,873,627


Our acquisition cost is approximately $115 per square foot of leasable space. We paid a total of $3,967,847 to the Lake Olympia Affiliated Partners, since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $205,310 provided by the
Lake Olympia Affiliated Partners (for a total of $4,173,157), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Lake Olympia Affiliated Partners in connection with their purchase in June 1998 of this property.
The promissory notes provided for payments of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-WF1 (the "Bank") , securing an indebtedness evidenced by a promissory note (the "Note") held by the Bank in the original principal amount of $6,200,000. Interest on the unpaid principal of the Note accrues at the rate of 8.25% per annum. Principal and interest are payable on the first day of each month, in installments of $50,978. As of June 1, 2000, the principal balance of the Note was approximately $5,849,000 and, provided all payments are made as scheduled, the balance due on the maturity date, which is on April 1, 2007, will be $4,669,258. Upon giving the holder of the
Note 30 days prior written notice, the principal amount and accrued interest may be prepaid with a prepayment penalty which varies but in no event is less then 1% of the amount of principal prepaid.

Lake Olympia Square, which was built in 1995, consists of a one-story, multi-tenant retail building. As of June 1, 2000, this property was 99% leased. Two tenants, Winn-Dixie (a supermarket) and Tutor Time Child Care Systems (a childcare facility), each lease more than 10% of the total gross leasable area of the
property.   The leases with these tenants require the tenants to
pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Winn-Dixie     44,000    51          6.75      06/01/95   06/30/15
  Options (1)                        6.75      07/01/15   06/30/40

Tutor Time     10,000    12          12.00     01/01/97   01/31/07
Child Care
Systems
  Options (2)                        12.00+    02/01/07   01/31/17

There are five successive five-year renewal options at the same base rent per square foot per annum.

There are two successive five-year renewal options with the base rent per square foot per annum increasing according to increases in the CPI.

For federal income tax purposes, our depreciable basis in this property will be approximately $7,271,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $130,372.

On June 1, 2000, a total of 84,876 square feet was leased to 19 tenants at Lake Olympia Square. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Lake Olympia        1,800      09/00     1/5 yr.  34,412  19.12
Dental
Mailboxes, Etc.     1,200      09/00     1/5 yr.  17,898  14.91
Tan Bodies & Nails  900        09/00     1/5 yr.  13,436  14.93
Orlando Sentinel    900        11/00     4/1 yr.  14,424  16.03
Movie Gallery (2)   5,000      08/01     2/3 yr.  61,250  12.25
Hair Cuttery        900        09/01     1/5 yr.  14,700  16.33
Countrywide Home    2,290      10/01     2/3 yr.  28,000  12.23
Loans
The Preppy Puppy    900        10/01     1/3 yr.  13,950  15.50
Harrison            1,200      01/02     2/5 yr.  19,080  15.90
Chiropractic
H & R Block         900        04/02     2/3 yr.  14,625  16.25
Subway              1,200      12/03     3/5 yr.  18,000  15.00
Jason's Ristorante  3,326      09/04     1/5 yr.  39,912  12.00
First Choice        1,500      09/05     2/5 yr.  23,970  15.98
Restaurant
Beneficial Finance  1,600      12/05     1/5 yr.  23,296  14.56
Froggers            6,000      10/06     2/5 yr.  117,709 19.62
Restaurant
Sylvan Learning     1,260      10/06     1/5 yr.  20,128  15.98
Center
Tutor Time Child    10,000     01/07     2/5 yr.  122,772 12.28
Care   Systems
Winn-Dixie          44,000     06/15     5/5 yr.  297,000 6.75
Vacant              900

In general, each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie is required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, the tenant is not currently paying percentage rent since its gross sales have not reached the prescribed amount.

This tenant has vacated its space but is continuing to pay rent.




Year      Number  Appro  Annual   Total    Averag  Percent  Percent
Ending    of      x.     Base     Annual   e Base  of Total of
December  Leases  GLA    Rent of  Base     Rent    Building Annual
31,       Expiri  of     Expirin  Rent     Per     GLA      Base
          ng      Expir  g        (1) ($)  Square  Represen Rent
                  ing    Leases            Foot    ted by   Represen
                  Lease  ($)               Under   Expiring ted by
                  s                        Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      4       4,800  80,170  921,801   16.70    5.60    8.70
2001      4       9,090  120,600  849,651   13.27   10.60    14.19

2002      2       2,100  34,050  731,266   16.21   2.45     4.66
2003      1       1,200  19,668  699,455   16.39   1.40     2.81
2004      1       3,326  46,564  684,450   14.00   3.88     6.80
2005      2       3,100  47,266  637,886   15.25   3.61     7.41
2006      2       7,260  137,848  590,620   18.99   8.46     23.34

2007      1       10,000  122,772  452,772   12.28   11.66    27.12

2008      -       -      -       330,000   -       -        -
2009      -       -      -       330,000   -       -        -

This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Lake Olympia Square, as of August 27, 1999, of $10,225,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Boynton Commons, Boynton Beach, Florida

On July 27, 1999, we purchased an existing 210,488 gross leasable square foot shopping center known as Boynton Commons by acquiring the interests of two companies affiliated with our Advisor, Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Boynton Commons Affiliates"), in Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C., respectively. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. Those two limited liability companies are the general partners of Boynton Beach Development Associates (the "Boynton Commons Property Partnership"), which is a general partnership that owns the entire fee simple interest in Boynton Commons.

Boynton Commons is located on the southwest corner of North
Congress Avenue and Old Boynton Road, in Boynton Beach, Palm
Beach County, Florida.

Inland Boynton Investment, L.L.C. and Inland Boynton Acquisitions, L.L.C. purchased the interests of the former general partners of the Boynton Commons Property Partnership on March 22, 1999 from unaffiliated third parties. The $30,563,440 we paid for this property represents the total costs incurred by the Boynton Commons Affiliates as of July 27, 1999 in connection with their purchase, through Inland Boynton Investment, L.L.C and Inland Boynton Acquisitions, L.L.C., of the general partnership interests in the Boynton Commons Property Partnership. Such costs consist of the following paid by the Boynton Commons
Affiliates:

            *  Purchase Price           $30,250,000

            *  Acquisition costs to     67,165
               third parties
            *  Financing costs to an    137,767
               Inland affiliate
            *  Financing costs to       108,508
               third parties

               Total                    $30,563,440



Our acquisition cost is approximately $145 per square foot of leasable space. We paid a total of $6,262,193 to the Boynton Commons Affiliates, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price. That entire amount, plus an additional $346,371 provided by the Boynton Commons Affiliates, was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of two promissory notes evidencing loans made to the Boynton Commons Affiliates in connection with their purchase in March 1999 of this property. The promissory notes provided for the payment of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We purchased this property subject to a first mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure two promissory notes in the aggregate principal amount of $24,200,000, which we reduced to $22,922,580 concurrently with the acquisition. One promissory note is in the principal amount of $15,125,000, requires monthly payments of interest only at the fixed rate of 7.21% per annum and is due March 19, 2006. The other note originally had an outstanding principal balance of $7,797,580, required monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index and came due on March 19, 2000. On March 19, 2000, the lender agreed to extend the loan for six months in consideration for our payment of a fee of $10,000 and our partial paydown of the loan by $3,270,080, leaving a balance of $4,527,500 due on September 30, 2000.

Boynton Commons, which is situated on approximately 23 acres and was built in 1998, consists of two one-story, multi-tenant retail buildings, one single tenant stand alone building and three outlot buildings. As of June 1, 2000, this property was 96% leased. Four tenants, The Sports Authority (a sporting goods store), Bed, Bath & Beyond (a home furnishings store), Barnes & Noble (a display and retail sale and/or rental of books, magazines and other media store) and PetSmart (a pet and pet accessory retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

The Sports     42,972    20          8.00      03/98      03/13
Authority
  Option 1                           10.00     04/13      03/18
  Option 2                           11.00     04/18      03/23
  Option 3                           12.00     04/23      03/28

Bed, Bath &    37,559    18          10.50     05/98      04/08
Beyond
                                     11.50     05/08      01/14
  Option 1                           12.50     02/14      01/19
  Option 2                           13.50     02/19      01/24
  Option 3                           14.50     02/24      01/29

Barnes & Noble 27,000    13          15.00     10/97      12/02
                                     16.25     01/03      12/07
                                     17.50     01/08      02/13
  Option 1                           19.00     03/13      02/18
  Option 2                           21.00     03/18      02/23
  Option 3                           23.00     03/23      02/28

Petsmart       22,486    11          10.75     06/98      02/04
                                     11.00     03/04      02/09
                                     11.50     03/09      01/14
  Option 1                           12.25     02/14      01/19
  Option 2                           13.00     02/19      01/24
  Option 3                           13.75     02/24      01/29
  Option 4                           14.50     02/29      01/34
  Option 5                           15.25     02/34      01/39

For federal income tax purposes, our depreciable basis in this property is approximately $21,940,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $464,046.

On June 1, 2000, a total of 202,888 square feet was leased to 17 tenants at this property. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

The Hasty Mortgage  1,520      10/03     -        39,520  25.00
  Corporation
Pak Mail Centers    1,096      11/03     1/3 yr.  27,400  25.00
                                         & 1/2
                                         yr.
Father & Son        1,900      12/03     1/5 yr.  47,500  25.00
Restaurants
Gianna Christine    3,200      06/04     2/5 yr.  83,200  26.00
Salon & Day   Spa
MVP Hair Salon      1,500      11/04     2/5 yr.  37,500  25.00
GNC                 1,342      11/04     -        30,866  23.00
Huntington          2,078      12/04     1/5 yr.  45,716  22.00
Learning Centers
Tony Roma's Famous  6,125      03/08     3/5 yr.  80,000  13.06
For   Ribs
Old Navy            15,400     06/08     1/5 yr.  169,400 11.00
The Mens Warehouse  5,000      07/08     2/5 yr.  100,000 20.00
Party City          12,000     01/09     2/5 yr.  174,000 14.50
Barnes & Noble      27,000     02/13     3/5 yr.  405,000 15.00
The Sports          42,972     03/13     3/5 yr.  343,776 8.00
Authority
Petsmart            22,486     01/14     5/5 yr.  241,732 10.75
Bed, Bath & Beyond  37,559     01/14     3/5 yr.  394,370 10.50
Jared Galleria      5,780      01/20     2/5 yr.  192,000 33.22
Walgreens           15,930     08/58     -        254,880 16.00
Vacant              7,600

In general, each tenant also pays its proportionate share of real estate taxes, insurance, management fees and common area maintenance costs. In addition, Party City, Old Navy, Bed, Bath & Beyond and Walgreens are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However, none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.


Year      Number  Appro  Annual  Total     Averag  Percent  Percent
Ending    of      x.     Base    Annual    e Base  of Total of
December  Leases  GLA    Rent    Base      Rent    Building Annual
31,       Expiri  of     of      Rent      Per     GLA      Base
          ng      Expir  Expiri  (1) ($)   Square  Represen Rent
                  ing    ng                Foot    ted by   Represen
                  Lease  Leases            Under   Expiring ted by
                  s      ($)               Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      -       -      -       2,666,853   -       -        -

2001      -       -      -       2,672,886   -       -        -

2002      -       -      -       2,685,283   -       -        -

2003      3       4,516  122,785  2,750,014   27.19   2.15     4.46

2004      4       8,120  221,713  2,640,654   27.30   3.86     8.40

2005      -       -      -       2,442,569   -       -        -

2006      -       -      -       2,442,569   -       -        -

2007      -       -      -       2,442,569   -       -        -

2008      3       26,525  356,400  2,502,124   13.44   12.60    14.24

2009      1       12,000  192,000  2,183,294   16.00   5.70     8.79


This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Boynton Commons, as of July 17, 1999, of $30,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.
Town Center Commons, Kennesaw, Georgia

On July 1, 1999, we purchased approximately 8 acres improved with 72,108 gross leasable square feet of an existing 159,758 square foot shopping center known as Town Center Commons by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisition Corp. (collectively, the "Town Center Affiliates"), both of which are affiliates of our Advisor, in Inland Southeast Town Center Limited Partnership (the "Town Center Property Partnership"). Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. The Town Center Property Partnership owns the entire fee simple interest in only the 72,108 gross leasable square feet of Town Center Commons we purchased and has no ownership interest in the other 87,650 square foot portion of the shopping center. The portion of Town Center Commons in which we have no ownership interest consists of an 80,000 square foot Galyan's department store and a 7,650 square foot The Shane Company jewelry store in two separate buildings. The portion of Town Center Commons that we own will be referred to in this Supplement as "Our Portion of Town Center Commons" or "this Property" and the entire shopping center will be referred to as "Town Center Commons".

Town Center Commons is located west of I-75 on Ernest Barrett
Parkway in Kennesaw, Georgia, and is approximately 25 miles northwest of downtown Atlanta.

The Town Center Property Partnership purchased Our Portion of Town Center Commons on April 13, 1999 from an unaffiliated third party. The $9,656,381 we paid for this Property represents the total costs of the Town Center Affiliates as of the date of our purchase of their interests. Such costs consists of the following paid by the Town Center Affiliates:

             *   Purchase Price           $9,494,000

             *   Acquisition costs to     76,923
                 third parties
             *   Financing costs to an    47,458
                 Inland affiliate
             *   Financing costs to       38,000
                 third parties

                 Total                    $9,656,381



Our acquisition cost is approximately $134 per square foot of leasable space. We paid a total of $1,919,737 to the Town Center Affiliates, since the outstanding balance of the mortgage loans and certain prorations were credited against the purchase price. Of such amount, $1,914,757 was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Town Center Affiliates in connection with the purchase in April 1999 of this Property. The promissory note provided for the payment of interest only at the rate of 10.9% per annum.

In evaluating this Property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This Property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. The Company did not consider any other factors materially relevant to the decision to acquire this Property.

We do not anticipate making any significant repairs and improvements to this Property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.


We purchased this Property subject to two mortgages and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure promissory notes in the aggregate principal amount of $7,600,000, which we reduced to $7,258,000 concurrently with the acquisition. One promissory note is in the principal amount of $4,750,000, requires monthly payments of interest only at the fixed rate of 7% per annum and is due on April 13, 2006. Payment of all or part of this note before maturity requires a prepayment premium initially equal to 2% of the amount being prepaid, but declining to 1 1/2% during the sixth, and 1% in the seventh, loan years. The other note required monthly payments of interest only at a floating rate per annum of 1.75% over a LIBOR related index, was due on April 13, 2000 and was paid on its due date.

Our Portion of Town Center Commons, which was built in 1998, consists of two one-story, multi-tenant retail buildings. As of June 1, 2000, this Property was 93% leased. Two tenants, JC Penney Home Store (a home furnishings store) and Baptist Book Store (a religious retail store), each lease more than 10% of
the total gross leasable area of the property.   The leases with
these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)
JC Penney Home 42,728    59          10.50     11/98      10/03
  Store
                                     11.50     11/03      10/08
  Option 1                           12.75     11/08      10/13
  Option 2                           14.00     11/13      10/18
  Option 3                           15.25     11/18      10/23

Baptist Book   7,800     11          16.00     01/99      07/03
Store
                                     17.25     08/03      09/08
  Option 1                           18.57     10/08      09/13
  Option 2                           20.03     10/13      09/18

For federal income tax purposes, our depreciable basis in this Property is approximately $6,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improv,ements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $84,916.

On June 1, 2000, a total of 67,308 square feet was leased to 10 tenants at this Property. The following tables set forth certain information with respect to those leases:


Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Town Center Nails   1,040      03/03     -        19,760  19.00
Original Mattress   4,600      12/03     1/3 yr.  89,700  19.50
Factory
Powertel            1,300      02/04     -        25,350  19.50
Accustaff           1,500      02/04     -        29,250  19.50
Nu Age Nutrition    1,040      03/04     -        19,760  19.00
Master Portrait     1,300      03/04     1/5 yr.  24,700  19.00
Gondolier Pizza     3,000      04/04     2/5 yr.  57,000  19.00
Atlantic Billiard   3,000      08/04     1/5 yr.  48,000  16.00
Baptist Book Store  7,800      09/08     2/5 yr.  124,800 16.00
JC Penney Home      42,728     10/08     3/5 yr.  448,644 10.50
Store
Vacant              4,800

In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Baptist Book Store, Original Mattress Factory, Nu Age Nutrition, Town Center Nails, Powertel and Gondolier Pizza are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.

Year      Number  Appro  Annual  Total     Averag  Percent  Percent
Ending    of      x.     Base    Annual    e Base  of Total of
December  Leases  GLA    Rent    Base      Rent    Building Annual
31,       Expiri  of     of      Rent      Per     GLA      Base
          ng      Expir  Expiri  (1) ($)   Square  Represen Rent
                  ing    ng                Foot    ted by   Represen
                  Lease  Leases            Under   Expiring ted by
                  s      ($)               Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      -       -      -       873,564   -       -        -
2001      -       -      -       890,764   -       -        -
2002      -       -      -       895,964   -       -        -
2003      2       5,640  116,360  903,834   20.63   7.82     12.87

2004      6       11,140  219,606  835,778   19.71   15.45    26.28

2005      -       -      -       625,922   -       -        -
2006      -       -      -       625,922   -       -        -
2007      -       -      -       625,922   -       -        -
2008      2       50,528  625,922  625,922   12.39   70.07    100.00

2009      -       -      -       -         -       -        -

This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Our Portion of Town Center Commons, as of June 3, 1999, of $9,750,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Merchants Square Shopping Center, Zephyrhills, Florida

On June 4, 1999, we purchased Merchants Square Shopping Center by acquiring the interests of the Merchants Square Affiliated Partners, affiliates of our Advisor, in the Merchants Square Property Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. This shopping center is located at the intersection of U.S. 301 North and Pretty Pond Road in Zephyrhills, Florida and is described in detail in our Prospectus. We purchased Merchants Square for $5,742,042, which represents the total costs incurred by the Merchants Square Affiliated Partners in connection with their acquisition and
financing of this property as of June 4, 1999.   This price
represents approximately $77 per square foot of leasable space.
A total of $1,496,500 was paid to the Merchants Square Affiliated Partners, since the outstanding balance of the first mortgage loan and certain prorations were credited against the purchase price.

Merchants Square, built in 1993, is comprised of a one-story, multi-user retail facility. Merchants Square contains 74,849 leasable square feet. As of June 1, 2000, Merchants Square was
100% leased.

In evaluating Merchants Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Merchants Square is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to Merchants Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.


Two tenants, Kash 'N Karry (a supermarket) and Fashion Bug (a clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)

Kash 'N Karry  47,955    64          6.70      05/28/93   05/27/13
  Options (1)                        6.70      05/28/13   05/27/43

Fashion Bug    9,040     12          8.00      04/01/93   01/31/04
  Option 1                           8.50      02/01/04   01/31/09
  Option 2                           9.00      02/01/09   01/31/14
  Option 3                           9.50      02/01/14   01/31/19

There are six successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in Merchants Square is approximately $4,762,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $126,955.

On June 1, 2000, a total of 74,849 square feet was leased to 13 tenants at Merchants Square. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

Postal Zone         1,197      01/01     2/3 yr.  11,970  10.00
Concire Centers     1,009      04/01     -        11,604  11.50
Nabers Jewelers     1,000      04/01     2/1 yr.  12,950  12.95
Bingham Realty      578        04/01     -        5,780   10.00
Cuts, Curls &       1,200      05/02     -        15,528  12.94
Color
Beef O'Bradys       2,030      06/02     -        22,376  11.02
Payless Shoe        2,800      03/03     2/5 yr.  26,600  9.50
Source
Sally Beauty        1,600      04/03     1/5 yr.  17,600  11.00
Supply
L.G. Edwards        2,000      05/03     -        23,500  11.75
Insurance
Dr. Baldridge       1,120      07/03     2/5 yr.  14,112  12.60
Fashion Bug         9,040      01/04     3/5 yr.  72,320  8.00
Dollar Tree         3,320      06/04     3/4 yr.  33,000  9.94
Kash N' Karry       47,955     05/13     6/5 yr.  321,299 6.70

In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Kash N' Karry, Dollar Tree, Fashion Bug, Sally Beauty Supply, Payless Shoe Source, Beef O'Bradys, Cuts, Curls & Color, Naber Jewelers and Postal Zone are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However only Nabers Jewelers is currently paying percentage rent since the gross sales of the other tenants have not reached the prescribed amounts.



Year      Number  Appro  Annual  Total     Averag  Percent  Percent
Ending    of      x.     Base    Annual    e Base  of Total of
December  Leases  GLA    Rent    Base      Rent    Building Annual
31,       Expiri  of     of      Rent      Per     GLA      Base
          ng      Expir  Expiri  (1) ($)   Square  Represen Rent
                  ing    ng                Foot    ted by   Represen
                  Lease  Leases            Under   Expiring ted by
                  s      ($)               Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      -       -      -       588,632   -       -        -
2001      4       3,784  42,304  590,604   11.18   5.06     7.16
2002      2       3,230  38,739  548,820   11.99   4.32     7.06
2003      4       7,520  81,812  510,081   10.88   10.05    16.04
2004      2       12,360  106,970  428,269   8.65    16.51    24.98

2005      -       -      -       321,299   -       -        -
2006      -       -      -       321,299   -       -        -
2007      -       -      -       321,299   -       -        -
2008      -       -      -       321,299   -       -        -
2009      -       -      -       321,299   -       -        -

This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received an appraisal which states that it was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Merchants Square, as of December 10, 1998, of $5,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

On October 22, 1999, we exercised our one-time right to prepay, without penalty, a portion of the outstanding principal indebtedness owed to First Union National Bank and secured by a first mortgage on the Merchants Square property. We paid $1,100,000 to First Union, reducing the outstanding principal balance of the indebtedness to $3,167,437 and reducing the interest rate from 7.5% per annum to 7.25% per annum. Monthly payments of interest only at the new rate commenced on November 1, 1999 and will be due through and including November 1, 2003. Starting on December 1, 2003, payments of principal and interest, based on a 360 month amortization schedule, will be due monthly with the entire outstanding balance due on November 1, 2008.

Lake Walden Square, Plant City, Florida

On May 3, 1999, we purchased Lake Walden Square by acquiring the interests of the Lake Walden Affiliated Partners, affiliates of our Advisor, in the Lake Walden Property Partnership. Our affiliate purchased the property from an unaffiliated third party on our behalf in contemplation of our having this equity offering. We acquired the property from our affiliate for its costs after our receipt of proceeds from this equity offering. This shopping center is located at the northwest and southwest corners of Alexander Road and State Route 39 in Plant City, Florida. We purchased Lake Walden Square for approximately $14,539,000, which represents the total costs incurred by the Lake Walden Affiliated Partners in connection with their acquisition and financing of this property as of May 3, 1999. In addition, we paid transfer fees of $10,500 to the first mortgage lender. This price represents approximately $57 per square foot of leasable space.

Lake Walden Square, built in 1992, is comprised of two one-story multi-tenant retail facilities. Lake Walden Square contains
262,451 leasable square feet. As of June 1, 2000, Lake Walden
Square was 93% leased.

In evaluating Lake Walden Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Lake Walden Square is located within a vibrant economic area. Initially, we had planned on purchasing the Merchants Square Shopping Center, described in our Prospectus, as our first acquisition. However, due to restrictions of the first mortgage lender on the Lake Walden Square property, we had to purchase Lake Walden Square prior to May 4, 1999. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Kash N' Karry (a supermarket), KMart (a discount department store) and Carmike Cinemas (a movie theatre), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Lessee         Approxim  % of Total  Base      Lease      Lease
               ate GLA   GLA         Rent      Term       Term To
               Leased                Per       Beginning
               (Sq.                  Square
               Ft.)                  Foot
                                     Per
                                     Annum
                                     ($)
Kash N' Karry  46,300    18          6.75      03/01/92
                                                          03/31/12
  Options (1)                        6.75      04/01/12   03/31/42

KMart          91,266    36          4.20      03/01/82   03/31/17
  Options (2)                        4.20      04/01/17   05/31/67

Carmike        25,899    10          8.31      03/20/92   03/31/07
Cinemas
  Option 1                           9.31      04/01/07   03/31/12
  Option 2                           9.81      04/01/12   03/31/17
  Option 3                           10.31     04/01/17   03/31/22


There are six successive five-year renewal options at the same base rent per square foot per annum.

There are ten successive five-year renewal options at the same base rent per square foot per annum.
For federal income tax purposes, our depreciable basis in Lake Walden Square is approximately $11,575,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 1999 were $168,656.

On June 1, 2000, a total of 244,481 square feet was leased to 31 tenants at Lake Walden Square. The following tables set forth certain information with respect to those leases:

Lessee (1)          Approxima  Lease     Renewal  Current Base
                    te GLA     Ends      Options  Annual  Rent
                    Leased                        Rent    Per
                    (Sq. Ft.)                     ($)     Square
                                                          Foot
                                                          Per
                                                          Annum
                                                          ($)

U.S. Army           1,560      MTM (2)   -        17,160  11.00
Bookland            4,050      MTM       -        25,000  6.17
Dr. Longabach       1,600      09/00     1/3 yr.  17,600  11.00
Occupational        4,000      05/01     -        48,000  12.00
Health
Amscot Insurance    1,400      06/01     1/5 yr.  14,560  10.40
Best Brands Plus    3,084      06/01     -        34,695  11.25
Hao-Hao Chinese     3,120      06/01     -        42,120  13.50
Restaurant
Crescent Jewelers   1,300      08/01     1/5 yr.  14,872  11.44
Advance America     1,600      11/01     1/3 yr.  16,800  10.50
Spec's Music and    6,000      02/02     1/5 yr.  72,000  12.00
Movies
Domino's Pizza      1,295      03/02     2/5 yr.  11,665  9.01
Woody's Bar-B-Que   3,804      06/02     2/5 yr.  76,742  20.17
Mailboxes, Etc.     1,120      07/02     1/5 yr.  16,240  14.50
Aamco               4,800      01/03     2/5 yr.  36,000  7.50
Transmissions
Sally Beauty        1,600      02/03     -        18,400  11.50
Supply
Tampa Tribune       6,277      02/03     2/3 yr.  34,523  5.50
Home Choice         4,000      05/03     1/5 yr.  32,000  8.00
The Associates      1,600      05/03     1/5 yr.  16,000  10.00
Dollar Tree         6,027      06/03     2/5 yr.  38,091  6.32
Baskins Robins      1,244      06/03     3/1 yr.  13,684  11.00
GTE Phone Mart      2,400      10/03     -        25,200  10.50
Sam's Mens Shop     2,950      12/03     -        19,913  6.75
Boston Market       3,000      08/04     3/5 yr.  48,600  16.20
All Star Grill      5,780      09/04     5/1 yr.  34,680  6.00
Queen Nails         1,300      12/04     -        14,612  11.24
Fantastic Sams      1,200      02/05     -        15,732  13.11
Carmike Cinemas     25,899     03/07     3/5 yr.  215,220 8.31
Cici's Pizza        3,605      07/08     2/5 yr.  39,294  10.90
Kash N' Karry       46,300     03/12     6/5 yr.  312,525 6.75
KMart               91,266     03/17     10/5     383,317 4.20
                                         yr.
Checkers            1,300      07/22     -        44,275  34.06
Vacant              17,970

In general, each tenant also pays its proportionate share of real estate taxes, insurance, common area maintenance costs and management fees. In addition, Kmart, Kash N' Karry, Carmike Cinemas, Boston Market, Sally Beauty Supply, Woody's Bar-B-Que, Crescent Jewelers and Hao-Hao Chinese Restaurant are required to pay, as additional rent, a percentage of gross sales if gross sales exceed a prescribed amount. However none are currently paying percentage rent since their gross sales have not reached the prescribed amounts.

"MTM" means month to month.

Year      Number  Appro  Annual  Total     Averag  Percent  Percent
Ending    of      x.     Base    Annual    e Base  of Total of
December  Leases  GLA    Rent    Base      Rent    Building Annual
31,       Expiri  of     of      Rent      Per     GLA      Base
          ng      Expir  Expiri  (1) ($)   Square  Represen Rent
                  ing    ng                Foot    ted by   Represen
                  Lease  Leases            Under   Expiring ted by
                  s      ($)               Expiri  Leases   Expiring
                  (Sq.                     ng      (%)      Leases
                  Ft.)                     Leases           (2) (%)
                                           ($)

2000      1       1,600  17,600  1,697,621   11.00  0.61      1.04

2001      6       14,504  177,045  1,710,405   12.21  5.53      10.35

2002      4       12,219  180,351  1,536,476  14.76  4.66      11.74

2003      9       30,898  246,312  1,380,825   7.97   11.77     17.84

2004      3       10,080  110,734  1,145,034   10.99  3.84      9.67

2005      1       1,200  17,712  1,036,311   14.76  0.46      1.71

2006      -       -      -       1,020,139   -      -         -

2007      1       25,899  228,170  1,021,725   8.81   9.87      22.33

2008      1       3,605  43,260  795,188   12.00  1.37      5.44
2009      -       -      -       753,611   -      -         -

This column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

In view of the assumption made with regard to Total Annual Base
Rent as explained in footnote (1), the percentages shown may not be reflective of the expected actual percentages.

The foregoing assumptions should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformance with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Lake Walden Square, as of January 15, 1999, of $14,923,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


                Federal Income Tax Considerations

Income Taxation of the Partnerships and Their Partners
Depreciation Deductions Available to the Operating
PartnershipBased on consideration of our current level of taxable income and operating distributions, we have determined that, for federal income tax purposes we will use a 20 year life instead of 15 years for depreciation of certain improvements to land.

                      Plan of Distribution

Volume Discounts

The last paragraph on page 182 and the schedule on page 183 of our Prospectus are deleted and the following is inserted in lieu thereof:

Subject to certain conditions and exceptions explained below, investors making an initial cash investment of at least $1,000,000 through the same Soliciting Dealer may receive, in the form of a volume discount, a reduction of the customary 7% selling commission payable in connection with the purchase of those shares. The volume discount will be in such amount as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager, but may not exceed 6%. The amount of the selling commissions per share will be reduced by the same proportionate amount as the volume discount may be increased, so that the sum of the selling commissions per share and the volume discount will always equal 7%. For example, if a volume discount of 2% or 3% is agreed upon, then the amount of selling commissions per share would be reduced to 5% or 4%, respectively.

The first paragraph on page 183 of our Prospectus is deleted and the following is inserted in lieu thereof:

Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the following three ways: (1) as an actual reduction in the amount of selling commissions, (2) in the form of additional whole shares or fractional shares, or (3) any combination of (1) and (2), as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager.
For example, if an investor makes a $2 million payment at the time of the initial investment, such investor would be issued a total of 200,000 shares for the initial $2 million cash investment ($2,000,000 divided by $10 per share). If agreed upon by the investor and the participating Soliciting Dealer (and approved by the Dealer Manager), the investor may receive all or a portion of the volume discounts credited to the investor in the form of additional whole shares or fractional shares. If, in the above example, a 2% volume discount is agreed upon, an additional 4,000 shares would be issued for the volume discount ($2,000,000 times the 2% volume discount or $40,000, divided by $10 per share). In all, the investor would receive a total of 204,000 shares. As to sales of shares which receive a volume discount, we will pay the agreed upon selling commissions per share. If, as in the above example, a 2% volume discount (and, thus, a 5% selling commission per share) is agreed upon by the parties, the total selling commissions payable in connection with a $2 million initial investment would be $100,000 ($2,000,000 times the 5% selling commission) or $0.50 per share. Selling commissions are not paid on the shares issued for the volume discount (4,000 shares in the above example). Alternatively, if in the above example, the investor and the participating Soliciting Dealer agree (subject to the approval of the Dealer Manager) that the 2% volume discount will be taken solely in the form of an actual reduction in the amount of selling commissions (rather than in the form of additional shares), the customary selling commissions payable in connection with what would otherwise be a $2 million initial investment, or $140,000 ($2,000,000 times the 7% selling commission), would be reduced by $40,000 ($2,000,000 times the 2% volume discount), resulting in total selling commissions of $100,000. After taking into account the $40,000 reduction in the amount of selling commissions, the investor would be required to make an actual initial cash investment of only $1,960,000 and would receive 200,000 shares.

The agreement between the subscriber and the Soliciting Dealer as to the method of effecting the volume discount and the amount of the volume discount must be set forth in writing in an instrument satisfactory in form and substance to us and to the Dealer
Manager.

The following new subsection is inserted preceding the subsection
"Other Discounts" on page 184 of our Prospectus:

Deferred Commission Option

Determination of the Number of shares to Be Issued and the Amount of the Deferred Selling Commissions. Subscribers for shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Stockholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.10 per share will be payable as selling commissions due upon subscription (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, 10,638.298 shares will be issued ($100,000 divided by $9.40), and maximum selling commissions of $1,000 would be payable upon subscription ($0.10 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected). For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the Dealer Manager (initially contemplated to be monthly as of when distributions are paid), $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) will be deducted on an annual basis from cash distributions otherwise payable to the stockholders holding such shares and will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The selling commissions paid upon subscription and in each of the following up to six years will be paid by us to the Dealer Manager, which selling commissions may be reallowed to the Soliciting Dealer by the Dealer Manager. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement, and based on a $10 per share deemed value for each share issued, a stockholder electing the deferred commission option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to up to a 1% selling commission per year thereafter for up to the next six years will be deducted from cash distributions otherwise payable to the stockholder holding such shares and used to satisfy deferred commission obligations.

As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, no deductions will be made for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution-Volume Discounts."

Taxes. Stockholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for cash distributions payable to them with respect to their shares even though such cash distributions will be withheld from the stockholders and will instead be paid to third parties to satisfy deferred commission obligations.

Subscription Agreement. A new form of Subscription Agreement has been adopted for use where the subscriber elects the deferred commission option, which includes a box to check for election of the deferred commission option and a means for the broker-dealer to acknowledge that it agrees to the deferred commission option. The form of the new Subscription Agreement is included as Appendix B to this supplement. Investors who wish to elect the deferred commission option must make the election upon their Subscription Agreement/Signature Page of this new form of Subscription Agreement. In addition, the broker-dealer must also complete and sign the Subscription Agreement/Signature Page to acknowledge its agreement to the deferred commission option. The form of Subscription Agreement included as Appendix C to our Prospectus dated February 11, 1999 will continue to be used for subscribers not electing the deferred commission option.

Authorization to Withhold Cash Distributions. Election of the deferred commission option shall authorize us to withhold cash distributions otherwise payable to such stockholder for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

Acceleration of Deferred Commission Obligation. In the event that the shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we shall accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that may be withheld and the maximum number of years for which selling commissions may be deferred will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

In addition, if a subscriber elects the deferred commission option and subsequently elects to participate in our share Repurchase Program or requests that we transfer his or her shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to that stockholder during the mentioned period of up to six years, then we shall accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to the stockholder, and (i) in the case of an election to sell the shares under our share Repurchase Program, the stockholder will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of the stockholder's shares pursuant to our share Repurchase Program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to the stockholder for our purchase of the stockholder's shares under our share Repurchase Program; or (ii) in the case of a stockholder request that we transfer the shares for any other reason, the stockholder will not be entitled to effect any such transfer until the stockholder first either
(a) pays to us the unpaid portion of the remaining deferred commission obligation or (b) provides a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

Legend. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

Marketing Contribution and Due Diligence Expense Allowance. The marketing contribution of 2% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

The following new subsection is inserted at the end of this section on page 185 of our Prospectus:

Update
As of July 18, 2000, we had sold 8,394,972 shares resulting in gross proceeds of $83,446,544. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of July 18, 2000, we have incurred $7,469,379 of commissions and fees payable to Inland Securities Corporation, which will result in our receipt of $75,977,165 of net proceeds from the sale of those 8,394,972 shares. An additional 143,932 shares have been sold pursuant to our Distribution Reinvestment Program as of July 18, 2000, for which we have received additional net proceeds of $1,367,357. We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. As of December 31, 1999, we have incurred and paid property management fees of $225,665, of which $203,235 were retained by the mentioned affiliate of our Advisor. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. As of the end of our last fiscal year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the money that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling $1,002,960 are included in the purchase prices we have paid for all our properties purchased
through July 18, 2000.   As of July 18, 2000, we had invested
approximately $66,400,000 in properties that we purchased for an aggregate purchase price of approximately $190,000,000, and after expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of July 18, 2000, we had net offering proceeds of approximately $3,400,000 available for investment in additional properties.

How to Subscribe

This section is revised by the insertion of the following immediately after the first paragraph of this section:

In addition, if a subscriber elects the deferred commission option, the subscriber must make the election by completing and signing the Subscription Agreement/Signature Page of the form of Subscription Agreement to be used for this purpose and the Soliciting Dealer must also complete and sign the Subscription Agreement/Signature Page to acknowledge its agreement to the deferred commission option, as more fully explained under "Plan of Distribution-Deferred Commission Option."

Principal Stockholders

On October 15, 1999, the Macomb County Retirement System, 10 North Main, 12th Floor, County Building, Mt. Clemens, Michigan 48043, was issued 789,473.684 of our shares. Such shares represent approximately 9.4% of our 8,394,972 shares issued and outstanding as of July 18, 2000.

Investment Objectives and Policies

Distributions

We have decided to begin paying distributions on a monthly basis.
Distributions were paid at the level of $.70 per share per annum through June 1999.

The distribution level was increased to $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999.

The distribution level was increased to $.75 per share per annum, effective November 1, 1999, beginning with the distribution paid on December 7, 1999.

The distribution level was increased to $.76 per share per annum, effective April 1, 2000, beginning with the distribution to be paid on May 7, 2000.

The distribution level was increased to $.77 per share per annum, effective August 1, 2000, beginning with the distribution to be paid on September 7, 2000.

Other Policies

The following new paragraph is inserted preceding the last paragraph under this subcaption on page 106 of our Prospectus:

On July 10, 2000, our Board determined that it would be in the best interests of stockholders to invest approximately $3.5 million in publicly traded cumulative preferred stocks of other REITs with a market value of up to $5 million. As permitted by the Board's authorization, we intend to leverage such investments by purchasing the cumulative preferred stocks on margin of no greater than 30%.

Distribution Reinvestment and share Repurchase Programs

Share Repurchase Program

The share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     During the Offering period at $9.05 per share (a reduction of $0.95 from the $10 Offering price per share, reflecting the elimination of selling commissions and the Marketing
     Contribution and Due Diligence Expense Allowance);

     During the 12 months following the end of the Offering period at $9.25 per share;

     During the next 12 months at $9.50 per share;

     During the next 12 months at $9.75 per share; and

     Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

A Stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the SRP.

We will make repurchases under the SRP, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds we receive from the sale of shares under our Distribution Reinvestment Plan and such other operating funds, if any, as the Board, at its sole discretion, may reserve for this purpose.

The Board, at its sole discretion, may choose to terminate the SRP after the end of the Offering period, or reduce the number of shares purchased under the SRP, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the Board to eliminate or reduce the SRP will require the unanimous affirmative vote of the Independent Directors.

We cannot guarantee that the funds set aside for the SRP will be sufficient to accommodate all requests made each year. If no funds are available for the SRP when repurchase is requested, the Stockholder may: (i) withdraw the request; or (ii) ask that we honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first-come, first-served basis.

There is no requirement that Stockholders sell their shares to us. The SRP is only intended to provide interim liquidity for Stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. No assurance can be given that any such liquidity event will occur.

shares we purchase under the SRP will be canceled, and will have the status of authorized but unissued shares. shares we acquire through the SRP will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the SRP, we will send a letter to Stockholders informing them of the change, and disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

See "Plan of Distribution - Deferred Commission Option" in this Supplement for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share Repurchase Program while there is an unpaid portion of the remaining deferred commission obligation.

Summary of the Organizational Documents

Stockholders' Meetings

We have entered into an agreement with Inland Real Estate Investment Corporation, our Sponsor, which provides that Inland Real Estate Investment Corporation will pay for the reasonably estimated cost to prepare and mail a notice to our stockholders of any special meeting of stockholders requested by the stockholders. This will obviate the necessity of our stockholders or us paying for such cost.


Directors and Executive Officers of the Company

Due to unexpected requirements on her time, Kelly Tucek has resigned as our Treasurer and Chief Financial Officer. Barry Lazarus, our President, Chief Operating Officer and Affiliated Director, has been elected by our Board of Directors to the additional offices of Treasurer and Chief Financial Officer.

The biography of Steven D. Sanders on page 78 of the Prospectus is revised by adding the following thereto:

Mr. Sanders has been an officer of Inland Real Estate
Acquisitions, Inc., one of the Inland Affiliated Companies, since
1993 and its Senior Vice President since 1997. He has also been President of Inland Southeast Property Management Corp., our
Management Agent, since 1998.

Inland Securities Corporation

The following employees of ISC have resigned in order to pursue other career opportunities:

Glen Agnew, Senior Vice President
Gregory R. Hill, Senior Vice President
Ralph Rudolph, Regional Representative for the Midwest Region
L.E. "Lee" Frush, Regional Representative for the Southeast
Region

The following sets forth information regarding the current officers, directors and principal employees of ISC involved in national sales and marketing activities. Only the biographies of Messrs. Conlon and Cunningham are included here. All other biographies remain unchanged from the Prospectus.

     Name             Age*  Position and Office with the
                            Dealer Manager

     Brenda G.        57    President, Chief Operating
     Gujral                 Officer and Director
     Roberta S.       55    Vice President and Director
     Matlin
     Mark Zalatoris   42    Vice President, Secretary and
                            Director
     Catherine L.     41    Treasurer
     Lynch
     Robert D. Parks  56    Director
     Martel Day       50    Executive Vice President-
                            National Sales Director
     Brian M. Conlon  42    Executive Vice President
     Fred C. Fisher   55    Senior Vice President
     John Cunningham  41    Vice President
* As of January 1, 2000
Brian M. Conlon is Executive Vice President for Inland Securities Corporation. He is responsible for raising capital on the east coast of the United States, as well as developing new broker/dealer relationships nationally. Prior to joining ISC in 1999, Mr. Conlon served as Executive Vice President and Chief Operating Officer of the Wells Real Estate Funds where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon was an officer of Wells Real Estate Funds for more than five years.

Mr. Conlon began his career in the securities industry in 1983 while earning a Master of Business Administration degree from the University of Dallas. He received his Bachelor of Business Administration degree from Georgia State University. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner
(CFP) and Certified Commercial Investment Member (CCIM) designations. He is an active member of the Financial Planning Association and chaired the Success Forum '99 Convention in San Antonio, Texas.

John Cunningham is Vice President of ISC. He joined an Inland Affiliated Company in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by ISC and is responsible for raising capital in the states of California, Washington and Oregon. He graduated from Governors State University with a B.S. degree in Business Administration, concentrating in marketing. Before joining the Inland Affiliated Companies, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the NASD.

                          Risk Factors
Company RisksThe following is added to the disclosure under the above caption:The Unknown Impact of E-Commerce.The electronic sale of goods and services over the Internet, often referred to as e-tailing or e-commerce, is a new and growing trend. At this point in time, it is uncertain how the future growth of e-tailing or e-commerce will affect the Company's tenants and, in turn, the Company's operations. If e-tailing or e-commerce causes a material reduction in retail sales at shopping centers, it may adversely affect the Company's Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions.


Compensation Table

Nonsubordinated Payments

The sentence which starts on page 46 and is carried over to page 47 of our Prospectus is revised by the deletion of the final part of the sentence, commencing with "and, reduced selling commissions will be payable. . .", and the insertion of the following language in its place:

     and,  reduced  selling  commissions  will  be  payable  with respect  to  sales of shares which receive volume discounts, all  of which transactions are collectively referred  to  as the "Special Sales."  (1)

Glossary
"Special Sales"

The definition of "Special Sales" on page 204 of our Prospectus is revised by the deletion of "(C) the sales of shares which are entitled to volume discount, with respect to which reduced selling commissions will be paid," and the insertion of the following language in its place:

     (C) the sales of shares which receive a volume discount, with respect to which reduced selling commissions will be paid.


















Experts


The Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the period from January 1, 1999 through March 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Boynton Commons Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping Center for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Casselberry Commons for the year ended December 31, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 have been included in this Supplement and in our Post Effective Amendment No. 6 to the Registration Statement on Form S-11, in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997 contained in the Prospectus have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


Management's Discussion and Analysis of Financial Condition and Results of OperationsCertain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Supplement constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which we may acquire properties; risks associated with borrowings secured by our properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than ours; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between ourselves and our affiliates including the Advisor.

Liquidity and Capital Resources

We were formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. We had not commenced operations as of March 31, 1999. It is anticipated that we will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On February 11, 1999, we commenced the Offering of 50,000,000 shares at a price of $10 per share and of 4,000,000 shares at a price of $9.50 per share which may be distributed pursuant to our distribution reinvestment program. Inland Retail Real Estate Advisory Services, Inc. is our Advisor. As of March 31, 2000, subscriptions for a total of 6,738,872 shares had been received from the public, which includes 20,000 shares issued to the Advisor. In addition we have distributed 79,684 shares pursuant to our distribution reinvestment program. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds. As of March 31, 2000, organizational and offering costs totaling $10,175,875 did not exceed these limitations, and we anticipate that these costs will not exceed these limitations upon completion of the Offering.
Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for Stockholders until such time as a market for the shares develops:

The distribution reinvestment program will allow stockholders who purchase shares pursuant to the Offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.
The share repurchase program will, subject to certain restrictions, provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     During the Offering period at $9.05 per share;
     During the 12 months following the end of the Offering period at $9.25 per share;
     During the next 12 months at $9.50 per share;
     During the next 12 months at $9.75 per share; and Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

Shares purchased by us will not be available for resale.

Cash Flows From Operating Activities

Net cash provided by operating activities generated $2,229,699 for the three months ended March 31, 2000. This is due primarily to the operations of the nine properties acquired during 1999 and an additional property acquired during the three months ended March 31, 2000. We had not commenced operations as of March 31, 1999.

Cash Flows From Investing Activities

Cash flows used in investing activities were utilized primarily for the purchase of one property.

Cash Flows From Financing Activities

For the three months ended March 31, 2000, we generated $6,372,017 of cash flows from financing activities. This was due primarily to proceeds raised of $13,826,235 from the sale of shares for the three months ended March 31, 2000. Our cash flow from financing activities was partially offset by the cash used to pay costs associated with selling shares for the three months ended March 31, 2000. For the three months ended March 31, 2000, we paid offering costs totaling $3,062,439. In addition, we also paid distributions for the three months ended March 31, 2000 of $1,064,064 and loan fees of $10,002 for the three months ended March 31, 2000.

Results of Operations

Through March 31, 2000, we have incurred a total of $10,175,875 for costs incurred with the Offering, of which $1,920,281 remained unpaid.

Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the nine properties acquired during 1999 and an additional property acquired in February 2000.

Winn-Dixie, an anchor tenant in three of the properties owned by us, whose gross rental income from its three stores in our properties, represents 8% of our total gross rental income as of March 31, 2000, is currently under going a restructuring. We have been assured by management of Winn-Dixie that the stores located in our specific properties are not closing as part of the restructuring.
Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                  March 31,
                                  2000

  Net income                      $  468,333
  Depreciation                       906,081

  Funds from operations (1)       1,374,414

  Principal amortization of debt  (57,633)
  Deferred rent receivable (2)    (81,292)
  Income received under master
  lease
    Agreements and other escrows  131,290
  (4)
  Acquisition costs expenses (3)       3,877

  Funds available for             $1,370,656
  distribution


  (1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

  (2) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

  (3) Acquisition costs expensed include certain costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the gross offering proceeds and are paid from the proceeds of the Offering.

  (4) As part of several purchases, we receive payments under master lease agreements on some of the space which was vacant at the time of the purchase for periods ranging from one to two years from the date of the purchase or until the spaces are leased. In addition, we received payments from other escrow arrangements. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.
The following table lists the approximate physical occupancy levels for our properties as of the end of each quarter during 2000 and 1999. N/A indicates the property was not owned by us at the end of the quarter.


                                     2000                 1999

Properties:          at    at   at   at   at    at   at    at
                     03/3  06/  09/  12/  03/   06/  09/   12/
                     1     30   30   31   31    30   30    31
                      (%)   (%   (%   (%   (%    (%   (%    (%
                           )    )    )    )     )    )     )
Lake Walden Square   94                   N/A   93   93    94
  Plant City, FL
Merchants Square     100                  N/A   100  100   100
  Zephyrhills, FL
Town Center Commons  93                   N/A   N/A  100   100
  Kennesaw, GA
Boynton Commons       97*                 N/A   N/A  95*   95*
  Boynton Beach, FL
Lake Olympia Square  100                  N/A   N/A  96    100
  Ocoee, FL
Bridgewater           97*                 N/A   N/A  97*   92*
Marketplace
  Orlando, FL
Bartow Marketplace   100                  N/A   N/A  100   100
  Cartersville, GA
Countryside          98                   N/A   N/A  N/A   98
  Naples, FL
Casselberry Commons   97*                 N/A   N/A  N/A   97*
  Casselberry, FL
Conway Plaza          97*                 N/A   N/A  N/A   N/A
  Orlando, FL

* As part of the purchase of some of the properties, we received payments under master lease agreements on some of the space which was vacant at the time of purchase, which results in economic occupancy ranging from 99% to 100% at March 31, 2000 for each of these shopping centers. The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased. The percentages in the above table do not include unleased space covered by master lease agreements.

Year 2000 Issues

As part of our year end 2000 readiness plan, we had identified three areas for compliance efforts: business computer systems, tenants and suppliers and non-information technology systems. We have not experienced and do not anticipate experiencing any problems relating to year 2000 issues in any of these areas. Total costs associated with year 2000 readiness were not significant.

Subsequent Events

We paid distributions of $418,582, $435,330, $478,866 and
$493,640 to our stockholders in April, May, June and July, 2000, respectively.

On April 13, 2000, a scheduled principal payment of $2,508,000 was made to fully retire one note due on the Town Center Commons Shopping Center. On April 28, 2000, a principal payment in the amount of $1,305,250 was made to the lender on the Casselberry Commons Shopping Center. The amount paid represented a partial paydown on one of the two notes secured by the property.

On May 2, 2000, we obtained financing totaling $5,000,000 secured by Conway Plaza from an unaffiliated lender. The mortgage loan requires monthly payments of interest only at a floating rate per annum of 1.65% over a LIBOR related index (currently 7.8137%) and is due June 1, 2005.



Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                         2000       2001   2002    2003  2004


Fixed rate debt          $179,928  257,199 278,462 303,957 353,316

Average interest rate on -         -       -       -       -
maturing debt

Variable rate debt       $18,959,800  6,720,000  -       - 13,475,000

Average interest rate on 7.87%     7.72%   -       -       7.47%
maturing debt

The fair value of our debt approximates its carrying amount.

Approximately $42,142,300, or 47% of our mortgages payable at March 31, 2000, have variable interest rates averaging 7.65%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.




Prior Performance of Our Affiliates

Prior Investment Programs

During the 10-year period ending June 30, 2000, in addition to this offering,TIGI Affiliated Companies have sponsored one other REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $713,600,000 from approximately 30,000 investors. During that 10-year period, those public real estate equity programs raised $111,066,270 from 10,119 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), has raised approximately $578,834,000 as of June 30, 2000, which includes amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program, from approximately 20,000 investors. IREC has investment objectives and policies similar to ours and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area (a radius of 400 miles from Oak Brook, Illinois) different than most of our Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. Our investment objectives and policies are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from ours in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

The information in this Section and in the Prior Performance Tables included in this Supplement as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

Summary Information

The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending June 30, 2000, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Supplement. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending June 30, 2000, as implying in any manner that we will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for our properties. Investors should note that by acquiring our shares, they will not be acquiring any interests in any prior programs.





                                PRIOR REIT PRIOR       PRIOR
                                PROGRAM    PUBLIC      PRIVATE
                                           REAL        REAL ESTATE
                                           ESTATE      EQUITY AND
                                           EQUITY      MORTGAGE
                                           PROGRAMS    AND NOTE
                                                       PROGRAMS

Number of programs sponsored    1          4           10
Aggregate amount raised from    $          $           $
investors                       578,834,00 111,066,27  24,916,000
                                0          0
Approximate aggregate number    20,000     10,119       630
of investors
Number of properties purchased  119        50          7
Aggregate cost of properties    $          $           $
(1)                             969,842,00 88,483,953  1,951,930
                                0
Number of mortgages/notes       0          7           545
Principal amount of             0          $           $
mortgages/notes                            2,302,064   22,584,000
Percentage of properties
(based on cost) that were:
  Commercial--
    Retail                      85.6%      2.5%        0.0%
    Single-user retail net-     14.4%      9.6%        0.0%
lease
    Nursing homes               0.0%       8.5%        0.0%
    Offices                     0.0%       0.0%        0.0%
    Industrial                  0.0%       0.0%        0.0%
    Health clubs                0.0%       3.4%        0.0%
    Mini-storage                0.0%       0.0%        0.0%
      Total commercial          100.0%     24.0%       0.0%
  Multi-family residential      0.0%       0.0%        0.0%
  Land                          0.0%       76.0%       100.0%

Percentage of properties
(based on cost) that were:
  Newly constructed (within a   17.8%      0.0%        0.0%
year of acquisition)
  Existing                      82.2%      100.0%      0.0%
  Construction                  0.0%       0.0%        0.0%
Number of properties sold       0          18          5
                                           41.5%(2)
Number of properties exchanged  0          0           0
Number of mortgages/notes       0          7           383
repaid

(1) Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at December 31, 1999.









Of the programs included in the above table, the REIT and one of the four real estate equity programs have investment objectives similar to ours. Those programs represent approximately 84% of the aggregate amount raised from investors, approximately 72% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

During the three years prior to December 31, 1999, IREC purchased 93 commercial properties. Upon written request, any potential investor may obtain, without charge, a copy of Table VI filed with the SEC in Part II of our Registration Statement of which this Supplement is a part, which provides more detailed information concerning these acquisitions. See "Additional Information."

Publicly Registered Real Estate Investment Trust

Inland Real Estate Corporation ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of 10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of December 31, 1998, the Fourth Offering was terminated and IREC had received subscriptions for a total of 16,642,397 shares from the Fourth Offering. In addition, as of June 30, 2000, IREC had issued 5,441,299 shares of common stock through its Distribution Reinvestment Program. As of June 30, 2000, IREC had repurchased 1,094,009 shares of common stock through its share Repurchase Program. As a result, IREC's gross offering proceeds totaled approximately $578,834,000 for all of such offerings, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program, as of June 30, 2000. IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of June 30, 2000, the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus an annual cash distribution of $0.89 per share paid monthly.

IREC has placed financing totaling approximately $460,701,000 on 112 of its 119 properties as of June 30, 2000. IREC's 119 properties, a total investment of approximately $969,842,000 at June 30, 2000, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through June 30, 2000, cash distributions have totaled $129,179,541, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

On March 7, 2000, IREC entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which it agreed to acquire its advisor and property manager and become a self-administered REIT, through a tax-free, non-cash merger (the "Merger"). Pursuant to the Merger Agreement, upon closing, IREC will issue an aggregate of 6,181,818 shares, or approximately eleven percent (10%) of its common stock taking into account such issuance, to the respective parents of its advisor and property manager. The closing of the Merger is subject to numerous conditions including (i) approval of the Merger Agreement by IREC's stockholders at its upcoming annual meeting; (ii) the delivery of an opinion of counsel that the completion of the Merger will not result in the revocation of IREC's status as a REIT for federal income tax purposes; (iii) delivery of an opinion of counsel that the transaction shall be treated as a tax free reorganization under the Internal Revenue Code of 1986, as amended, and (iv) the delivery of an opinion that the Merger is fair to IREC from a financial point of view. Concurrent with completing the Merger, the Board of Directors contemplates: (i) appointing new officers and entering into employment agreements with these individuals; (ii) entering into a lease agreement for office space with The Inland Group, Inc.; and (iii) receiving a license from The Inland Group, Inc. that gives it the right to the continued use of the name "Inland Real Estate Corporation" and the corporate logo.

Publicly Registered Limited Partnerships

Inland Monthly Income Fund II, L.P. ("Monthly Income Fund II")-- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through June 30, 2000, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $489.75 per $500 unit or $26,079,202, including $19,290,819 from operations and an additional $6,788,383 which constitutes the net proceeds from the sale of the Wholesale Club and Euro-Fresh Market Plaza.

In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

In November 1999, Monthly Income Fund II sold its Euro-Fresh Market Plaza property in Illinois for $2,400,000. Net sales proceeds of $2,392,819 will be distributed in the first quarter of 2000. The property was purchased by Monthly Income Fund II in December 1990 for $2,186,383, which included acquisition fees of $180,645 and related acquisition costs of $5,738. The gain on sale for financial reporting purposes was $435,276, which is net of selling expenses and commissions.

In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale
Club and Euro-Fresh Market Plaza, achieved capital appreciation on 26% of the partnership's investment in properties.

Inland Land Appreciation Fund II, L.P. ("Land Fund II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.
Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of June 30, 2000, Land Fund II has had multiple sales transactions involving all or portions of 11 parcels which generated $24,729,443 in net sales proceeds, including notes receivable of $2,978,000. Land Fund II's cost basis in the land parcels sold was $16,064,146 resulting in a gain, net of selling expenses and commissions, of $8,665,297 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2000 totaled $13,793,106 including $13,072,106 from sales and $721,000 from operations.

Inland Capital Fund, L.P. ("Land Fund III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2000, Land Fund III has had multiple sales transactions involving the house and portions of eight parcels which generated $11,636,067 in net sales proceeds, including notes receivable of $1,083,366. Land Fund III's cost basis in the land parcels sold was $6,954,889 resulting in a gain, net of selling expenses and commissions, of $4,681,178 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2000 totaled $10,831,124, all from the sale of land parcels.

Inland Mortgage Investors Fund III ("Mortgage Fund III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

Mortgage Fund III raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. Cash distributions to limited partners through December 30, 1998 totaled $3,601,917, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,751 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties. This partnership was completed in December 1998.

Private Partnerships

Since inception and through June 30, 2000 (including the programs described below under "--Private Placement Real Estate Equity Program," and "-- Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 306 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

From 1990 and through June 30, 2000, investors in Inland's private partnerships have received total distributions in excess of $226,666,300, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois,
Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.


Private Placement Real Estate Equity Program

Wisconsin Capital Land Fund, L.P., an Illinois limited partnership ("Wisconsin Land Fund"), was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.
Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 56 lot sales since 1995 for total gross sales proceeds of $2,137,250. Seven remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount was 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. On January 5, 1999, Parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 cash distribution. On April 4, 2000, $227,500 was distributed to investors from lot sale proceeds from parcel 5. To date, investors have received $1,600 for every $1,000 invested.

As of June 30, 2000, the partnership's remaining assets consist of parcel 2 and the 7 remaining lots in parcel 5.

Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (our President, Chief Operating Officer, Treasurer, Chief Financial Officer and an Affiliated Director) is President, currently provides property zoning, development and disposition services to this partnership. See "Management--Directors and Executive Officers of the Company."

Private Placement Mortgage And Note Programs

During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

Triple Security Fund, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

10% Income Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was completed in 1996.

9% Income Junior Mortgage Fund, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765.31 of which $512,765.31 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in October 1998.
Inland Employee Appreciation Fund, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

9% Monthly Cash Fund, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. The partnership was completed in August 1999.

9% Monthly Cash Fund II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000.

IMC Note Issue #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through June 30, 2000 totaled $3,517,306, of which $3,497,850 was interest earnings and $19,456 was a subsidy from IREIC pursuant to the guarantee for that program.

Inland Condominium Financing Fund, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

Loan Modifications and Work-Outs

Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14
W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (none of which were in default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.
In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

In the case of the Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.
In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan was secured by a first mortgage against the property.

In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marsailles Limited Partnerships, through their general partner, were attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. As of June 30, 1999, an agreement had been reached with HUD and mortgage payments have been resumed by the partnerships.

Effects of Property Exchanges on Investors

The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships.
In addition, the tax- deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

Additional Information

Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

Upon written request, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland Affiliated Companies which has reported to the SEC within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.


Summary Tables

The following summary tables set forth certain information concerning prior programs discussed above through December 31, 1999.

Land Fund II, Land Fund III and Wisconsin Land Fund were formulated as pure capital appreciation investments. No current return (i.e., from rents or interest) was contemplated or available as capital was invested in non-income producing vacant land parcels. Distributions are received on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price (net of costs of the sale) minus the fully loaded purchase price (allocated capital). The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:

FUND       NET SALES  LES   FULLY LOADED     =    NET PROFITS    GROSS RETURN  AVERAGE ANNUAL
           PRICES OF  S     PURCHASE PRICE        ON PARCELS     % (NET        RETURN ON
           PARCELS          (ALLOCATED            SOLD TO DATE   PROFIT/ALLOCA ALLOCATED
           SOLD TO          CAPITAL OF                           TED CAPITAL   CAPITAL (GROSS
           DATE             PARCELS SOLD TO                                    RETURN
                            DATE)                                              %/AVERAGE
                                                                               NUMBER OF
                                                                               YEARS OF
                                                                               CAPITAL
                                                                               INVESTED
                                             <C
                                             >
Land Fund  20,803,616        14,528,644            6,274,972      43%           4.32%
II

Land Fund  11,636,06        6,954,889             4,681,178      67%           8.41%
III        7

Wisconsin  4,041,597        1,917,263             2,124,344      111%          15.80%
Land Fund


CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                     CAPITAL   TOTAL      =  RETURN OF  + RETURN ON   RETURN ON
                     RAISED                  INVESTMEN    INVESTMEN   INVESTMENT
                                             T            T           PER YEAR

Monthly Income Fund  $         $             $            $           8.00%
II                   25,323,5  26,079,2      6,788,383    19,290,81
                     69        02                         9

Mortgage Fund III    2,837,24  3,601,91      2,420,751    1,181,166   6.25%
                     9         7

Triple Security      3,000,00  4,294,21      3,000,000    1,294,216   10.00%
Fund, L.P.           0         6

Employee             400,000   502,198       400,000      102,198     10.00%
Appreciation Fund,
L.P.*
Inland Junior        410,000   541,156       410,000      131,156     6.97%
Mortgage Fund,
L.P.*
Inland Condominium   1,031,00  1,411,61      1,031,000    380,617     10.00%
Financing Fund,      0         7
L.P.
10% Income Fund,     2,000,00  2,878,33      2,000,000    878,335     10.00%
L.P.                 0         5
9% Income Junior     1,000,00  1,512,70      1,000,000    512,708     9.00%
Mortgage Fund,       0         8
L.P.*
9% Monthly Cash      4,000,00  6,291,14      4,000,000    2,291,146   9.00%
Fund, L.P.           0         6
9% Monthly Cash      4,000,00  2,356,58      4,000,000    2,417,653   9.00%
Fund II, L.P.        0         6
IMC Note Issue #2    6,800,00  3,245,17      0            3,380,562   8.00%
1993                 0         9


*   Returns of Capital prior to Final Distribution.

Index to Financial Statements


Inland Retail Real Estate Trust, Inc.:                    Page

Consolidated Financial Statements (unaudited) at and for F- 1 the three months ended March 31, 2000

Notes to Consolidated Financial Statements (unaudited)    F- 7
at March 31, 2000

Pro Forma Consolidated Balance Sheet (unaudited) at       F-16
March 31, 2000

Notes to Pro Forma Consolidated Balance Sheet             F-18
(unaudited) at March 31, 2000

Pro Forma Consolidated Statement of Operations            F-20
(unaudited) for the three months
  ended March 31, 2000

Notes to Pro Forma Consolidated Statement of Operations   F-22
(unaudited) for the three months   ended March 31, 2000

Pro Forma Consolidated Statement of Operations            F-24
(unaudited) for the year ended
  December 31, 1999

Notes to Pro Forma Consolidated Statement of Operations   F-26
(unaudited) for the year
  ended December 31, 1999


Lake Walden Square:

Independent Auditors' Report                              F-32

Historical Summary of Gross Income and Direct Operating   F-33
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and       F-34
Direct Operating Expenses for the   year ended December
31, 1998


Merchants Square Shopping Center:

Independent Auditors' Report                              F-36

Historical Summary of Gross Income and Direct Operating   F-37
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and       F-38
Direct Operating Expenses for the   year ended December
31, 1998


Town Center Commons:

Independent Auditors' Report                                F-40

Historical Summary of Gross Income and Direct Operating     F-41
Expenses for the period from   January 1, 1999 through
March 31, 1999

Notes to the Historical Summary of Gross Income and Direct  F-42
Operating Expenses for the   period from January 1, 1999
through March 31, 1999


Boynton Commons Shopping Center:

Independent Auditors' Report                                F-44

Historical Summary of Gross Income and Direct Operating     F-45
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and Direct  F-46
Operating Expenses for the year   ended December 31, 1998


Lake Olympia Square:

Independent Auditors' Report                                F-48

Historical Summary of Gross Income and Direct Operating     F-49
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and Direct  F-50
Operating Expenses for the year   ended December 31, 1998


Bridgewater Marketplace:

Independent Auditors' Report                                F-52

Historical Summary of Gross Income and Direct Operating     F-53
Expenses for the period from   January 1, 1999 through
June 30, 1999

Notes to the Historical Summary of Gross Income and Direct  F-54
Operating Expenses for the   period from January 1, 1999
through June 30, 1999



Bartow Marketplace:

Independent Auditors' Report                                F-56

Historical Summary of Gross Income and Direct Operating     F-57
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and Direct  F-58
Operating Expenses for the year   ended December 31, 1998


Countryside Shopping Center:

Independent Auditors' Report                                F-60

Historical Summary of Gross Income and Direct Operating     F-61
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and Direct  F-62
Operating Expenses for the year   ended December 31, 1998


Casselberry Commons:

Independent Auditors' Report                                F-64

Historical Summary of Gross Income and Direct Operating     F-65
Expenses for the year ended   December 31, 1998

Notes to the Historical Summary of Gross Income and Direct  F-66
Operating Expenses for the year   ended December 31, 1998

Conway Plaza:

Independent Auditors' Report                                F-68

Historical Summary of Gross Income and Direct Operating     F-69
Expenses for the year ended   December 31, 1999

Notes to the Historical Summary of Gross Income and Direct  F-70
Operating Expenses for the year   ended December 31, 1999

Historical Summary of Gross Income and Direct Operating     F-72
Expenses (unaudited) for the three months ended March 31,
2000

Notes to the Historical Summary of Gross Income and Direct  F-73
Operating Expenses (unaudited) for the three months ended
March 31, 2000












Pleasant Hill Square:

Independent Auditors' Report                                F-74

Historical Summary of Gross Income and Direct Operating     F-75
Expenses for the year ended   December 31, 1999

Notes to the Historical Summary of Gross Income and Direct  F-76
Operating Expenses for the year   ended December 31, 1999

Historical Summary of Gross Income and Direct Operating     F-78
Expenses (unaudited) for the three   months ended March 31,
2000

Notes to the Historical Summary of Gross Income and Direct  F-79
Operating Expenses(unaudited)   for the three months ended
March 31, 2000

Gateway Market Center

Independent Auditors' Report                                F-80

Historical Summary of Gross Income and Direct Operating     F-81
Expenses for the year ended   December 31, 1999

Notes to the Historical Summary of Gross Income and Direct  F-82
Operating Expenses for the year   ended December 31, 1999

Historical Summary of Gross Income and Direct Operating     F-84
Expenses (unaudited) for the three   months ended March 31,
2000

Notes to the Historical Summary of Gross Income and Direct  F-85
Operating Expenses (unaudited)   for the three months ended
March 31, 2000


              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

                   Consolidated Balance Sheets

              March 31, 2000 and December 31, 1999
                           (unaudited)


                             Assets

                                          March         December
                                              2000          1999
Investment Properties:
Land                                      $35,475,586  $  33,260,261

Tenant Improvements                       228,234       201,418
Building and site improvements             99,963,193   93,765,247

                                          135,667,013   127,226,926
Less accumulated depreciation                2,132,381    1,226,910

Net investments in properties             133,534,632   126,000,016


Cash and cash equivalents                 15,096,311    14,869,164
Restricted cash (Note 1)                  1,054,581     1,246,889
Accounts and rents receivable, (net of    1,728,015     1,331,213
allowance   of $258,157 and none as of
March 31, 2000 and   December 31, 1999,
respectively)(Note 6)
Real estate tax and insurance escrow      286,870       227,123
deposits
Furniture and equipment (net of
accumulated
Depreciation of $3,023 and $2,413 as of   9,166         9,776
March 31, 2000 and December 31, 1999,
respectively)
Loan fees (net of accumulated
amortization of
$38,135 and $20,432 as of March 31, 2000
and
December 31, 1999, respectively)          156,732       164,433
Leasing fees (net of accumulated          27,285        34,106
amortization of   $5,667 and $3,346 as
of March 31, 2000 and   December 31,
1999, respectively)
Other assets                                380,135        105,416

Total assets                              $152,273,727  $
                                                         143,988,136


















   See accompanying notes to consolidated financial statements


              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

                   Consolidated Balance Sheets
                           (continued)

              March 31, 2000 and December 31, 1999
                           (unaudited)


              Liabilities and Stockholders' Equity


                                         March         December
                                             2000          1999
Liabilities:
Accounts payable                         $ 306,702  $      74,094

Accrued offering costs due to            1,604,106     1,309,642
Affiliates
Accrued offering costs due to non-         316,175       1,554,262
affiliates
Accrued interest payable to non-         490,443       419,003
affiliates
Real estate tax payable                  381,539       --
Distributions payable (Note 11)          418,582       331,467
Security Deposits                        284,941       232,370
Mortgages payable (Note 7)               89,782,139    93,099,852
Unearned income                          160,471       9,585
Other liabilities                        1,238,419     1,359,209
Due to Affiliates (Note 3)               1,249,772       582,787


Total liabilities                        96,233,289    98,972,271


Minority interest in partnership         2,000         2,000

Stockholders' Equity:
Preferred Stock, $.01 par value,         --            --
10,000,000   shares authorized, none
outstanding
Common Stock, $.01 par value, shares     68,186        54,338
  100,000,000 authorized, 6,818,556 and
  5,433,839 issued and outstanding at
March   31, 2000 and December 31, 1999,
  respectively

Additional paid-in capital (net of
costs of
  Offering of $10,175,875 and
$8,057,059 at   March 31, 2000 and
December 31, 1999,   respectively, of
which $8,255,594 and   $5,193,155 was
paid to Affiliates,
  respectively)                          57,881,963    46,188,392
Accumulated distributions in excess of
  Net income                             (1,911,711)    (1,228,865)


Total stockholders' equity                 56,038,438    45,013,865


Commitments and contingencies (Notes
5,6 and   10)

Total liabilities and stockholders'      $152,273,727  $ 143,988,136
equity



  See accompanying notes to consolidated financial statements.

              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

              Consolidated Statement of Operations

            For the three months ended March 31,2000
                           (unaudited)




Income:
Rental income                                        $3,475,191
Additional rental income                             1,335,078
Interest income                                      200,950
Other income                                           3,599


                                                      5,014,818

Expenses:
Professional services to Affiliates                  --
Professional services to non-                        80,725
affiliates
General and administrative expenses
  to Affiliates                                      60,483
General and administrative expenses to
  non-affiliates                                     47,176
Property operating expenses to
  Affiliates                                         199,455
Property operating expenses to
 non-affiliates                                      1,462,511
Mortgage interest to Affiliates                      --
Mortgage interest to non-affiliates                  1,766,153
Acquisition costs expense                            3,877
Depreciation                                         906,081
Amortization                                            20,024

                                                      4,546,485

Net income                                           $  468,333

                                                     ==========
                                                     =
Net income per common share, basic and
    diluted                                          $     .08
                                                     ==========
                                                     =
Weighted average number of common
shares
outstanding, basic and diluted                       6,174,848
                                                     ==========






  See accompanying notes to consolidated financial statements.
              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

         Consolidated Statement of Stockholders' Equity

            For the three months ended March 31, 2000
                           (unaudited)

                         Common    Additiona  Accumulated    Total
                           Stock   l Paid-in  Distributio
                                    Capital   ns in
                                              excess of
                                              net Income
Balance at December 31,  $54,338  46,188,392  (1,228,865)  45,013,865
1999

Net income                                    468,333      468,333
Distributions declared                        (1,151,179)  (1,151,179)
  ($.75 per weighted
average
  number of common
shares
  outstanding)
Proceeds from offering    13,848   11,693,571          --   11,707,419
  Including DRP (net of
  current period and
  cumulatively offering
  costs of $2,118,816,
and   $10,175,875)

Balance at March 31,     $68,188  57,881,963  (1,911,711)  56,038,438
2000
                         ========  =========  ===========  =========
                         ==        ==                      ==





























  See accompanying notes to consolidated financial statements.

              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

              Consolidated Statement of Cash Flows

            For the three months ended March 31, 2000
                           (unaudited)



Cash flows from operating activities:
  Net income                                       $  468,333

  Adjustments to reconcile net income
to net
    Cash provided by operating
activities:
    Depreciation                                   906,081
    Amortization                                   20,024
    Interest escrow                                31,632
    Rental income under master lease               99,658
    Straight line rental income                    (81,292)
    Changes in assets and liabilities:
      Accounts and rents receivable                (315,510)
      Other assets                                 (274,719)
      Real estate tax and insurance                (59,747)
escrows
      Accrued interest payable to non-             71,440
        affiliates
      Real estate tax payable                      381,539
      Accounts payable                             232,608
      Unearned income                              150,886
      Other liabilities                            (120,790)
      Security deposits                            52,571
      Due to affiliates                               666,985

Net cash provided by operating                      2,229,699
activities

Cash flows from investing activities:
  Restricted cash                                  192,308
  Purchase of investment properties                (8,540,755)

  Additions to investment properties               (30,622)
  Leasing Fees                                         4,500
Net cash used in investing activities              (8,374,569)


Cash flows from financing activities:
  Proceeds from offering                           13,826,235

  Payment of offering costs                        (3,062,439)

  Principal payments of debt                       (3,317,713)

  Loan fees                                        (10,002)
  Distributions paid                                (1,064,064)

Net cash provided by financing                      6,372,017
activities

Net increase in cash and cash                      227,147
equivalents

Cash and cash equivalents at January               14,869,164
1, 2000

Cash and cash equivalents at March 31,             $15,096,311
2000
                                                   ==========
                                                   ==


See accompanying notes to consolidated financial statements.

              INLAND RETAIL REAL ESTATE TRUST, INC.
                    (a Maryland corporation)

              Consolidated Statement of Cash Flows
                           (continued)

            For the Three months ended March 31, 2000
                           (unaudited)

Supplemental schedule of noncash investing and financing activities:


Distributions payable                           $    418,582
                                                ===============

Cash paid for interest                          $  1,694,713
                                                ===============






































See accompanying notes to consolidated financial statements.
INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements

March 31, 2000
(unaudited)

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Retail Real Estate Trust, Inc. (the "Company") for the fiscal year ended December 31, 1999, which are included in the Company's 1999 Annual Report, as certain footnote disclosures contained in such audited financial statements have omitted from this Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included in this quarterly report.

(1)  Organization and Basis of Accounting
Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering ("Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). As of March 31, 2000, the Company had received subscriptions for a total of 6,738,872 Shares. In addition, the Company has issued 79,684 Shares pursuant to the Company's DRP.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under Section 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to Federal income tax to the extent it distributes at least 95% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of March 31, 2000, the Company does not believe any such impairment of its properties exists.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for and 15 years for the site improvements. Furniture and equipment is depreciated over five years. Tenant improvements are amortized on a straight-line basis over the life of the related leases.

Loan fees are amortized on a straight-line basis over the life of the related loans.

Offering costs are offset against the Stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the period presented herein. Results of interim periods are not necessarily indicative of results to be expected for the year.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to affiliates and non-affiliates, accrued interest payable to non-affiliates, accrued real estate taxes, distributions payable and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements." The staff determined that a lessor should defer recognition of contingent rental income (i.e., percentage/excess rent) until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB.

INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)


(2)  Basis of Presentation

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the operating partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Balance Sheet. The effect of all significant intercompany transactions have been eliminated.

(3)  Transactions with Affiliates

As of March 31, 2000, the Company had incurred $10,175,875 of offering costs, of which $8,255,594 was paid to affiliates. Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offering ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of March 31, 2000, offering costs did not exceed the 5.5% and 15% limitations, and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the Offering. Such costs are offset against the Stockholders' equity accounts. As of March 31, 2000 such costs totaled $6,027,842of which $76,751 was unpaid at March 31, 2000.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates and general and administrative expenses to Affiliates. The Company incurred $1,062,539 of these costs, of which $ 867,098 remained unpaid.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.
INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus other operating expenses paid during the previous calendar year exceed 2% of the Company's average invested assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that stockholders have not received an annual distribution equal to or greater than the 7% Current Return. For the three months ended March 31, 2000 and March 31, 1999, the Company neither paid nor accrued such fees.

The property manager, an entity owned principally by individuals who are affiliates of the Advisor, is entitled to receive property management fees for management and leasing services. No such fees had been incurred for the three months ended March 31, 1999. The Company incurred and paid property management fees of $199,455 for the three months ended March 31, 2000.

(4)  Stock Option Plan and Soliciting Dealer Warrants

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares to be granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of the termination of the Offering or February 11, 2001. As of March 31, 2000, no options had been issued.

In addition to sales commissions, the dealer manager of the offering ("an Affiliate of the Advisor) has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealers warrants to purchase an equivalent number of Shares. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of March 31, 2000, 268,233 had been issued, these warrants had no value and none had been exercised.

INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

(5)  Investment Properties:

An Affiliate of the Company initially purchased seven of the investment properties on behalf of the Company.  The Company subsequently purchased each property from this Affiliate at their costs upon receipt of proceeds from the
Offering.
                                                   Gross amount at
                                                   which
                               Initial             Carried at March                    Dat
                          Costs                    31, 2000                            e
                                   (A)

                                   Buildin  Adjust          Buildin            Accumu  Con-
                                   gs       ments           gs                 lated
                                   And      to              And       Total    Deprec  Str  Date
                                                                               iation  u-
                  Encumb     Land  Improve  Basis     Land  Improve       (D)      (E  cte  Acq.
                  rance            ments    (C)             ments              )       d
Multi-Tenant
Retail
Lake Walden       10,023  3,006,6  11,549,  26,378 3,006,6  11,575,   14,582,  432,29  199  05/9
Square            ,652    62       586             62       964       626      7       2    9
  Plant City, FL
Merchants Square  3,167,  992,225  4,749,8  12,619 992,225  4,762,4   5,754,6  142,01  199  06/9
  Zephyrhills, FL 437              18                       37        62       4       3    9
Town Center       7,258,  3,293,7  6,350,8  24,719 3,293,7  6,375,5   9,669,3  171,69  199  07/9
Commons           000     92       35              92       54        46       2       8    9
  Kennesaw, GA
Boynton Commons   19,662  8,698,3  21,803,  (106,9 8,698,3  21,696,   30,394,  524,55  199  07/9
  Boynton Beach,  ,500    55       370      25)    55       445       800      3       8    9
FL
Lake Olympia      5,870,  2,567,4  7,306,4  (67,62 2,567,4  7,238,8   9,806,3  158,81  199  09/9
Square            750     71       83       5)     71       58        29       8       5    9
  Ocoee, FL
Bridgewater       4,780,  783,492  5,221,6  (565)  783,492  5,221,0   6,004,5  107,34  199  09/9
Marketplace       000              18                       53        45       1       8    9
  Orlando, FL
Bartow            18,375  6,098,1  18,308,  499    6,098,1  18,308,   24,406,  325,47  199  09/9
Marketplace       ,000    78       271             78       770       948      4       5    9
  Cartersville,
GA
Countryside       6,720,  1,117,4  7,478,1  7,048  1,117,4  7,485,2   8,602,6  118,29  199  10/9
  Naples, FL      000     28       73              28       21        49       6       7    9
Casselberry       13,924  6,702,6  11,191,  17,373 6,702,6  11,209,   17,911,  108,82  197  12/9
Commons           ,800    58       912             58       285       943      0       3/   9
  Naples, FL                                                                           199
                                                                                       8
Conway Plaza      --      2,215,3   6,325,    (7,5  2,215,   6,317,    8,533,     43,  198  02/0
  Orlando, FL             25       430      90)    325      840       165      076     5/1  0
                                                                                       999

Totals            89,782  35,475,  100,285  (94,06 35,475,  100,191   135,667  2,132,
                  ,139    586      ,496     9)     586      ,427      ,013     381

INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

The initial cost to the Company represents the original purchase price of the property from an Affiliate of our Advisor, or an unaffiliated third party, including amounts incurred subsequent to acquisition, most of which were contemplated at the time the property was acquired.

Adjustments to basis includes additions to investment properties net of payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $271,767 as of March 31, 2000.

When Lake Olympia Square was purchased by an affiliate of our Advisor, $234,145 was escrowed at the closing. At the time of purchase by the Company, $89,400 of these funds remained available to be used on a monthly basis to pay the principal portion of the debt service through July, 2000. The net effect of this structure is that the Company will pay the interest portion of the debt service over the next four months. The cumulative amount received by the Company was $72,810 as of March 31, 2000, which is reflected as an adjustment to the basis of the property.

(6)  Leases

Master Leases
In connection with certain acquisitions, the Company receives payments under master lease agreements on some of the space which was vacant at the time of the purchase, for periods ranging from one to two years after the date of the purchase of until the spaces are leased. GAAP requires that as these payments are received, they be recorded as rental income. The cumulative amount of such payments was $271,767 as of March 31, 2000.

Operating Leases
Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying consolidated financial statements include an increase of $81,292 for the three months ended March 31, 2000, of rental income for the period of occupancy for which stepped rent increases apply and $81,292 in the related accounts and rents receivable as of March 31, 2000. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.
INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

(7)  Mortgages Payable

Mortgages payable consist of the following at March 31, 2000:

Property as          Interes  Maturity  Monthly    Balance at
Collateral           t           Date   Payments   March 31, 2000
                       Rate

Lake Walden Square   7.63%    11/2007   $  72,584  $  10,023,652
                                        (a)
Merchants Square     7.25%    11/2008   (b)        3,167,437
Town Center Commons  7.72%    04/2000   (c)        2,508,000
                     7.00%    04/2006   (b)        4,750,000
Boynton Commons *    7.88%    09/2000   (c)        4,537,500
                     7.21%    03/2006   (b)        15,125,000
Lake Olympia Square  8.25%    04/2007   50,978     5,870,750
                                        (a)
Bridgewater          7.72%    09/2000   (c)        1,792,500
Marketplace
                     7.72%    09/2006   (c)        2,987,500
Bartow Marketplace   7.47%    09/2000   (c)        4,900,000
                     7.47%    09/2004   (c)        13,475,000
Countryside          7.72%    03/2001   (c)        6,720,000
Casselberry Commons  8.60%    04/2000   (c)        5,221,800
*
                     7.64%    04/2006   (b)           8,703,000

                                                   $  89,782,139
                                                   =============


Payments include principal and interest.

Payments include interest only at a fixed rate.

Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR.

* Certain of the mortgages payable are subject to guarantees, in which an Affiliate of the Advisor has guaranteed payment on these notes to the lender.

  These mortgages are serviced by an Affiliate of the Advisor on behalf of the Company. The Affiliate receives servicing fees at a market rate for such services.
INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

(8)  Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. All of the Company's shopping centers are located within Florida and Georgia. The Company's shopping centers are typically anchored by grocery and drug stores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations of the reportable segments are summarized in the following tables as of March 31, 2000, and for the three month period then ended, along with a reconciliation to net income.

                                                2000

Total property revenues                      $ 4,810,269
Total property operating
 Expenses                                    1,661,966
Mortgage interest                              1,766,153

Net property operations                        1,382,150

Interest income                              200,950
Other income                                 3,599
Less non property expenses:
 Professional services                       80,725
 General and administrative                  111,536
 Depreciation and amortization                   926,105

Net income                                   $  468,333


Total Assets
  Shopping Centers                           137,949,675
  Non-segment assets                         14,324,052

                                             $152,273,727

                                             ===========
                                             =

INLAND RETAIL REAL ESTATE TRUST, INC.
(a Maryland corporation)

Notes to Consolidated Financial Statements
(continued)

March 31, 2000
(unaudited)

 (9)  Earnings per Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of March 31, 2000, warrants to purchase 268,233 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the warrants exercise price was greater than the average market prices of common shares. The weighted average number of common shares outstanding were 6,174,848 for the period ended March 31, 2000.

(10)  Commitment and Contingencies

The Company is not subject to any material pending legal proceeding.


(11)  Subsequent Events

The Company paid a distribution of $418,582 and $435,330 to its Stockholders in April and May, 2000, respectively.

On May 2, 2000, the Company obtained financing totaling
$5,000,000 secured by Conway Plaza from an unaffiliated lender.
The mortgage loan requires monthly payments of interest only at a floating rate per annum of 1.65% over a LIBOR related index
(currently 7.8137%) and is due June 1, 2005.

On April 13, 2000, a scheduled principal payment of $2,508,000 was made to fully retire one note due on the Town Center Commons Shopping Center. On April 28, 2000, a principal payment in the amount of $1,305,250 was made to the lender on the Casselberry Commons Shopping Center. The amount paid represented a partial paydown on one of the two notes secured by the property.


Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2000
(unaudited)
The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisition of the properties indicated in Note B had occurred on March 31, 2000.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2000, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.
Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2000
(unaudited)

                                               Pro Forma
                                               Adjustmen
                                               ts (B)
                                   (A)         Property   Pro
                                                          Forma
                                   Historical  Acquisiti  as
                                               ons        adjusted
Assets

Net investment properties          $133,534,632 55,345,66  188,880,
                                   32          6          298
Cash                               15,096,311             12,518,712
                                               (2,577,599)

Restricted cash                    1,054,581   452,292    1,506,873

Accounts and rents receivable      1,728,015   -          1,728,015

Real Estate Tax and Insurance      286,870     -          286,870
escrows (E)
Furniture and Equipment            9,166       -          9,166
Loan fees, net                     156,732     -          156,732
Leasing fees, net                  27,285      -          27,285
Other assets                       380,135     265,180    645,315

Total assets                       $152,273,727 53,485,539 205,759,266



Liabilities and Stockholders'
Equity

Accounts payable                   306,702     -          306,702
Accrued offering costs             1,920,281   -          1,920,281

Accrued interest payable           490,443     -          490,443
Real estate taxes payable          381,539     122,423
                                                          503,962
Distribution payable               418,582     -          418,582
Security deposits                  284,941     17,331     302,272
Mortgages payable (D)              89,782,139  32,757,000 122,539,139

Unearned income                    160,471     -          160,471
Other liabilities                  1,238,419   3,272,292  4,510,711

Due to Affiliates                  1,249,772   -          1,249,772


Total liabilities                  96,233,289  36,169,046  132,402,335


Minority interest in partnership   2,000       -          2,000
(C)

Common Stock                       68,186      20,135     88,321
Additional paid-in capital (net of 57,881,963 17,296,358  75,178,321
Offering costs)
Accumulated distributions in       (1,911,711)  -          (1,911,711)
excess of net income

Total stockholders' equity (F)     56,038,438  17,316,493  73,354,931


Total liabilities and              $152,273,727  53,485,539  205,759,266
stockholders' equity




See accompanying notes to pro forma consolidated balance sheet.
Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2000
(unaudited)

(continued

The historical column represents our Consolidated Balance Sheet as of March 31, 2000. As of March 31, 2000, the Company had sold 6,738,872 Shares to the public resulting in gross proceeds of $67,169,026 and an additional 79,684 Shares pursuant to the DRP for $756,998 of additional gross proceeds. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 Shares.

The pro forma adjustments reflect the acquisition of the following properties:

                         Pleasant    Gateway      Total
                         Hill        Market       Pro Forma
                         Square      Center       Adjustments

Assets

Net investment in        $34,341,500 21,004,166   55,345,666
properties
Cash                     -           (2,577,599)  (2,577,599)
Restricted cash          425,292     -            452,292
Other assets                 139,400 125,780      265,180

Total assets             $34,933,192 18,552,347   53,485,539

Liabilities and
Stockholders' Equity

Accrued real estate         30,766   91,657       122,423
taxes
Security deposits        13,641      3,690        17,331
Mortgages payable        17,120,000  15,637,000   32,757,000
Other liabilities           452,292   2,820,000    3,272,292


Total liabilities        17,616,699  18,552,347   36,169,046

Common Stock             20,135      -            20,135
Additional paid in       17,296,358  -            17,296,358
capital (net of
  Offering costs)

Total stockholders       17,316,493  -            17,316,493
equity

Total liabilities and    $34,933,192 18,552,347   53,485,539
stockholders'   equity


Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2000
(unaudited)(continued)
The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

Represents the first mortgage loans assumed and originated in conjunction with the acquisition of properties. These mortgage loans with an aggregate principal balance of approximately $122,539,000 are payable to third parties at interest rates ranging from 6.9% to 8.53% per annum and have maturities ranging from September 2000 to November 2008.

Represents real estate tax and insurance escrows held.

Additional offering proceeds of $20,135,000 net of offering costs of $2,818,507 are reflected as received as of March 31, 2000.
Offering costs consist principally of registration costs, printing and selling costs, including commissions.

Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2000
(unaudited)

The following unaudited Pro Forma Consolidated Statement of
Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma
Consolidated Statement of Operations as though they occurred on January 1, 1999.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2000, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.



Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2000
(unaudited)


                                     Historica
                                     l

                                     Company    Pro
                                                Forma
                                     (A)        Adjustme  Pro
                                                nt        Forma


Rental income                        $3,475,191  1,122,597  4,597,788

Percentage rental income             -          -         -
Additional rental income             1,335,078  204,362   1,539,440

Interest income                      200,950    -         200,950
Other income                         3,599      -         3,599

Total income                         5,014,818  1,326,959  6,341,777



Professional services                80,725     -         80,725
General and administrative expenses  107,659    -         107,659
Advisor asset management fee (C)     -          79,400    79,400
Property operating expenses          1,462,511  265,071   1,727,58
                                                          2
Management fee (G)                   199,455    60,712    260,167
Interest expense (H)                 1,766,153  597,649   2,363,80
                                                          2
Acquisition costs expensed           3,877      -         3,877
Depreciation (D)                     906,081    416,650   1,322,73
                                                          1
Amortization                         20,024     -         20,024

Total expenses                       4,546,485  1,419,482  5,965,967


Net income (loss) applicable to      468,333    (92,523)  375,810
common shareholders (F)


Weighted average number of shares of 6,174,848            6,194,983
common stock outstanding (E)

Basic and diluted net income (loss)  .08                  .06
per weighted average shares of
common stock outstanding (E)












See accompanying notes to pro forma consolidated statement of operations.
Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2000
(unaudited)

Historical information represents the historical statement of operations of the Company for the three months ended March 31, 2000 as filed with the SEC on Form 10-Q.

Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1999.

                             Pleasant  Gateway
                    Conway   Hill      Market     Total
                    Plaza    Square    Center     Pro Forma

Rental income       51,435   641,547   429,615    1,122,597
Percentage rental   -        -         -          -
income
Additional rental   6,690    102,542   95,130     204,362
income

Total income        58,125   744,089   524,745    1,326,959


Advisor asset       10,600   42,800    26,000     79,400
management fee
Property operating  19,674   117,865   127,532    265,071
expenses
Management fee      3,615    33,484    23,613     60,712
Interest expense    -        322,284   275,365    597,649
Depreciation        21,500   270,150   125,000    416,650

Total expenses      55,389   786,583   577,510    1,419,482


Net income (loss)   2,736    (42,494)  (52,765)   (92,523)


The advisor asset management fee has been calculated as .5% of the cost of acquisition of the properties.

Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

The pro forma weighted average shares of common stock outstanding for the period ended March 31, 2000 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

Management fees are calculated as 4.5% of gross revenues.


Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2000
(unaudited)

As part of the acquisition of certain of these properties, the Company originated debt. The pro forma adjustments relating to interest expense were based on the following terms:

Pleasant Hill Square

The Company purchased this property with the proceeds of a new first mortgage in the amount of approximately $17,120,000. The note bears will have an annual interest rate of 140 basis points over LIBOR (currently 7.53%).

Gateway Market Center

We purchased this property with the proceeds of a new mortgage, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. At the time of the purchase, the lender funded $9,025,000 and $4,512,000 respectively of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.


Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)
The following unaudited Pro Forma Consolidated Statement of
Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma
Consolidated Statement of Operations as though they occurred on January 1, 1999.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1999, nor does it purport to represent our future financial position. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

Inland Retail Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)


                                     Historica
                                     l
                                                (B)
                                     Company    Pro
                                                Forma
                                     (A)        Adjustme  Pro
                                                nt        Forma

Rental income                        $          11,202,362  15,541,976
                                     4,339,614
Percentage rental income             -          85,529    85,529
Additional rental income             1,452,868  2,538,385  3,991,253

Interest income                      237,261    -         237,261
Other income                         350        -         350

Total income                         6,030,093  13,826,276  19,856,369


Professional services                76,844     -         76,844
General and administrative expenses  208,625    -         208,625
Advisor asset management fee (C)     -          953,400   953,400
Property operating expenses          1,646,393  2,992,344 4,638,737

Management fee (G)                   225,665    625,612   851,277
Interest expense (H)                 2,367,882  6,993,092  9,360,974

Acquisition costs expensed           83,587     -         83,587
Depreciation (D)                     1,229,323  4,068,699  5,298,022

Amortization                         23,778     -         23,778

Total expenses                       5,862,097  15,633,147  21,495,244


Net income (loss) applicable to      167,996    (1,806,871)(1,638,875)
common shareholders (F)

Weighted average number of shares of 2,522,628            7,421,300
common stock outstanding (E)

Basic and diluted net income (loss)  .07                  (.22)
per weighted average shares of
common stock outstanding (E)















See accompanying notes to pro forma consolidated statement of operations.
Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)

Historical information represents the historical statement of operations of the Company for the year ended December 31, 1999 as filed with the SEC on Form 10-K.

Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1999.

                    Lake      Merchant  Town      Lake     Boynton
                              s
                    Walden    Square    Center    Olympia  Commons

Rental income       $         245,000   359,529   567,413  1,387,6
                    571,000                                74

Percentage rental   -         -         -         -        -
income
Additional rental   183,000   122,555    91,961   149,668  364,195
income

Total income        754,000   367,555   451,490   717,081  1,751,8
                                                           69

Advisor asset       72,900              48,300    49,100   152,200
management fee
                              28,700
Property operating  186,165   90,189    84,921    161,885  517,421
expenses
Management fee      33,930    16,540    20,317    32,269   82,266
Interest expense    286,988   133,720   266,000   326,312  922,360

Depreciation        149,186   80,173    121,687   182,114  459,802


Total expenses      729,169   349,322   541,225   751,680  2,134,0
                                                           49

Net income (loss)   24,831    18,233    (89,735)  (34,599  (382,18
                                                  )        0)

                                        Countrys
                                        ide
                    Bridgew   Bartow    Shopping  Casselb  Conway
                    ater                          erry
                    Marketp   Marketpl  Center    Commons  Plaza
                    lace      ace

Rental income       279,320   1,747,46  648,397   1,790,8  483,054
                              8                   25
Percentage rental   -         63,717    -         -        -
income
Additional rental   74,564    82,535    127,579   571,837  98,614
income

Total income        353,884   1,893,72  775,976   2,362,6  581,668
                              0                   62

Advisor asset       30,000    122,000   43,000    89,500   42,500
management fee
Property operating  86,821    41,168    198,943   650,051  172,708
expenses
Management fee      15,925    85,217    34,919    106,319  26,175

Interest expense    222,748   946,772   399,280   1,098,3  -
                                                  18
Depreciation        122,089   488,010   227,448   405,687  258,083


Total expenses      477,583   1,683,16  903,590   2,349,8  499,466
                              7                   75

Net income (loss)   (123,69   210,553   (127,614           82,202
                    9)                  )         12,787


Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)


                        Pleasant  Gateway
                        Hill      Market      Total
                        Square    Center      Pro Forma

Rental income           2,345,40  777,273     11,202,362
                        9
Percentage rental       -         21,812      85,529
income
Additional rental       430,874   241,003     2,538,385
income

Total income            2,776,28  1,040,088   13,826,276
                        3

Advisor asset           171,200   104,000     953,400
management fee
Property operating      495,461   306,611     2,992,344
expenses
Management fee          124,932   46,803      625,612
Interest expense        1,289,13  1,101,458   6,993,092
                        6
Depreciation            1,074,42  500,000     4,068,699
                        0

Total expenses          3,155,14  2,058,872   15,633,147
                        9

Net income (loss)       (378,866  (1,018,784  (1,806,871
                        )         )           )


Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)

Acquisition of Conway Plaza, Orlando, Florida

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule
3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

Conway Plaza
                               *As       Pro
                                         Forma
                               Reported  Adjustme  Total
                                         nts
    Rental income              $         -         483,054
                               483,054
    Additional rental income   98,614    -         98,614

    Total income               581,668   -         581,668

    Advisor asset management   -         42,500    42,500
    fee
    Property operating         172,708   -         172,708
    expenses
    Management fees            25,929    246       26,175
    Depreciation               -         258,083   258,083

    Total expenses             198,637   300,829   499,466

    Net income (loss)          $         (300,829  82,202
                               383,031   )


Acquisition of Pleasant Hill Square, Duluth, Georgia

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule
3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

Pleasant Hill Square
                               *As       Pro
                                         Forma
                               Reported  Adjustme  Total
                                         nts
    Rental income              $         -         2,345,4
                               2,345,40            09
                               9
    Additional rental income   430,874   -         430,874

    Total income               2,776,28  -         2,776,2
                               3                   83

    Advisor asset management   -         171,200   171,200
    fee
    Property operating         495,461   -         495,461
    expenses
    Management fees            72,079    52,853    124,932
    Interest expense           -         1,289,13  1,289,1
                                         6         36
    Depreciation               -         1,074,42  1,074,4
                                         0         20

    Total expenses             567,540   2,587,60  3,155,1
                                         9         49

    Net income (loss)          $         (2,587,6  (378,86
                               2,208,74  09)       6)
                               3


Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)

Acquisition of Gateway Market Center, St. Petersburg, Florida

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule
3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

Gateway Market Center
                               *As       Pro
                                         Forma
                               Reported  Adjustme  Total
                                         nts
    Rental income              $         -         777,273
                               777,273
    Percentage rental income   21,812    -         21,812
    Additional rental income   241,003   -         241,003


    Total income               1,040,08  -         1,040,0
                               8                   88

    Advisor asset management   -         104,000   104,000
    fee
    Property operating         306,611   -         306,611
    expenses
    Management fees            51,157    (4,354)   46,803
    Interest expense           -         1,101,45  1,101,4
                                         8         58
    Depreciation               -         500,000   500,000


    Total expenses             357,768   1,701,10  2,058,8
                                         4         72

    Net income (loss)          $         (1,701,1  (1,018,
                               682,320   04)       784)


Several tenants, including two anchor tenants, executed leases during 1999 for new or additional space. In addition, one additional anchor tenant executed a new lease with anticipated occupancy to occur in 2000. As a result, subsequent years base rent and recovery income may differ from the amounts reflected above.

Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)

The advisor asset management fee has been calculated as .5% of the cost of acquisition of the properties.

Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

The pro forma weighted average shares of common stock outstanding for the year ended December 31, 1999 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

Management fees are calculated as 4.5% of gross revenues.

As part of the acquisition of certain of these properties, the Company originated new debt or assumed existing debt. The pro forma adjustments relating to interest expense were based on the following terms:

Lake Walden

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 due to affiliate with an interest rate of 10.9%.

Merchants Square

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.25% and requires monthly principal and interest payments.

Town Center

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debts related to Town Center totaling approximately $7,600,000 in connection with the acquisition. The assumed debts, which originated April 13, 1999, have annual interest rates ranging from 7% to 175 basis points over LIBOR (currently 7.15%).

Boynton Commons

As part of the acquisition, the Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 basis points over LIBOR (currently 8.23%) and 7.21%, respectively.

Inland Retail Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999
(unaudited)

Lake Olympia

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Olympia totaling approximately $5,933,000 in connection with the acquisition. The assumed debt, which originated June 24, 1998, has an annual interest rate of 8.25% and requires monthly principal and interest payments.

Bridgewater Marketplace

As part of the acquisition, the Company assumed an outstanding mortgage debt of approximately $4,450,000. The debt was modified on September 7, 1999, no prepayment penalties were incurred. The principal balance was increased to approximately $4,780,000 and has an annual interest rate of 175 basis points over LIBOR (currently 7.15%).

Bartow Marketplace

The Company purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000. The loan is evidenced by two promissory notes. The notes bear an annual interest rate of 150 basis points over LIBOR (currently 6.90%).

Countryside Shopping Center

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Countryside Shopping Center of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998, has an annual interest rate of 175 basis points over LIBOR (currently 7.15%).

Casselberry Commons

As part of the acquisition, the Company assumed two outstanding debts secured by one mortgage related to Casselberry Commons of approximately $13,924,000 from an affiliate of our Advisor. The assumed debts, which originated April 29, 1999, have annual interest rates of 7.64% and 250 basis points over LIBOR (currently 8.3%), respectively.

Pleasant Hill Square

The Company purchased this property with the proceeds of a new first mortgage in the amount of approximately $17,120,000. The note bears an annual interest rate of 140 basis points over LIBOR
(currently 7.53%).

Gateway Market Center

We purchased this property with the proceeds of a new mortgage, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. At the time of the purchase, the lender funded $9,025,000 and $4,512,000 respectively of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.

Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described
in note 2.   The presentation is not intended to be a complete
presentation of Lake Walden Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Walden Square for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
July 2, 1999


Lake Walden Square
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998


Gross income:
  Base rental income                   $1,636,2
                                       60
  Operating expense and real estate    294,334
tax recoveries
  Percentage rent                      425
  Other income                         12,470

  Total Gross Income                   1,943,48
                                       9

Direct operating expenses:
  Operating expenses                   173,592
  Real estate taxes                    166,039
  Utilities                            30,914
  Insurance                            10,898
  Management Fees                      87,975
  Interest Expense                     782,075

  Total direct operating expenses      1,251,49
                                       3

Excess of gross income over direct     $
operating expenses                     691,996


See accompanying notes to historical summary of gross income and direct operating expenses.

Lake Walden Square
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998

Business

Lake Walden Square (Lake Walden) is located in Plant City, Florida. It consists of approximately 263,000 square feet of gross leasable area and was 92% leased and occupied at December 31, 1998. Approximately 62% of Lake Walden is leased to three tenants representing approximately 55% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Walden from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on May 6, 1998. Inland Retail Real Estate Trust, Inc. will acquire Lake Walden from this affiliate at their cost upon receipt of proceeds from an equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Walden Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Walden Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Lake Walden leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Walden Square is reimbursed for common area, real estate, insurance costs and management fees.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $7,627 for the year ended December 31, 1998.

Lake Walden Square
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998

Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                  Year            Amount

                  1999            $
                                  1,674,258
                  2000            1,623,155
                  2001            1,497,366
                  2002            1,314,614
                  2003            1,131,801
                  Thereafter      9,418,719

                                  $16,659,91
                                  3


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Walden. Costs such as depreciation, amortization, professional fees and loan assumption fees are excluded from the Historical Summary.

The seller provided management services for Lake Walden for an annual fee of 4% of gross revenues (as defined) through May 6, 1998. Subsequent to the sale of Lake Walden to the affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

Inland Retail Real Estate Trust, Inc. will assume the outstanding first mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition.
The assumed debt, which originated October 30, 1997 and matures on November 1, 2007, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

In addition, Inland Retail Real Estate Trust, Inc. will assume a second mortgage debt of approximately $800,000 in connection with the acquisition. Within a short time thereafter, the debt will subsequently be paid off by Inland Retail Real Estate Trust, Inc. and accordingly, the related interest expense is excluded from the Historical Summary.



Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Merchants Square Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Merchants Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Merchants Square
Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
July 2, 1999

Merchants Square Shopping Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998


Gross income:
  Base rental income                     $
                                         582,001
  Operating expense and real estate tax  171,468
recoveries
  Percentage rent                        576
  Other income                           994

  Total Gross Income                     755,039

Direct operating expenses:
  Operating expenses                     68,924
  Real estate taxes                      90,572
  Insurance                              9,820
  Management Fees                        35,181
  Interest Expense                       72,305

  Total direct operating expenses        276,802

Excess of gross income over direct       $
operating expenses                       478,237


See accompanying notes to historical summary of gross income and direct operating expenses.


Merchants Square Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998

Business

Merchants Square Shopping Center (Merchants Square) is located in Zephyrhills, Florida. It consists of 74,850 square feet of gross leasable area and was 100% leased and occupied at December 31, 1998. Approximately 64% of Merchants Square is leased by one major tenant, Kash N' Karry, representing approximately 55% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Merchants Square from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on October 9, 1998. Inland Retail Real Estate Trust, Inc. will acquire Merchants Square from this affiliate at their cost upon receipt of proceeds from equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Merchants Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Merchants Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Merchants Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Merchants Square is reimbursed for common area, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $1,782 for the year ended December 31, 1998.


Merchants Square Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998

Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                  Year            Amount

                  1999            $   564,443
                  2000            536,668
                  2001            500,796
                  2002            481,711
                  2003            418,129
                  Thereafter      3,004,744

                                  $ 5,506,491


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Merchants Square.
Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

The Seller provided management services for Merchants Square for an annual fee ranging from 4% to 6% of gross revenues (as defined) through October 9, 1998. Subsequent to the sale of Merchants Square to the affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Merchant Square of approximately $4,300,000 in connection with the acquisition. The assumed debt which originated October 9, 1998 and matures November 1, 2008, has an annual interest rate of 7.5% payable monthly for the first 12 months which can be adjusted to an annual interest rate of 7.25% subsequently upon payment of scheduled principal payments.

Pro Forma Adjustment (unaudited)

The interest expense associated with the assumed debt discussed in note 4, would have been approximately $322,500 if the related debt had been in existence since January 1, 1998.




Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Town Center Commons for the period from January 1, 1999 through March 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described
in note 2.   The presentation is not intended to be a complete
presentation of Town Center Common's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Town Center Commons for the period from January 1, 1999 through March 31, 1999, in conformity with generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
July 2, 1999

Town Center Commons
Historical Summary of Gross Income and Direct Operating Expenses
For the period from January 1, 1999 through March 31, 1999


Gross income:
  Base rental income                 $
                                     185,358
  Operating expense and real estate  23,771
tax recoveries

  Total Gross Income                 209,129

Direct operating expenses:
  Operating expenses                 15,522
  Real estate taxes                  22,000
  Utilities                          1,053
  Insurance                          2,805
  Management Fees                    7,379

  Total direct operating expenses    48,759

Excess of gross income over direct   $
operating expenses                   160,370


See accompanying notes to historical summary of gross income and direct operating expenses.


Town Center Commons
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the period from January 1, 1999 through March 31, 1999

Business

Town Center Commons (Town Center) is located in Kennesaw, Georgia. It consists of approximately 72,100 square feet of gross leasable area and was 96% leased and occupied at March 31, 1999. Approximately 59% of Town Center is leased to one tenant, J.C. Penney Home Store, representing approximately 63% of base rental income. In addition, Town Center is also anchored by an 80,000 square foot Gaylans which owns the land and building. An affiliate of Inland Retail Real Estate Trust, Inc. purchased Town Center from an unaffiliated third party (Seller) on behalf of Inland Retail Real Estate Trust, Inc. on April 13, 1999. Inland Retail Real Estate Trust, Inc. will acquire Town Center from this affiliate at their cost upon receipt of proceeds from an equity offering.

Town Center was under development throughout the majority of 1998 with significant property operations commencing January 1, 1999. As such, the period from January 1, 1999 through March 31, 1999 represents the operating results of the property subsequent to development and are expected to approximate future anticipated operations.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Town Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Town Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Town Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Town Center is reimbursed for common area costs, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $8,863 for the three months ended March 31, 1999.


Town Center Commons
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the period from January 1, 1999 through March 31, 1999

Minimum rents to be received from tenants under operating leases in effect at March 31, 1999 are as follows:

                    Year          Amount

                    1999          $
                                  719,058
                    2000          960,831
                    2001          960,831
                    2002          960,831
                    2003          945,498
                    Thereafter    2,955,08
                                  3

                                  $
                                  7,502,13
                                  2


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Town Center. Costs such as interest expense, depreciation, amortization and professional fees are excluded from the Historical Summary.

Town Center is managed pursuant to the terms of a management agreement for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Town Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

As Town Center was under development during 1998, the property is subject to reassessment for real estate taxes. The amount included in the financial statements represents management's best estimate of the 1999 real estate tax liability.

Pro Forma Adjustment (unaudited)

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debts related to Town Center of approximately $7,600,000 in connection with the acquisition. The assumed debts which originated April 13, 1999 and mature April 13, 2000, have annual interest rates ranging from 175 points over LIBOR (currently 6.7%) to 7%.

The interest expense associated with the assumed debt would have been approximately $33,000 if the related debt had been in existence since January 1, 1999.




Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Boynton Commons Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Boynton Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Boynton Commons
Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 18, 1999


Boynton Commons Shopping Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998


Gross income:
  Base rental income                      $1,637,0
                                          21
  Operating expense and real estate tax   262,713
recoveries
  Other income                            330

  Total Gross Income                      1,900,06
                                          4

Direct operating expenses:
  Real estate taxes                       198,598
  Operating expenses                      47,748
  Management Fees                         49,111
  Insurance                               10,966
  Utilities                               31,304
  Interest Expense                        1,515,72
                                          1

  Total direct operating expenses         1,853,44
                                          8

Excess of gross income over direct        $
operating expenses                        46,616


See accompanying notes to historical summary of gross income and direct operating expenses.

Boynton Commons Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Business

Boynton Commons Shopping Center (Boynton Commons) is located in Boynton Beach, Florida. Phases of the property were open in 1997, however, tenant space was still under construction through October of 1998. It consists of approximately 212,000 square feet of gross leasable area and was 89% leased and occupied at December 31, 1998. Approximately 13% of Boynton Commons is leased to one tenant representing approximately 24% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Boynton Commons from an unaffiliated third party (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 19, 1999. Inland Retail Real Estate Trust, Inc. will acquire Boynton Commons from this affiliate at their cost upon receipt of proceeds from an equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No.1 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Boynton Commons' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Boynton Commons to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Boynton Commons leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Boynton Commons is reimbursed for common area, real estate taxes and insurance costs. Certain leases contain renewal options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $168,760 for the year ended December 31, 1998.






Boynton Commons Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                     Year         Amount

                     1999         $
                                  2,546,23
                                  7
                     2000         2,565,64
                                  5
                     2001         2,576,56
                                  0
                     2002         2,585,14
                                  3
                     Thereafter   38,163,3
                                  56

                                  $48,436,
                                  941


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Boynton Commons.
Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

Boynton Commons is managed by an affiliate of the seller pursuant to the terms of an management agreement for an annual fee of 3% of base rents. Subsequent to the sale of Boynton Commons (note
1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

Inland Retail Real Estate Trust, Inc. will assume the outstanding debt of approximately $22,000,000 in connection with the acquisition. Approximately $15,000,000 of this debt has a term of seven years and a fixed rate of 7% payable in monthly installments of interest only. The remaining $7,000,000 is payable in monthly installments of interest only at a floating rate and is due in March 2000.

In connection with the acquisition of Boynton Commons by an Affiliate (note 1), the original debt, noted above, was modified. The principal balance was increased to approximately $22,900,000 and the fixed interest rate was increased to 7.21%. The remaining terms were unchanged. Inland Retail Real Estate Trust, Inc. is expected to assume this modified debt in connection with their acquisition. The additional interest expense associated with the modification, which occurred in March 1999, was excluded from the Historical Summary.



















Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Olympia Square for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
July 2, 1999










Lake Olympia Square
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998



Gross income:
  Base rental income                    $
                                        811,499
  Operating expense and real estate     238,369
tax recoveries
  Other income                          5,567

  Total gross income                    1,055,435

Direct operating expenses:
  Operating expenses                    107,963
  Real estate taxes                     126,363
  Utilities                             39,554
  Insurance                             22,839
  Management fees                       49,979
  Interest expense                      501,409

  Total direct operating expenses       848,107

Excess of gross income over direct      $
operating expenses                      207,328




See accompanying notes to historical summary of gross income and direct operating expenses.
























Lake Olympia Square
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Business

Lake Olympia Square is located in Ocoee, Florida. It consists of approximately 85,800 square feet of gross leasable area and was 95% leased and occupied at December 31, 1998. Approximately 51% of Lake Olympia Square is leased by one major tenant, Winn-Dixie Stores, representing approximately 36% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Olympia Square from an unaffiliated third party (the Seller) on behalf of Inland Retail Real Estate Trust, Inc. on June 24, 1998. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No.2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Olympia Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Lake Olympia Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Olympia Square is reimbursed for common area costs, real estate taxes, and insurance costs.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $48,724 for the year ended December 31, 1998.













Lake Olympia Square
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                      Year        Amount

                      1999        $
                                  828,960
                      2000        800,052
                      2001        719,510
                      2002        605,519
                      2003        605,519
                      Thereafter  4,207,44
                                  8

                                  $
                                  7,767,00
                                  8


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Olympia
Square. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Summary.

The seller provided management services for Lake Olympia for an annual fee of 5% of gross revenues (as defined) through June 24, 1998. Subsequent to the sale of Lake Olympia to the Affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

Inland Retail Real Estate Trust, Inc. will assume the outstanding first mortgage debt related to Lake Olympia of approximately $5,933,000 in connection with the acquisition (note 1). The assumed debt, which originated May 1997 and matures April 2007, has an annual interest rate of 8.25% and requires monthly interest and principal payments.



























Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Bridgewater Marketplace's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bridgewater Marketplace for the period from January 1, 1999 through June 30, 1999, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
August 26, 1999









Bridgewater Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
For the period from January 1, 1999 through June 30, 1999



Gross income:
  Base rental income                  $
                                      200,353
  Operating expense and real estate   54,048
tax recoveries

  Total gross income                  254,401

Direct operating expenses:
  Operating expenses                  27,269
  Real estate taxes                   35,000
  Insurance                           3,401
  Management fees                     9,130
  Interest expense                    152,635

  Total direct operating expenses     227,435

Excess of gross income over direct    $
operating expenses                    26,966




See accompanying notes to historical summary of gross income and direct operating expenses.


























Bridgewater Marketplace
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the period from January 1, 1999 through June 30, 1999


Business

Bridgewater Marketplace (Bridgewater) is located in Orlando, Florida. It consists of approximately 58,000 square feet of gross leasable area and was 94% leased and 86% occupied at June 30, 1999. Approximately 76% of Bridgewater is leased to one tenant, Winn-Dixie, representing approximately 88% of base rental income. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Bridgewater from an unaffiliated third-party.

Bridgewater was under development throughout the majority of 1998 with significant operations commencing January 1, 1999. As such, the period from January 1, 1999 through June 30, 1999 represents the operating results of the property subsequent to development and is representative of future anticipated operations.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Bridgewater's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Bridgewater to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Bridgewater leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Bridgewater is reimbursed for common area costs, real estate taxes, insurance costs and management fees. Certain of the leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $3,697 for the six months ended June 30, 1999.










Bridgewater Marketplace
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the period from January 1, 1999 through June 30, 1999


Minimum rents to be received from tenants under operating leases in effect at June 30, 1999, are as follows:

                      Year        Amount

                      1999        $
                                  260,935
                      2000        534,587
                      2001        534,587
                      2002        519,315
                      2003        508,063
                      Thereafter  5,637,19
                                  9

                                  $
                                  7,994,68
                                  6


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Bridgewater.
Costs such as depreciation, amortization, and professional fees are excluded from the Historical Summary.

Bridgewater is managed pursuant to the terms of a management agreement for an annual fee of 4% of rent collection (as defined). Subsequent to the sale of Bridgewater (note 1), the current management will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

As Bridgewater was under development during 1998, the property is subject to reassessment for real estate taxes. The amount included in the financial statements represents management's best estimate of the 1999 real estate tax liability.

Inland Retail Real Estate Trust, Inc. will assume certain outstanding mortgage debt (note 5) related to Bridgewater of approximately $4,450,000 in connection with the acquisition. The assumed debt, which originated February 1998 and matures February 2000, has an annual interest rate of 6.86% and requires interest only payments (note 5).

Pro Forma Adjustment (unaudited)

In connection with the acquisition of Bridgewater by Inland Retail Real Estate Trust, Inc. (note 1), the original debt (note
4) will be modified. The principal balance will be increased to approximately $4,780,000 and the annual interest rate will be based on LIBOR plus 1.75% (6.99% at June 30, 1999).
Approximately $1,792,500 of the $4,780,000 will be due one year from the date of closing and the remainder will be due six years thereafter. The additional interest expense associated with the modification, which will occur at the closing of the acquisition, was excluded from the Historical Summary.















Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Bartow Marketplace for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Bartow Marketplace's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bartow Marketplace for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
August 30, 1999











Bartow Marketplace
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998



Gross income:
  Base rental income                    $2,331,1
                                        29
  Percentage rental income              50,529
  Operating expense and real estate     59,114
tax recoveries

  Total gross income                    2,440,77
                                        2

Direct operating expenses:
  Operating expenses                    22,796
  Real estate taxes                     22,408
  Insurance                             2,081
  Utilities                             10,664

  Total direct operating expenses       57,949

Excess of gross income over direct      $2,382,8
operating expenses                      23




See accompanying notes to historical summary of gross income and direct operating expenses.



























Bartow Marketplace
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Business

Bartow Marketplace (Bartow) is located in Bartow County, Georgia. It consists of approximately 375,800 square feet of gross leasable area and was 100% leased and occupied at December 31, 1998. Approximately 90% of Bartow is leased to two tenants representing approximately 81% of base rental income. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Bartow from an unaffiliated third party.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Bartow's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Bartow to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Bartow leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Bartow is reimbursed for common area costs, real estate taxes, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's annual break point.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $4,431 for the year ended December 31, 1998.














Bartow Marketplace
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Minimum rents to be received from tenants under operating leases in effect at December 31, 1998 are as follows:

                     Year         Amount

                     1999         $
                                  2,329,189
                     2000         2,334,265
                     2001         2,152,889
                     2002         2,081,141
                     2003         2,083,304
                     Thereafter   22,835,58
                                  6

                                  $33,816,3
                                  74


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Bartow. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

Two tenants, leasing approximately 90% of gross leasable area, pay their operating expenses, including real estate taxes, directly. As such, the amounts are excluded from the Historical
Summary.

Bartow is currently managed by the seller and is not charged an annual management fee.  Subsequent to the sale of Bartow (note
1), Inland Retail Real Estate Trust, Inc. will execute a
management agreement with the tenants in which an annual
management fee would be charged.   A new management agreement may
cause future operating expenses to differ from the amounts reflected in the Historical Summary.



























Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Countryside Shopping Center for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Countryside Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Countryside Shopping Center for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
October 15, 1999











Countryside Shopping Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998



Gross income:
  Base rental income                    $
                                        778,507
  Operating expense and real estate tax 183,010
recoveries
  Other income                          1,698

  Total Gross Income                    963,215

Direct operating expenses:
  Operating expenses                    152,504
  Real estate taxes                     67,117
  Insurance                             15,508
  Management fees                       31,848
  Utilities                             5,450
  Interest expense                      336,092

  Total direct operating expenses       608,519

Excess of gross income over direct      $
operating expenses                      354,696




See accompanying notes to historical summary of gross income and direct operating expenses.

























Countryside Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Business

Countryside Shopping Center (Countryside) is located in Naples, Florida. It consists of approximately 74,000 square feet of gross leasable area and was 98% leased and occupied at December 31, 1998. Approximately 70% of Countryside is leased to one tenant representing approximately 50% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Countryside from an unaffiliated third party (seller) on behalf of Inland Retail Real Estate Trust, Inc. on March 31, 1998. Inland Retail Real Estate Trust, Inc. will acquire Countryside from this affiliate at their cost upon receipt of proceeds from an equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Countryside's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Countryside to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Countryside leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Countryside is reimbursed for common area costs, real estate taxes, management fees and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $16,900 for the year ended December 31, 1998.













Countryside Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
Year ended December 31, 1998


Minimum rents to be received from tenants under operating leases in effect at December 31, 1998, are as follows:

                     Year         Amount

                     1999         $
                                  797,855
                     2000         802,466
                     2001         802,466
                     2002         700,625
                     2003         609,485
                     Thereafter   6,181,48
                                  8

                                  $
                                  9,894,38
                                  5


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Countryside.
Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

The seller provided management services to Countryside through March 31, 1998 and did not charge an annual management fee. Subsequent to the sale of Countryside to the affiliate (note 1), a new management agreement was executed with an annual management fee of 4.5% of gross revenues (as defined).

Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Countryside of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998 and matures March 31, 2001, has an annual interest rate of 1.75% over LIBOR (6.8% at December 31, 1998) and requires monthly interest only payments.

Pro Forma Adjustment (unaudited)

The interest expense associated with the assumed debt discussed in note 4, would have been approximately $480,000 if the related debt had been in existence since January 1, 1998.






















Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Casselberry Commons for the year ended December 31, 1998. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Casselberry Common's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Casselberry Commons for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
April 27, 1999











Casselberry Commons
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1998



Gross income:
  Base rental income                  $1,004,51
                                      6
  Operating expense and real estate   239,293
tax recoveries
  Percentage rent                     53,653

  Total Gross Income                  1,297,462

Direct operating expenses:
  Real estate taxes                   132,310
  Operating expenses                  172,099
  Management fees                     71,482
  Insurance                           29,935
  Utilities                           39,219

  Total direct operating expenses     445,045

Excess of gross income over direct    $
operating expenses                    852,417




See accompanying notes to historical summary of gross income and direct operating expenses.


























Casselberry Commons
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1998


Business

Casselberry Commons (Casselberry) is located in Orlando, Florida. It consists of approximately 227,700 square feet of gross leasable area and was 89% leased and occupied at December 31, 1998. Approximately 46% of Casselberry is leased to four tenants representing approximately 44% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. has purchased Casselberry from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Casselberry from this affiliate at their cost upon receipt of proceeds from an equity offering.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Casselberry's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Casselberry to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Casselberry leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Casselberry is reimbursed for common area costs, real estate taxes and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1998 expenses for which tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $18,056 for the year ended December 31, 1998.












Casselberry Commons
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1998


Minimum rents to be received from tenants under operating leases in effect at December 31, 1998, are as follows:

                      Year        Amount

                      1999        $
                                  1,545,278
                      2000        1,511,405
                      2001        1,447,929
                      2002        1,362,923
                      2003        982,041
                      Thereafter  3,529,552

                                  $10,379,12
                                  8


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Casselberry. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

Casselberry is managed by an affiliate of the seller pursuant to the terms of a management agreement for an annual fee of 5% of cash receipts. Subsequent to the sale of Casselberry (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.





























Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Conway Plaza for the year ended December 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described
in note 2.   The presentation is not intended to be a complete
presentation of Conway Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Conway Plaza for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
February 1, 2000











Conway Plaza
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1999



Gross income:
  Base and percentage rental income   $
                                      483,054
  Operating expense and real estate   96,237
tax recoveries
  Other Income                        2,377

  Total Gross Income                  581,668

Direct operating expenses:
  Operating expenses                  67,609
  Real estate taxes                   77,772
  Management fees                     25,929
  Insurance                           23,006
  Utilities                           4,321

  Total direct operating expenses     198,637

Excess of gross income over direct    $
operating expenses                    383,031




See accompanying notes to historical summary of gross income and direct operating expenses.

















Conway Plaza
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1999


Business

Conway Plaza (Conway) is located in Orlando, Florida. It consists of approximately 119,000 square feet of gross leasable area and was 90% occupied at December 31, 1999. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Conway from an unaffiliated third party with an anticipated closing date of February 2000.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Conway's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Conway to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Conway leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Conway is reimbursed for common area costs, real estate taxes, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's annual break point. Percentage rental income of $17,626 is included in Base and Percentage Rental Income.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $17,337 for the year ended December 31, 1999.

Beginning January 1, 1999, Conway's anchor tenant, occupying approximately 32% of the gross leasable area, underwent significant renovations. During the construction, the tenant ceased operations and payment of base rent and recoveries. As a result of the construction, another significant tenant, occupying approximately 10% of the gross leasable area, ceased base rent payments, as stipulated in their lease. Construction concluded during November 1999. As a result, future base rent and recovery income may differ from the amounts reflected in the Historical Summary.









Conway Plaza
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect or executed at December 31, 1999, are as follows:

                      Year        Amount

                      2000        $
                                  810,059
                      2001        670,901
                      2002        557,366
                      2003        531,109
                      2004        515,924
                      Thereafte   4,695,11
                      r           7

                                  $
                                  7,780,47
                                  6


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Conway. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

Conway is managed pursuant to the terms of a management agreement for an annual fee of 4% of base rent collection (as defined). Subsequent to the sale of Conway (note 1), Inland Retail Real Estate Trust, Inc. will execute a management agreement with an affiliate in which an annual management fee would be charged. A new management agreement may cause future operating expenses to differ from the amounts reflected in the Historical Summary.




















Conway Plaza
Historical Summary of Gross Income and Direct Operating Expenses
Three months ended March 31, 2000
(unaudited)



Gross income:
  Base and percentage rental income   $
                                      214,362
  Operating expense and real estate   34,635
tax recoveries

  Total Gross Income                  248,997

Direct operating expenses:
  Operating expenses                  12,347
  Real estate taxes                   20,400
  Management fees                     7,589
  Insurance                           5,250
  Utilities                           2,750

  Total direct operating expenses     48,336

Excess of gross income over direct    $
operating expenses                    200,661




See accompanying notes to historical summary of gross income and direct operating expenses.

















Conway Plaza
Notes to Historical Summary of Gross Income and Direct Operating expenses
Three months ended March 31, 2000
(unaudited)


Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended March 31, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Conway Plaza to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.






Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Pleasant Hill Shopping Center for the year ended December 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Pleasant Hill's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Pleasant Hill Shopping Center for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
April 15, 2000




Pleasant Hill Shopping Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1999



Gross income:
  Base rental income                  $2,345,409
  Operating expense and real estate   430,874
tax recoveries

  Total Gross Income                  2,776,283

Direct operating expenses:
  Operating expenses                  217,693
  Management fees                     72,079
  Real estate taxes                   266,331
  Insurance                           11,437

  Total direct operating expenses     567,540

Excess of gross income over direct    $2,208,743
operating expenses




See accompanying notes to historical summary of gross income and direct operating expenses.




























Pleasant Hill Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1999


Business

Pleasant Hill Shopping Center (Pleasant Hill) is located in Duluth, Georgia. It consists of approximately 221,400 square feet of gross leasable area and was 97% leased and occupied at December 31, 1999. Pleasant Hill has 20 tenant spaces and seven anchor tenants occupying 80% of the total leasable area. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Pleasant Hill from an unaffiliated third party with an anticipated closing date of May 2000.

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Pleasant Hill's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Pleasant Hill to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Gross Income

Pleasant Hill leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Pleasant Hill is reimbursed for common area costs, real estate taxes, trash removal, water & sewer and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

Base rentals are reported as income over the lease term as they
become receivable under the lease provisions.    However, when
rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $65,758 for the year ended December 31, 1999.















Pleasant Hill Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating
Expenses
For the Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect or executed at December 31, 1999, are as follows:

                      Year        Amount

                      2000        $
                                  2,566,18
                                  8
                      2001        2,529,60
                                  9
                      2002        2,484,99
                                  2
                      2003        2,373,78
                                  0
                      2004        2,384,90
                                  5
                      Thereafter  10,748,7
                                  81

                                  $23,088,
                                  255


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Pleasant Hill. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

Pleasant Hill is managed pursuant to the terms of a management agreement for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Pleasant Hill (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.














Pleasant Hill Shopping Center
Historical Summary of Gross Income and Direct Operating Expenses
Three months ended March 31, 2000
(unaudited)


Gross income:
  Base and percentage rental income   $
                                      641,547
  Operating expense and real estate   102,542
tax recoveries

  Total Gross Income                  744,089

Direct operating expenses:
  Operating expenses                  41,603
  Management fees                     31,545
  Real estate taxes                   69,912
  Insurance                           6,350

  Total direct operating expenses     149,410

Excess of gross income over direct    $
operating expenses                    594,679




See accompanying notes to historical summary of gross income and direct operating expenses.

















Pleasant Hill Shopping Center
Notes to Historical Summary of Gross Income and Direct Operating expenses
Three months ended March 31, 2000
(unaudited)

Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended March 31, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Pleasant Hill Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.







Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Gateway Market Center for the year ended December 31, 1999. This Historical summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Gateway Market Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Market Center for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


Chicago, Illinois
June 26, 2000





Gateway Market Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1999



Gross income:
  Base rental income                        $  777,273
  Operating expense and real estate tax     241,003
recoveries
  Other income                              21,812

Total gross income                          1,040,088

Direct operating expenses:
  Operating expenses                        138,495
  Management fees                           51,157
  Real estate taxes                         168,116

Total direct operating expenses             357,768

Excess of gross income over direct          $  682,320
operating expenses









See accompanying notes to historical summary of gross income and direct operating expense.
























Gateway Market Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1999


Business

Gateway Market Center (Gateway) is located in St. Petersburg, Florida. It consists of approximately 231,500 square feet of gross leasable area and was 99% leased and 82% leased and occupied at December 31, 1999. Gateway has four anchor tenants, which occupy 68% of the gross leasable area. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Gateway from an unaffiliated third party with an anticipated closing in July 2000.


Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expense (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, Inc. and is not intended to be complete presentation of Gateway's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Gateway to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.


Gross Income

Gateway leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Gateway is reimbursed for common area costs, real estate taxes, trash removal, water & sewer and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's break point. Such amounts totaled approximately $22,000 for the year ended December 31, 1999.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $14,300 for the year ended December 31, 1999.

Several tenants, including two anchor tenants, executed leases during 1999 for new or additional space. In addition, one additional anchor tenant executed a new lease with anticipated occupancy to occur in 2000. As a result, subsequent years base rent and recovery income may differ from the amounts reflected in the Historical Summary.



Gateway Market Center
Historical Summary of Gross Income and Direct Operating Expenses
Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect at December 31, 1999 are as follows:

                   Year              Amount

                   2000              $ 1,824,667
                   2001              1,998,020
                   2002              1,958,682
                   2003              1,962,449
                   2004              1,933,352
                   Thereafter        18,014,650

                                     $27,691,820


Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Gateway. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

Gateway was management pursuant to the terms of a management agreement for an annual fee of 5% of gross revenues (as defined). Subsequent to the sale of Gateway (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

Gateway Market Center
Historical Summary of Gross Income and Direct Operating Expenses
Three months ended March 31, 2000
(unaudited)


Gross income:
  Base and percentage rental income   $
                                      429,615
  Operating expense and real estate   95,130
tax recoveries

  Total Gross Income                  524,745

Direct operating expenses:
  Operating expenses                  68,829
  Management fees                     22,476
  Real estate taxes                   58,708

  Total direct operating expenses     150,008

Excess of gross income over direct    $
operating expenses                    374,737




See accompanying notes to historical summary of gross income and direct operating expenses.

















Gateway Market Center
Notes to Historical Summary of Gross Income and Direct Operating expenses
Three months ended March 31, 2000
(unaudited)


Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period ended March 31, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Gateway Market Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.





APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning public real estate programs sponsored by Affiliates of the Advisor (collectively, the "Partnerships" or the
"Programs", and individually, the "Partnership" or the "Program"). This information has been summarized, in part, in narrative form in this Supplement under "Prior Performance of Our Affiliates." The purpose of the tables is to provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our Shares will experience returns comparable to those experienced in the
programs referred to in these tables.   Persons who purchase our
Shares in the Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:

        Table I      Experience in Raising and
                     Investing Funds

        Table II     Compensation to IREIC and
                     Affiliates

        Table III    Operating Results of Prior
                     Programs

        Table IV     Results of Completed Programs

        Table V      Sales or Disposals of
                     Properties

        Table VI     Acquisition of Properties by
                     Programs*

* Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

Table VI is included in Post Effective Amendment No. 6 to this
Registration Statement filed with the SEC. Upon written request to us or the Advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Additional
Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland Affiliated Companies which has reported to the SEC within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnership formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

Capital appreciation; and
Cash distributions for limited partners.

Our investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax- deferred return of capital, but in no event less than 95% of our taxable income, pursuant to the REIT Requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 1999. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.















































TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
(000's omitted)

                                                 Inland
                                                 Real
                                                 Estate
                                                 Corporati
                                                 on

                                                 1 Program

Dollar amount offered (B)                        $ 647,000
Dollar amount raised                             571,937    100.00
                                                            %
Less offering expenses:
  Syndication fees (C)                           52,219     9.13
  Other fees (D)                                 6,597      1.15
  Organizational fees                            37         0.00
Reserves (E)                                     5,719      1.00

Available for investment                         $ 943,478  88.71%

Acquisition costs:
  Cash down payments (F)                         $ 939,751
  Other cash expenditures capitalized            5,055

    Total acquisition costs                      $ 944,806

Percent leverage (G)                                        46.65%
Date offerings commenced                                    (H)
Length of offering                                          (H)
Months to invest 90% of amount available for                (H)
investment (measured from   beginning of
offering)




















TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
(000's omitted)

NOTES TO TABLE I


The figures in this table are cumulative and are as of December 31, 1999. The dollar amount raised represents the cash proceeds collected by the program. The Table reflects payments made or to
be made from investor capital contributions upon receipt.    The
Table reflects experience for Inland Real Estate Corporation ("IREC") , a REIT which closed in 1998.

Does not reflect Shares offered for distribution to Stockholders participating in the IREC's distribution reinvestment program.

Syndication fees are paid by the program to an affiliate, Inland
Securities Corporation, or unaffiliated third parties commissions
for the sale of Shares.   All of these syndication fees were
utilized to pay commissions and expenses of the offerings.

Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs.

Generally, a working capital reserve is established to fund, among other things, anticipated future cash flow deficits.

Cash down payments include amounts paid at closing and projected amounts to be paid from working capital reserves at mortgage balloon dates. Actual amounts paid at the balloon dates will depend upon the operating results of the partnerships.

Represents mortgage financing at December 31, 1999 divided by the total acquisition costs including such mortgage financing.

On October 14, 1994, the program commenced an initial public offering, on a best effort basis, ("Initial Offering") of 5,000,000 shares of common stock ("Shares") at $10.00 per share. On July 24, 1996, the program commenced an offering of an additional 10,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Second Offering"). On July 14, 1997, the program commenced an offering of an additional 20,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Third Offering"). On April 7, 1998, the program commenced an offering of an additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). In order to maximize flexibility in evaluating strategic alternatives, the program's board of directors decided to terminate the Fourth Offering on December 31, 1998. As of December 31, 1998, the program had received subscriptions for a total of 16,642,397 Shares in the Fourth Offering. As of December 31, 1999, substantially all proceeds available for investment from the offerings were invested in real properties.





TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to IREIC and its Affiliates during the three most recent years in connection with the prior partnerships and program.

Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.















































TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000's omitted)

                                                 Public    Inland
                                                 Programs  Real
                                                           Estate
                                                           Corporat
                                                           ion

                                                 6         1
                                                 Programs  Program

Date offering commenced                          -         10/14/94
Dollar amount raised                           $ 172,241   $
                                                           571,937

Amounts paid or payable to general partner or
affiliates from proceeds of offerings:
  Selling commissions and underwriting fees    $ 5,885(B)  49,869(C
                                                           )
  Other offering expenses (D)                    2,310     2,350
  Acquisition cost and expense                   10,088(E  925
                                                 )

Dollar amount of cash available (deficiency)   $ 118,854
from operations before   deducting (adding)
payments to (from) general partner or
affiliates (F)

Amounts paid to (received from) general
partner or affiliates related to
  operations:
  Property management fees (G)                 $ 732       8,769
  Partnership subsidies received                 0         0
  Accounting services                            203       210
  Data processing service                        155       280
  Legal services                                 235       29
  Mortgage servicing fees                        0         245
  Mortgage interest expense                      0         196
  Acquisition costs expensed                     0         811
  Other administrative services                  703       546
  Property upgrades                              1,352     0
  Property operating expenses                    0         0

Dollar amount of property sales and
refinancings before payments to   general
partner and affiliates (H):
  Cash                                         $ 34,526    0

  Equity in notes and undistributed sales        12,802    0
proceeds

Dollar amounts paid or payable to general
partner or affiliates from sales   and
refinancings (I):
  Sales commissions                            $ 267       0
  Mortgage brokerage fee                         0         0
  Participation in cash distributions            425       0



TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000's omitted)

NOTES TO TABLE II

The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1999 and the figures relating to cash available from operations are for the three years ending December 31, 1999. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

The total amount of selling commissions paid to an affiliate includes approximately $2,712,000, which was in turn paid to third party soliciting dealers.

The total amount of selling commissions paid to an affiliate includes approximately $42,500,000, which was in turn paid to third party soliciting dealers.

Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                          Public
                                          Programs

                                          6
                                          Programs

       Acquisition fees                $  9,975
       Reimbursement (at cost) for        113
       upgrades and   acquisition due
       diligence
       Partnership down payments          38,745
       Inland down payments               (38,745)

       Acquisition cost and expense    $  10,088

See Note (B) to Table III.

An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

See Table V and Notes thereto regarding sales and disposals of properties.

Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.
TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended prior to December 31, 1999. The operating results consist of:

The components of taxable income (loss);
Taxable income or loss from operations and property sales;
Cash available and source, before and after cash distributions to investors; and
Tax and distribution data per $1,000 invested.












































TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000's omitted, except for amounts presented per $1,000 invested)

Inland Real Estate Corporation

                                1999   1998    1997   1996   1995

Gross revenues               $  123,7  73,302  29,422 6,328  1,180
                                88
Profit on sale of properties    0      0       0      0      0

Less:
  Operating expenses            40,30  21,017  8,863  1,873  327
                                3
  Interest expense              25,65  13,422  5,655  597    164
                                4
  Program expenses              7,298  3,114   1,576  449    22
  Depreciation &                20,36  11,663  4,681  957    170
amortization                    1

Net income (loss)-GAAP basis $  30,17  24,086  8,647  2,452  497
                                2

Taxable income (loss) (A):

Total from operations           0      0       0      0      0
From gain on sale               0      0       0      0      0

Cash available (deficiency)     54,47  39,999  15,218 5,180  978
from operations (B)             9
Cash available from sales       0      0       0      0      0
(C)
Cash (deficiency) from          145,8  166,35  43,926 25,67  0
Financings                      14     2              0
Total cash available before     203,2  206,35  59,144 30,85  978
distributions and special       93     1              0
items




















TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000's omitted, except for amounts presented per $1,000 invested)

Inland Real Estate Corporation
                                   1999   1998   1997   1996  1995
Less distributions to investors:
  From operations                  48,77  33,45  11,89  3,28  607
                                   3      4      9      6
  From sales and refinancings      0      0      0      0     0
  From return of capital           0      0      0      0     0
From supplemental capital          0      0      0      0     0
contribution (return on capital)

Less distributions to general
partner:
  From operations                  0      0      0      0     0
  From sales and refinancings      0      0      0      0     0
Cash available after               154,5  172,8  47,24  27,5  371
distributions before special       20     97     5      64
items

Special items:
  Advances (repayments) from       0      0      0      0     0
(to) general partner or
affiliates
  Repurchase of shares (D)         (3,72  (1,31  (421)  (30)  (27)
                                   3)     7)
  Use of partnership reserves      0      0      0      0     0
  Use of cash available for        0      0      0      0     0
offering purposes
Cash available after             $ 150,7  171,5  46,82  27,5  344
distributions and special items    97     80     4      34

Tax data per $1,000 invested
(A):

  Federal income tax results:
  Ordinary income (loss):          0
    From operations                0      0      0      0     0
    From recapture                 0      0      0      0     0
    Capital gain                   0      0      0      0     0

Distribution date per $1,000
invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income              89     88     86     82    78
    Return of capital              0      0      0      0     0
    Supplemental capital           0      0      0      0     0
contributions (return on
capital)
  Source (on cash basis):
    Sales                          0      0      0      0     0
    Refinancings                   0      0      0      0     0
    Operations (E)                 89     88     86     82    78
    Return of capital              0      0      0      0     0
    Supplemental capital           0      0      0      0     0
contributions (return on
capital)

Percent of properties remaining    100.0
unsold (F)                         0%


TABLE III--(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000's included)

NOTES TO TABLE III

The Program qualified as a real estate investment trust ("REIT") under the Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Program qualified for taxation as a REIT, the Program generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Program fails to qualify as a REIT in any taxable year, the Program will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Program qualifies for taxation as a REIT, the Program may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

"Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


Inland Real Estate Corporation
                                    1999  1998  1997   1996 1995

Net cash provided by operating   $  59,2  42,7  15,9   5,53 978
activities per the   Form 10-K      01    75    24     0
annual report or 10-Q quarterly
  report
Principal payments on long-term     (88)  (74)  (67)   -    -
debt

Payments for deferred loan fees     (1,6  (2,7  (639   (350 -
                                    34)   02)   )      )


                                 $  57,4  39,9  15,2   5,18 978
                                    79    99    18     0


See Table V and Notes thereto regarding sales and disposals of properties.

The program established a share repurchase program which provides
liquidity to investors.   These funds were utilized by the
program to repurchase shares, pursuant to the terms of the related prospectus.
TABLE III--(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000's included)

NOTES TO TABLE III


Distributions by the IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the Distribution until the sale of the stockholder's shares.


                         1999     1998   1997   1996   1995

% of Distribution
representing:
  Ordinary income        73.67    76.22  74.19  83.50  94.2
                                                       4
  Return of Capital      26.33    23.78  25.81  16.50  5.76

                         100.00   100.0  100.0  100.0  100.
                                  0      0      0      00


Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

























TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000's omitted, except for amounts presented per $1,000 invested)


Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1999 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 1999.


                                               Inland Real
                                               Estate
Program Name                                   Growth Fund,
                                               L.P.

Dollar amount raised                           9,465
Number of properties purchased                 2
Date of closing of offering                    08/21/87
Date property sold                             Various

Tax and distribution data per $1,000 invested
(A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                               (1,245)
      Recapture                                0
      Capital Gain                             1,537

    Deferred Gain:
      Capital                                  0
      Ordinary                                 0

    Cash distributions to investors (cash
basis):
      Sales                                    1,093
      Operations                               196






Data per $1,000 invested is presented as of December 31, 1999.
See Table V and Notes thereto regarding sales and disposals of properties.









TABLE V

SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or
disposals of public partnership properties during the three years ended prior to December 31, 1999.  Since January 1, 1997,
partnerships sponsored by Affiliates of the Advisor had 37 sales
transactions.    The table provides certain information to
evaluate property performance over the holding period such as:

Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

Cash invested in properties;

Cash flow (deficiency) generated by the property;

Taxable gain (ordinary and total); and

Terms of notes received at sale.



































TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000's omitted)
                           Date  Date   Cash  Selling  Mortga Secu  Net    Origi  Partne  Tot
                           Acqu  of     Rece  Commiss  ge at  red   Selli  nal    rship   al
                           ired  Sale   ived  ions     Time   Note  ng     Mortg  Capita
                                        ,     paid or  of     s     Price  age    l
                                        net   payable  Sale   Rece         Finan  Invest
                                        of    to              ived         cing   ed (D)
                                        Clos  Inland          at
                                        ing                   Sale
                                        Cost                  (C)
                                        s(B)
Monthly Income Fund I-
  Yorkville Living         01/2  09/12  40    0        0      0     40     0      25      25
Center, Lot #11            9/88  /97
Land I 2.081 Acres of      11/0  09/18  26    0        0      0     26     0      6       6
Parcel #13                 7/89  /97
Land I 81.216 Acres of     01/1  Var    31    0        (3,580 2,17  5,781  0      5,668
Parcel #1                  9/89  97                    )(G)   0(F)                        5,6
                                                                                          68
Land I 5.468 Acres of      01/0  Var    491   0        0      0     491    0      173     173
Parcel #15                 3/90  97
Land II 12.6506 Acres of   04/2  Var    1,13  0        0      0     1,027  0      746     746
Parcel #7                  2/91  97     3
Land II 2.61 Acres of      10/3  Var    477   0        0      0     477    0      352     352
Parcel #23                 0/92  97
Capital Fund 8.6806 Ac.    11/0  Var    686   0        0      0     686    0      255     255
of Parcel #2               9/93  97
Capital Fund 2.305 Ac. of  03/3  Var    642   0        0      0     642    0      70      70
Parcel #4                  0/94  97
Land I Lots of Parcel #15  01/0  Var    645   0        0      1,96  2,613  0      2,366   2,3
                           3/90  98                           8                           66
Land I Lots of Parcel #21  03/0  Var    650   0        (450)  2,44  3,549  0      2,358   2,3
                           8/90  98                           9                           58
Land I 30 Acres of Parcel  01/2  Var    61    0        0      1,36  1,423  0      816     816
#16                        9/90  98                           2
Land II Parcel #15         09/0  Var    (6)   0        0      2,75  2,744  0      1,043   1,0
                           4/91  98                           0                           43
Land II Lots Parcel #23    10/3  Var    2,14  0        0      0     2,142  0      1,455   1,4
                           0/92  98     2                                                 55
Land II Lots Parcel #7     04/2  Var    1,40  0        0      0     1,402  0      997     997
                           2/91  98     2
Capital Fund Easement      04/0  Var    63    0        0      0     63     0      7       7
Parcel #5                  1/94  98
Capital Fund Lots Parcel   11/0  Var    143   0        0      0     143    0      58      58
#2                         9/93  98
Capital Fund Lots Parcel   05/1  Var    109   0        0      1,12  1,234  0      1,215   1,2
#6                         1/94  98                           5                           15
Capital Fund Lots Parcel   10/0  Var    1,29  0        0      0     1,290  0      1,147   1,1
#13                        6/94  98     0                                                 47
Capital Fund Lots Parcel   03/3  Var    681   0        0      0     681    0      121     121
#4                         0/94  98
Capital Fund Lots Parcel   11/0  Var    1,41  0        0      0     1,410  0      1,062   1,0
#18                        2/95  98     0                                                 62
Growth Fund I -            12/3  05/06  7,25  0        (375)  0     7,630  3,283  3,755   7,0
Scottsdale Sierra          1/85  /98    5                                                 38
Monthly Income Fund II-    12/3  11/30  2,54  0        0      0     2,540  0      2,186   2,1
Eurofresh Plaza            1/90  /99    0                                                 86
Land I 10.391 Acres of     01/2  12/15  1,49  0        0      0     1,494  0      291     291
Parcel #16                 9/90  /99    4
Land I 27.51 Acres of      01/2  01/29  484   0        0      0     484    0      321     321
Parcel #17                 9/90  /99
Land I 96.29 Acres of      05/0  08/26  589   0        0      750   1,339  0      1,309   1,3
Parcel #23                 8/90  /99                                                      09
Land II 19.6296 Acres of   04/2  Var    1,86  0        0      0     1,866  0      1,390   1,3
Parcel #7                  2/91  99     6                                                 90
Land II 20.138 Acres of    01/3  06/30  1,26  0        0      0     1,265  0      1,250   1,2
Parcel #20                 1/92  /99    5                                                 50
Land II 1 Acre of Parcel   05/2  03/16  49    0        0      0     49     0      19      19
#21                        6/92  /99
Land II 2.4 Acres of       10/3  07/27  295   0        0      0     295    0      26      26
Parcel #22                 0/92  /99
Land II 5.8752 Acres of    10/3  Var    1,09  0        0      0     1,096  0      821     821
Parcel #23                 0/92  99     6
Land II 2.108 Acres of     03/1  Var    629   0        0      228   857    0      626     626
Parcel #26                 0/93  99
Capital Fund 13.503 Acres  11/0  Var    871   0        0      0     871    0      433     433
of Parcel #2               9/93  99
Capital Fund Parcel #3     03/0  02/04  2,59  0        0      0     2,594  0      1,362   1,3
                           4/94  /99    4                                                 62
Capital Fund 1.0331 Acres  03/3  08/19  348   0        0      0     348    0      70      70
of Parcel #4               0/94  /99
Capital Fund 188.9 Acres   04/0  10/07  733   0        0      0     773    0      613     613
of Parcel #5               1/94  /99
Capital Fund 2.977 Acres   09/1  11/03  87    0        0      0     87     0      39      39
of Parcel #10              6/94  /99
Capital Fund 10.643 Acres  10/2  06/21  175   0        0      0     175    0      8686    8,6
of Parcel #14              6/94  /99                                                      86

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000's omitted)

                                        Excess       Amount of   Total     Ordinary    Capital
                                        (deficiency  subsidies   Taxable   Income      Gain
                                        ) of         included    Gain from from Sale
                                        property     in          Sale
                                        operating    operating
                                        cash         cash
                                        receipts     receipts
                                        over cash
                                        expenditure
                                        s (E)

Monthly Income Fund I-Yorkville Living  (23)         0           15        0           15
Center, Lot #11
Land I 2.081 Acres of Parcel #13        0            0           20        0           20
Land I 81.216 Acres of Parcel #1        0            0           (193)     0           (193)
Land I 5.468 Acres of Parcel #15        0            0           309       0           309
Land II 12.6506 Acres of Parcel #7      0            0           387       0           387
Land II 2.61 Acres of Parcel #23        0            0           125       0           125
Capital Fund 8.6806 Ac. of Parcel #2    0            0           431       0           431
Capital Fund 2.305 Ac. of Parcel #4     0            0           572       0           572
Land I Lots of Parcel #15               0            0           71        0           71
Land I Lots of Parcel #21               0            0           742       0           742
Land I 30 Acres of Parcel #16           0            0           1,058     0           1,058
Land II Parcel #15                      0            0           1,701     0           1,701
Land II Lots Parcel #23                 0            0           521       0           521
Land II Lots Parcel #7                  0            0           297       0           297
Capital Fund Easement Parcel #5         0            0           57        0           57
Capital Fund Lots Parcel #2             0            0           78        0           78
Capital Fund Lots Parcel #6             0            0           11        0           11
Capital Fund Lots Parcel #13            0            0           144       0           144
Capital Fund Lots Parcel #4             0            0           561       0           561
Capital Fund Lots Parcel #18            0            0           348       0           348
Growth Fund I - Scottsdale Sierra       822          0           4,356     0           4,356
Monthly Income Fund II-Eurofresh Plaza  1,291        0           514       0           514
Land I 10.391 Acres of Parcel #16       0            0           1,202     0           1,202
Land I 27.51 Acres of Parcel #17        0            0           163       0           163
Land I 96.29 Acres of Parcel #23        0            0           (102)     0           (102)
Land II 19.6296 Acres of Parcel #7      0            0           352       0           352
Land II 20.138 Acres of Parcel #20      0            0           15        0           15
Land II 1 Acre of Parcel #21            0            0           31        0           31
Land II 2.4 Acres of Parcel #22         0            0           270       0           270
Land II 5.8752 Acres of Parcel #23      0            0           202       0           202
Land II 2.108 Acres of Parcel #26       0            0           174       0           174
Capital Fund 13.503 Acres of Parcel #2  0            0           420       0           420
Capital Fund Parcel #3                  0            0           1,232     0           1,232
Capital Fund 1.0331 Acres of Parcel #4  0            0           278       0           278
Capital Fund 188.9 Acres of Parcel #5   0            0           160       0           160
Capital Fund 2.977 Acres of Parcel #10  0            0           48        0           48
Capital Fund 10.643 Acres of Parcel #14 0            0           89        0           89

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES
(000's omitted)

NOTES TO TABLE V


The table includes all sales of properties by the partnerships during the three years ended December 31, 1999. All sales have been made to parties unaffiliated with the partnership.

Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

The stated principal amount of the notes is shown in the table
under "Secured Notes Received at Sale."   All sales with notes
received at sale are being reported for tax purposes on the installment basis.

Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

Represents "Cash Available (Deficiency) from Operations
(including subsidies)" as adjusted  for  applicable  "Fixed Asset
Additions" through the year of sale.

As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the Partnership received mortgage loans receivable totaling $2,170,089, of which $575,000 accrued interest at 9% per annum and had a maturity date of July 1, 1998 and was paid in full. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by the Partnership which had a balance of $3,325,515 at that time.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                     SUBSCRIPTION AGREEMENT [INLAND LOGO]
                                                                      APPENDIX B

                                    SPECIMEN

PLEASE COMPLETE THIS FORM OF SUBSCRIPTION AGREEMENT ONLY IF YOU WISH TO ELECT THE DEFERRED COMMISSION OPTION.


    PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

--------------------------------------------------------------------------------

       INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS

--------------------------------------------------------------------------------

            INSTRUCTIONS              Any Person desiring to subscribe for Shares should
                                      carefully read and review the Prospectus, as
                                      supplemented to date, and if he/she desires to subscribe
                                      for Shares, complete the Subscription Agreement/
                                      Signature Page which follows these instructions. Follow
                                      the appropriate instruction listed below for the items
                                      indicated.
                                      Please print in ink or type the information.
---------------------------------------------------------------------------------------------
             INVESTMENT               Item 1(a)--Enter the number of Shares to be purchased
                 A                    and the dollars and cents amount of the purchase.
                                      Minimum purchase 300 Shares ($3,000). Qualified Plans
                                      100 Shares ($1,000). (Iowa requires 300 Shares
                                      ($3,000) for IRA accounts; Minnesota requires 200
                                      Shares ($2,000) for IRA and qualified accounts).
                                      Check the box to indicate whether this is an initial
                                      or an additional investment. The "Additional
                                      Investment" box must be checked in order for this
                                      subscription to be combined with another subscription
                                      for purposes of a volume discount.

                                      Item 1(b)--Deferred Commission Option:  Please check
                                      the box if you have agreed with your Soliciting Dealer
                                      to elect the Deferred Commission Option, as described
                                      in the prospectus, as supplemented to date.  By electing
                                      the Deferred Commission Option, you are required to pay
                                      only $9.40 per share purchased upon subscription.  For
                                      the next six years following the year of subscription,
                                      you will have a sales commission of $0.10 per share
                                      deducted from and paid out of cash distributions otherwise distributable to you.  Election of the Deferred Commission
                                      Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred
                                      Commission Option" section of the prospectus, as
                                      supplemented to date.

---------------------------------------------------------------------------------------------
                 B                    Item 2--Check if you desire to participate in
                                      Distribution Reinvestment Program.
---------------------------------------------------------------------------------------------
      REGISTRATION INFORMATION        Item 3--Enter the exact name in which the Shares are
                 C                    to be held. For co-owners enter the names of all
                                      owners. For investments by qualified plans, include
                                      the exact name of the plan. For investments by
                                      qualified plans, enter the name of the custodian or
                                      trustee on the first line and FBO the name of the
                                      investor on the second line. IF THIS IS AN ADDITIONAL
                                      PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME
                                      EXACT PLAN NAME AS PREVIOUSLY USED.

                                      Item 4--Enter the mailing address, state of residence
                                      and telephone number of the owner. For qualified
                                      investments please enter the mailing address of the
                                      custodian or trustee.

                                      Item 5--Enter the birth date(s) or date of incorporation.

                                      Item 6--Check the appropriate box. If the owner is a
                                      non-resident alien, he must apply to the United
                                      States Internal Revenue Service for an identification
                                      number via Form SS-4 for an individual or SS-5 for a
                                      corporation, and supply the number to the Company as
                                      soon as it is available.

                                      Item 7--Check this box if the owner is an employee of
                                      Inland or an individual who has been continuously
                                      affiliated with Inland as an independent contractor.

                                      Item 8--Enter the Social Security number or Taxpayer
                                      I.D. number. The owner is certifying that this number
                                      is correct. For qualified investments, please enter
                                      both the investor's social security number (for
                                      identification purposes) and the custodian or
                                      trustee's Taxpayer I.D. number (for tax purposes).
---------------------------------------------------------------------------------------------
                 D                    Item 9--Enter the residence address if different than
                                      the mailing address. For qualified investments,
                                      please enter the residence address of the investor.
---------------------------------------------------------------------------------------------
                 E                    Item 10--Check the appropriate box to indicate the
                                      type of entity which is subscribing. If this is an
                                      additional purchase, this should be completed exactly
                                      the same as the previous investment. If the
                                      subscriber is a pension or profit sharing plan,
                                      indicate whether it is taxable or exempt from
                                      taxation under Section 501A of the Internal Revenue
                                      Code.
---------------------------------------------------------------------------------------------
             SIGNATURE                Item 11--The Subscription Agreement/Signature Page
                 F                    MUST BE EXECUTED by the owner(s), and if applicable,
                                      the trustee or custodian.
---------------------------------------------------------------------------------------------
       ALTERNATE ADDRESS FOR          Item 12--If owners desire direct deposit of
      DISTRIBUTIONS (OPTIONAL)        his/her/their cash distributions to an account or
                 G                    address other than as set forth in the Subscription
                                      Agreement/Signature Page, please complete. PLEASE
                                      MAKE SURE THAT THE ACCOUNT HAS BEEN OPENED AND THE
                                      ACCOUNT NUMBER IS PROVIDED, AS WELL AS INFORMING
                                      RECIPIENT THAT DISTRIBUTION WILL BE FORTHCOMING AND
                                      IS AN ASSET TRANSFER.
---------------------------------------------------------------------------------------------
      BROKER/DEALER REGISTERED        Item 13--Enter the name of the Broker/Dealer and the
           REPRESENTATIVE             name of the Registered Representative, along with the
                 H                    street address, city, state, zip code, telephone
                                      number, fax and email of the Registered
                                      Representative. By executing the Subscription
                                      Agreement/Signature Page, the Registered Representa-
                                      tive substantiates compliance with the conduct rules
                                      of the NASD, by certifying that the Registered
                                      Representative has reasonable grounds to believe,
                                      based on information obtained from the investor
                                      concerning his, her or its investment objectives,
                                      other investments, financial situation and needs and
                                      any other information known by such Registered
                                      Representative, that investment in the Company is
                                      suitable for such investor in light of his, her or
                                      its financial position, net worth and other
                                      suitability characteristics and that the Registered
                                      Representative has informed the investor of all
                                      pertinent facts relating to the liability, liquidity
                                      and marketability of an investment in the Company
                                      during its term. The Registered Representative
                                      (authorized signature) should sign where provided.
                                      Check the box to indicate whether the broker-dealer
                                      agrees to the Deferred Commission Option if the
                                      subscriber has elected the Deferred Commission Option;
                                      and the broker-dealer must sign, where provided, to
                                      acknowledge that agreement.
---------------------------------------------------------------------------------------------
     SUBMISSION OF SUBSCRIPTION       The properly completed and executed Pink and White
                                      copies of the Subscription Agreement/Signature Page
                                      together with a CHECK MADE PAYABLE TO "LNB/ESCROW
                                      AGENT FOR IRRET" should be returned to the owner's
                                      Registered Representative or the offices of Inland
                                      Securities Corporation, 2901 Butterfield Road, Oak
                                      Brook, Illinois 60523.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase Shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

                                      B-1

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                      SUBSCRIPTION AGREEMENT [INLAND LOGO]

                                   SPECIMEN
                      INLAND RETAIL REAL ESTATE TRUST, INC.
                      SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
    Please read this Subscription Agreement/Signature Page and the Terms and
                           Conditions before signing.
              Subscriber must read the Subscription Instructions.
-------------------------------------------------------------------------------
MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR IRRET

   (1)a. Investment
         This subscription is in the amount of $__________ for the purchase of _______ Shares of Inland Retail Real Estate Trust,
         Inc. at $10 per Share. Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa
A        requires 300 Shares for IRA accounts;  Minnesota requires 200 Shares for IRA and qualified plan accounts).
         This is an: [ ] INITIAL INVESTMENT   [ ] ADDITIONAL INVESTMENT
      b. Check the following box to elect the Deferred Commission Option [ ]
         (This election must agreed to by the Broker/Dealer listed below)
====================================================================================================================================
    (2)  Distribution Reinvestment program: [ ] YES Subscriber elects to participate in the Distribution Reinvestment Program
B        described in the Prospectus. Distributions will be made by check unless box is marked.
====================================================================================================================================
    (3)  REGISTERED OWNER                                                                            -          -
                                 ---------------------------------------------               ---------------------------------------
        [ ] Mr  [ ] Mrs [ ] Ms                                                                       (AREA CODE) HOME TELEPHONE
                                 ---------------------------------------------
         CO-OWNER
                                 ---------------------------------------------
        [ ] Mr  [ ] Mrs [ ] Ms
                                 ---------------------------------------------
    (4)  MAILING ADDRESS                                                                              -           -
                                 ---------------------------------------------                -------------------------------------
         CITY, STATE & ZIP CODE                                                                      (AREA CODE) BUSINESS TELEPHONE
                                 ---------------------------------------------
         STATE OF RESIDENCE                                   ------
     (5) BIRTH DATE
                                 --------------------        -----------------
C                                MONTH    DAY    YEAR        MONTH  DAY   YEAR
     (6) PLEASE INDICATE          CITIZENSHIP STATUS         [ ] U.S. CITIZEN
         [ ] RESIDENT ALIEN         [ ] NON-RESIDENT ALIEN
     (7) [ ] EMPLOYEE OR AFFILIATE
     (8) SOCIAL SECURITY #                                         CORPORATE OR CUSTODIAL
                                 -------------------------------   TAX IDENTIFICATION NUMBER
         CO-OWNER
         SOCIAL SECURITY #       -------------------------------    -------------------------
====================================================================================================================================
    (9)          RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OR QUALIFIED PLAN
D
      ---------------------------------------------------------------------------------------------
       STREET                              CITY                        STATE            ZIP CODE
====================================================================================================================================
    (10) Check one
    A [ ] Individual Ownership          H [ ] IRA                                       L [ ] Pension or Profit Sharing Plan
                                                                                              [ ] Taxable    [ ] Exempt under 501A
    B [ ] Joint Tenants with Right                                                      M [ ] Trust/Date Trust Established _______
          of Survivorship               I [ ] QUALIFIED PLAN (KEOGH)                          Name of Trustee or other Administrator
E   C [ ] Community Property            J [ ] Simplified Employee Pension/Trust (S.E.P)       ______________________________________
    D [ ] Tenants in Common             K [ ] Uniform Gifts to Minors Act                     [ ] Taxable    [ ] Grantor A or B
    E [ ] Tenants by the Entirety             State of ________________ a Custodian     N [ ] Estate
    F [ ] Corporate Ownership                 for _________________________________     O [ ] Other (Specify) ______________________
    G [ ] Partnership Ownership                                                               [ ] Taxable    [ ] Non-Taxable
====================================================================================================================================
    (11) The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the
Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such
Investor's behalf) the following:
     (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the
Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described, including among other things, the restrictions on ownership and tranfer of Shares, which require, under certain circumstances, that a holder of Shares shall give written notice and provide certain information to the Company.
     (b) represents that I (we) either; (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least
$45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
     (c) represents that the investors are purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
     (d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)
     (e) if an Affiliate of the Company represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.
Agreement Dated                                                       X
----------------------------------------------------------------      --------------------------------------------------------------
                                                                      Signature -- Registered Owner
(Print Name of Custodian of Trustee)                                  X
                                                                      -------------------------------------------------------------
                                                                      Signature -- Co-Owner
----------------------------------------------------------------      A sale of the Shares may not be completed by the Soliciting
Authorized Signature (Custodian or Trustee)                           Dealers until at least five business days after receipt
                                                                      of the Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
     (12) (Optional) Directly Deposit Cash Distributions to:          --------------------------------------------------------------
                                                                                           Account Number -- MUST BE FILLED IN
     Name of Bank,                                                    X
     Brokerage Firm                                                   --------------------------------------------------------------
     or Individual         -------------------------------------      Signature -- Registered Owner
G    Mailing Address       -------------------------------------
     City, State &                                                    X
     Zip Code              -------------------------------------      --------------------------------------------------------------
                                                                      Signature -- Co-Owner
     (13) Broker/Dealer data -- completed by selling Registered Representative (Please use Rep's address -- not home office)
     Name of Registered                                                         -               -
     Representative                                                     -------------------------------------------
     []Mr. []Mrs. []Ms.    -------------------------------------           Registered Representative's Telephone
--   Mailing
     Address                                                          Have you changed Broker/Dealers?    [] Yes    [] No
--
     City, State &                                                    Registered Representative's e-mail:
     Zip Code              -------------------------------------
--   Broker/Dealer                                                    --------------------------------------------------------------
     Name                  -------------------------------------      Registered Representative's fax:
--
     Home Office                                                      --------------------------------------------------------------
     Mailing Address       -------------------------------------
     City, State &                                                    X
     Zip Code              -------------------------------------      --------------------------------------------------------------
                                                                      Signature -- Registered Representative

Check the following box if the Broker/Dealer agrees to the Deferred Commission Option elected: [ ]
______________________________________
     Signature Broker/Dealer

-------------------------------------------------------------------------------

                                      B-2

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                    SPECIMEN
                               (REVERSE SIDE OF)
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

    Certain states have imposed special financial suitability standards for investors who purchase Shares.

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

    In addition, if the investor is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

    The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

    BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.
--------------------------------------------------------------------------------

OFFICE USE ONLY    INVESTOR CHECK DATE _______
                   INVESTOR CHECK # _______       Owner Account    / / / / / /
                   CHECK AMOUNT $ _______         Number
                                                  -----------
Broker/Dealer      / / / / / / / / / / / /        Co-Owner         / / / / / /
Number                                            Account Number


--------------------------------------------------------------------------------

                                      B-3

                     INLAND RETAIL REAL ESTATE TRUST, INC.
               STICKER SUPPLEMENT FOR PENNSYLVANIA RESIDENTS ONLY

This Supplement No. 1 to the Company's Prospectus dated February 11, 1999 modifies certain information in the Prospectus on the cover page, under the captions "Who May Invest" and "Plan of Distribution-- Escrow Conditions" and "--Representations and Warranties in the Subscription Agreement," and the form of the Subscription Agreement included as Appendix C, and shall only apply to residents of Pennsylvania. Unless otherwise defined capitalized terms used herein shall have the same meaning as in the Prospectus.

PENNSYLVANIA INVESTORS: Subscribers residing in Pennsylvania may not be admitted as Stockholders to the Company until subscriptions have been received and accepted for 2,500,000 Shares ($25,000,000) from all sources (the "Pennsylvania Minimum Offering"). The funds representing subscriptions for Shares from Pennsylvania residents will be placed in an escrow until subscriptions for Shares for Gross Offering Proceeds of at least $25,000,000 have been obtained. If the Pennsylvania Minimum Offering has not been obtained by the end of 120-day escrow periods (with the initial 120-day escrow period commencing upon the effectiveness of this Offering), the Company shall notify the Pennsylvania subscribers in writing by certified mail within 10 calendar days after the end of each such 120-day escrow period that they have a right to have their investment returned to them. If a subscriber residing in Pennsylvania requests the return of such subscription funds within 10 calendar days after receipt of the notification, the Company will return those funds, together with any interest earned thereon for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the subscriber within 15 calendar days after receipt of the subscriber's request.

Funds received from subscribers residing in Pennsylvania will be released to the Company from the escrow immediately after subscriptions for at least $25,000,000 have been received from all sources. Subscriptions from Pennsylvania residents may be included in determining whether subscriptions for the Pennsylvania Minimum Offering have been obtained.

Because the Minimum Offering is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

Subscribers residing in Pennsylvania must sign a Subscription Agreement wherein they acknowledge receipt of this Sticker Supplement in addition to making the other representations and warranties contained in the form of the Subscription Agreement included as Appendix C to the Prospectus.

                                                Filed Pursuant to Rule 424(b)(1)

                                                      Registration No. 333-64391
PROSPECTUS
                200,000 SHARES OF COMMON STOCK--MINIMUM OFFERING

                     INLAND RETAIL REAL ESTATE TRUST, INC.

$10.00 PER SHARE*           MINIMUM INITIAL PURCHASE--300 SHARES (100 SHARES FOR
                                                           TAX-EXEMPT ENTITIES)*

    Inland Retail Real Estate Trust, Inc. (the "Company") is a Maryland corporation which intends to operate as a REIT, and shall, through entities owned or controlled directly or indirectly by the Company, acquire and manage real estate improved primarily as shopping centers or single-user retail properties leased on a triple-net lease basis by creditworthy tenants. Of the gross proceeds of the offering, approximately 83.5% are expected to be available for the purchase of one shopping center if the minimum offering is sold, and approximately 87% are expected to be available for the purchase of properties if the maximum offering is sold. See "Estimated Use of Proceeds," "Investment Objectives and Policies" and "Real Property Investments."

    AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF THE FOLLOWING AND OTHER RISKS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN SHARES OF THE
COMPANY:

    - There is no public market for the Shares;

    - The Shares are illiquid and suitable only for those able to make a long-term investment;

    - There are restrictions on the transferability of the Shares;

    - Only three properties have been identified for investment;

    - The minimum offering would provide sufficient funds to acquire only one of the identified properties;

    - Investments are primarily limited to retail properties located in states east of the Mississippi River (initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina);

    - Certain provisions in the Company's organizational documents and of Maryland law may deter takeovers, discourage acquisition proposals or force a stockholder to forfeit the benefit of Share ownership;

    - Failure to qualify as a REIT would materially affect distributions on the Shares;

    - There are conflicts of interest between the Company, its Board of Directors and certain of its affiliates;

    - There is authorization for payment of substantial fees to affiliates of the Company; and

    - The Company's management has limited experience in operating retail properties in some of its designated geographical area for investments.

                                                   (CONTINUED ON FOLLOWING PAGE)

                                                                    PRICE TO              SELLING            PROCEEDS TO
                                                                    PUBLIC(1)         COMMISSIONS(2)         COMPANY(3)
Per Share....................................................        $10.00                $0.95                $9.05
Minimum Purchase--300 Shares.................................       $3,000.00             $285.00             $2,715.00
Total Minimum Offering.......................................     $2,000,000.00         $190,000.00         $1,810,000.00
Total Maximum Offering(4)....................................    $538,000,000.00      $47,500,000.00       $490,500,000.00

    *(1) The minimum initial purchase requirements, minimum financial suitability standards and the price per Share may be different in certain instances. See "Who May Invest" and "Plan of Distribution." Volume and other permitted discounts are not reflected in the above table.

     (2) Except for certain sales described herein, the Company will pay the Dealer Manager cash selling commissions of 7%, a marketing contribution of 2%, and a due diligence expense allowance of up to 0.5%, of the gross proceeds of the Shares sold by the Dealer Manager and the Soliciting Dealers; and offer to sell to the Dealer Manager a Soliciting Dealer Warrant to purchase one Share for every 25 Shares sold. See "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares" for an explanation of the compensation payable for the sale of the offered Shares and "Description of Securities--Soliciting Dealer Warrants" for the terms of the Soliciting Dealer Warrants, which are part of such compensation. This table includes and assumes the maximum cash selling commissions, marketing contribution and due diligence expense allowance, but does not include any amount attributable to the Soliciting Dealer Warrants which may be issued (such attributable amount is approximately $0.90 per Warrant or an aggregate of approximately $1,800,000, assuming the maximum offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued). See "Plan of Distribution--Indemnification" for information regarding the Company's agreement to indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities including liabilities under the Securities Act of 1933, as amended.

     (3) Before deducting certain organization and offering expenses, estimated at $14 million if the maximum offering is sold (of which $110,000 will be paid if the minimum offering is sold). However, if the minimum offering is not sold, none of the offering proceeds will be used to reimburse an affiliate of the Company for advancing these expenses. Does not include any proceeds from the issuance or exercise of any Soliciting Dealer Warrants. See "Compensation Table--Nonsubordinated Payments--For And In Connection With The Offering" for an explanation of the organization and offering expenses at specific levels which are payable by the Advisor.

    (4) Includes 4,000,000 Shares which may be issued pursuant to the Company's Distribution Reinvestment Program.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 11, 1999.

(CONTINUED FROM PREVIOUS PAGE)

    Investors purchasing Shares must sign a Subscription Agreement (the form of which is included as Appendix C to this Prospectus), wherein they make certain representations and warranties. See "Plan of Distribution--Representation and Warranties in the Subscription Agreement."

    The Company will be the general partner of Inland Retail Real Estate Limited Partnership, an Illinois limited partnership ("the Operating Partnership"), which is expected to hold, directly or indirectly, the interests in substantially all of the real property acquired by the Company.

    See "Descriptions of Securities--Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations--Taxation of the Company--Share Ownership Tests," for certain restrictions on ownership and transferability of Shares.

    Except for certain Shares which may be sold directly by the Company, Inland Securities Corporation will act as the Company's agent and will manage this offering as the "Dealer Manager." The "Soliciting Dealers" are those securities dealers who are members of the NASD and who are designated by the Dealer Manager to participate in this offering. See "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares" for an explanation of direct sales by the Company. Other than those Shares sold directly by the Company, the Shares offered hereby will be sold through the Dealer Manager and the Soliciting Dealers. No Shares will be sold unless subscriptions for at least 200,000 Shares ($2,000,000) have been obtained within six months after the initial date of this Prospectus (the "Minimum Offering"). Subscription proceeds received from investors initially will be held in escrow in an interest-bearing account at LaSalle National Bank, N.A. (the "Escrow Agent"), until the first of the following to occur: (i) subscription funds for the Company's Shares total at least $2,000,000 (in which event such funds will be released to the Company) or
(ii) six months after the initial date of this Prospectus without such subscription funds totalling at least $2,000,000 (in which event such funds will be promptly refunded to subscribers, together with the interest earned thereon). If the Minimum Offering is sold and this offering continues, subscription proceeds thereafter will be held by the Escrow Agent only until release to the Company. If the Minimum Offering is sold and this offering continues, the offering will terminate on or before February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. For additional information regarding the escrow, see "Plan of Distribution--Escrow Conditions."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

    THE USE OF FORECASTS IN CONNECTION WITH THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND, ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY, ARE PROHIBITED.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR REFERENCED IN THIS DOCUMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL INFORMATION OR INFORMATION THAT IS DIFFERENT.

                                 WHO MAY INVEST

    An investment in Shares involves certain risks and is suitable only as a long-term investment for Persons (which is defined to mean any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity) of adequate financial means who have no immediate need for liquidity in their investment and who can bear the loss of their investment. Shares will be sold only to Persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities (which are defined to mean generally any investor that is exempt from federal income taxation, including a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (collectively the "Code"), an endowment fund or a charitable, religious, scientific or education organization; and each such plan which is so qualified under Section 401 of the Code is defined as a "Qualified Plan") which purchase a minimum of 100 Shares ($1,000), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for investors resident in the State of Minnesota where the minimum investment for IRAs and other Qualified Plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a minimum net worth (determined with the foregoing exclusions) of $150,000.

    There are higher financial suitability standards for residents of certain states. If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000. If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    In addition, suitability standards may be higher or different in certain states. For example, if the investor is a resident of Ohio or Pennsylvania, the investment also may not exceed 10% of the investor's liquid net worth.

    In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or the grantor is the fiduciary.

    In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor. By acceptance of the confirmation of the purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards.

    Investors must meet all of the applicable requirements set forth in the Subscription Agreement relating to the Shares (the "Subscription Agreement"). A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is contained in Appendix C to this Prospectus. Under the laws of certain states, an investor may transfer his or her Shares only to Persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Ownership and Transfer." The Subscription Agreement contains representations and warranties which are explained under "Plan of Distribution--Representations and Warranties in the Subscription Agreement."

    In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and under applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"; and "ERISA Considerations."

    The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the Subscription Agreement, by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that it, he or she satisfies any applicable suitability standards.

    In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the subscriber, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.

    See "Plan of Distribution--Volume Discounts" and "--Other Discounts" for information regarding discounts available to certain investors.

    See "How to Subscribe" and the Subscription Agreement contained in Appendix C to this Prospectus for instructions regarding how to subscribe for Shares.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
WHO MAY INVEST............................................................   iii
PROSPECTUS SUMMARY........................................................     1
  The Company.............................................................     1
  Inland Affiliated Companies.............................................     1
  The Types of Real Estate That the Company Intends to Acquire and
    Manage................................................................     1
  Summary Risk Factors....................................................     2
    Investment Risks......................................................     2
    Company Risks.........................................................     4
    Risks of Real Estate Ownership........................................     4
    Tax Risks.............................................................     5
  Conflicts of Interest...................................................     5
  Compensation to be Paid to the Advisor and its Affiliates...............     6
    Offering Stage........................................................     6
    Acquisition Stage.....................................................     6
    Operational Stage.....................................................     6
    Liquidation Stage.....................................................     7
  The Company's Primary Business Objective and Strategies.................     7
    Acquisitions..........................................................     7
    Operations............................................................     7
  Shares Outstanding Before the Offering..................................     8
  Shares To Be Outstanding Upon Completion of the Offering................     8
  Terms of the Offering...................................................     8
  Investment Objectives And Policies......................................     9
  Structure and Formation of the Company..................................    11
  Organizational Chart....................................................    12
  Formation Transactions..................................................    14
  Benefits of the Formation Transactions to Affiliates of the Company.....    15
  Real Property Investments...............................................    17
  Prior Offerings Summary.................................................    18
  Distribution Reinvestment and Share Repurchase Programs.................    18
  Annual Valuations.......................................................    18
RISK FACTORS..............................................................    19
  1. Investment Risks.....................................................    19
    Share Price/Limited Liquidity.........................................    19
    Investors Do Not Know What Properties May Be Acquired in the Future...    19
    Insufficient Offering Proceeds and Possible Resulting Lack of
     Diversification......................................................    20
    Competition with Others for the Acquisition of Properties.............    20
    Competition with Other Real Estate Investment Programs Sponsored by
     TIGI Affiliated Companies............................................    20
    Mortgage Indebtedness and Other Borrowings May Increase the Company's
     Business Risks.......................................................    21
    Working Capital Reserves May Be Insufficient..........................    22
    Limitation on Types of Properties Which the Company Intends to Acquire
     and the Area in Which the Company May Acquire Retail Centers.........    22
    Limited Experience of Management in Acquiring and Managing Properties
     Within the Primary Geographical Area of Investment...................    22
    Limitation on Borrowing Could Cause Adverse Business Consequences.....    23

                                                                            PAGE
                                                                            ----
    Limits on Share Accumulation and Provisions in the Organizational
     Documents of the Company and the Operating Partnership and the
     Maryland General Corporation Law May Have an Anti-Takeover Effect and
     Inhibit a Change in Control of the Company...........................    23
      Ownership Limits and Restrictions on Transferability and Ownership
       in the Articles....................................................    23
      Certain Provisions in the Articles, Bylaws, Operating Partnership
       Agreement, and Maryland General Corporation Law....................    23
            The Articles..................................................    23
            The Operating Partnership Agreement...........................    24
            MGCL--Business Combinations...................................    24
            MGCL--Control Shares..........................................    24
    Investment Return May Be Affected by Availability of Properties to Be
     Acquired within One Year of the Termination of the Offering..........    25
    Distributions to Stockholders Affected by Many Factors................    25
    Possible Adverse Effects on Share Price Arising from Shares Eligible
     for Future Sale......................................................    26
    Fluctuations in Market Interest Rates or Equity Markets Affect Raising
     Capital..............................................................    26
    Stockholders Have Limited Control over Changes in Policies............    27
    Objectives of Joint Venture Partners May Conflict with the Company's
     Objectives...........................................................    27
    Seller Financing by Company May Delay Liquidation or Reinvestment.....    27
    Possible Loss on Dissolution and Termination..........................    27
  2. Company Risks........................................................    27
    Dependence on the Directors and Advisor...............................    27
    Conflicts of Interest Between the Company and Its Affiliates and
     Payments to Affiliates...............................................    28
    Prices Paid for Properties Acquired from Affiliates May Exceed Prices
     That Would Have Been Paid by Non-Affiliates..........................    29
    All Stockholders Bound by Vote of Majority............................    29
    Company's and Stockholders' Rights Against the Directors and the
     Advisor are Limited..................................................    29
    Dilution..............................................................    30
    Risks of Investments in Securities Related to Real Estate.............    30
    Year 2000 Risks.......................................................    31
  3. Risks of Real Estate Ownership.......................................    31
    General...............................................................    31
    The Initial Properties Will Face Competition and Changing Economic
     Conditions...........................................................    32
    Dependence on Geographical Region and Retail Industry.................    32
    Rising Expenses Could Reduce Cash Flows and Funds Available For Future
     Acquisitions.........................................................    32
    Inability of Tenants to Meet Their Obligations or Their Election Not
     to Extend a Lease Upon its Expiration................................    32
    Reliance on Certain Tenants...........................................    32
    Potential Additional Costs in Connection with Acquiring Single-User
     Retail Properties....................................................    33
    Competition for Tenants and Customers.................................    33
    Restrictions on Re-leasing Space......................................    33
    Sale of Properties....................................................    33
    Uninsured Losses; Unavailability of Insurance.........................    34
    Real Estate Related Taxes.............................................    34
    Effect of Bankruptcy of Tenants.......................................    34
    Environmental Laws and Certain Other Governmental Laws and
     Regulations..........................................................    35
    Costs Associated with Complying with the Americans with Disabilities
     Act..................................................................    35
    Risk of Recharacterization of Sale and Leaseback Transactions.........    36
    Potential Additional Costs in Connection with Acquiring Newly
     Constructed Properties...............................................    36
    Risks Associated with Investments in Unimproved Real Property.........    36
    Construction and Development Risks....................................    36

                                                                            PAGE
                                                                            ----
    The Company May Acquire Properties with Lock-Out Provisions...........    37
  4. Tax Risks............................................................    37
    General...............................................................    37
    Risks Regarding REIT Qualification and Consequences of the Failure to
     so Qualify...........................................................    37
      Risk of Failing to Qualify as a REIT under the Code.................    37
      Adverse Effects of REIT Minimum Distribution Requirements...........    38
      Limitations on Share Ownership......................................    39
      Limitations on Opinion of Counsel...................................    39
    Risks Regarding Partnership Qualification and Consequences of Failure
     to Qualify as a Partnership..........................................    40
    Miscellaneous Tax Risks...............................................    40
      Other Tax Liabilities...............................................    40
      Tax Liability on Reinvested Distributions...........................    40
  5. ERISA Risks..........................................................    40
    Suitability of the Company's Investments for Qualified Pension and
     Profit-Sharing Trusts................................................    40
    Annual Statement of Value is an Estimate..............................    41
CONFLICTS OF INTEREST.....................................................    41
   1. Competition for the Time and Service of the Advisor and Its
    Affiliates............................................................    41
   2. Process for Resolving Conflicting Investment Opportunities..........    42
   3. Acquisition from Affiliates.........................................    43
   4. The Company may Purchase Properties from Persons with whom
    Affiliates of the Advisor have Prior Business Relationships...........    43
   5. Property Management Services are being Rendered by an Entity owned
    Principally by Individuals Who are Affiliates of Inland...............    43
   6. Receipt of Commissions, Fees and Other Compensation by the Advisor
    and Its Affiliates....................................................    43
   7. Non-Arm's-Length Agreements.........................................    44
   8. The Company and the Advisor Have the Same Legal Counsel.............    44
   9. Inland Securities Corporation Is Participating as Dealer Manager in
    the Sale of the Shares................................................    44
  10. The Advisor may have Conflicting Fiduciary Obligations in the Event
    the Company Acquires Properties with Affiliates.......................    44
  11. The Business of the Advisor and the Management Agent May be Acquired
    by the Company Without Further Action by the Company's Stockholders...    45
COMPENSATION TABLE........................................................    46
  Nonsubordinated Payments................................................    46
    For and in Connection With the Offering...............................    46
    Acquisition Stage.....................................................    48
    Operational Stage.....................................................    49
    Liquidation Stage.....................................................    50
  Subordinated Payments...................................................    51
    Operational Stage.....................................................    51
    Liquidation Stage.....................................................    52
  Compensation to Officers and Directors..................................    52
ESTIMATED USE OF PROCEEDS.................................................    55
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES.............................    58
  Prior Investment Programs...............................................    58
  Summary Information.....................................................    58
  Publicly Registered Real Estate Investment Trust........................    60
  Publicly Registered Limited Partnerships................................    60
  Private Partnerships....................................................    63
  Private Placement Real Estate Equity Program............................    64

                                                                            PAGE
                                                                            ----
  Private Placement Mortgage and Note Programs............................    64
  Loan Modifications and Work-Outs........................................    66
  Effects of Property Exchanges on Investors..............................    69
  Additional Information..................................................    69
  Summary Tables..........................................................    71
MANAGEMENT................................................................    72
  Inland Affiliated Companies.............................................    72
  General Management of the Company.......................................    75
  Directors and Executive Officers of the Company.........................    77
  Committees of the Board of Directors....................................    79
  Compensation of Directors and Officers..................................    80
  Independent Director Stock Option Plan..................................    80
  The Advisor.............................................................    81
  The Advisory Agreement..................................................    82
  The Management Agent and the Management Agreement.......................    85
  Inland Securities Corporation...........................................    87
  Other Services..........................................................    89
CERTAIN RESPONSIBILITIES OF DIRECTORS AND THE ADVISOR; INDEMNIFICATION....    90
  General.................................................................    90
  Limitation of Liability and Indemnification.............................    90
PRINCIPAL STOCKHOLDERS....................................................    92
STRUCTURE AND FORMATION OF THE COMPANY....................................    92
  Structure of the Company................................................    92
  Ownership Chart.........................................................    93
  Formation Transactions..................................................    94
  Benefits of the UPREIT Structure........................................    96
  Advantages and Disadvantages of the Formation Transactions to
    Unaffiliated Stockholders.............................................    96
  Benefits of the Formation Transactions and the Offering to Inland and
    its Affiliates........................................................    96
SELECTED FINANCIAL DATA...................................................    97
INVESTMENT OBJECTIVES AND POLICIES........................................    98
   1. General.............................................................    98
   2. Distributions.......................................................    98
   3. Types of Investments................................................    98
   4. Acquisition Standards...............................................   100
   5. Description of Leases...............................................   101
   6. Property Acquisition................................................   101
   7. Borrowing...........................................................   102
   8. Sale or Disposition of Properties...................................   103
   9. Change in Investment Objectives and Policies........................   103
  10. Certain Investment Limitations......................................   103
  11. Appraisals..........................................................   104
  12. Return of Uninvested Proceeds.......................................   104
  13. Additional Offerings and Exchange Listing...........................   104
  14. Joint Ventures......................................................   104
  15. Construction and Development Activities.............................   105
  16. Other Policies......................................................   105
REAL PROPERTY INVESTMENTS.................................................   106
  General.................................................................   106
  Insurance Coverage on Properties........................................   107

                                                                            PAGE
                                                                            ----
  Initial Properties......................................................   107
  Tenants.................................................................   110
  Tenant Lease Expirations................................................   111
  Additional Information Regarding the Initial Properties.................   111
    Merchants Square Shopping Center, Zephyrhills, Florida................   111
    Lake Olympia Square, Ocoee, Florida...................................   115
    Lake Walden Square, Plant City, Florida...............................   120
CAPITALIZATION............................................................   124
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION OF THE
  COMPANY.................................................................   124
  Liquidity...............................................................   125
  Results of Operations...................................................   125
  Initial Properties......................................................   125
  Capital Resources.......................................................   126
  Impact of Accounting Principles.........................................   127
  Inflation...............................................................   127
  Year 2000 Issues........................................................   127
DESCRIPTION OF SECURITIES.................................................   128
  Authorized Stock........................................................   129
  Common Stock............................................................   129
  Preferred Stock.........................................................   130
  Soliciting Dealer Warrants..............................................   130
  Issuance of Additional Securities and Debt Instruments..................   131
  Restrictions on Issuance of Certain Securities..........................   131
  Restrictions on Ownership and Transfer..................................   132
  Certain Provisions of Maryland Law and of the Articles of Incorporation
    and Bylaws............................................................   134
    Business Combinations.................................................   134
    Control Share Acquisition.............................................   135
    Meetings of Stockholders..............................................   135
    Certain Responsibilities and Indemnification..........................   135
SHARES ELIGIBLE FOR FUTURE SALE...........................................   135
  Shares to be Outstanding or Issuable upon Exercise or Conversion of
    Other Outstanding Securities..........................................   135
  Securities Act Restrictions.............................................   136
  Independent Director Stock Option Plan..................................   136
  Soliciting Dealer Warrants..............................................   137
  Effect of Availability of Shares on Market Price of Shares..............   137
  Conversion and Redemption Rights........................................   137
  Registration Rights.....................................................   138
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS...................................   138
  Certain Articles of Incorporation and By-law Provisions.................   138
  Stockholders' Meetings..................................................   138
  Board of Directors......................................................   139
  Stockholder Voting Rights...............................................   139
  Stockholder Lists; Inspection of Books and Records......................   140
  Amendment of the Organizational Documents...............................   140
  Dissolution or Termination of the Company...............................   140
  Advance Notice of Director Nominations and New Business.................   141
  Restrictions on Certain Conversion Transactions and Roll-Ups............   141
  Limitation on Total Operating Expenses..................................   143

                                                                            PAGE
                                                                            ----
  Transactions with Affiliates............................................   143
  Restrictions on Borrowing...............................................   144
  Restrictions on Investments.............................................   144
OPERATING PARTNERSHIP AGREEMENT...........................................   147
  Description of Partnership Units........................................   147
  Management of the Operating Partnership.................................   148
  Indemnification.........................................................   149
  Transferability of Interests............................................   149
  Extraordinary Transactions..............................................   149
  Issuance of Additional Units............................................   150
  Capital Contributions...................................................   150
  Distributions...........................................................   150
  Operations..............................................................   151
  Limited Partner Conversion Rights.......................................   151
  Limited Partner Redemption Rights.......................................   152
  Tax Matters.............................................................   153
  Duties and Conflicts....................................................   153
  Term....................................................................   153
  Lock Out Policy.........................................................   153
FEDERAL INCOME TAX CONSIDERATIONS.........................................   154
  General.................................................................   154
  Opinion of Tax Counsel..................................................   155
  Taxation of the Company.................................................   155
    Overview..............................................................   155
    REIT Qualification Tests..............................................   156
    Ownership of a Partnership Interest...................................   157
    Ownership of a Qualified REIT Subsidiary..............................   157
    Share Ownership Tests.................................................   158
    Asset Tests...........................................................   158
      75% Asset Test......................................................   158
      25% Asset Test......................................................   159
    Gross Income Tests....................................................   159
      75% Gross Income Test...............................................   159
      95% Gross Income Test...............................................   161
    Annual Distribution Requirements......................................   161
    Failure to Qualify....................................................   162
    Prohibited Transactions...............................................   162
    Tax Aspects of the Company's Investments in Partnerships..............   163
    Partnership Classification............................................   163
    Partnership Anti-Abuse Regulations....................................   164
  Income Taxation of the Partnerships and Their Partners..................   165
    Contributions of Property.............................................   165
    Determination of Initial Basis and Adjusted Basis in Units ...........   165
    Partners, not Partnership, Subject to Tax.............................   165
    Partnership Allocations...............................................   166
    Tax Allocations with respect to the Properties........................   166
    Depreciation Deductions Available to the Operating Partnership........   167
    Other Deductible Expenses of the Operating Partnership................   167
    Tax Consequences of Distributions.....................................   168
    Tax Consequences of Dispositions of Units Generally...................   168

                                                                            PAGE
                                                                            ----
    Tax Consequences of Exercise of Conversion Right......................   169
    Tax Consequences of Exercise of Redemption Right......................   169
    Tax Consequences of Termination of the Operating Partnership..........   170
    Tax Consequences of the Liquidation of the Operating Partnership......   170
  Taxation Of Stockholders................................................   170
    Taxation of Taxable Domestic Stockholders.............................   170
    Capital Gains and Losses..............................................   171
    Termination of REIT Status............................................   172
    Backup Withholding....................................................   172
    Taxation of Tax-Exempt Stockholders...................................   172
    Taxation of Foreign Stockholders......................................   173
  Other Tax Considerations................................................   175
    Company's Purchase of Properties with Shares..........................   175
    Distribution Reinvestment Program.....................................   175
    State and Local Taxes.................................................   175
    Legislative Developments..............................................   175
ERISA CONSIDERATIONS......................................................   177
PLAN OF DISTRIBUTION......................................................   178
  General.................................................................   178
  Escrow Conditions.......................................................   179
  Advisor's Company Contribution and Advisor's Partnership Contribution...   179
  Subscription Process....................................................   180
  Representations and Warranties in the Subscription Agreement............   180
  Determination of Investor Suitability...................................   181
  Compensation Payable by the Company for the Sale of the Shares..........   181
  Volume Discounts........................................................   182
  Other Discounts.........................................................   184
  Transfer of Shares......................................................   184
  Indemnification.........................................................   185
HOW TO SUBSCRIBE..........................................................   185
SALES LITERATURE..........................................................   186
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS...................   186
  Distribution Reinvestment Program.......................................   186
  Share Repurchase Program................................................   187
REPORTS TO STOCKHOLDERS...................................................   188
LEGAL MATTERS.............................................................   189
EXPERTS...................................................................   190
ADDITIONAL INFORMATION....................................................   190
GLOSSARY..................................................................   191
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS....................   F-i

APPENDICES:
PRIOR PERFORMANCE TABLES..................................................   A-1
DISTRIBUTION REINVESTMENT PROGRAM.........................................   B-1
SUBSCRIPTION AGREEMENT....................................................   C-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS PROSPECTUS. IT IS INTENDED FOR QUICK REFERENCE ONLY. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN THE SHARES. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS INCLUDE INLAND RETAIL REAL ESTATE TRUST, INC. AND THOSE ENTITIES OWNED OR CONTROLLED DIRECTLY OR INDIRECTLY BY THE COMPANY, INCLUDING INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), AND ANY ENTITIES OWNED OR CONTROLLED BY THE OPERATING PARTNERSHIP. CAPITALIZED TERMS USED IN THIS PROSPECTUS AND NOT FULLY DEFINED IN THE TEXT ARE DEFINED IN THE "GLOSSARY" BEGINNING ON PAGE 191.

The Company............................. The Company is a Maryland corporation formed in September 1998, which intends to operate as a real estate investment trust (commonly known as a "REIT") for federal and state income tax purposes. See generally
                                        "Federal Income Tax Considerations."

                                        The Company's principal executive offices are located at 2901
                                        Butterfield Road, Oak Brook, Illinois 60523 and its telephone number is (630) 218-8000.

Inland Affiliated
  Companies............................. The Inland Group, Inc. ("Inland" or "TIGI"), a Delaware corporation, together with its subsidiaries and its and their Affiliates
                                        (collectively, the "Inland Affiliated Companies," or "TIGI Affiliated
                                        Companies" or the "Inland Organization"), is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland
                                        Real Estate Investment Corporation, a Delaware corporation ("IREIC"), a subsidiary of Inland, and one of the Inland Affiliated Companies, is
                                        the Sponsor and organizer of the Company. As of June 30, 1998, IREIC had an audited net worth of approximately $95.8 million, much of which is illiquid. Inland Retail Real Estate Advisory Services, Inc., an
                                        Illinois corporation (the "Advisor"), is a wholly owned subsidiary of
                                        IREIC. Inland Securities Corporation ("ISC"), another of the Inland
                                        Affiliated Companies, is the Dealer Manager of this offering, except for Shares sold directly by the Company. Inland's, IREIC's, the
                                        Advisor's and ISC's principal executive offices are located at 2901
                                        Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. See "--Organizational Chart" in this Prospectus
                                        Summary and "Management."

The Types of Real Estate That the
  Company Intends to Acquire and
  Manage................................ The Company intends, through entities owned or controlled directly or indirectly by the Company, to acquire and manage real estate primarily
                                        (i) improved for use as retail establishments, principally multi-tenant shopping centers, with gross leaseable area ("GLA")
                                        ranging from 10,000 to 300,000 square feet, but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a "Retail Center").

                                        The Retail Centers will be located mainly in the states east of the
                                        Mississippi River (the Company's "Primary Geographical Area of
                                        Investment"), but initially will be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina.
                                        The Company may also, through entities owned or controlled directly or indirectly by the Company, acquire, among other real estate, single-user commercial properties located anywhere throughout the
                                        United States if they are leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses

                                        in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease
                                        Basis"), including such properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties Outside the
                                        Primary Geographical Area of Investment"). The Retail Centers in the
                                        Primary Geographical Area of Investment and the Triple-Net Single-User
                                        Retail Properties Outside the Primary Geographical Area of Investment
                                        are collectively referred to as the Company's "Primary Property
                                        Investments."

                                        Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, is referred to as a "Property" and all of such properties are collectively referred to as the "Properties."

                                        See "Real Property Investments" for more detailed information on the diversified types of Properties that the Company intends to acquire and manage and for information regarding the three Properties that the
                                        Company has rights to acquire and intends to acquire with the net proceeds from the offering, provided that the net proceeds are sufficient to make such acquisitions. Those three Properties are collectively referred to as the "Initial Properties." The Merchants
                                        Square Shopping Center ("Merchants Square"), one of the Initial
                                        Properties, will be the first Property purchased if the Minimum
                                        Offering is sold.

Summary Risk Factors.................... Investment in shares of the Company's common stock (the "Shares")
                                        involves various risks which are described in the "Risk Factors"
                                        section of the Prospectus, which begins on page 19. The following is a summary of the risks which the Company believes are the most relevant to an investment in the Shares.

                                        INVESTMENT RISKS:

                                        - There is currently no public trading market for the Shares, and, therefore, the Shares constitute an illiquid investment and are suitable only as a long-term investment.

                                        - The offering price of the Shares was determined by the Company's
                                        Board of Directors (the "Board") and may not be indicative of the price at which the Shares may trade if they were listed on an exchange or traded in over-the-counter markets, nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved.

                                        - There is no assurance that the Shares will ever be listed on a national stock exchange or included for quotation on a national market system. The failure to have the Shares so listed or included could have an adverse affect on the value of the Shares and the likelihood of takeover offers, and will affect the liquidity of the Shares.

                                        - Except for the Initial Properties, the Company has not identified any additional Properties for acquisition. Therefore, investors must rely on the Company to locate and acquire suitable Properties and will be unable to evaluate the manner in which the net proceeds of the offering are to be invested or the economic merit of particular
                                          Properties prior to their acquisition. Furthermore, there is no assurance that the net proceeds of the offering will be sufficient to acquire any of the Initial Properties or any other Properties.

                                        - If only the Minimum Offering is sold, the Company will acquire only one Property, and will not have any diversification of its investments. The lack of diversification will increase the potential adverse effect on the Company from that Property's unperforming tenants, if any, and from adverse economic conditions affecting the area in which that Property will be located.

                                        - Adverse economic conditions affecting the Company's Primary
                                        Geographical Area of Investment could affect the Company's ability to acquire, lease and dispose of Retail Centers in that area, as well as the ability of tenants to make lease payments, and, hence, could affect the Company's results of operations and financial condition, including the Company's ability to make cash distributions to
                                          Stockholders arising from their interest in the Company
                                          ("Distributions").

                                        - There are limitations on ownership of Shares and certain other provisions in the Articles of Incorporation of the Company, as amended
                                          (the "Articles"), the Bylaws of the Company, as amended (the
                                          "Bylaws"), and the Operating Partnership Agreement of the Operating
                                          Partnership, as well as certain provisions in the Maryland General
                                          Corporation Law (the "MGCL"), which may discourage, impede or prevent certain mergers, tender offers or proxy contests, even if such an event would be favorable to the interests of Stockholders.
                                          In addition, certain of such limitations and provisions may (i)
                                          compel a Stockholder or its transferee, as of the date any of these limitations is violated, to involuntarily dispose of Shares in excess of such limitations and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation; or (ii) discourage a person from acquiring Shares.

                                        - The Company will compete for the acquisition of Properties with many other entities engaged in real estate investment activities, including existing and future real estate investment programs sponsored by the Inland Affiliated Companies, which may result in the Company being unable to acquire Properties that it desires. This may also have an adverse impact on the Company's business.

                                        - The Company intends to purchase certain Properties (including all of the Initial Properties) directly from Affiliates of the Advisor, who purchased those Properties from unaffiliated third parties on behalf of the Company. Even though the Company will be paying such
                                          Affiliates' acquisition costs of those Properties, such acquisitions may be on terms less favorable to the Company than if the Company conducted arm's-length transactions directly with an unaffiliated seller. Accordingly, such acquisitions may result in concessions as to price or otherwise, including payment of financing costs to
                                          Affiliates or others, which may be less advantageous to the Company than a direct arm's-length transaction.

                                        - Real estate financing risks, including the potential inability to refinance mortgage indebtedness upon its maturity, or defaults on secured indebtedness, may result in foreclosure on the Company's assets, which could result in the Company losing its investment in the Properties securing such indebtedness.

                                        - The Company may borrow funds to maintain operations of one or more of its Properties or to enable it to maintain its REIT status, thus increasing the Company's indebtedness and the risks associated therewith.

                                        - Although the Company intends to establish a working capital reserve with 1% of the Gross Offering Proceeds from this offering (which is defined to mean generally the total proceeds from the sale of the
                                          50,000,000 Shares in the best efforts offering during the public offering period before deducting the expenses relating to the organization of the Company and associated with this offering (the
                                          "Organization and Offering Expenses")), which it believes should be adequate, that amount may be insufficient to meet the cash needs of the Company and the Company may have to obtain financing

                                          from either affiliated or unaffiliated sources. Additional financing would increase the Company's indebtedness and the risks associated therewith.

                                        - The Articles include a provision limiting the amount of aggregate borrowing in relation to the Company's assets that the Company may incur. Such limitation could have adverse consequences such as (i)
                                          freezing the Company's ability to purchase additional Properties,
                                          (ii) causing the Company to lose its REIT status if borrowing was necessary to pay the required minimum amount of cash Distributions to Stockholders to qualify as a REIT, (iii) causing operational problems if there are cash flow shortfalls for working capital purposes, or (iv) resulting in the loss of a Property if, for example, financing was necessary to cure a default on a mortgage. As
                                          Stockholder approval is required to change this limitation, there will be a delay before such approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the funding when it is needed.

                                        - The Company may authorize the issuance of Shares or other securities
                                        (E.G., Preferred Stock) in addition to Shares issued pursuant to this
                                          Offering, thereby diluting the interest of existing Stockholders, including investors in this Offering, none of whom have preemptive rights. Shares, together with Preferred Stock, are hereinafter collectively referred to as "Equity Stock." Depending upon the preferences, powers and rights of the Preferred Stock, the issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

                                        COMPANY RISKS:

                                        - The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by Inland Southeast
                                          Property Management Corp. (the "Management Agent"), which will manage the Company's Properties, the Advisor, which will manage the
                                          Company's day to day operations, and Affiliates of the Advisor.
                                          During the 10-year period ending September 30, 1998, Affiliates of the Advisor have sponsored one REIT, six public and one private real estate equity programs, and nine private placement note and mortgage programs. Certain of these programs have experienced setbacks, such as tenant defaults or move-outs, and defaults by mortgagees under mortgages. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. Some tax-shelter private partnerships programs that invested primarily in apartments had to work out reduced or restructured debt with unaffiliated lenders resulting from the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s, and tax-deferred property exchanges were utilized to mitigate those adverse effects. See
                                          "Prior Performance of the Company's Affiliates" and Appendix
                                          A--"Prior Performance Tables."

                                        RISKS OF REAL ESTATE OWNERSHIP:

                                        - All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                                        - Adverse trends for the types of Properties included in the Company's
                                          Primary Property Investments or adverse economic developments in general or within the Primary Geographical Area of Investment in particular

                                          could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make
                                          Distributions.

                                        TAX RISKS:

                                        - The Company's qualification as a REIT depends upon its ability to meet numerous requirements through actual operations. There can be no assurance that the Company will be able to satisfy these
                                          requirements. If the Company fails to qualify as a REIT, its
                                          Distributions would not be deductible to the Company. This would increase the Company's tax liability and substantially reduce the funds available to make Distributions to Stockholders. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit.

                                        - Although Wildman, Harrold, Allen & Dixon ("Counsel") has rendered its opinion (as described in this Prospectus) as to certain federal income tax matters, such opinion is based on various assumptions and factual representations made by the Company and by the Advisor to
                                          Counsel. See "Risk Factors--Tax Risks--Risks Regarding REIT
                                          Qualifications and Consequences of the Failure to so
                                          Qualify--Limitations on Opinion of Counsel," "Federal Income Tax
                                          Considerations" and "ERISA Considerations." Counsel will not review compliance with the requirements for qualification as a REIT on a continuing basis after the initial effective date of the
                                          registration statement (of which this Prospectus is a part) filed with the United States Securities and Exchange Commission (the
                                          "Commission" or "SEC") for this offering (the "Registration
                                          Statement"). An opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws
                                          (or the interpretation thereof), any of which could be applied retroactively.

                                        The failure to manage the impact of the foregoing risks effectively may impair the Company's ability to meet its investment objectives and may reduce or entirely eliminate the benefits to the Stockholders from their investment in the Company. See "Risk Factors," "Prior
                                        Performance of the Company's Affiliates," and Appendix A--"Prior
                                        Performance Tables."

Conflicts of Interest................... - There are conflicts of interest between the Company and its
                                        Affiliates. These include: (i) competition for the time and services of personnel of the Advisor and its Affiliates; (ii) receipt by the
                                          Advisor and its Affiliates of substantial compensation from the
                                          Company for their various services which may not be on market terms and is payable, in most cases, whether or not Stockholders receive
                                          Distributions; (iii) possible conflicting investment opportunities;
                                          (iv) acquisition of Properties from Affiliates; and (v) the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which may result in a conflict between the ongoing business relationship between the Advisor or its Affiliates and the Company's business.
                                          Such conflicts of interest may also arise in connection with the potential sale or refinancing of Properties or the enforcement of certain agreements. See "Conflicts of Interest," commencing on page
                                          41, for a fuller description of these and other conflicts of interest.

                                        - The Management Agent is owned principally by individuals who are
                                        Affiliates of Inland. The Company has the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the Company at any time after three years from the date of this Prospectus for Shares in an amount determined in accordance with a

                                          prescribed formula. See paragraph 11 under "Conflicts of Interest"
                                          and "Management--The Advisory Agreement."

Compensation to be Paid to the Advisor
  and its
  Affiliates............................ The Advisor and its Affiliates will be paid substantial amounts for managing the Company's business. The most significant items of compensation are:

                                        OFFERING STAGE: Except for certain sales, the Company will generally pay to the Dealer Manager (i) cash selling commissions of 7%, (ii) a contribution of 2% in lieu of reimbursement of specific expenses associated with marketing (the "Marketing Contribution"), and (iii) an allowance of up to 0.5% for BONA FIDE due diligence expenses (the "Due
                                        Diligence Expense Allowance"), of the Gross Offering Proceeds. The
                                        cash selling commissions, Marketing Contribution and Due Diligence
                                        Expense Allowance may be retained by the Dealer Manager or reallowed to Soliciting Dealers. Generally, no portion of the Marketing
                                        Contribution will be reallowed to Soliciting Dealers unless they reach prescribed minimum annual sales volumes.

                                        Except for certain sales, and in certain cases, the Company will offer to sell to the Dealer Manager one Soliciting Dealer Warrant for each
                                        25 Shares sold during the Offering, some or all of which that are issued may be retained or reallowed to the Soliciting Dealers who sold such Shares. See "Description of Securities--Soliciting Dealer
                                        Warrants."

                                        ACQUISITION STAGE: The Advisor and its Affiliates will be reimbursed by the Company for actual out-of-pocket Acquisition Expenses which are estimated to be equal to 0.5% of the aggregate of the (i) Gross
                                        Offering Proceeds from the sale of 54,000,000 Shares (including
                                        4,000,000 Shares under the DRP), and (ii) gross proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

                                        OPERATIONAL STAGE: An annual "Advisor Asset Management Fee" of not more than 1% of the average of the aggregate book value of the
                                        Company's assets invested, directly or indirectly, in Properties or loans secured by real estate, before reserves for depreciation or other non-cash reserves (the Company's "Average Invested Assets") will be payable quarterly to the Advisor. Payment of this fee is subordinated on an annual basis to the payment of Distributions to
                                        Stockholders in an amount equal to a non-cumulative, non-compounded return equal to 7% per annum on Invested Capital (the "Current
                                        Return"). "Invested Capital" is the net amount that a Stockholder has invested, being the amount paid for the Shares less the Distributions received on those Shares from the sale or financing of the Company's
                                        Properties. Furthermore, this fee is subject to reimbursement to the
                                        Company to the extent in any calendar year it and all other operating expenses of the Company paid in that year exceed the greater of 2% of the Company's Average Invested Assets, or 25% of the Company's net
                                        income, for that year.

                                        The Management Agent will receive a fee for management of the
                                        Company's Properties (the "Property Management Fee") equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross revenues of each of the Company's Properties, payable monthly.

                                        Inland Mortgage Servicing Corporation ("IMSC"), one of the TIGI
                                        Affiliated Companies, will receive a fee for servicing the Company's mortgage loans. Such fee will be equal to no more than .08% of the principal amount of the loans serviced, up to the first $100 million in aggregate loan balances, and a lesser percentage on a sliding scale basis thereafter, which will be prorated on an annual basis and, be payable monthly.

                                        LIQUIDATION STAGE: A fee will be payable to the Advisor or its
                                        Affiliates when a Property is sold (the "Property Disposition Fee"), equal to the lesser of: (i) 3% of the sale price of a Property; or
                                        (ii) 50% of the commission customarily paid to third parties. In addition, after receipt by the Stockholders of a cumulative, non-compounded 7% per annum return on Invested Capital (the
                                        "Cumulative Return") and a return of their Invested Capital, an
                                        "Incentive Advisory Fee" will be payable equal to 15% of the net proceeds from the sale of a Property.

                                        The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. For an explanation of such other fees and expense reimbursements and a fuller discussion of the above fees, see generally, "Compensation Table,"
                                        "Management--Other Services" and "Plan of Distribution--Compensation
                                        Payable by the Company for the Sale of the Shares."

The Company's Primary Business Objective
  and Strategies........................ The Company's primary business objective is to enhance the performance and value of its Properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                                        ACQUISITIONS:

                                        - Selectively acquiring diversified types and well-located Properties of the type described as the Company's Primary Property Investments.

                                        - Acquiring Properties usually on an all-cash basis to provide the
                                        Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire Properties subject to existing indebtedness if it believes this is in its best interest. The Initial Properties will be acquired subject to the unpaid amount of the existing first mortgage debt.

                                        - Diversifying geographically within the Primary Geographical Area of
                                          Investment by acquiring Properties primarily located in major consolidated metropolitan statistical areas ("CMSAs") in order to minimize the potential adverse impact of economic downturns in certain markets.

                                        - Use the Company's UPREIT structure to acquire Properties for cash,
                                          Shares, limited partnership interests ("LP Common Units") of the
                                          Operating Partnership, preferred limited partnership interests of the Operating Partnership ("LP Preferred Units") (LP Common Units
                                          and LP Preferred Units are collectively referred to as "LP Units"), equity interests ("Interests") in a Property Partnership (as defined below), or a combination thereof, thereby deferring some or all of a seller's potential taxable gain, and enhancing the ability of the
                                          Company to consummate transactions and to structure more competitive acquisitions than competitors that may lack the Company's ability to acquire Properties for cash, Shares, LP Units, Interests, or a combination thereof. A "Property Partnership" (collectively the
                                          "Property Partnerships") may be an entity such as a limited liability company, a general or limited partnership, or a trust, that owns one or more of the Properties, and which will be owned or controlled directly or indirectly by the Operating Partnership.

                                        OPERATIONS:

                                        - Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

                                        - Improve rental income and cash flow by aggressively marketing rentable space.

                                        - Emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

                                        - Maintain a diversified tenant base at its Retail Centers, consisting primarily of retail tenants providing consumer goods and services.

                                        - In general, limit mortgage indebtedness to an aggregate amount not to exceed 55% of the combined fair market value of all of its
                                          Properties, and aggregate borrowings to 300% of the Company's Net
                                          Assets (which is defined to mean generally the Company's total assets (other than intangibles) at cost, before deducting
                                          depreciation and other non-cash reserves, less total liabilities, calculated at least quarterly). The proceeds from any such borrowings will be used primarily to allow the Company to acquire additional Properties.

Shares Outstanding Before the
  Offering.............................. There are 20,000 Shares outstanding as of the date of this Prospectus which were issued to the Advisor in connection with the organization of the Company for a purchase price of $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's Company Contribution").

Shares To Be Outstanding Upon Completion
  of the Offering....................... Assuming only the Minimum Offering is sold, the Company will have
                                        220,000 Shares outstanding, and assuming the sale of all Shares offered on a best efforts basis, the Company will have 50,020,000
                                        Shares outstanding, not taking into account issuance of Shares, if any
                                        (i) under the Company's DRP, (ii) upon exercise of the Soliciting
                                        Dealer Warrants to be issued and sold to the Dealer Manager, (iii)
                                        upon exercise of options granted and which may be granted under the
                                        Company's Independent Director Stock Option Plan, (iv) upon the conversion of the LP Common Units issued to the Advisor, (v) which might be issued directly for equity interests in Properties, or (vi)
                                        upon conversion of any LP Units (other than the Advisor's 200 LP
                                        Common Units) in the Operating Partnerships or of any Interests in a
                                        Property Partnership which might be issued for equity interests in
                                        Properties. Each holder of one or more Shares is hereinafter referred to as a "Stockholder."

Terms of the Offering................... The Company is offering a minimum of 200,000 Shares ($2,000,000) and a maximum of 56,000,000 Shares, of which (i) except for certain Shares which may be sold directly by the Company, 50,000,000 Shares are being offered on a best efforts basis through the Dealer Manager at $10.00 per Share, subject to discounts in certain cases (the "Offering");
                                        (ii) up to 4,000,000 Shares will be issued for $9.50 per Share to purchasers of Shares who elect to participate in the Company's DRP;
                                        and (iii) up to 2,000,000 Shares, underlying 2,000,000 Soliciting
                                        Dealer Warrants (also offered hereby), will be issued upon the exercise of the Soliciting Dealer Warrants that may be issued and sold to the Dealer Manager for an exercise price of $12.00 per Share.

                                        Reference is made to the cover page of this Prospectus for an explanation of the Minimum Offering and the terms of the escrow of the proceeds therefrom, and to "Plan of Distribution" for further information on such escrow and, generally, for a fuller description of the terms of the Offering.

                                        An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

Investment Objectives And Policies...... The Company's investment objectives are to:

                                        - PROVIDE REGULAR DISTRIBUTIONS TO STOCKHOLDERS. In order for the
                                        Company to maintain its REIT status, the Company must generally make annual Distributions equal to not less than 95% of its REIT Taxable
                                          Income (which is defined to mean generally taxable income as computed for a corporation which is not a REIT, with certain adjustments applicable only to REITs). See generally "Federal Income
                                          Tax Considerations."

                                        The maximum time that an investor should have to wait to receive the first Distribution is (i) if the investor was an accepted purchaser of Shares in the Minimum Offering, 30 days after the Minimum Offering is sold and the escrowed subscription funds therefrom are released to the Company, and (ii) if the investor purchases Shares after the
                                         Minimum Offering is completed and the escrowed subscription funds therefrom are released to the Company, 30 days following the end of the calendar quarter in which the investor's subscription was accepted by the Company.

                                        - HEDGE AGAINST INFLATION. The Company intends to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation.

                                        - PRESERVE STOCKHOLDERS' CAPITAL. The Company intends to seek capital preservation by acquiring diversified types and well-located
                                          Properties of the type described as the Company's Primary Property
                                          Investments entirely for cash, or for Shares, LP Units, Interests, or a combination thereof. The Company will, in certain instances, utilize borrowing to acquire Properties.

                                        There can be no assurance the Company will achieve these objectives.

                                        To the extent possible, the Company will seek to avoid fluctuations in
                                        Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of cash flow from operations (its
                                        "Cash Flow") and the REIT Requirements (the requirements for qualifying as a REIT under the Code). In addition, the accumulation of income for distribution in a later period may increase the federal taxes the Company must pay, even if it does not affect the status of the Company as a REIT.

                                        The Company will seek, subject to the applicable REIT Requirements
                                        (including requirements regarding Distributions), to reinvest in additional Properties proceeds from the sale, financing, refinancing or other disposition of its Properties.

                                        The Company initially intends to pay Distributions to its Stockholders on a quarterly basis, with daily record and Distribution declaration dates. However, the Company reserves the right, at any time, to commence paying Distributions on a monthly basis.

                                        In general, Distributions are treated as taxable dividends to the extent of current and accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to Stockholders and are sheltered from current taxation to the extent of the Stockholder's adjusted basis in his or her Shares, and then as capital gain.
                                        However, the Company may designate a portion of its Distributions as capital gain Distributions to the extent of its net capital gain for the year.

                                        The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each
                                        Property in cash or for Shares, LP Units, Interests, or a combination thereof. The Company may, however, utilize financing to acquire
                                        Properties where the Board deems it to be in the Company's best interest. In addition, the Company anticipates pledging selected or all Properties purchased on an all-cash basis (or for Shares, LP
                                        Units, Interests, or a combination thereof) to secure indebtedness incurred post-acquisition. The proceeds from these loans will be used primarily to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties.

                                        The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of Company borrowings in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of the Company's Net Assets. There is no prescribed limit on the amount of borrowings which may be secured by any one Property. Accordingly, the amount of leverage will vary from
                                        Property to Property, and is not expected to exceed, on average, the specified overall limitations. The Company does not anticipate incurring indebtedness to fund Distributions payable to Stockholders, unless necessary to maintain its status as a REIT. See "Investment
                                        Objectives and Policies--Borrowing" and "Summary of the Organizational
                                        Documents--Restrictions on Borrowing."

                                        For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Buildings, structural compo-
                                        nents and improvements thereto generally will be depreciated over 40 years. Certain improvements to land are depreciated over 15 years.

                                        Proceeds from the Minimum Offering, along with first mortgage debt assumption, will be used to acquire Merchants Square, to pay Acquisi-
                                        tion Expenses (defined generally to mean expenses related to the
                                        Company's selection, evaluation and acquisition of, and investment in,
                                        Properties) and to establish working capital reserves relating to the acquisition of Merchants Square, to pay certain Organization and
                                        Offering Expenses, and for other working capital purposes. Proceeds from the sale of any additional Shares will be used to acquire other

                                        Properties and to pay Organization and Offering Expenses and Acqui-
                                        sition Expenses, with the balance (but not less than 1% of Gross
                                        Offering Proceeds), to be applied to fund working capital reserves.
                                        See "Estimated Use of Proceeds."

Structure and Formation of the
  Company...............................
                                        The Company is the general partner of the Operating Partnership. The
                                        Company has contributed the $200,000 of proceeds from the Advisor's
                                        Company Contribution and will contribute, as and when received, the proceeds of the offering to the Operating Partnership in exchange for general partnership interests in the Operating Partnership ("GP Common
                                        Units"). The Company currently intends to conduct substantially all of its business and to hold most of its interests in the Properties through the Operating Partnership or the Property Partnerships.
                                        However, the Company may in the future also conduct some of its business and hold some of its interests in Properties directly or through wholly-owned subsidiaries of the Company (each a "Qualified
                                        REIT Subsidiary" or a "QRS"). As the general partner of the Operating
                                        Partnership (the "General Partner"), the Company will have the exclusive power to manage and conduct the business of the Operating
                                        Partnership, subject to certain exceptions set forth in the Agreement of Limited Partnership of the Operating Partnership (the "Operating
                                        Partnership Agreement"). LP Common Units in the Operating Partnership
                                        valued at $2,000 have been issued to the Advisor in exchange for its capital contribution of $2,000 to the Operating Partnership (the
                                        "Advisor's Partnership Contribution"). Additional LP Common Units in
                                        the Operating Partnership may be issued in the future to owners of
                                        Properties in exchange for such Properties. See "Operating Partnership
                                        Agreement."

                                        The following Organizational Chart depicts the services to be ren-
                                        dered to the Company by TIGI Affiliated Companies, and the organi-
                                        zational structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions (which are explained in the next section of this Summary). Because the Company does not intend to initially have any QRSs, none are shown on the following Organizational Chart.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                              ORGANIZATIONAL CHART
                  THE INLAND GROUP, INC. ("INLAND" OR "TIGI")

                        The Inland
    The Inland           Property                                               Inland Real Estate      The Inland
   Construction     Management Group,       Inland Real Estate Investment          Transactions      Financial Group,
   Group, Inc.        Inc. ("IPMGI")            Corporation ("IREIC")              Group, Inc.             Inc.

                     Inland Southeast
                         Property       Inland Retail Real                                           Inland Mortgage
                     Management Corp.    Estate Advisory    Inland Securities   Inland Real Estate      Investment
                     (the "Management     Services, Inc.     Corporation (the   Acquisitions, Inc.     Corporation
                        Agent")(1)       (the "Advisor")    "Dealer Manager")        ("IREA")            ("IMIC")

                                                                                                     Inland Mortgage
                                                                                                       Corporation
                                                                                                         ("IMC")

                                                                                                     Inland Mortgage
 Construction and        Property         Organization,                              Property           Servicing
   Development        Management and    Advisory and Real                          Acquisition         Corporation
     Services        Related Services    Estate Services     Securities Sales        Services            ("IMSC")

                                                                                                    Mortgage Brokerage
                                                                                                    and Loan Servicing

             Inland Retail Real Estate Trust, Inc. (the "Company")
  The Company will be principally owned by Public Investors. Ownership will be represented by Shares of the Company.(2)

 Inland Retail Real Estate Limited Partnership (the "Operating Partnership")(3) The Company is the General Partner of the Operating Partnership and owner of the
                GP Common Units of the Operating Partnership.(4)
 The Advisor is a Limited Partner of the Operating Partnership and owner of LP
                                Common Units.(5)

         Potential Future Property Partnerships or Limited Partnerships or Limited Liability Companies (the "Property Partnerships")(6)

                      SOLID LINES INDICATE 100% OWNERSHIP,
                      EXCEPT FOR THE OPERATING PARTNERSHIP
                     WHERE IT INDICATES CONTROL.(6) BROKEN
                            LINES INDICATE SERVICES.

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

1) The Management Agent is owned principally by individuals who are Affiliates of Inland.

2) The Advisor has purchased from the Company 20,000 of the Company's Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. If only the Minimum Offering of 200,000 Shares is sold, such Shares will represent 90.9% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent 9.1% of the issued and outstanding Shares. If 54,000,000 of the Shares offered by this Prospectus are sold, such Shares will represent 99.96% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent only 0.04% of the issued and outstanding Shares.

3) The Company has contributed to the Operating Partnership the proceeds from the Advisor's purchase of 20,000 Shares from the Company and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Advisor has also made a capital contribution to the Operating Partnership of $2,000 for 200 LP Common Units. Other LP Common Units or LP Preferred Units may be issued in the future to owners of Properties in exchange for such Properties.

4) GP Common Units have been issued for the Company's contribution to the Operating Partnership of the proceeds from the Advisor's purchase of 20,000 Shares from the Company (for which the Company has received 20,000 GP Common Units), and GP Common Units will be issued for the Company's contribution to the Operating Partnership of the proceeds of the Offering. Prior to this Offering, the Company's 20,000 GP Common Units represent 99.01%, and the Advisor's 200 LP Common Units represent 0.99%, of the outstanding Units of the Operating Partnership. The "Units" are defined as all the Units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively. If only the Minimum Offering of 200,000 Shares for gross offering proceeds of $2,000,000 is sold, the Company will receive 200,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 220,000 GP Common Units will then represent 99.9%, and the Advisor's 200 LP Common Units will then represent 0.1% of the outstanding Units. If 54,000,000 of the Shares offered by this Prospectus are sold for gross offering proceeds of $538,000,000 as set forth on the cover page of this Prospectus, the Company will receive 53,800,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 53,820,000 GP Common Units will then represent 99.9996%, and the Advisor's 200 LP Common Units will then represent only 0.0004%, of the outstanding Units.

5) The initial LP Common Units have been issued to the Advisor for the Advisor's $2,000 capital contribution to the Operating Partnership.

6) Property Partnerships have been formed for the acquisition of each of the Initial Properties. Other Property Partnership(s) may be formed for the acquisition of additional Properties. They will be owned or controlled directly or indirectly by the Operating Partnership. In the case of the Initial Properties, the Property Partnerships will be effectively owned 100% by the Operating Partnership. In other instances, there likely will be other investor(s) who would be the former owner(s) of Properties acquired for interests in such Property Partnerships.

Formation Transactions..................Except as indicated, the following transactions will be completed prior to or concurrently with the effectiveness of the Registration
                                        Statement (collectively, the "Formation Transactions"):

                                        - The Company was formed as a corporation in Maryland. The Operating
                                          Partnership was formed as a limited partnership in Illinois. The
                                          Company is the General Partner of the Operating Partnership.

                                        - The Advisor, an Affiliate of TIGI, purchased from the Company 20,000
                                          Shares in connection with the organization of the Company for $10 per Share, for an aggregate purchase price of $200,000 (the
                                          "Advisor's Company Contribution"). The Advisor also contributed
                                          $2,000 to the Operating Partnership for 200 LP Common Units of the
                                          Operating Partnership valued at $2,000 (the "Advisor's Partnership
                                          Contribution"). The Advisor is the initial Stockholder of the
                                          Company and the initial Limited Partner of the Operating Partner-
                                          ship.

                                        - Pursuant to the Offering, the Company will offer for sale to the public on a best efforts basis 50,000,000 Shares. In addition,
                                          4,000,000 Shares will be offered by the Company to Stockholders who elect to participate in the Company's DRP, and up to 2,000,000
                                          Shares will be issued upon exercise of the Soliciting Dealer War-
                                          rants.

                                        - The Company has contributed the proceeds from the Advisor's Company
                                          Contribution and, as and when received, the Company will contribute the proceeds from the sale of the 56,000,000 Shares included in this
                                          Offering, to the Operating Partnership.

                                        - The Company has acquired 20,000 GP Common Units of the Operating
                                          Partnership in exchange for the contribution to the Operating
                                          Partnership of $200,000 of proceeds from the Advisor's Company
                                          Contribution and, the Company will receive one GP Common Unit of the
                                          Operating Partnership in exchange for the contribution to the
                                          Operating Partnership of the proceeds of each of the 56,000,000
                                          Shares sold pursuant to this Offering. The Company will own all of the GP Common Units of the Operating Partnership.

                                        - Subject to certain conditions, the Operating Partnership anticipates acquiring all of the Initial Properties, provided that the Net Pro-
                                          ceeds of the Offering are sufficient to make such acquisitions.
                                          Merchants Square will be acquired with the proceeds of the Minimum
                                          Offering, along with first mortgage debt assumption. However, the
                                          Company may not acquire any of the other two Initial Properties if the Company (i) determines that it is not in the best interests of the Company to purchase any or all of those Properties due to market conditions or tenancy matters at the time funds are available for such purchases, or (ii) locates other Properties which the Company determines to be more suitable for investment. See "Real Property
                                          Investments."

                                        - Provided that the Net Proceeds of the Offering are sufficient, the
                                          Operating Partnership anticipates acquiring the Initial Properties from certain Affiliates of TIGI (collectively, the "Initial Property
                                          Sellers"), for approximately $30 million in cash and first mortgage debt assumption (representing the total acquisition costs of the
                                          Initial Properties to the Initial Property Sellers). Of such total acquisition costs, approximately $5.7 million were incurred by the
                                          Initial Property Sellers to acquire Merchants Square, and approxi-
                                          mately $1.4 million of the Net Proceeds of the Offering will be used by the Operating Partnership to acquire Merchants Square.

                                        - When the Initial Properties were acquired by the Initial Property
                                          Sellers on behalf of the Company, they were subject to existing mortgage debt of approximately $20.6 million (the "Initial Mortgage
                                          Debt"), of which approximately $4.3 million relates to Merchants
                                          Square. In addition, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI in connection with their acquisition of the Initial Properties (the "Affiliates'
                                          Acquisition Debt"), of which approximately $1.4 million relates to
                                          Merchants Square. When the Initial Properties are acquired by the
                                          Company, they will be subject to an expected unpaid Initial Mortgage
                                          Debt (depending on when each acquisition occurs) of approximately
                                          $20.3 million (of which approximately $4.3 million will be attributable to Merchants Square), leaving approximately $9.4 million of the purchase price to be paid in cash from the Net
                                          Proceeds of the Offering (of which approximately $1.4 million will be paid to acquire Merchants Square). The Company's approximately
                                          $9.4 million cash payment to the Initial Property Sellers to acquire the Initial Properties will be used by the Initial Property Sellers to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial
                                          Property acquired. Also, as each of the Initial Properties is acquired, the Company will use a portion of the Net Proceeds of the
                                          Offering to pay Acquisition Expenses and to establish working capital reserves relating to the Initial Property acquired. In addition, the Company will reimburse IREIC, an affiliate of TIGI, for certain Organization and Offering Expenses which IREIC advanced.
                                          To the extent that there are additional Net Proceeds of the Offering available, after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to further reduce the Initial Mortgage Debt on the Initial Properties. See
                                          "Estimated Use of Proceeds."

Benefits of the Formation Transactions
  to Affiliates
  of the Company........................
                                        The consummation of the Formation Transactions will result in bene-
                                        fits to certain officers, members of the Board ("Directors") and
                                        Affiliates of the Company, which include the following:

                                        - Robert D. Parks, who is a director of TIGI and an officer and director of various Affiliates of TIGI, and Barry L. Lazarus, who previously was associated with the TIGI Affiliated Companies, have agreed to serve on the Board of Directors of the Company. In addition, Mr. Parks will be Chairman and Chief Executive Officer, and Mr. Lazarus will be President and Chief Operating Officer, of the Company. Messrs. Parks and Lazarus will not receive any Director fees. Mr. Parks will not receive any compensation for his services as an officer of the Company. Mr. Lazarus will receive an annual salary of $35,000 from the Company for his services as an officer of the Company, and reimbursement for his out-of-pocket expenses incurred on behalf of the Company.

                                        - As each of the Initial Properties is acquired, the Initial Property
                                          Sellers, who are Affiliates of TIGI, will be relieved of principal debt obligations and interest costs relating to that Property. The total of such principal debt obligations, as of the proposed dates of acquisition of the Initial Properties, is expected to be approximately $29.7 million (of which approximately, $9.4 million will be attributable to the Affiliates' Acquisition Debt) and the total of such interest costs is approximately $215,000 per month (of which approximately $39,500 per month relates to Merchants Square).
                                          In addition, certain Inland Affiliated Companies will be released from guarantees of certain obligations (not the principal or interest) relating to the Initial Mortgage Debt and approximately
                                          $9.4 million of Affiliates' Acquisition Debt.

                                        - The Advisor will enter into an agreement with the Company pursuant to which it will receive substantial fees from the Company for its advisory services. Such fees include the Advisor Asset Management
                                          Fee of not more than 1% of the Company's Average Invested Assets. If only the Minimum Offering is sold, and if all of the $1,670,000 of estimated Net Proceeds from the Offering to be available for investment in Properties is so utilized, and assuming such proceeds approximate the average book value of the Properties purchased, then thereafter the Advisor Asset Management Fee is estimated to be approximately $16,700 annually. If the Maximum Offering is sold, and if all of the $468,430,000 of estimated Net Proceeds from the
                                          Offering to be available for investment in Properties is so utilized, and assuming such proceeds approximate the average book value of the Properties purchased, then thereafter the Advisor Asset
                                          Management Fee is estimated to be approximately $4,684,300 annually.
                                          However, payment of the Advisor Asset Management Fee is subordinated on an annual basis to the payment of the Current Return to
                                          Stockholders. In addition, this fee is subject to reimbursement to the Company to the extent in any calendar year it and all other operating expenses exceed the greater of 2% of the Company's Average
                                          Invested Assets, or 25% of the Company's net income for that year.

                                        - The Management Agent will enter into an agreement with the Company pursuant to which it will receive a Property Management Fee from the
                                          Company for its property management services. The Property
                                          Management Fee initially will be equal to 4.5% of the gross revenues of each of the Company's Properties.

                                        - The Company has the option to cause the business conducted by the
                                          Advisor and/or the Management Agent to be acquired by or
                                          consolidated into the Company for Shares according to a prescribed formula based on their net income.

                                        - Certain TIGI Affiliated Companies will no longer be liable as a general partner of the Property Partnerships that own the Initial
                                          Properties, and other TIGI Affiliated Companies will be paid approximately $9.4 million of advancements represented by the
                                          Affiliates' Acquisition Debt, of which approximately $1.4 million relates to Merchants Square.

                                        - The Dealer Manager, one of the TIGI Affiliated Companies, will receive, if the entire offering is sold and there are no special sales, cash selling commissions of up to $35,000,000, a marketing contribution of up to $10,000,000, a due diligence expense allowance of up to $2,500,000, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers. If only the Minimum
                                          Offering is sold, the Dealer Manager will receive cash selling com-
                                          missions of up to $140,000, a marketing contribution of up to
                                          $40,000 and a due diligence expense allowance of up to $10,000.

                                        For further information on the compensation and reimbursements payable to the Advisor, the Management Agent and the Dealer Manager, and on
                                        other compensation to be paid to other Affiliates, see "Compensation
                                        Table" and "Estimated Use of Proceeds." For additional information regarding these and other benefits, see "Structure and Formation of the Company--Benefits of the Formation Transactions to Affiliates of
                                        the Company."

Real Property Investments...............
                                        The Initial Properties contain an aggregate of approximately 417,000 square feet of GLA, are located in the State of Florida. Of the
                                        Initial Properties, two are Neighborhood Centers (defined as shopping centers that are leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with GLA ranging from 10,000 to 100,000 square feet) and one is a Community
                                        Center (defined as shopping centers leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood
                                        Center, with GLA ranging from 100,000 to 300,000 or more square feet).

                                        The Company has approximately $200,000 available for investment in
                                        Properties (from the Advisor's Company Contribution) as of the date of this Prospectus, but will have an additional approximately $1,670,000 of Net Proceeds from the Offering available if the Minimum Offering is sold, and approximately $468,430,000 of Net Proceeds from the Offering
                                        (including the Net Proceeds from the Minimum Offering) available if this Offering is fully sold, to acquire the Initial Properties and other Properties or to further reduce the Initial Mortgage Debt on the
                                        Initial Properties.

Prior Offerings Summary.................
                                        The Inland Organization, during the 10-year period ending September
                                        30, 1998, has sponsored six public and one private real estate equity programs which have raised $147,350,520 from 13,965 investors. In addition, IREIC sponsored one other REIT, which through September 30,
                                        1998, has raised $477,717,785 from approximately 20,000 investors.
                                        Also, the TIGI Affiliated Companies have sponsored nine private placement mortgage and note programs during the mentioned 10 year period which have raised $22,641,000 from 545 investors. See "Prior
                                        Performance of the Company's Affiliates."

Distribution Reinvestment and Share
  Repurchase Programs...................
                                        The Company provides the following programs to facilitate investment in Shares and to provide limited liquidity for Stockholders:

                                        - THE DISTRIBUTION REINVESTMENT PROGRAM (the "DRP") allows Stock-
                                          holders who purchase Shares in this Offering to automatically reinvest Distributions by purchasing additional Shares from the
                                          Company, subject to the limitations on Share ownership contained in the Articles. These purchases may be made at a 5% discount of the price at which Shares are being offered for sale by the Company to the public (initially purchases under the DRP may be made at $9.50 per Share), reflecting lower costs associated with the issuances of these Shares. See "Distribution Reinvestment and Share Repurchase
                                          Programs--Distribution Reinvestment Program."

                                        - THE SHARE REPURCHASE PROGRAM (the "SRP") allows, subject to certain restrictions, Stockholders to sell Shares back to the Company, initially at a price equal to $9.05 per Share (a reduction of $0.95 from the $10.00 initial Offering price per share, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense
                                          Allowance). The Company repurchases Shares under the SRP on a first come, first served basis, subject to certain limits. See
                                          "Distribution Reinvestment and Share Repurchase Programs-- Share
                                          Repurchase Program."

Annual Valuations.......................
                                        Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds
                                        (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share will be deemed to be $10.00 per Share for the first three annual statements of value following the termination of the Offering. See "Risk Factors--ERISA Risks" and
                                        "ERISA Considerations."

                                  RISK FACTORS

    In addition to the other information presented in this Prospectus, prospective purchasers should carefully consider the following risk factors before purchasing Shares in the Offering. These factors could adversely affect the Stockholder's investment and the return on such investment.

    This prospectus contains "forward-looking statements", which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance, the acquisition, financing or leasing of Properties, and the Company's operations, performance, financial condition, plans, strategies, growth and prospects. Any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, such statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in the Prospectus identify important factors with respect to such forward-looking statements, including certain known and unknown risks, uncertainties and other factors, that could cause actual results, performance or achievements to be materially different from those expressed or implied in such forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including those described below under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in this Prospectus.

    1.  INVESTMENT RISKS

    SHARE PRICE/LIMITED LIQUIDITY. The offering price of the Shares was determined by the Board in the exercise of its business judgment after considering (i) the offering price of the earlier REIT organized by IREIC, (ii) the range of offering prices of other REITs that do not have a public trading market, and (iii) the recommendation of the Dealer Manager based on its consultations with likely Soliciting Dealers. However, the offering price of the Shares may not be indicative of the price at which Shares may trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. The Shares may not ever be listed for trading on a national stock exchange or included for quotation on a national market system. However, the Company anticipates that within five years from the date of this Prospectus, the Board will determine whether it is in the best interests of the Company to apply to have the Shares so listed or included, provided that the Company meets the then applicable listing requirements. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." The failure of a public trading market to develop could adversely affect the price of the Shares and the likelihood of takeover offers. As a result, an investor may not be able to liquidate his or her investment on favorable terms, if at all. Because an investment in the Shares is illiquid, it is suitable only for those able to make a long-term investment.

    INVESTORS DO NOT KNOW WHAT PROPERTIES MAY BE ACQUIRED IN THE FUTURE. The Company intends to initially acquire Merchants Square with the net proceeds from the Minimum Offering, and thereafter, subject to certain conditions, two other Retail Centers comprising the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions. All of the Initial Properties will be acquired from Affiliates of TIGI who purchased the Initial Properties from unaffiliated third parties on behalf of the Company. These Initial Properties will be acquired at the Affiliates' cost with the approval of a majority of the Directors (including a majority of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional Properties, as of the date of this Prospectus no Properties have been specified for acquisition by the Company other than the Initial Properties. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any Properties to be purchased by the

Company other than the Initial Properties. As a result, investors must rely on the Company to locate and acquire suitable Properties and will be unable to evaluate the manner in which the Net Proceeds of the Offering are invested or the economic merit of particular Properties prior to their acquisition. There may be a delay between the sale of the Shares and the Company's purchase of Properties other than the Initial Properties (assuming that the Net Proceeds of the Offering are sufficient to acquire the Initial Properties), which could result in a delay in making the expected amount of Distributions to Stockholders.

    The Advisor evaluates potential additional Property acquisitions and Inland Real Estate Acquisitions, Inc. ("IREA"), one of the TIGI Affiliated Companies, engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a Property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that proposed acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a Property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, Properties which are identified for potential acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. Investors should be aware that audited financial statements of prior operations of existing Properties acquired by the Company, or of the lessees or of the Property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed Properties may not be available at all.

    INSUFFICIENT OFFERING PROCEEDS AND POSSIBLE RESULTING LACK OF DIVERSIFICATION. This offering is being made on a best efforts basis and is conditioned on the sale of at least 200,000 Shares for $2,000,000 (the "Minimum Offering"). Because this Offering will be made on a best efforts basis, the potential profitability of the Company and its ability to diversify its investments, both geographically and by type of Property, will be limited by the amount of funds it has to invest. If only the Minimum Offering is sold, the Company will be able to acquire only one of the specified Initial Properties, Merchants Square, as approximately $1,430,000 will be required to pay the cash portion of the purchase price, and to pay Acquisition Expenses and establish working capital reserves, relating to the acquisition of that Property. As a result, there would not be any diversification of the Company's investments. This lack of diversification will increase the potential adverse effect on the Company if Merchants Square experiences unperforming tenants or if the area in which Merchants Square is located experiences adverse economic conditions. There can be no assurance that the Company will sell the minimum number of Shares and, in such event, all proceeds from subscribers will be returned to them together with the interest earned thereon. See "Investment Objectives and Policies--Return of Uninvested Proceeds" and "Plan of Distribution--Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to investors.

    COMPETITION WITH OTHERS FOR THE ACQUISITION OF PROPERTIES. The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. Larger, national REITs may enjoy significant competitive advantages that accrue from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds available for investment in Properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor. All of these factors could have a material adverse effect on the Company's results of operations, financial condition and prospects.

    COMPETITION WITH OTHER REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY TIGI AFFILIATED COMPANIES. TIGI Affiliated Companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and TIGI Affiliated Companies in the future may sponsor other real estate investment programs. The Company will compete with such existing and future real estate investment programs for the acquisition of Properties of a type suitable for investment by the Company, for the time and services of personnel of the Advisor and Affiliates of the Advisor in connection with the operation of the Company and the management of its assets, and for obtaining and retaining investors for its Shares. See "Conflicts of Interest" and "Prior Performance of the Company's Affiliates."

    MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS MAY INCREASE THE COMPANY'S BUSINESS RISKS. The Company intends to usually acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash, or with Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interests of the Company, the Company may, in certain instances, utilize either existing or new borrowings to acquire Properties. The Initial Properties will be acquired subject to the unpaid amount of the existing first mortgage debt. Furthermore, the Company intends to incur or increase mortgage indebtedness by obtaining loans secured by selected or all of the Properties. The proceeds from these loans will be used to acquire additional Properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles include a provision limiting the aggregate amount of borrowing in relation to the Company's Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, to 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.

    In deciding upon the appropriate limitation on borrowings in relation to fair market value, the Company studied the range of the limitations utilized by publicly traded REITs. The Company wanted to adopt a leverage limitation within the industry norm so that it would be accepted in the marketplace. The Company concluded that 55% of the fair market value of Properties was an acceptable level of leverage within the REIT industry. The 300% of Net Assets limitation on borrowings is prescribed by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. (the "NASAA REIT Statement"), which many states require non-listed REITs (such as the Company) to comply with in order to sell their securities in that state.

    The Company does not intend to incur mortgage debt on a particular Property unless the Property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in interest coverage, then the amount available for Distributions may be affected. In addition, incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Properties may result in foreclosure actions initiated by the lenders and loss by the Company of the Property securing the loan which is in default. For tax purposes, any such foreclosure would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the Property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company will seek to limit its indebtedness to "non-recourse" indebtedness, meaning that the lender may look only to the Property or Properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments." However, in the event any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one Property may be affected by a default.

    There are risks of (i) potential unavailability of permanent financing, either initially or after the acquisition of a Property, (ii) an inability to refinance mortgage indebtedness upon its maturity, or (iii) an inability to refinance mortgage indebtedness on advantageous terms. Furthermore, there is a risk of a potential increase in interest cost resulting from increases in market interest rates upon the refinancing of a mortgage indebtedness. To the extent the Company's exposure to increases in interest rates is not eliminated through interest rate protection or cap agreements, such increases will adversely affect the Company's Net Income, Funds from Operations and cash available for Distributions and, thus may affect the amount of Distributions the Company can make to Stockholders, as well as inhibit the Company's ability to raise capital and issue equity securities in public and private markets.

    WORKING CAPITAL RESERVES MAY BE INSUFFICIENT. The Company will establish working capital reserves equal to 1% of the Gross Offering Proceeds from this Offering, which it believes should be adequate. However, if these reserves prove insufficient to meet the Company's cash needs (including satisfying cash redemption rights of Limited Partners of the Operating Partnership), the Company may have to obtain financing from either affiliated or unaffiliated sources to fund its cash requirements. There is no assurance that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to the Company. Additional borrowing for working capital purposes will increase the Company's interest expense, and adversely affect the Company's (i) Net Income (defined for purposes of this Prospectus to mean generally revenues less expenses other than depreciation and other non-cash reserves and excluding gain from the sale of assets; such definition is prescribed by the NASAA REIT Statement; however, such definition is not in accordance with generally accepted accounting principles in the United States ("GAAP") because, for GAAP purposes, depreciation and other non-cash reserves are deducted in determining net income), (ii) Funds from Operations (defined to mean generally net income, excluding the effects of debt restructuring and sales of Properties, plus depreciation of real property and amortization), and (iii) cash available for Distributions.

    LIMITATION ON TYPES OF PROPERTIES WHICH THE COMPANY INTENDS TO ACQUIRE AND THE AREA IN WHICH THE COMPANY MAY ACQUIRE RETAIL CENTERS. The Company will primarily acquire and manage Retail Centers. Acquisition of Retail Centers (but not Single-User Retail Properties Outside the Primary Geographical Area of Investment) is limited primarily to the Company's Primary Geographical Area of Investment and will initially be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Adverse economic conditions affecting that area could adversely affect the Company's profitability to a greater degree than if the Company diversified its investments to include other types of real estate over a larger geographic region. See also "--Risks of Real Estate Ownership--Dependence on Geographical Region and Retail Industry" in this Section.

    LIMITED EXPERIENCE OF MANAGEMENT IN ACQUIRING AND MANAGING PROPERTIES WITHIN THE PRIMARY GEOGRAPHICAL AREA OF INVESTMENT. TIGI Affiliated Companies have sponsored one public REIT, six other public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs during the 10-year period ending September 30, 1998. During that period, Inland Real Estate Corporation ("IREC"), the IREIC-sponsored REIT, raised $477,717,785 from approximately 20,000 investors, the public and private real estate equity programs raised $147,350,520 from 13,965 investors, and the private placement mortgage and note programs raised $22,641,000 from 545 investors. IREC, and several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties, had investment objectives which were similar to those of the Company, except, however, they invested in geographical areas (principally within a 400-mile radius of Oak Brook, Illinois) different than what will be most of the Company's Primary Geographical Area of Investment. Also, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in acquiring, as well as managing and operating, Properties within most of the Company's Primary Geographical Area of Investment.

    LIMITATION ON BORROWING COULD CAUSE ADVERSE BUSINESS CONSEQUENCES. As explained above under "--Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks" in this Section, the Articles include a provision limiting the amount of aggregate Company borrowing, in the absence of a satisfactory showing that a higher level is appropriate, to 300% of the Company's Net Assets. That limitation could have adverse business consequences such as (i) freezing the Company's ability to purchase additional Properties,
(ii) causing the Company to lose its REIT status if borrowing was necessary to pay the required minimum amount of cash Distributions to Stockholders to qualify as a REIT, (iii) causing operational problems if there are cash flow shortfalls for working capital purposes, or (iv) resulting in the loss of a Property if, for example, financing was necessary to cure a default on a mortgage. As Stockholder approval is required to change this limitation, there will be a delay before such approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the funding when it is needed.

    LIMITS ON SHARE ACCUMULATION AND PROVISIONS IN THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP AND THE MARYLAND GENERAL CORPORATION LAW MAY HAVE AN ANTI-TAKEOVER EFFECT AND INHIBIT A CHANGE IN CONTROL OF THE COMPANY. Provisions which may have an anti-takeover effect and inhibit a change in control of the Company include:

    - OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN THE ARTICLES. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be beneficially owned (as defined in the Code), directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing July 1, 2000, subject to certain exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding Shares and/or Preferred Stock of the Company. The Board, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, may exempt a proposed transferee from such Ownership Limit; provided that such exemption would not result in the termination of the Company's status as a REIT. The Articles place additional restrictions on Share ownership and transfer. See "Description of Securities--Restrictions on Ownership and Transfer."

    These restrictions may: (i) have the effect of delaying, deferring or preventing a tender offer, other transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders; (ii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares in excess of such restrictions or to otherwise effect a change in control; or (iii) compel a Stockholder or its transferee, as of the date the restriction is violated, to involuntarily dispose of Shares in excess of such restrictions and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation of the restriction; or (iv) discourage someone from acquiring Shares.

    - CERTAIN PROVISIONS IN THE ARTICLES, OPERATING PARTNERSHIP AGREEMENT, AND MARYLAND GENERAL CORPORATION LAW. Certain provisions contained in the Articles, the Operating Partnership Agreement and the MGCL may have the effect of discouraging a third party from making an acquisition proposal for the Company or the removal of existing management and, as a result, could prevent Stockholders from being paid a premium for their Shares over then-prevailing market prices.

       THE ARTICLES. The Articles permit the Board to issue up to 10 million shares of Preferred Stock, issuable in one or more classes or series. The Board may classify or reclassify any unissued Preferred Stock and establish the preferences and rights (including the right to participate in earnings and to convert into Shares) of any such Preferred Stock. Thus, the Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of the Shares might receive a premium for their Shares over the then-prevailing market price of such Shares.

       THE OPERATING PARTNERSHIP AGREEMENT. A Limited Partner in the Operating Partnership has the option to convert his or her LP Common Units for Shares in the Company, subject to the Company's right to deliver cash instead of Shares under certain circumstances, according to specific terms in the Operating Partnership Agreement. Those conversion rights are generally not exercisable until the Limited Partner has held those LP Common Units for more than one year. However, in the event the Company or the Operating Partnership proposes to engage in any merger, consolidation or other combination with or into another Person or a sale of all or substantially all of its assets, or a liquidation, or any reclassification, recapitalization or change of Equity Stock into which an LP Common Unit may be converted (each a "Business Combination"), the Company is required to send to each LP Common Unit holder advance notice of the proposed Business Combination, and each holder of an LP Common Unit shall have the right to exercise the conversion right prior to the Stockholder vote on the transaction, even if the Limited Partner has held his or her LP Common Units for less than one year. Accordingly, LP Common Unit holders who timely convert their Units prior to the record date for the Stockholder vote on any such Business Combination shall be entitled to vote their Shares with respect to the Business Combination. The additional Shares that might be outstanding as a result of such conversions of LP Common Units may deter an acquisition proposal. See "Operating Partnership Agreement-- Extraordinary Transactions" for a description of such rights.

       MGCL--BUSINESS COMBINATIONS. Under the MGCL certain Business Combinations (including certain issuances of equity securities) between the Company and any Person who (i) owns 10% or more of the voting power of the Shares or (ii) is an affiliate or associate of the Company which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company (any of the Persons specified in the preceding clauses (i) and (ii), an "Interested Stockholder"), or between the Company and an affiliate of an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be approved by the Board and a super-majority Stockholder vote unless, among other things, the holders of Shares receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its Shares. As permitted by the MGCL, the Articles provide that the Business Combinations provisions of the MGCL do not apply to any Business Combination involving the Company and TIGI or any of its Affiliates. Accordingly, the five-year prohibition and the super-majority Stockholder vote requirement will not apply to any Business Combinations between TIGI or any of its Affiliates and the Company. As a result, TIGI or any of its Affiliates may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval and with only approval of a majority of outstanding Shares. Further, the Business Combinations statute could have the effect of discouraging offers from third parties to acquire the Company and increasing the difficulty of consummating any such offer. See "Description of Securities-- Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Business Combinations."

       MGCL--CONTROL SHARES. Maryland law provides that Control Shares (as defined below) of a Maryland corporation acquired in a Control Share Acquisition (as defined hereinafter) have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control Shares" are voting shares of stock or beneficial interest which, when added to all other such shares of stock or beneficial interest previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions. If voting rights for the Control Shares are not approved at a meeting of Stockholders then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a Stockholders' meeting and the acquirer becomes entitled to vote a majority of the Shares entitled to vote, all other Stockholders may exercise appraisal rights. The Bylaws contain a provision exempting only TIGI or any of its Affiliates from the Control Share Acquisition statute. The Control Share Acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer by, in each case, Persons other than TIGI or any of its Affiliates, and may permit TIGI or any of its Affiliates to make acquisitions of Control Shares which may or may not be in the best interests of the Stockholders. See "Description of Securities--Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Control Share Acquisition."

    INVESTMENT RETURN MAY BE AFFECTED BY AVAILABILITY OF PROPERTIES TO BE ACQUIRED WITHIN ONE YEAR OF THE TERMINATION OF THE OFFERING. In order to maintain the Company's exemption from regulation under the Investment Company Act, the Investment Company Act requires, among other things, that the Company be engaged primarily in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, within one year of the termination of the Offering. If the Company does not invest a significant portion of the Net Proceeds of this Offering in Properties within one year of the termination of the Offering, the Company may decide to temporarily invest any unused proceeds in certain government securities that could yield lower returns than other investments in order to avoid registering as an investment company. Such lower returns will adversly affect the Company's ability to pay the Current Return. It is impossible to determine as of the date of this Prospectus when the Offering will be terminated as that will depend principally on when all the Shares being offered are sold, if all of them are sold. However, see the cover page of this Prospectus for the latest possible date for termination of the Offering.

    DISTRIBUTIONS TO STOCKHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its Stockholders will be based principally on cash available for Distributions from the Properties. Cash available for Distributions will be based on many factors, including but not limited to, the ability of the Company to make additional acquisitions, investment of the Net Proceeds of this Offering, and the anticipated operating expense levels (which may not prove accurate). Actual cash available for Distributions may vary substantially from estimates. Some of the factors are beyond the control of the Company, and a change in any factor could affect the Company's ability to pay future Distributions. Contractual increases in rent under the leases of the Properties or the receipt of rental revenue in connection with future acquisitions will increase the Company's cash available for Distribution to Stockholders. However, in the event of a default or a lease termination by a tenant, there could be a decrease or cessation of rental payments and thereby a decrease in cash available for Distributions. Also, cash available for Distributions may be affected by the necessity to expend funds to correct defects or to make improvements to Properties. In addition, cash available to make Distributions may decrease if Properties yield lower than expected returns.

    No assurance can be given as to the Company's ability to pay or maintain Distributions. Neither is there an assurance that the level of Distributions will increase over time, that there will be contractual increases in rent under the leases of the Properties or that the receipt of rental revenue in connection with future acquisitions of Properties will increase the Company's cash available for Distributions to Stockholders.

    The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and/or expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and as a result cash available for Distributions may decrease. Distributions by the Company will also be dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT Requirements and such other factors as the Company deems relevant. In addition, the Company may issue from time to time additional Shares, Units or Interests in connection with the acquisition of Properties or in certain other circumstances. No prediction can be made as to the number of such Shares, Units or Interests which may be issued, if any, and, if issued, the effect on cash available for Distributions on a per Share basis to holders of Shares. Such issuances, if any, will have a dilutive effect on cash available for Distributions on a per Share basis to holders of Shares. The possibility exists that actual results of the Company may differ from the assumptions used by the Board in establishing the initial distribution rate to Stockholders.

    The Company intends to make Distributions to its Stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. Such borrowing would increase interest expense, and adversely affect Net Income and Funds from Operations. See "Investment Objectives and Policies--Distributions."

    POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, of future sales of Shares, or the availability of Shares for future sales, on the market price of the Shares. Sales of substantial amounts of Shares (including Shares issuable upon the exchange of LP Units or Interests, exercise of options granted to Independent Directors under the Independent Director Stock Option Plan, and exercise of the Soliciting Dealer Warrants), or the perception that such sales could occur, may adversely affect prevailing market prices, if any, for the Shares. The issuance of additional Shares, LP Units or Interests in private offerings not registered under the Securities Act of 1933, as amended (the "Act"), will be deemed to be "restricted securities" within the meaning of Rule 144 under the Act and may not be transferred unless such Shares, LP Units or Interests have been registered under the Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. Holders of restricted Shares will be eligible to sell such Shares pursuant to Rule 144 at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.

    The Company may issue from time to time additional Shares, LP Units or Interests in connection with the acquisition of Properties. The Company anticipates that it will file a registration statement with respect to the Shares issuable upon exercise of options under the Independent Director Stock Option Plan following or concurrent with the completion of this Offering. Such registration statement generally will allow Shares covered thereby to be transferred or resold with fewer restrictions under the Act.

    FLUCTUATIONS IN MARKET INTEREST RATES OR EQUITY MARKETS AFFECT RAISING CAPITAL. Fluctuations in market interest rates and equity markets have to be expected over time. If these fluctuations, or the financial condition of the Company, lead prospective Stockholders to demand higher yields from their investments, it may adversely affect the Company's ability to sell Shares for $10 per Share to raise capital to finance future Property acquisitions, developments and improvements, and the Company may have to sell Shares for less than $10 per Share. On the other hand, conditions may be such that the Company could sell Shares for in excess of $10 per Share. One of the factors that may influence the price of the Shares in the future will be the annual yield on the price paid for Shares from Distributions made by the Company.

    STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN POLICIES. The major policies of the Company, including its policies with respect to implementing its investment objectives or policies, financing, growth, debt capitalization, REIT qualification and Distributions, are determined by the Board. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the Stockholders. Accordingly, Stockholders will have limited control over changes in policies of the Company.

    OBJECTIVES OF JOINT VENTURE PARTNERS MAY CONFLICT WITH THE COMPANY'S OBJECTIVES. The Company may, from time to time, make investments in joint ventures or other partnership arrangements between the Company and Affiliates of the Advisor or with third parties unaffiliated with the Advisor or its Affiliates. Investments in joint ventures which own Properties may involve risks not otherwise present when the Company purchases Properties directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or may take actions contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject Properties owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

    SELLER FINANCING BY COMPANY MAY DELAY LIQUIDATION OR REINVESTMENT. If the Company decides to sell any of its Properties, it intends to use its best efforts to sell for cash. However, the Company may sell its Properties by providing financing to purchasers. When the Company provides financing, it will bear the risk of default by the borrower and will be subject to remedies provided by law. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from Property sales, the distribution of the proceeds of such sales to the Stockholders, or their reinvestment in other Properties, will be delayed until such time as the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, the Company may receive initial down payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies-- Sale or Disposition of Properties."

    POSSIBLE LOSS ON DISSOLUTION AND TERMINATION. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There can be no assurance that any proceeds will be available after satisfying the claims of creditors and paying the expenses of liquidation.

2.  COMPANY RISKS

    Many of the risk factors identified and discussed in this "--Company Risks"
section involve potential conflicts of interest between and among the Company, the Sponsor, the Advisor and/or Affiliates of the Company, the Sponsor and/or the Advisor. For a more extensive explanation of such potential conflicts of interest, see generally "Conflicts of Interest."

    DEPENDENCE ON THE DIRECTORS AND ADVISOR. The Board has supervisory control over all aspects of the Company's operations. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the

Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees; however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

    CONFLICTS OF INTEREST BETWEEN THE COMPANY AND ITS AFFILIATES AND PAYMENTS TO AFFILIATES. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company will compete with the Affiliates for the time and services of personnel of the Advisor and of certain Affiliates of the Advisor. There is no requirement that the personnel of the Advisor dedicate a specified amount of time to management of the Company's affairs.

    Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. Additionally, except for certain sales (which are explained and defined as "Special Sales" under "Compensation Table-- Nonsubordinated Payments--For and in Connection With the Offering"), a substantial portion of the proceeds of the Offering will be paid to the Dealer Manager, an Affiliate, for managing the Offering, including cash selling commissions of 7% of the Gross Offering Proceeds ($140,000 if only the Minimum Offering is sold; and $35,000,000 assuming the Offering is fully subscribed and there are no Special Sales), a marketing contribution of 2% of Gross Offering Proceeds and a due diligence expense allowance of up to 0.5% of Gross Offering Proceeds (collectively, $50,000 if only the Minimum Offering is sold; and up to $12,500,000 for the Marketing Contribution and Due Diligence Expense Allowance, assuming the Maximum Offering is sold and there are no Special Sales). The selling commissions and Marketing Contribution and Due Diligence Expense Allowance are payable only on the 50,000,000 Shares sold through the Dealer Manager on a best efforts basis (and generally excluding the Special Sales), all of which the Dealer Manager may retain or reallow to Soliciting Dealers. The Dealer Manager has served as the dealer manager for four offerings of shares of common stock of another REIT sponsored by IREIC. The last of such offerings concluded as of December 31, 1998.

    IREIC, one of the TIGI Affiliated Companies, will be reimbursed for costs related to the organization of the Company and the offering of the Shares for sale, which are estimated to be $110,000 if only the Minimum Offering is sold; and $14,000,000 (excluding the selling commissions, Marketing Contribution and Due Diligence Expense Allowance) if the Maximum Offering is sold. An Affiliate of TIGI will also be reimbursed for actual out-of-pocket acquisition expenses of up to approximately 0.5% of Gross Offering Proceeds ($10,000 if only the Minimum Offering is sold; and $2,810,000 assuming all 50,000,000 Shares offered on a best efforts basis are sold, all 4,000,000 Shares are sold under the DRP, and all of the 2,000,000 Soliciting Dealer Warrants are issued and exercised).

    In addition, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor. The Advisor will also receive a Property Disposition Fee equal to the lesser of (i) 3% of the sale price of a Property; or (ii) 50% of the commission customarily paid to third parties. After receipt by Stockholders of a cumulative noncompounded 7% per annum return on Invested Capital and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of Properties will be paid to the Advisor.

    Also, a Property Management Fee equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross income earned from each of the Properties, will be paid on a monthly basis to the Management Agent, which is owned principally by individuals who are Affiliates of TIGI, which fee is dependent upon results of operations.

    The Advisor and its Affiliates will provide other property-level services to the Company and may receive compensation for such services, such amounts received will be dependent upon results of operations and, therefore cannot be determined at the present time. The fees received by the Advisor may cause the Advisor to delay the sale of Properties or liquidation of the Company.

    The Advisor, the Management Agent and their Affiliates will receive substantial fees and payments for services rendered to the Company irrespective (except for the Advisor Asset Management Fee and Incentive Advisory Fee) of whether Stockholders receive Distributions or the Current Return or the cumulative, non-compounded return of 7% per annum on the investor's Invested Capital commencing upon acceptance of the investor's subscription (the "Cumulative Return"). These fees may result in greater costs to the Company than if the Company was self-administered and performed these services in-house. If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolving Conflicting Investment Opportunities," the Company may not meet its investment objectives. See "Compensation Table," and "Management--The Advisory Agreement" and "--The Management Agent," and "Certain Responsibilities of Directors and the Advisor; Indemnification."

    See also "Conflicts of Interests" for additional discussion of various conflicts of interest, including the Company's option to have the business conducted by the Advisor and/or the Management Agent acquired by or consolidated into the Company.

    PRICES PAID FOR PROPERTIES ACQUIRED FROM AFFILIATES MAY EXCEED PRICES THAT WOULD HAVE BEEN PAID BY NON-AFFILIATES. A majority of the Directors (including a majority of the then Independent Directors) approved the Company's intended purchases of the Initial Properties. However, there can be no assurance that the prices paid for Properties which may in the future be acquired from Affiliates would not exceed that which would be paid by an unaffiliated buyer. The Articles provide that the Company may not purchase any Property from an Affiliate unless:
(i) a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and (ii) the price to the Company is no greater than the cost of the asset to the Affiliate (such cost would include the purchase price paid plus any cost associated with the purchase plus any capital improvements made by the Affiliate plus any loan fees or points or any fee of a similar nature, however designated, paid by the Affiliate in connection with financing for the Property) unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the Property's appraised value at the time of its acquisition by the Company. See also "Conflicts of Interest-- Acquisition from Affiliates."

    ALL STOCKHOLDERS BOUND BY VOTE OF MAJORITY. The Articles require a majority of the outstanding voting Shares of Equity Stock to constitute a quorum to vote on those matters on which holders of voting Equity Stock are required to vote (such as elections of Directors) and a majority of a quorum can vote approval. Therefore, a substantial majority of the Stockholders may be bound by the decision of the holders of a minority of the outstanding shares of Equity Stock with respect to any matters submitted to a vote of the holders of voting Equity Stock other than those matters (such as mergers and sales of substantially all assets other than in the ordinary course of business) which require approval of a majority of all outstanding shares of Equity Stock.

    COMPANY'S AND STOCKHOLDERS' RIGHTS AGAINST THE DIRECTORS AND THE ADVISOR ARE LIMITED. The MGCL provides that a Director who performs his duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Company and with the care that an ordinarily prudent person in a like position would use under similar circumstances has no liability by reason of being or having been a Director. The Articles, in the case of the Directors, officers, employees and agents of the Company, and the Advisory Agreement, in the case of the Advisor, require the Company to indemnify the Directors, officers, employees and agents of the Company and the Advisor for certain actions taken by them in good faith and without negligence or misconduct. As a result, the Company and the Stockholders may have more limited rights against the Directors, officers, employees and agents of the Company, and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense costs incurred by the Directors, officers, employees and agents of the Company or the Advisor in certain cases. Neither the Directors, nor officers of the Company, nor the Advisor, may be held liable to the Company or the Stockholders for monetary damages unless: (i) it is proven that the person actually received an improper benefit or profit in money, property or services; and (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

    DILUTION. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) issues its Shares or convertible debt or Preferred Stock pursuant to a subsequent public offering or a private placement thereof; or (ii) issues Preferred Stock or Shares (a) upon exercise of warrants or options or (b) to sellers of Properties acquired directly or indirectly (E.G., upon exchange of LP Units of the Operating Partnership or Interests in a Property Partnership) by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuances, if any, will experience dilution in the percentage of the Company's issued and outstanding Equity Stock represented by their Shares. Stockholders should not experience any monetary dilution in their investment as a result of any such future stock issuances, provided that, as intended, the Company sells any subsequently issued Shares for cash or property having a net asset value not less than the then offering price or market price of the stock issued. The Soliciting Dealer Warrants to be issued to the Dealer Manager in connection with this Offering, options to purchase Shares to be issued to Independent Directors under the Company's Independent Director Stock Option Plan, and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected. See "--Investment Risks--Possible Adverse Effects on Share Price Arising From Shares Eligible for future Sale" in this Section and "Conflicts of Interest."

    RISKS OF INVESTMENTS IN SECURITIES RELATED TO REAL ESTATE. The Company may (but has no current plans to) partially pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions from such securities, which may (i) reduce cash available for Distributions to Stockholders and (ii) cause the Company to realize non-cash income from such securities which will make it more difficult to satisfy the Distribution Test (generally, 95% of REIT Taxable Income minus certain excess non-cash items) of the REIT Requirements. However, the Company does not intend to rely on such distributions from investments in other entities in order to meet its own Distribution requirements. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on the assets and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT for federal income tax purposes. The Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act and Stockholders will therefore not have the protection of the Investment Company Act.

    The Company also may invest in mortgages or other debt instruments secured by real estate and may do so as a strategy for ultimately acquiring the underlying real estate. In general, investments in mortgages include the risk that borrowers may be unable to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, funds from operations and the Company's ability to make required Distributions to Stockholders could be adversely affected.

    YEAR 2000 RISKS. Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In the conduct of its own business, the Company relies on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors.

    The Company will test its internal information technology systems to determine Year 2000 compliance, and will survey proposed tenants, suppliers and other parties with whom the Company intends to do a significant amount of business to identify the Company's potential exposure in the event such parties are not year 2000 compliant in a timely manner.

    Also, the Company will evaluate its potential exposure and costs if certain non-informational technology systems in certain equipment used to operate Properties are not Year 2000 compliant.

    The Company believes that its information technology systems will be Year 2000 compliant. In addition, the Company is not currently aware of any material impact on its business, operations or financial condition due to year 2000 non-compliance by any of the Company's proposed tenants or suppliers or by non-informational technology systems in equipment used to operate Properties. Although the Company will test its critical systems, survey its proposed tenants and suppliers and evaluate certain non-informational technology systems in certain equipment used to operate Properties intended to be acquired, there is no assurance that the Company's information technology systems, or those of its tenants or suppliers, or such non-informational technology systems in equipment, will function correctly, if at all, after December 31, 1999. Any malfunction in the Company's information technology systems, or those of its tenants or suppliers or in such non-informational technology systems in equipment, could cause the Company to incur significant costs and adversely affect the Company's ability to make Distributions and acquire Properties.

    See "Management's Discussion and Analysis of the Financial Condition of the Company--Year 2000 Issues."

3.  RISKS OF REAL ESTATE OWNERSHIP

    GENERAL. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and (iii) the attractiveness of the Property to tenants in the neighborhood.

    The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as the property operating and other expenses incurred. If the Company's Properties do not generate revenues sufficient to meet operating expenses, the Company may have to borrow amounts to cover fixed costs, and the Company's cash available for Distributions may be adversely affected.

    The principal real estate related adverse effects experienced by prior investment programs sponsored by the Inland Affiliated Companies were mortgage defaults and restructuring of debt. Between 1990 and December 31, 1997, 40 of the Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. Seven of those partnerships, either directly or indirectly through newly formed partnerships, filed for financial reorganization in federal court. Only one of the seven properties was acquired by a lender through foreclosure, and the general partner replaced that property with a retail store leased on a Triple-Net Lease Basis. Most of the mortgage defaults and restructuring of debt resulted from the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s. For a discussion of these adverse effects, see "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs," "-- Effects of Property Exchanges on Investors" and "--Additional Information."

    THE INITIAL PROPERTIES WILL FACE COMPETITION AND CHANGING ECONOMIC CONDITIONS. Each of the Initial Properties will be subject to competition from similar Retail Centers within their respective market areas, and their economic performance could be affected by changes in local economic conditions.

    DEPENDENCE ON GEOGRAPHICAL REGION AND RETAIL INDUSTRY. The Company's Properties are to be located mainly in the states east of the Mississippi River in the United States, and will be initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Such Properties primarily will be improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods and services. The Company's performance therefore is linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of Net Income, Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions the Company can make to its Stockholders.

    In addition, the Company intends to own and operate predominantly retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of Shares may be negatively impacted, thereby resulting in the Shares trading at a discount below the inherent value of the assets of the Company as a whole.

    RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. The Properties will be subject to operating risks common to commercial real estate in general, any or all of which may adversely affect the Company. If any Property is not occupied or if rent is not being paid or is being paid in an amount that is insufficient to cover operating expenses, the Company could be required to expend funds with respect to that Property for operating expenses. The Properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While some of the Properties may be leased on a Triple-Net Lease Basis or require the tenants to pay some of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event the Company will have to pay those costs. If the Company is unable to lease Properties on a Triple-Net Lease Basis or on a basis requiring the tenants to pay all or some of such expenses, or if the tenants fail to pay required tax, utility and other impositions, the Company could be required to pay those costs which could adversely affect funds available for future acquisitions or the Company's cash available for Distributions.

    INABILITY OF TENANTS TO MEET THEIR OBLIGATIONS OR THEIR ELECTION NOT TO EXTEND A LEASE UPON ITS EXPIRATION. The Company is subject to the risk that tenants, as well as lease guarantors (a "Guarantor"), if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a Guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could, depending on the size of the leased premises and the Advisor's ability to successfully find a suitable substitute tenant, have an adverse effect on the Company's results of operations and financial condition, including its ability to pay Distributions. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

    RELIANCE ON CERTAIN TENANTS. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of (i) any tenant generally occupying approximately 30% or more of the GLA of a Retail Center, or (ii) the tenant of any of the Triple-Net Single-User Retail Properties Outside the Primary Geographical

Area of Investment (each an "Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. All of the Initial Properties have one or more tenants which individually occupy 30% or more of the GLA of such Properties and there are a total of seven Anchor Tenants in the Initial Properties. See "Real Property Investments." In addition, a lease termination by any Anchor Tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Retail Center and thereby reduce the income generated by that Retail Center and could also allow other tenants to make reduced rental payments or to terminate their leases at the Retail Center.

    POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING SINGLE-USER RETAIL PROPERTIES. Certain of the Properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the tenant fails to renew its lease or defaults on its lease obligations, the Property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may adversely affect the Company's results of operation and financial condition.

    COMPETITION FOR TENANTS AND CUSTOMERS. The Properties will be located in developed areas. Therefore, there will undoubtedly be numerous other retail properties within the market area of each of the Properties which will compete with the Company for tenants. The number of competitive properties could have a material effect on the Company's ability to rent space at the Properties and the amount of rents charged. The Company could be adversely affected if additional competitive types of properties are built in locations competitive with the Properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require the Company to make capital improvements to the Properties which it would not have otherwise made, thus affecting cash available for Distributions, and the amount of Distributions.

    RESTRICTIONS ON RE-LEASING SPACE. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Retail Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of Net Income, Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions.

    SALE OF PROPERTIES. The Company may not be able to sell a Property if or when the Company decides to do so. The real estate market is affected by many factors, such as general economic downturns, availability of financing, interest rates and other factors, including supply and demand, that are beyond the control of the Company. The Company cannot predict whether it would be able to sell any Property for the price or on the terms set by the Company, or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.

    The Company may be required to expend funds to correct defects or to make improvements before a Property can be sold. There is no assurance that the Company will have funds available to correct defects or to make improvements.

    In connection with the acquisition of a Property, the Company may agree to restrictions that prohibit the sale of that Property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that Property. Such provisions would restrict the ability of the Company to sell a Property.

    UNINSURED LOSSES; UNAVAILABILITY OF INSURANCE. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the Property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a Triple-Net Lease Basis typically are required to pay all insurance costs associated with those properties. There is no assurance that material losses in excess of insurance proceeds will not occur with respect to any Property. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters) which are either uninsurable or not economically insurable or may be insured subject to certain limitations, such as large deductibles or copayments. If such an event occurred to, or caused the destruction of, a Property owned by the Company, the Company could lose both its invested capital and anticipated profits from such Property. See "Investment Objectives and Policies--Description of Leases" and "Real Property Investments--Insurance Coverage on Properties."

    REAL ESTATE RELATED TAXES. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Company's acquisition thereof and, generally from time to time as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a Property for real estate tax purposes will result in an increase in the related real estate taxes on that Property. Although some tenant leases may permit the Company to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect the Company's Net Income, Funds from Operations, cash available for Distributions, and the amount of Distributions.

    EFFECT OF BANKRUPTCY OF TENANTS. Any or all of the tenants (or a guarantor of the tenant's lease obligations, hereinafter a "Lease Guarantor") could be subject to a bankruptcy proceeding pursuant to the United States Bankruptcy Code, Title 11, United States Code. A bankruptcy filing would bar all efforts to collect pre-bankruptcy debts from these entities or their property, absent an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently.

    Should a lease be assumed, all pre-bankruptcy balances owing thereunder must be paid in full. Should a lease be rejected, the rejection would be treated as a pre-bankruptcy breach, and the Company would have a general unsecured claim for damages resulting from the breach. This claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid (hereinafter, the "Rejection Damages Cap"). This claim could only be paid to the extent that funds were available, and then only in the same percentage as that realized on other unsecured claims in the case.

    If the bankruptcy is filed by or against a Lease Guarantor, but not by or against the underlying tenant, the whole range of remedies against the tenant will remain, and the automatic stay will not prevent the enforcement of these remedies (absent an affirmative order to the contrary by the bankruptcy court). However, the Rejection Damages Cap may still be applicable to claims asserted against the Lease Guarantor.

    Following a bankruptcy filing, the tenant or its trustee generally has 60 days to decide whether to assume or reject a lease. Such deadline may be extended by the court, and there can be no assurances to what extent (if at all) the deadline may be deferred. Under some circumstances (going-out-of business sales and the like), a bankruptcy court may override certain non-monetary provisions of a lease.

    In addition to assumption and rejection of a lease, a tenant has the option of assigning its lease. There can be no assurances as to how a specific request for assignment will be treated, or how such assignment (if approved) will affect other tenants.

    In summary, a tenant or Lease Guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a reduction in the Company's cash flow and the amounts available for Distributions to its Stockholders. In the event of a bankruptcy, no assurance can be given that the tenant or its trustee will assume its lease. If a given lease (or guaranty of such lease) is not assumed, the Company's cash flow and the amounts available for Distributions to its Stockholders may be adversely affected.

    ENVIRONMENTAL LAWS AND CERTAIN OTHER GOVERNMENTAL LAWS AND REGULATIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with such disposal. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons including tenants, owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect the Company's ability to sell or rent such Property or to use such Property as collateral for its borrowings.

    Certain laws and regulations, including those governing air emissions, underground and above-ground storage tanks, and solid waste management and disposal, have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require expenditures by the Company, some of which may be material. There can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by the activities of unrelated third parties.

    These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which the Company may, under certain circumstances, be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

    State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental assessments of each Property acquired. No assurance can be given that such assessments will reveal all environmental liabilities or that a prior owner of a Property did not create a material environmental condition not known to the Company. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. However, there can be no assurance that the Company's business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for Distributions, and the amount of Distributions.

    COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES
ACT. The Company's Properties will be subject to the Americans with Disabilities Act of 1990 (the "ADA"). Under the ADA, all places of public accommodation are required to comply with certain federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings and services (including restaurants and retail stores) be made accessible and available to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Company will attempt to acquire Properties which comply with the ADA or place the burden on the seller or other third party (such as a tenant) to ensure compliance with the ADA, although there can be no assurance that the Company will be able to acquire Properties or allocate responsibilities in this manner. To the extent that it cannot, Company funds utilized for ADA compliance may affect cash available for Distributions, and the amount of Distributions.

    RISK OF RECHARACTERIZATION OF SALE AND LEASEBACK TRANSACTIONS. The Company may enter into sale and leaseback transactions, pursuant to which the Company would purchase a Property and then lease such Property to the Person from whom it was purchased. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could result in adverse consequences to the Company.

    If the sale and leaseback were recharacterized as a financing, the Company might not be considered the owner of such Property, and as such would have the status of a creditor in relation to the lessee. In that event, the Company would no longer have the right to sell or encumber the fee simple interest in the Property. Instead, the Company would have a claim against the lessee for the amounts owed under the lease, with such claim arguably secured by the Property. The lessee/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, the Company could be bound by the new terms, and prevented from foreclosing its lien on the Property. These outcomes could adversely affect the Company's Cash Flow and the amount available for Distributions to its Stockholders.

    If the sale and leaseback were recharacterized as a joint venture, the Company and its lessee could be treated as co-venturers with respect to the Property. As such, the Company could be held liable, under certain circumstances, for debts incurred by the lessee with respect to the Property. The imposition of such liability could adversely affect the Company's Cash Flow and the amount available for Distributions to its Stockholders.

    POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING NEWLY CONSTRUCTED PROPERTIES. The Company intends primarily to acquire existing or newly constructed Properties. Although the Company presently intends to acquire newly constructed buildings only on a turnkey basis (which means the contractor completes the work of building and installation to the point of readiness for operation and occupancy at which time it is then acquired for a prearranged price), the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a Property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

    RISKS ASSOCIATED WITH INVESTMENTS IN UNIMPROVED REAL PROPERTY. The Company may invest up to 10% of its assets in Properties other than the Company's Primary Property Investments, which may include unimproved real property. Investment in unimproved properties, in addition to the risks of real estate investment in general, are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. The Company does not intend to invest in any unimproved property not intended to be developed.

    CONSTRUCTION AND DEVELOPMENT RISKS. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. Should the Company elect to engage in construction and development activities, in accordance with current pronouncements of the Service, and until there is a change in such pronouncements, the Company intends to have its employees only perform certain oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, and the Company will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

    THE COMPANY MAY ACQUIRE PROPERTIES WITH LOCK-OUT PROVISIONS. Lock-out provisions may prohibit the Company from selling a Property (except in certain events, including certain transactions that would not result in the recognition of any gain for tax purposes), or may require the Company to maintain certain debt levels for a period of years on certain Properties. Thus, the lock-out provisions could materially restrict the Company from selling or otherwise disposing of or refinancing such Properties. The lock-out provisions may apply even if it would otherwise be in the best interests of the Stockholders for the Company to sell one or more of such Properties, reduce the outstanding indebtedness with respect to any of such Properties or not refinance such indebtedness on a nonrecourse basis at maturity, or increase the amount of indebtedness with respect to such Properties. Such lock-out provisions may restrict the ability of the Company to sell substantially all of its assets, even if such a sale would be in the best interests of its Stockholders.

    The lock-out provisions could impair the ability of the Company to take actions during the lock-out period that would otherwise be in the best interests of the Stockholders and, therefore, may have an adverse impact on the value of the Shares (relative to the value that would result if the lock-out provisions did not exist). In particular, the lock-out provisions could preclude the Company from participating in certain major transactions that could result in a disposition of the Company's assets or a change in control of the Company even though that disposition or change in control might be in the best interests of the Stockholders.

    The Company, as the General Partner of the Operating Partnership, will not permit the Operating Partnership to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

    4.  TAX RISKS

    GENERAL. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

    Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, and administrative and judicial interpretations thereof, all of which are subject to change, which changes may be applied retroactively, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

    RISKS REGARDING REIT QUALIFICATION AND CONSEQUENCES OF THE FAILURE TO SO QUALIFY. Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

    - RISK OF FAILING TO QUALIFY AS A REIT UNDER THE CODE. The Company intends to operate its business so as to qualify as a REIT under the Code commencing with its taxable year ending December 31, 1999. Although the Company believes that it will be organized and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner so as to qualify or remain so qualified. For example, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board to revoke the Company's REIT election. Further, the Company's desire to maintain REIT status could cause it not to acquire certain Properties or undertake certain activities that could affect the return on an investment in the Shares.

    Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to Stockholders aggregating annually at least 95% of its REIT Taxable Income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as the Company intends to do through the Operating Partnership. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions, which could apply retroactively, will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to qualify or operate as a REIT. The Company has received an opinion of Counsel to the Company regarding the Company's ability to qualify as a REIT. However, see "--Limitations on Opinion of Counsel" below in this section and "Federal Income Tax Considerations--Opinion of Tax Counsel" and "--Other Tax Considerations--Legislative Developments".

    Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. In addition to the 5% limitation, a REIT is not permitted to own more than 10% of the voting securities of any particular issuer. If the Company fails to satisfy the 5% or 10% limitation or otherwise fails to qualify as a REIT in any taxable year, except as to certain failures for which there may be statutory relief or imposition of intermediate sanctions in the form of monetary penalties, or loses its REIT status for any other reason, its Distributions will not be deductible and its taxable income will be subject to federal income tax (including any applicable alternative minimum tax) at regular corporate rates. The resulting reduction in net earnings would reduce or eliminate the cash available for investment and for Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. If the Company loses its REIT status, Distributions would no longer be required to be made. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify" for a discussion of the consequences of the Company's failure to qualify as a REIT.

    - ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS. The Company will be subject to income tax on any undistributed REIT Taxable Income and net capital gain, and to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for the calendar year, (ii) 95% of its capital gain net income for such year, and (iii) 100% of its undistributed income from prior years.

    The Company intends to make Distributions to its Stockholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the non-deductible 4% excise tax payable at the Company level. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or of the Operating Partnership), the effect of non-deductible capital expenditures, and the creation of reserves or required debt amortization payments could in the future require the Company to borrow funds on a short-term or long-term basis to meet the distribution requirements that are necessary to comply with the REIT Requirements. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences, even if management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

    Distributions by the Operating Partnership are determined by the Company, as General Partner of the Operating Partnership, and are dependent on a number of factors, including the amount of cash available for distribution, the Operating Partnership's financial condition, any decision by the Company's Board to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT Requirements and such other factors as the Board deems relevant. There can be no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to avoid corporate income taxation of the earnings that it distributes.

    - LIMITATIONS ON SHARE OWNERSHIP. In order for the Company to qualify as a REIT, no more than 50% of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. If the Company failed to satisfy this requirement and no relief provision is available or can be met, the Company's REIT status would terminate. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify" for a discussion of the consequences of the Company's failure to qualify as a REIT. However, this requirement does not apply until after the first taxable year for which an entity seeks REIT status. Because the Company intends to seek REIT status for the fiscal year ended December 31, 1999, this requirement would become applicable to the Company for its fiscal year commencing January 1, 2000. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing as of July 1, 2000, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities-- Restrictions on Ownership and Transfer."

    - LIMITATIONS ON OPINION OF COUNSEL. The opinion of Counsel is based and conditioned on various assumptions and representations made by the Company and the Advisor to Counsel as to certain factual matters. As more fully set forth under "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus and the Articles and on certain factual representations made by the Company and the Advisor to Counsel that, as of the date of this Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute unrelated business taxable income ("UBTI") under current law (except for certain Tax-Exempt Entities described in paragraphs (7), (9), (17) and (20) of Section 501(c) of the Code, and organizations described in
Section 501(c)(2) of the Code that support such organizations), unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Plan owns more than 10% of the Shares and the Company is a "Pension-Held REIT." A "Pension-Held REIT" is defined generally to mean any REIT in which either (i) at least one Qualified Plan holds more than 25% (by value) of the outstanding stock of the REIT, or (ii) one or more Qualified Plans (each of which owns more than 10% (by value) of the outstanding stock of the REIT) hold an aggregate of more than 50% (by value) of the outstanding stock of the REIT. Counsel has not independently verified the factual assumptions and representations relied upon in rendering its opinion, but is not aware of any facts that would make such assumptions or representations false. Counsel will not review compliance with the REIT Requirements on an on-going basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow it to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax-Exempt Entities. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, these opinions represent Counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by such opinion. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

    RISKS REGARDING PARTNERSHIP QUALIFICATION AND CONSEQUENCES OF FAILURE TO QUALIFY AS A PARTNERSHIP. If the Service were to successfully challenge the status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership with a resulting loss of REIT status of the Company, would affect the character of the income received from the Operating Partnership, and would reduce substantially the amount of cash available for Distribution to the Company's Stockholders. In addition, in the event that any Property Partnerships were classified as an association taxable as a corporation for federal income tax purposes rather than as a partnership, it is unlikely that the Company could continue to satisfy the REIT Requirements. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, classification as an association taxable as a corporation would affect the character of the income received from any Property Partnerships and subject profits of any such Property Partnerships to corporate double taxation. See "Federal Income Tax Considerations--Taxation of the Company--Partnership Classification."

    MISCELLANEOUS TAX RISKS. Among various miscellaneous tax risks are the following:

    - OTHER TAX LIABILITIES. Even if the Company qualifies as and maintains its status as a REIT, it may be subject to certain federal income taxes. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100% tax. See "Federal Income Tax Considerations-- Taxation of the Company." In addition, the Company may be subject to state and local taxes on its income and property.

    - TAX LIABILITY ON REINVESTED DISTRIBUTIONS. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. In addition, Stockholders who purchase Shares at a discount either through the DRP or another discount program offered by the Company may recognize additional taxable income equal to the amount of such discount. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

    IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.

    5.  ERISA RISKS

    SUITABILITY OF THE COMPANY'S INVESTMENTS FOR QUALIFIED PENSION AND PROFIT-SHARING TRUSTS. When considering an investment in Shares of the Company, a fiduciary of a Qualified Plan should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of ERISA and other applicable standards imposed by ERISA; (ii) whether the investment is prudent and meets Plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of the Shares; and (iii) is permissible under the Plan's governing instrument. The Company has not, and will not, evaluate whether an investment in the Shares is suitable for any particular plan, and will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

    If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. The determination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. The likelihood of a Qualified Plan holding 10% or more of the Shares is remote in view of the Share ownership limit of 9.8% of the outstanding Shares in the Articles; however, it is possible because the Board has the power to waive the limitation. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Ownership and Transfer."

    In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, fiduciaries of Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

    ANNUAL STATEMENT OF VALUE IS AN ESTIMATE. Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's Properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company, were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share will be deemed to be $10 for the first three years following the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

                             CONFLICTS OF INTEREST

    The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination. However, to the extent that the Advisor or its Affiliates take actions that are more favorable to other entities than to the Company, such actions could have a negative impact on the Company's financial performance and, consequently, on Distributions to Stockholders. These conflicts of interest are not listed in any order of priority.

    1.  COMPETITION FOR THE TIME AND SERVICE OF THE ADVISOR AND ITS
AFFILIATES. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Personnel of the Advisor and Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate investment programs and any future real estate investment programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

    The Company believes that the compensation payable to the Advisor and its Affiliates pursuant to the Advisory Agreement and the Management Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area. See "Compensation Table" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."

    2. PROCESS FOR RESOLVING CONFLICTING INVESTMENT OPPORTUNITIES. Affiliates of the Advisor and Inland have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other real estate investment programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the investment entity whose primary geographic area of investment is the area where the prospective Property is located.

    An agreement (the "Property Acquisition Service Agreement") among the Company, the Advisor, IREC (another REIT sponsored by IREIC), Inland Real Estate Advisory Services, Inc. ("IREAS," the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA," one of the Inland Affiliated Companies), has been entered into to resolve these conflicting opportunities. Subject to the exception described below, the Property Acquisition Service Agreement grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or the Affiliates of the Advisor, provided the Company is able to close the purchase of the prospective Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the prospective Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

    The Company has been informed that IREC is not currently offering any of its securities having completed its last offering of securities as of December 31, 1998, and expects to have all of its anticipated funds available for investment from its last offering of securities fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. In addition, the Company plans to initially focus its purchase of Retail Centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina, which is outside IREC's primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

    The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

    The Company believes that these factors, together with the obligations of the Advisor and the Affiliates to present the Company with any investment opportunity which could be suitable for the

Company, will help to lessen the competition or conflicts with respect to the purchase of Properties by other entities and the Company.

    3. ACQUISITION FROM AFFILIATES. The Company intends to acquire all of its Initial Properties from the Initial Property Sellers (who are Affiliates of
TIGI) and may acquire other Properties from Affiliates. The purchase prices for the Initial Properties were not, and the purchase prices of such other Properties which may be purchased from Affiliates will not be, the subject of arm's-length negotiations. Such acquisitions may be on terms less favorable to the Company than arm's length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's length transaction. However, the Articles provide that the purchase price of any Property acquired from an Affiliate: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the Appraisal Institute; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. A majority of the Directors (including a majority of the then Independent Directors) approved the acquisition of the Initial Properties; however, there can be no assurance that the prices to be paid to the Affiliates will not exceed those which would have been paid by an unaffiliated purchaser.

    4. THE COMPANY MAY PURCHASE PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF THE ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. The Company may purchase Properties from third parties who have sold Properties in the past or who may sell Properties in the future to the Advisor or its Affiliates. In the event the Company purchases Properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

    5. PROPERTY MANAGEMENT SERVICES ARE BEING RENDERED BY AN ENTITY OWNED PRINCIPALLY BY INDIVIDUALS WHO ARE AFFILIATES OF INLAND. The Management Agent, which is owned principally by individuals who are Affiliates of Inland, provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments-- Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the Company. Pursuant to the property management services agreement between the Company and the Management Agent (the "Management Agreement"), the Company pays the Management Agent a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of gross income for the month for which the payment is made. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals unless, 30 days prior to the expiration of the initial or renewed term of the agreement, the Management Agent notifies the Company in writing that it elects to terminate the agreement. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence, willful misconduct or deliberate malfeasance on the part of the Management Agent. Such termination by the Company shall become effective 30 days following delivery of proper notice thereof. The Management Agent may, in certain instances, subcontract the required property management services for an amount that may be less than the fee provided for in the Management Agreement. See "Management--The Management Agent and the Management Agreement."

    6. RECEIPT OF COMMISSIONS, FEES AND OTHER COMPENSATION BY THE ADVISOR AND ITS AFFILIATES. The Advisor and its Affiliates will receive the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor and its Affiliates benefit from the Company's retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the Properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor and its Affiliates in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors--Company Risks--Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

    7. NON-ARM'S-LENGTH AGREEMENTS. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

    While the Company does not make loans to the Advisor or its Affiliates, the Company may borrow money from the Advisor or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. Any money borrowed from an Affiliate is expected to be repaid within 90 days.

    The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

    8. THE COMPANY AND THE ADVISOR HAVE THE SAME LEGAL COUNSEL. Wildman, Harrold, Allen & Dixon ("Counsel") serves as general legal counsel to the Company, as well as to the Advisor. Wildman, Harrold, Allen & Dixon is not acting as legal counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in effect in Illinois, Counsel may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests.

    9. INLAND SECURITIES CORPORATION IS PARTICIPATING AS DEALER MANAGER IN THE SALE OF THE SHARES. Inland Securities Corporation, a securities dealer and one of the TIGI Affiliated Companies, is the Dealer Manager of the Offering and is entitled to selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors--Company Risks--Dilution," "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering" and "Plan of Distribution--Compensation" regarding such compensation and allowances and the issuance of the Soliciting Dealer Warrants to the Dealer Manager. The Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Act. However, the Dealer Manager has informed the Company that it believes it has properly performed and will properly perform these "due diligence" activities. Further, the Dealer Manager is currently serving as the dealer manager for IREC's offering of its shares of common stock.

    10. THE ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IN THE EVENT THE COMPANY ACQUIRES PROPERTIES WITH AFFILIATES. The Advisor may cause the Company to acquire an interest in a Property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."

    11. THE BUSINESS OF THE ADVISOR AND THE MANAGEMENT AGENT MAY BE ACQUIRED BY THE COMPANY WITHOUT FURTHER ACTION BY THE COMPANY'S STOCKHOLDERS. During the term of the Company's agreements with the Advisor and the Management Agent, the Company has the option to cause the business conducted by the Advisor and/or the Management Agent (including all of their assets) to be acquired by or consolidated into the Company, without any consent of the Stockholders, the Advisor or the Management Agent or their respective Board of Directors or shareholders. The Company may elect to exercise such right at any time after three years from the date of this Prospectus. The Company's decision to exercise such right will be determined by a vote of a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). The Advisor and the Management Agent and/or their respective shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of the Advisor and/or the Management Agent, as the case may be, and for terminating their contractual relationships with the Company and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See "Management--The Advisory Agreement" for an explanation of how such number of Shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by the Company or a share exchange in which the Company is the acquiring corporation, the Company's Articles and the MGCL permit the Company to enter into and to consummate such a transaction without obtaining the approval of the Stockholders. The Company does not presently intend to seek such Stockholder approval if it is not then required by the MGCL or the Articles. Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                               COMPENSATION TABLE

    The compensation arrangements between the Company and the Advisor and its Affiliates (being TIGI Affiliated Companies) were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."

NONSUBORDINATED PAYMENTS

    The following aggregate amounts of compensation, allowances and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

FOR AND IN CONNECTION WITH
THE OFFERING:

Selling Commissions (payable   Except for Special Sales       The actual amount depends
to the Dealer Manager and      (which are defined in the      upon the number of Shares
Soliciting Dealers)            following paragraph), the      sold. If only the Minimum
                               Dealer Manager will receive    Offering is sold and there
                               $0.70 per Share for each of    are no Special Sales, a total
                               the 50,000,000 Shares sold on  of $140,000 in selling
                               the best efforts basis and,    commissions will be paid. A
                               under certain circumstances,   total of $35,000,000 in
                               one Soliciting Dealer Warrant  selling commissions will be
                               for each 25 Shares sold;       paid if the Maximum Offering
                               provided that the Company      is sold and there are no
                               will not issue more than       Special Sales.
                               2,000,000 Soliciting Dealer
                               Warrants. If only the Minimum
                               Offering is sold, the Company
                               will not issue more than
                               8,000 Soliciting Dealer
                               Warrants. The Dealer Manager
                               will reallow the selling
                               commissions and, subject to
                               applicable federal and state
                               securities laws, the
                               Soliciting Dealer Warrants,
                               to Soliciting Dealers for
                               each Share they sell.

                               No selling commissions will
                               be payable (i) for the sale
                               of Shares, in connection with
                               the performance of services,
                               to employees, Directors and
                               associates of the Company and
                               its Affiliates, the Advisor,
                               Affiliates of the Advisor,
                               the Dealer Manager or their
                               respective officers and
                               employees and certain of
                               their Affiliates; (ii) for
                               Shares purchased under

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

                               the DRP, because those Shares
                               will be purchased at a
                               reduced price to reflect
                               decreased administrative
                               costs; (iii) in connection
                               with the issuance of the
                               Soliciting Dealer Warrants or
                               the Shares issuable upon
                               exercise thereof; (iv) for
                               the sale of Shares to one or
                               more of the Soliciting
                               Dealers and to their
                               respective officers and
                               employees and certain of
                               their respective affiliates
                               who request and are entitled
                               to purchase Shares net of
                               selling commissions; (v) for
                               the sale of Shares to certain
                               investors whose contracts for
                               investment advisory and
                               related brokerage services
                               include a fixed or "wrap" fee
                               feature; or (vi) for Shares
                               credited to an investor as a
                               result of a volume discount;
                               and, reduced selling
                               commissions will be payable
                               with respect to sales of
                               Shares which are entitled to
                               volume discounts, all of
                               which transactions are
                               collectively referred to as
                               the "Special Sales." (1)

Marketing Contribution and     An amount equal to 2% of the   The actual amount depends
Due Diligence Expense          Gross Offering Proceeds will   upon the number of Shares
Allowance (payable to the      be paid to the Dealer          sold. If only the Minimum
Dealer Manager and Soliciting  Manager, all or some portion   Offering is sold and there
Dealers)                       of which may be reallowed to   are no Special Sales, a total
                               Soliciting Dealers, in lieu    of $50,000 will be paid for
                               of reimbursement of specific   the Marketing Contribution
                               expenses associated with       and the Due Diligence Expense
                               marketing (collectively, the   Allowance. A total of
                               "Marketing Contribution"). An  $12,500,000 will be paid for
                               additional 0.5% of the Gross   the Marketing Contribution
                               Offering Proceeds may be paid  and the Due Diligence Expense
                               to the Dealer Manager, which   Allowance if the Maximum
                               may be reallowed to the        Offering is sold and there
                               Soliciting Dealers, for BONA   are no Special Sales.
                               FIDE due diligence expenses
                               (the "Due Diligence Expense
                               Allowance"). The Marketing
                               Contribution and Due
                               Diligence Expense Allowance
                               will not be payable in
                               connection with any Special
                               Sales except those described
                               in clauses (iv),

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

                               (v) and (vi) in the preceding
                               paragraph and those receiving
                               volume discounts.

Reimbursable Expenses          IREIC, one of the Inland       Reimbursable Expenses of
(payable to the Advisor and    Affiliated Companies, has      approximately $598,000 have
its Affiliates)                advanced Organization and      been advanced by IREIC
                               Offering Expenses for the      through November 30, 1998 in
                               Company and will be            connection with the Offering
                               reimbursed for actual costs    (for Organization and
                               incurred in connection with    Offering Expenses, but
                               the Offering on behalf of the  excluding selling commissions
                               Company, including legal and   and the Marketing
                               accounting fees, registration  Contribution and Due
                               and filing fees, printing      Diligence Expense Allowance).
                               costs and selling expenses.    If only the Minimum Offering
                               However, if the aggregate of   is sold, a total of $110,000
                               all Organization and Offering  will be paid to IREIC in
                               Expenses, including selling    reimbursement for
                               commissions and the Market-    Organization and Offering
                               ing Contribution and Due       Expenses advanced. It is
                               Diligence Expense Allowance,   estimated that approximately
                               exceeds 15% of the Gross       $14,000,000 of Organization
                               Offering Proceeds, or if the   and Offering Expenses
                               aggregate of all Organization  (excluding selling
                               and Offering Expenses,         commissions and the Mar-
                               excluding the selling          keting Contribution and Due
                               expenses, exceeds 5.5% of the  Diligence Expense Allowance)
                               Gross Offering Proceeds, the   will be incurred if the
                               Advisor or its Affiliates      Maximum Offering is sold. In
                               will promptly pay such excess  the event the Offering is not expenses and the Company will  successful, then IREIC shall
                               have no liability for such     be solely responsible for the
                               expenses at any time           Organization and Offering
                               thereafter. Furthermore, in    Expenses to the extent it has
                               the event that the Minimum     not been reimbursed.
                               Offering is not sold, then no
                               portion of the proceeds of
                               the Offering will be used to
                               reimburse IREIC for Organi-
                               zation and Offering Expenses.

ACQUISITION STAGE:

Acquisition Expenses for the   An amount, for the expenses    If only the Minimum Offering
costs and expenses of the      associated with Property       is sold, Acquisition Expenses
acquisition of Properties      acquisitions, estimated to be  will not exceed $10,000. If
including surveys,             in an aggregate amount up to   the Maximum Offering is sold
appraisals, title insurance    0.5% of (i) the Gross          and all of the 4,000,000
and escrow fees, legal and     Offering Proceeds, (ii) the    Shares pursuant to the DRP
accounting fees and expenses,  gross proceeds from the sale   are sold, and all of the
computer use related           of up to 4,000,000 Shares      2,000,000 Soliciting Dealer
expenses, architectural and    pursuant to the DRP, and       Warrants are issued and
engineering reports,           (iii) the gross proceeds from  exercised, Acquisition
environmental and asbestos     the issuance and exercise of   Expenses may not exceed
audits, travel and com-        the 2,000,000 Soliciting       $2,810,000; however, the
munication expenses and other  Dealer Warrants. (2)           actual amounts cannot be
related expenses (payable to                                  determined at the present
the                                                           time. See

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

Advisor and its Affiliates).   The Acquisition Expense for    note (4) to the table under
See the Glossary for a more    any particular Property will   "Estimated Use of Proceeds."
complete explanation of what   not exceed 6% of the purchase
are included as Acquisition    price of any single Property.
Expenses.

OPERATIONAL STAGE (3):

Property Management Fee        A Property Management Fee      The actual amounts are depen-
(payable to the Management     equal to not more than 90% of  dent upon results of
Agent)                         the fee which would be         operations and, therefore,
                               payable to an unrelated party  cannot be determined at the
                               providing such services,       present time.
                               which fee shall initially be
                               4.5% of the gross revenues
                               from the Properties, will be
                               paid monthly to Inland
                               Southeast Property Management
                               Corp. (the "Management
                               Agent"), which is owned
                               principally by individuals
                               who are Affiliates of Inland,
                               in exchange for the
                               Management Agent's services
                               in connection with the
                               rental, leasing, operation
                               and management of the Proper-
                               ties. The Management Agent
                               may in certain instances
                               sub-contract its duties for a
                               fee that may be less than the
                               fee provided for in the
                               Management Agreement. (4)

Compensation for Other Prop-   An Affiliate of the Advisor    The actual amounts are depen-
erty-Level Services            will provide loan servicing    dent upon the amount of loans
                               services to the Company, for   serviced and results of
                               which it will be paid fees,    operations and, therefore,
                               payable monthly, that for      cannot be determined at the
                               each full year will be equal   present time.
                               to no more than .08% of the
                               aggregate principal amount of
                               the loans it is servicing for
                               the Company during that year,
                               up to the first $100 million
                               in aggregate principal loan
                               balances and a lesser
                               percentage on a sliding scale
                               basis thereafter.

                               In addition, the Affiliates
                               of the Advisor may, from time
                               to time, provide other
                               property-level services to
                               the Company, such as sales
                               brokerage, construction
                               management, loan origination,
                               property tax reduction, and
                               risk management services.
                               Affiliates of the Advisor
                               will provide such

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

                               services and will receive
                               compensation therefor from
                               the Company only if the
                               parties agree upon the scope
                               of such services. Any such
                               compensation for these agreed
                               upon services will not exceed
                               90% of that which would be
                               paid to third parties for any
                               such services and all such
                               compensation must be approved
                               by a majority of the
                               Independent Directors. See
                               "Management-- Other
                               Services."

Reimbursable Expenses          Certain expenses of the        The actual amounts are depen-
(payable to the Advisor and    Advisor and its Affiliates     dent upon results of
its Affiliates)                will be reimbursed by the      operations and, therefore,
                               Company. (5)(6)                cannot be determined at the
                                                              present time.

LIQUIDATION STAGE:

Property Disposition Fee       A Property Disposition Fee,    The actual amounts to be
(payable to the Advisor and    payable upon the sale of each  received depend upon the sale
its Affiliates)                of the Company's Properties,   price of Company Properties
                               may be paid to the Advisor     and, therefore, cannot be
                               and its Affiliates in an       determined at the present
                               amount equal to the lesser     time.
                               of: (i) 3% of the contract
                               sales price of the Property;
                               or (ii) 50% of the commission
                               which would be payable to a
                               third party which is
                               reasonable, customary and
                               competitive in light of the
                               size, type and location of
                               such Property ("Competitive
                               Real Estate Commission"). The
                               amount paid, when added to
                               the sums paid to unaffiliated
                               parties, shall not exceed the
                               lesser of the Competitive
                               Real Estate Commission or an
                               amount equal to 6% of the
                               contracted for sales price.
                               Payment of such fees shall be
                               made only if the Advisor pro-
                               vides a substantial amount of
                               services in connection with
                               the sale of the Property. See
                               "Management--The Advisory
                               Agreement." (4)

SUBORDINATED PAYMENTS

    The following additional fees payable to the Advisor by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

OPERATIONAL STAGE (3):

Advisor Asset Management Fee   An Advisor Asset Management    The actual amounts are depen-
(payable to the Advisor)       Fee of not more than 1% of     dent upon results of
                               the Average Invested Assets    operations and, therefore,
                               will be paid to the Advisor.   cannot be determined at the
                               The fee will be payable        present time.
                               quarterly in an amount equal
                               to 1/4 of 1% of the Average
                               Invested Assets of the
                               Company, as of the last day
                               of the immediately preceding
                               quarter, pursuant to the
                               Advisory Agreement. For any
                               year in which the Company
                               qualifies as a REIT, the
                               Advisor must reimburse the
                               Company for (i) the amounts,
                               if any, by which the
                               Company's Total Operating
                               Expenses (Advisor Asset Man-
                               agement Fee plus Other
                               Operating Expenses) paid
                               during the previous calendar
                               year exceed the greater of
                               (a) 2% of the Company's
                               Average Invested Assets for
                               that calendar year or (b) 25%
                               of the Company's Net Income
                               for that calendar year; PLUS
                               (ii) an amount (subject
                               however, to such amount not
                               exceeding the amount of the
                               Advisor Asset Management Fee
                               for that year) equal to any
                               deficit between the total
                               amount of Distributions to
                               Stockholders for that year
                               and the Current Return.
                               Excluded from the definition
                               of "Total Operating Expenses"
                               are such items as
                               Organization and Offering
                               Expenses, interest, taxes,
                               non-cash expenditures, the
                               Incentive Advisory Fee and
                               Acquisition Expenses. See
                               "Management-- The Advisory
                               Agreement" for an explanation
                               of circumstances where the
                               excess specified in clause
                               (i) of the preceding sen-
                               tence may not need to be
                               reimbursed.

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

LIQUIDATION STAGE (3):

Incentive Advisory Fee         After the Stockholders have    The actual amounts to be
(payable to the Advisor)       first received: (i) their 7%   received depend upon the sale
                               Cumulative Return; and (ii) a  price of Company Properties
                               return of their Invested       and, therefore, cannot be
                               Capital, an Incentive          determined at the present
                               Advisory Fee equal to 15% of   time.
                               the net proceeds from the
                               sale of a Property will be
                               paid to the Advisor. If the
                               business conducted by the
                               Advisor is acquired by or
                               consolidated into the
                               Company, the Incentive
                               Advisory Fee shall terminate
                               at that time. (4)

COMPENSATION TO OFFICERS AND DIRECTORS

    The following items of compensation are payable by the Company to officers and directors of the Company:

                                                                    ESTIMATED MAXIMUM
    TYPE OF COMPENSATION          METHOD OF COMPENSATION              DOLLAR AMOUNT
- -----------------------------  -----------------------------  -----------------------------

Salaries                       Only one officer will receive  An annual salary of $35,000
                               compensation for services as   will be paid.
                               an officer.

Director Fees                  Independent Directors will     There will be aggregate
                               receive an annual fee of       annual fees of $3,000 for the
                               $1,000 and a fee of $250 for   three Independent Directors,
                               attending each meeting of the  plus fees for attending
                               Board or a Committee thereof.  meetings. The actual amounts
                               The Affiliated Directors do    to be received for meetings
                               not receive Director fees.     depends upon the number of
                                                              meetings and their attendance
                                                              and, therefore, cannot be
                                                              determined at the present
                                                              time.

Stock Options to Independent   Pursuant to the Company's      This form of compensation is
Directors                      Independent Director Stock     not paid in cash.
                               Option Plan, each Independent
                               Director will receive (i) an
                               initial grant of an option to
                               purchase 3,000 Shares at a
                               price of $9.05 per Share,
                               upon becoming an Independent
                               Director (subject to certain
                               conditions); and (ii) each
                               year on the date of the
                               annual meeting of the
                               Company's Stockholders, an
                               additional grant of an option
                               to purchase 500 Shares at an
                               exercise price equal to the
                               then fair market value per
                               Share. For additional
                               information on this option
                               plan, see "Manage-
                               ment--Independent Director
                               Stock Option Plan".

- ------------------------

(1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12.00 per Share during the Exercise Period. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The exercise price of any unexercised Soliciting Dealer Warrants will be adjusted in the event the offering price of Shares pursuant to this Prospectus for this Offering is increased, which is not presently anticipated. The value attributable to the Soliciting Dealer Warrants is approximately $0.90 per Warrant or an aggregate of approximately $1,800,000, assuming the Maximum Offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued. See "Description of Securities--Soliciting Dealer Warrants" and "Plan of Distribution--Compensation Payable by the Company for the Sale of the Shares."

(2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company may not exceed an amount equal to 6% of the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Expenses (the "Contract Price for the Property"), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, gross proceeds from Shares sold via the DRP pursuant to this Prospectus and gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

(3) The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by the sale or disposition of the Properties or not incurring indebtedness secured by the Properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

(4) The business conducted by the Advisor and/or the Management Agent may be acquired by or consolidated into the Company and if either or both of such transactions occur, the Advisor and/or the Management Agent, as the case may be, and/or their respective shareholders, will receive in exchange for terminating their contractual relationship with the Company and the release and waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, Shares in an amount determined in accordance with a prescribed formula. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisition. Upon consummation of any such transactions, the Advisory Agreement and/or the Management Agreement, as the case may be, would be terminated. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" and "--The Management Agent and the Management Agreement."

(5) (i) The Advisor and its Affiliates are reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.

    (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; and (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

   (iii) Permitted reimbursements include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. The Advisor believes that its employees and the employees of its Affiliates who perform services for the Company for which reimbursement is allowed pursuant to clause (ii) above, or this clause (iii) will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

    (iv) The Total Operating Expenses of the Company (which are defined to mean generally the aggregate of expenses of every character paid or incurred as determined under GAAP, including Advisor Asset Management Fees, but excluding Organization and Offering Expenses, interest, taxes, non-cash expenditures, Incentive Advisory Fees and Acquisition Expenses) may not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

(6) The compensation and reimbursements paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Directors (including a majority of the Independent Directors), as being fair and reasonable to the Company and not less favorable to the Company than would be available from an unaffiliated source.

                           ESTIMATED USE OF PROCEEDS

    The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds (as defined below), assuming that 200,000 Shares (the "Minimum Offering") and 54,000,000 Shares (the "Maximum Offering") are sold. All proceeds of the Offering will be held in escrow pending completion of the Minimum Offering, and will be used only for the purposes set forth below and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company (i) has rights to acquire three Initial Properties, all of which are Retail Centers (two Neighborhood Centers and one Community Center) and (ii) had approximately $200,000 (from the Advisor's Company Contribution) available for additional investments or other purposes. That $200,000 is not included in the table below. The Company estimates that, after establishing working capital reserves and providing for Acquisition Expenses, 83.5% in the case of the Minimum Offering, and 87.07% in the case of the Maximum Offering, of Gross Offering Proceeds will be contributed to the Operating Partnership and used to acquire Properties (including approximately $1.4 million in the case of the Minimum Offering, and $9.4 million in the case of the Maximum Offering, to acquire the Initial Properties and to retire in full the related Affiliates' Acquisition Debt). The Company estimates that, of all the selling commissions, Marketing Contribution and Due Diligence Expense Allowance and Organization and Offering Expenses, 11.35% in the case of the Minimum Offering and 8.56% in the case of the Maximum Offering, of the Gross Offering Proceeds will be utilized to pay selling commissions and due diligence expenses to unaffiliated third parties, and 3.65% in the case of the Minimum Offering, and 2.87% in the case of the Maximum Offering, of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for all the Organization and Offering Expenses and a portion of the Marketing Contribution and Due Diligence Expense Allowance.

                                                                                                 MAXIMUM OFFERING
                                                                                              (INCLUDING SHARES SOLD
                                                                                                     UNDER THE
                                                                      MINIMUM OFFERING       DISTRIBUTION REINVESTMENT
                                                                      200,000 SHARES(1)             PROGRAM)(1)
                                                                  -------------------------  -------------------------
                                                                     AMOUNT       PERCENT        AMOUNT       PERCENT
                                                                  ------------  -----------  --------------  ---------
Gross Offering Proceeds(1):.....................................  $  2,000,000       100.0%  $  538,000,000     100.00%
                                                                  ------------       -----   --------------  ---------
Less Expenses:
  Selling Commissions(2)........................................       140,000         7.0%      35,000,000       6.51%
  Marketing Contribution and Due Diligence Expense
    Allowance(2)................................................        50,000         2.5%      12,500,000       2.32%
  Organization and Offering Expenses(3).........................       110,000         5.5%      14,000,000       2.60%
                                                                  ------------       -----   --------------  ---------
    Total Public Offering Expenses..............................       300,000        15.0%      61,500,000      11.43%
                                                                  ------------       -----   --------------  ---------
Gross Amount Available for Investment...........................     1,700,000        85.0%     476,500,000      88.57%
                                                                  ------------       -----   --------------  ---------
    Less: Acquisition Expenses(4)(5)............................        10,000         0.5%       2,690,000       0.50%
    Less: Working Capital Reserve(6)............................        20,000         1.0%       5,380,000       1.00%
                                                                  ------------       -----   --------------  ---------
Net Cash Portion of Gross Offering Proceeds Available for the
  Purchase of Properties........................................  $  1,670,000        83.5%  $  468,430,000      87.07%
                                                                  ------------       -----   --------------  ---------
                                                                  ------------       -----   --------------  ---------

- ------------------------

(1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if (i) the Minimum Offering (200,000 Shares on a best efforts basis at $10.00 per Share) and (ii) the Maximum Offering (50,000,000 Shares on a best efforts basis at $10.00 per Share and 4,000,000 Shares pursuant to the DRP at $9.50 per Share, a 5% discount from the public offering price per Share for this Offering) are sold and there are no Special Sales (as assumed in this table) and, accordingly, may not accurately reflect the actual receipt or application of such proceeds. The proceeds from the issuance of up to 2,000,000 Soliciting Dealer Warrants ($.0008 per Soliciting Dealer Warrant or up to $1,600) and from the exercise of those Soliciting Dealer Warrants (at $12 per

    Soliciting Dealer Warrant or up to $24,000,000) are not included in the definition of Maximum Offering for purposes of this table nor included in the amounts shown for Gross Offering Proceeds in this table.

(2) Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% of the Gross Offering Proceeds or (i) $140,000 assuming only 200,000 Shares are sold, and (ii) $35,000,000 assuming all 50,000,000 Shares offered on a best efforts basis are sold, and there are no Special Sales and, under certain circumstances, one Soliciting Dealer Warrant for every 25 of those Shares sold, all or part of which compensation may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 2,000,000 Soliciting Dealer Warrants. Except for certain Special Sales, the Dealer Manager will also receive the Marketing Contribution of 2% of the Gross Offering Proceeds and a Due Diligence Expense Allowance of up to 0.5% of the Gross Offering Proceeds (or an aggregate Marketing Contribution and Due Diligence Expense Allowance of up to $50,000 for the Minimum Offering and up to $12,500,000 for the Maximum Offering, if there are no Special Sales) from the 50,000,000 Shares offered on the best efforts basis, some portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and BONA FIDE due diligence expenses. Certain volume discounts, payable in Shares, may be given on single or certain combined orders of 25,000 Shares or more. The Company will not pay any (or reduced) selling commissions and no Marketing Contribution or Due Diligence Expense Allowance on certain Special Sales. A maximum of 4,000,000 Shares available for issuance under the DRP may be sold at a reduced price of $9.50 per Share due to decreased costs associated with these issuances (an aggregate of $38,000,000 of gross proceeds will be raised if all those Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition of the Company," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

(3) In the event that the Minimum Offering is not sold, neither IREIC nor the Advisor will be reimbursed for any of the Organization and Offering Expenses and the Company will not be responsible for payment of any of such expenses. The amount set forth for Organization and Offering Expenses reflects the Advisor's best estimate of legal, accounting, printing and other Offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the Marketing Contribution and Due Diligence Expense Allowance and assuming that all 2,000,000 of the Soliciting Dealer Warrants are issued and exercised) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.

(4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds plus the gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants (which amount would be $10,000 assuming the Minimum Offering is sold, and $2,690,000 assuming the Maximum Offering is sold, including Shares sold under the DRP; or $2,810,000, if the Maximum Offering is sold and all 2,000,000 of the Soliciting Dealer Warrants are issued and exercised). The additional $120,000 of reimbursable Acquisition Expenses which would be paid as a result of the issuance and exercise of all of the Soliciting Dealer Warrants is not included in the amount shown for Acquisition Expenses. To the extent that the purchase of any Properties includes acquisition financing, the reimbursement of Acquisition Expenses (including the 0.5% limitation) will be made on the basis of the entire purchase price (including acquisition financing relating thereto), not merely the Gross Offering Proceeds employed in the acquisitions. Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating, acquiring and investing in the Company's proposed Properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of Properties. The Acquisition Expense for any particular Property will not exceed 6% of the purchase price of any single Property.

(5) The Advisor will not receive a fee for the acquisition of Properties. However, the seller of a Property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a Property. Since a seller may fix the selling price of a Property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase Properties directly from sellers, without the involvement of a real estate broker. When a Property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

(6) The Company will allocate 1% of the Gross Offering Proceeds to its working capital reserve (which amounts will be $20,000 if the Minimum Offering is sold and $5,380,000 if the Maximum Offering is sold).

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                 PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS

    During the 10-year period ending September 30, 1998, TIGI Affiliated Companies have sponsored one REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $647,700,000 from approximately 34,510 investors. During that 10-year period, those public real estate equity programs raised $145,075,520 from 13,880 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), has raised $477,717,785 from approximately 20,000 investors. IREC has investment objectives and policies similar to the Company and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area (a radius of 400 miles from Oak Brook, Illinois) different than most of the Company's Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. The investment objectives and policies of the Company are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

    The information in this Section and in the Prior Performance Tables included in this Prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

    The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending September 30, 1998, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending September 30, 1998, as implying in any manner that the Company will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for the Company's Properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                         PRIOR PUBLIC         PRIOR PRIVATE
                                                           PRIOR          REAL ESTATE      REAL ESTATE EQUITY
                                                            REIT            EQUITY        AND MORTGAGE AND NOTE
                                                          PROGRAM          PROGRAMS             PROGRAMS
                                                       --------------  -----------------  ---------------------
Number of programs sponsored.........................               1                 6                   10
Aggregate amount raised from investors...............  $  477,717,785   $   145,075,520      $    24,916,000
Approximate aggregate number of investors............          20,000            13,880                  630
Number of properties purchased.......................              72                77                    7
Aggregate cost of properties (1).....................  $  487,633,000   $   119,292,939      $     1,951,930
Number of mortgages/notes............................               0                 7                  517
Principal amount of mortgages/notes..................               0   $     2,302,064      $    22,584,000
Percentage of properties (based on cost) that were:
  Commercial--
    Retail...........................................           89.8%              1.9%                 0.0%
    Single-user retail net-lease.....................           10.2%              7.1%                 0.0%
    Nursing homes....................................            0.0%              6.3%                 0.0%
    Offices..........................................            0.0%              0.0%                 0.0%
    Industrial.......................................            0.0%              0.0%                 0.0%
    Health clubs.....................................            0.0%              3.8%                 0.0%
    Mini-storage.....................................            0.0%              0.0%                 0.0%
      Total commercial...............................          100.0%             19.1%                 0.0%
  Multi-family residential...........................            0.0%              3.4%                 0.0%
  Land...............................................            0.0%             77.5%               100.0%

Percentage of properties (based on cost) that were:
  Newly constructed (within a year of acquisition)...           17.6%              0.0%                 0.0%
  Existing...........................................           82.4%            100.0%                 0.0%
  Construction.......................................            0.0%              0.0%                 0.0%
Number of properties sold............................               0                11                    3
                                                                                   25.9%(2)
Number of properties exchanged.......................               0                 0                    0
Number of mortgages/notes repaid.....................               0                 5                  199

- ------------------------

(1) Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at September 30, 1998, not including portions of land parcels.

    Of the programs included in the above table, the REIT and two of the six real estate equity programs have investment objectives similar to the Company. Those programs represent approximately 78% of the aggregate amount raised from investors, approximately 65% of the aggregate number of investors, approximately 51% of the properties purchased, and approximately 84% of the aggregate cost of the properties.

    During the three years prior to December 31, 1997, (i) IREC purchased 44 commercial properties, and (ii) another publicly registered investment program sponsored by IREIC purchased one parcel of land. Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI filed with the Commission in Part II of the Company's Registration Statement of which this Prospectus is a part, which provides more detailed information concerning these acquisitions. See "Additional Information."

PUBLICLY REGISTERED REAL ESTATE INVESTMENT TRUST

    INLAND REAL ESTATE CORPORATION ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of 10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of September 30, 1998, IREC had received subscriptions for a total of 10,054,469 shares from the Fourth Offering. In addition, as of September 30, 1998, IREC had distributed 1,737,836 shares of common stock through its Distribution Reinvestment Program. As of September 30, 1998, IREC had repurchased 86,119 shares of common stock through its Share Repurchase Program. As a result, IREC's gross offering proceeds totaled approximately $477,717,785 for all of such offerings, net of shares repurchased through its Share Repurchase Program, as of September 30, 1998. IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of September 30, 1998 the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus pay a monthly cash distribution of $0.88 per share.

    As of September 30, 1998, IREC raised $477,717,785 from approximately 20,000 investors. IREC has placed financing totaling approximately $178,100,000 on 51 of its 72 properties as of September 30, 1998. IREC's 72 properties, a total investment of $487,633,000 at September 30, 1998, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through September 30, 1998, cash distributions have totaled $42,119,249, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

    INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II")--The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

    Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through September 30, 1998, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $438.36 per $500 unit or $20,872,988, including $16,477,423 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

    One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite Care Corporation ("Elite"). Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers, Inc. ("ALC"), the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center facility over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center, any sublease transaction requires the approval of the partnership. The partnership has approved a sublease transaction for this facility with no significant changes to the terms of the lease.

    In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

    In January 1994, Eagle Foods, the anchor tenant at Eagle Plaza, a Neighborhood Center, closed its store. In February 1994 and with the approval of the partnership, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified"), which vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy of the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza.

    In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

    INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II")--The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

    Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through September 30, 1998 totaled $1,164.14 per $1,000 unit or $4,639,228, including $970,457 from operations and $3,668,771 as a return of capital from the sale of the multi-family residential property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for from $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid. In addition, since 1994 the limited partners have continued to receive double digit returns on their remaining invested capital. The remaining $80,000 owed on these loans, which were secured by second mortgages, was paid in full on June 5, 1998. In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining asset (the health club in Ohio) and bring the partnership to a profitable conclusion.

    INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I")--The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of September 30, 1998, Land Fund I has had multiple sales transactions involving all or portions of 16 parcels which generated $18,767,530 in net sales proceeds, including notes receivable of $7,202,935. Land Fund I's cost basis in the land parcels sold was $14,562,645 resulting in a gain, net of selling expenses and commissions, of $4,204,884 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $5,996,219, all from the sale of land parcels.

    INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of September 30, 1998, Land Fund II has had multiple sales transactions involving all or portions of nine parcels which generated $15,959,369 in net sales proceeds, including notes receivable of $2,750,000. Land Fund II's cost basis in the land parcels sold was $10,608,441 resulting in a gain, net of selling expenses and commissions, of $5,350,928 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $6,836,753, including $6,115,753 from sales and $721,000 from operations.

    INLAND CAPITAL FUND, L.P. ("LAND FUND III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of September 30, 1998, Land Fund III has had multiple sales transactions involving the house and portions of seven parcels which generated $6,410,565 in net sales proceeds, including notes receivable of $1,083,366 . Land Fund III's cost basis in the land parcels sold was $4,285,403 resulting in a gain, net of selling expenses and commissions, of $2,125,163 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 1998 totaled $1,646,334, all from the sale of land parcels.

    INLAND MORTGAGE INVESTORS FUND III ("MORTGAGE FUND III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

    Mortgage Fund III raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. As of September 30, 1998, the partnership has one mortgage loan receivable totaling $124,571 remaining. Cash distributions to limited partners through September 30, 1998 totaled $3,601,916, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,750 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties.

    In the opinion of IREIC, the delay in locating suitable investment opportunities for the partnership, along with the small size of the partnership and its fixed expenses, has resulted in lower than anticipated earnings from operations. However, to date, the limited partners have received total distributions in excess of invested capital.

PRIVATE PARTNERSHIPS

    Since inception and through September 30, 1998 (including the programs described below under "--Private Placement Real Estate Equity Program," and "--Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 301 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

    From 1990 and through September 30, 1998, investors in Inland's private partnerships have received total distributions in excess of $188,045,800, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

    Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

    WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership ("Wisconsin Land Fund"), was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.

    Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 37 lot sales since 1995 for total gross sales proceeds of $1,459,300. Twenty-six remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount is 191% of the original parcel capital.

    On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. To date, the entire amount raised of $2,275,000 has been distributed to the limited partners.

    As of September 30, 1998, the partnership's remaining assets consists of parcels 1, 2 and 4 and the 26 remaining lots in parcel 5.

    Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (President, Chief Operating Officer and an Affiliated Director of the Company) is President, currently provides property zoning, development and disposition services to this partnership. See "Management--Directors and Executive Officers of the Company."

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

    During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

    TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

    10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

    9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through September 30, 1998 totaled $619,061, of which $493,316 was interest earnings, $112,851 was a return of capital resulting from the amortization of mortgage loans and $12,894 was a loan from IREIC, pursuant to the distribution guarantee for that program.

    INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

    9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1998 totaled $1,889,393, of which $1,885,083 was interest earnings and $4,310 was from working capital reserves.

    9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through September 30, 1998 totaled $1,827,616, of which $1,824,423 was interest earnings and $3,193 was from working capital reserves.

    IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through September 30, 1998 totaled $2,551,357, of which $2,531,901 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

    INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was liquidated in 1997.

    INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership offering private placement securities, was sponsored by an Affiliate of IREIC in August 1988. The offering period for this program ended in May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), one of the TIGI Affiliated Companies, which were secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 totaled $541,156, including $131,156 from interest earnings and $410,000 was a return of capital. All capital has been returned and the partnership was liquidated in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

    Between 1990 and December 31, 1997, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

    Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

    The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (none of which were in default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

    In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

    In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.

    In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

    Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

    Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

    In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

    In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

    In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

    In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

    In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

    In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

    In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

    In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marseilles Limited Partnerships, through their general partner, are attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

    The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

    Through September 30, 1998, seven private partnerships sponsored by Affiliates of Inland have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, I.E., one to two years later, due to a negotiated extension of the original maturity date.

    During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

    Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

    Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by any of the Inland Affiliated Companies which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SUMMARY TABLES

    The following summary tables set forth certain information concerning prior programs discussed above through September 30, 1998.

    Land Fund I, Land Fund II, Land Fund III, and Wisconsin Land Fund were formulated as pure capital appreciation investments. No current return (I.E., from rents or interest) was contemplated or available as capital was invested in non-income producing vacant land parcels. Distributions are received on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price (net of costs of the sale) minus the fully loaded purchase price (allocated capital). The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:

                                                          FULLY LOADED
                                                         PURCHASE PRICE
                             NET SALES                     (ALLOCATED                  NET PROFITS
                              PRICES                         CAPITAL                       ON          GROSS RETURN %
                            OF PARCELS                   OF PARCELS SOLD       =      PARCELS SOLD      (NET PROFIT/
          FUND             SOLD TO DATE       LESS          TO DATE)          --         TO DATE     ALLOCATED CAPITAL)
- ------------------------  ---------------      ---      -----------------             -------------  -------------------

Land Fund I.............    $ 5,996,219                    $ 3,883,452                 $ 2,112,767              54%

Land Fund II............     10,602,689                      7,184,802                   3,417,887              48%

Land Fund III...........      1,974,816                        819,423                   1,155,393             141%

Wisconsin Land Fund.....      2,433,738                      1,440,186                     993,552              69%

                            AVERAGE ANNUAL
                          RETURN ON ALLOCATED
                            CAPITAL (GROSS
                           RETURN %/AVERAGE
                          NUMBER OF YEARS OF
          FUND             CAPITAL INVESTED)
- ------------------------  -------------------
Land Fund I.............           5.40%
Land Fund II............           5.33%
Land Fund III...........          20.14%
Wisconsin Land Fund.....          11.50%

                                                                 CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS
                                                       ----------------------------------------------------------------   RETURN ON
                                           CAPITAL                        =       RETURN OF        +        RETURN ON    INVESTMENT
                                           RAISED          TOTAL         --       INVESTMENT      --       INVESTMENT     PER YEAR
                                        -------------  -------------             ------------             -------------  -----------

Monthly Income Fund II................  $  25,323,569  $  20,872,988             $  4,395,565             $  16,477,423       8.00%

Growth Fund II........................      4,038,250      4,639,228                3,668,772                   970,456       5.11%

Mortgage Fund III.....................      2,837,249      3,601,916                2,420,750                 1,181,166       6.25%

Triple Security Fund, L.P.............      3,000,000      4,294,216                3,000,000                 1,294,216      10.00%
Employee Appreciation Fund, L.P.*.....        400,000        502,198                  400,000                   102,198      10.00%
Inland Junior Mortgage Fund, L.P.*....        410,000        541,156                  410,000                   131,156       6.97%
Inland Condominium Financing Fund,
  L.P.................................      1,031,000      1,411,617                1,031,000                   380,617      10.00%
10% Income Fund, L.P..................      2,000,000      2,878,335                2,000,000                   878,335      10.00%
9% Income Junior Mortgage Fund,
  L.P.*...............................      1,000,000        619,061                  112,851                   506,210       9.00%
9% Monthly Cash Fund, L.P.............      4,000,000      1,889,393                        0                 1,889,393       9.00%
9% Monthly Cash Fund II, L.P..........      4,000,000      1,827,616                        0                 1,827,616       9.00%
IMC Note Issue #2 1993................      6,800,000      2,551,357                        0                 2,551,357       8.00%

- ------------------------

*   Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

    The Inland Organization is a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The first of the Inland Affiliated Companies was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of Inland all remain actively involved in overseeing these companies. The businesses of these Inland Affiliated Companies are still centered in the Chicago metropolitan area. Over the past 30 years, the Inland Affiliated Companies have experienced significant growth. The Inland Affiliated Companies, in the aggregate, in April 1998 were ranked by CRAIN'S CHICAGO BUSINESS as the 39th largest privately held business group headquartered in the Chicago area. Among the Inland Affiliated Companies is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

    The Inland Affiliated Companies have approximately 700 employees. The senior management of the Company includes executives of the Inland Affiliated Companies. The Company's management personnel have substantial experience in a full range of real estate services. The top seven senior executives of the Company have an average of 25 years experience in the real estate industry.

    The Advisor and the Dealer Manager are Inland Affiliated Companies. The relevant skills and experience of each of the Inland Affiliated Companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

    As of September 30, 1998, limited partnerships for which Inland Real Estate Investment Corporation ("IREIC"), one of the Inland Affiliated Companies, is the general partner own in excess of 8,200 acres of pre-development land in the Chicago area, as well as 9,550,000 square feet of commercial property in Chicago and nationwide.

    The Inland Affiliated Companies developed expertise in real estate financing as it bought and sold properties over the years. In 1977, Inland Mortgage Corporation, an Illinois corporation ("IMC"), was incorporated. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

    Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of September 30, 1998, owned a $122,486,000 loan portfolio, and IMSC serviced a loan portfolio of 454 loans exceeding approximately $641,494,000.

    As of September 30, 1998, The Inland Property Management Group, Inc. ("IPMGI"), one of the Inland Affiliated Companies, and its Affiliates manage approximately 13,400 multi-family units, principally located in the Chicago metropolitan area, which IPMGI believes is more than any other firm in that market. In December 1998 IPMGI was ranked by CRAIN'S CHICAGO BUSINESS as the 11th largest commercial property management firm in the six-county Chicago area based on its 12.4 million square feet of commercial properties managed in that area at the end of 1997. The Management Agent was incorporated in 1998 to segregate responsibility for management of the Company's Properties from IPMGI's growing management portfolio of commercial properties. The Management Agent will be responsible for collecting rent, leasing and maintaining the commercial properties which it manages, which are intended to primarily be the Company's Properties in the Company's Primary Geographical Area of Investment. The Management Agent is owned primarily by individuals who are Affiliates of Inland.

    In August 1988, IPMGI and its Affiliates owned or managed 1.3 million square feet of retail property. That figure has grown to over 15 million square feet by September 30, 1998, of which 5.3 million square feet is represented by properties owned by IREC.

    IPMGI and its Affiliates are responsible for collecting rent and leasing and maintaining the commercial properties which they manage. As of September 30, 1998, a substantial portion of the portfolio of IPMGI and its Affiliates, approximately 8.8 million square feet, consists of properties leased on a Triple-Net Lease Basis to Creditworthy Tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

    Inland Real Estate Acquisitions, Inc. ("IREA"), one of the Inland Affiliated Companies, has extensive experience in acquiring real estate for investment. Over the years, IREA and its Affiliates have acquired approximately 755 properties.

    See also "Prior Performance of the Company's Affiliates" and Appendix A--"Prior Performance Tables" for information concerning over $647,000,000 raised from approximately 34,510 investors in connection with one other REIT, six public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs sponsored by Inland Affiliated Companies during the 10-year period ending September 30, 1998, and the prior performance of those programs.

    The following sets forth certain information with respect to the directors and principal executive officers of Inland:

NAME                                        AGE*             POSITION AND OFFICE WITH INLAND
- ---------------------------------------     -----     ----------------------------------------------
Daniel L. Goodwin......................          55   Chairman, President and Director

Robert H. Baum.........................          55   Vice Chairman, Executive Vice
                                                      President--General Counsel and Director

G. Joseph Cosenza......................          55   Vice Chairman and Director

Robert D. Parks........................          55   Director

Norbert J. Treonis.....................          48   Director

- ------------------------

*   As of January 1, 1999

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

    DANIEL L. GOODWIN is a Director, Chairman of the Board of Directors and President of Inland. He has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals.

    Mr. Goodwin has served as Director of the Avenue Bank of Oak Park, as Director of the Continental Bank of Oakbrook Terrace, and as Chairman of the bank holding company of American National Bank of DuPage. Currently he is the Chairman of the Board of Inland Mortgage Investment Corporation, one of the Inland Affiliated Companies.

    HOUSING. Mr. Goodwin has been in the housing industry for more than 28 years, and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida, and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

    Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Illinois Governor Jim Edgar appointed Mr. Goodwin as Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

    EDUCATION. Mr. Goodwin is a product of Chicago-area schools, and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago, and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990 he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.

    ACKNOWLEDGMENTS. Mr. Goodwin served as a member of Illinois Governor Jim Edgar's Transition Team. In 1988 he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994 he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

    ROBERT H. BAUM has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Baum is a Director, Vice Chairman and Executive Vice President-General Counsel of The Inland Group, Inc. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of the Inland Affiliated Companies. This responsibility includes the supervision of The Inland Group, Inc. Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He has served as a director of American National Bank of DuPage and currently serves as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

    G. JOSEPH COSENZA has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a Director and Vice Chairman of The Inland Group, Inc. and oversees, coordinates and directs the Inland Organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

    Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

    Mr. Cosenza has also been Chairman of the Board of American National Bank of DuPage, and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. He is presently a director of Westbank in Westchester and Hillside, Illinois.

    ROBERT D. PARKS has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. He is a Director of The Inland Group, Inc.; as well as Chairman of Inland Real Estate Investment Corporation ("IREIC"); and President, Chief Executive Officer, Chief Operating Officer and an Affiliated Director of Inland Real Estate Corporation, a REIT sponsored by IREIC.

    Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

    Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, as well as a member of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT").

    Mr. Parks has been Chairman, Chief Executive Officer and an Affiliated Director of the Company since its formation.

    NORBERT J. TREONIS joined The Inland Group, Inc. and its Affiliates in 1975 and he is currently a Director of The Inland Group, Inc., as well as Chairman and Chief Executive Officer of Inland Property Management Group, Inc. and Chairman of the Board of Directors of Inland Commercial Property Management, Inc. He serves on the Board of Directors of all Inland subsidiaries involved in property management, acquisitions and maintenance of real estate, including in addition to those mentioned in the preceding sentence, Mid-America Management Corp., Metropolitan Construction Services, Inc. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide for the Inland Affiliated Companies.

    Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Building Owners and Managers Association of Illinois, the National Apartment Association and the Chicagoland Apartment Association.

GENERAL MANAGEMENT OF THE COMPANY

    The Company operates under the direction of the Board that is responsible for the overall management and control of the Company's affairs. However, the Board has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

    Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Board and are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

    The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the meetings of the Board. These factors include: (i) the size of the fee paid to the Advisor in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;
(v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Certain Responsibilities of Directors and the Advisor; Indemnification" and "--The Advisory Agreement" in this Section.

    The Board will be comprised of from three to eleven individuals, a majority of whom are deemed to be independent of the Company (the "Independent Directors"). An Independent Director is defined to mean generally Directors who
(i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director of the Company, directly or indirectly, with the Company, the Sponsor, the Advisor or any of their Affiliates through ownership, employment, being an officer or director or having a material business or professional relationship, (ii) do not serve as a director or trustee for more than two other REITs organized by the Company, the Sponsor or the Advisor or advised by the Advisor, and (iii) perform no other services for the Company. See "Glossary" for a more expansive definition of "Independent Directors." Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of the Organizational Documents."

    The Company does not have any policy limiting any of its officers, directors, Stockholders or Affiliates from engaging for their own account in business activities of the types to be conducted by the Company. However, the Company does have policies relating to when the Company may enter into a transaction with such Persons. See "Summary of Organizational
Documents--Transactions with Affiliates."

            [THE BALANCE OF THIS PAGES IS INTENTIONALLY LEFT BLANK]

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information with respect to the Company's Directors and executive officers. The biography of Mr. Parks, who has been Chairman, Chief Executive Officer and an Affiliated Director of the Company since its formation, is set forth above under "--Inland Affiliated Companies" in this Section:

NAME                                         AGE*          POSITION AND OFFICE WITH THE COMPANY
- ----------------------------------------     -----     ---------------------------------------------
Robert D. Parks.........................          55   Chairman, Chief Executive Officer and
                                                       Affiliated Director
Barry L. Lazarus........................          52   President, Chief Operating Officer and
                                                       Affiliated Director
Roberta S. Matlin.......................          54   Vice President--Administration
Steven D. Sanders.......................          50   Vice President--Acquisitions
Samuel A. Orticelli.....................          45   Secretary
Kelly Tucek.............................          36   Treasurer and Chief Financial Officer
Daniel K. Deighan.......................          58   Independent Director
Michael S. Rosenthal....................          41   Independent Director
Kenneth E. Masick.......................          53   Independent Director

- ------------------------

*   As of January 1, 1999

    BARRY L. LAZARUS has been President, Chief Operating Officer and an Affiliated Director of the Company since its formation. After a brief career in public accounting, Mr. Lazarus joined Inland in 1973 as its original controller and was later promoted to Treasurer. From 1973 to 1979 he supervised all corporate and partnership accounting and tax matters, and managed corporate financial affairs. In 1979 Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987 the Butterfield Company successfully completed several projects in conjunction with national real estate firms, including Inland. From 1988 until October 1990 Mr. Lazarus was Vice President of Finance for UDC Homes, Inc., then a New York Stock Exchange Company and the largest home builder in the state of Arizona. His duties included obtaining financing for numerous development and construction projects in the Southeastern and Southwestern United States, as well as maintaining investor relations.

    Mr. Lazarus rejoined Inland in October 1990 and became President of Intervest Midwest Real Estate Corporation ("Intervest"), then one of the Inland Affiliated Companies. Intervest, which has its principal office in Atlanta, Georgia, has been active in land acquisition, development, financing and disposition of real estate assets in the Midwest and Southeast, for its own account and for others. Mr. Lazarus solely owns Wisconsin and Southern Land Company, Inc., of which he has been President and Director since December 1993. Wisconsin and Southern Land Company, Inc., which has its office in Atlanta, Georgia, is a holding company that acquired Intervest from the Inland Organization in 1994. Intervest, pursuant to a service agreement, currently provides property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P. ("Wisconsin Land Fund"), a private placement real estate equity program sponsored by IREIC. Intervest earned approximately $80,000 of deferred compensation for 1997, and anticipates earning approximately $165,000 in 1998, for its services rendered and to be rendered to Wisconsin Land Fund. See "Prior Performance of the Company's Affiliates--Private Placement Real Estate Equity Program." Mr. Lazarus continues to serve as President of Intervest.

    From September 1994 until recently, Mr. Lazarus was President of Inland Shelter Group, LLC, Atlanta, Georgia, which was engaged in the development of apartment buildings in the state of Georgia. He received his B.B.A. Degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

    ROBERTA S. MATLIN has been Vice President--Administration of the Company since its formation in 1998. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President--Investments of IREIC, directing IREIC's day-to-day internal operations. She has also been Vice President-Administration of Inland Real Estate Corporation, a REIT, since March 1995. Ms. Matlin is a Director of IREIC, Inland Securities Corporation and Inland Real Estate Advisory Services, Inc. Prior to joining Inland, she spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal and investment advisor.

    STEVEN D. SANDERS has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As Regional Director of Acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

    In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as Director of Acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an Affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

    In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993 he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for IREC. Through September 30, 1998, Mr. Sanders was directly responsible for acquiring 49 shopping centers at an aggregate purchase price in excess of $302,000,000.

    He has been Vice President--Acquisitions of the Company since its formation.

    SAMUEL A. ORTICELLI has been Secretary of the Company since its formation. Mr. Orticelli joined the Inland Affiliated Companies in 1984. He is a Vice President of Inland, Senior Counsel with The Inland Group, Inc. Law Department and serves as legal counsel for IREIC, with responsibilities relating to securities law and real estate transactions. Mr. Orticelli has been Assistant Secretary of Inland Real Estate Corporation, a REIT, since its formation in 1994. He received his B.S. Degree in accounting from Marquette University and his law degree from DePaul University. Prior to joining Inland, Mr. Orticelli worked for the Chicago law firm of Katz, Randall & Weinberg, specializing in real estate transactions. He is a member of the Illinois State Bar Association and served on the Corporate Law Departments Section Council (1995-1998) and the Real Estate Law Section Council (1989-1994). He is a past president of the Justinian Society of Lawyers (DuPage Chapter).

    KELLY TUCEK has been Treasurer and Chief Financial Officer of the Company since its formation. Ms. Tucek joined Inland in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department of IREIC, which includes the accounting for the Company and all IREIC public limited partnership accounting functions, along with quarterly and annual SEC filings. She has also been Secretary and Treasurer of Inland Real Estate Corporation, a REIT, since October 1996. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

    DANIEL K. DEIGHAN is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has 27 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is President of Florida Property

Consultants Group, which has its office in Port St. Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc. and its predecessors, which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

    Mr. Deighan has also been President of Southern Real Estate Group, Inc. since August 1998, a commercial real estate brokerage firm. In addition, since February 1996, he has been Vice-President of Southern Property Consultants, Inc., a firm which specializes in real estate tax appeals, and a principal of Florida Residential Consultants, Inc., which provides appraisal services. All of the companies mentioned in this paragraph have their offices in Port St. Lucie, Florida.

    Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is Vice Chairman of the Martin County Industrial Development Agency and a past President of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. Degree from Sienna College, Albany, New York.

    MICHAEL S. ROSENTHAL is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was President and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm's predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary. Mr. Rosenthal received both his B.A. Degree and his law degree from the University of Florida.

    KENNETH E. MASICK has been a partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm's audit and accounting department and is responsible for the firm's quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

    Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

    He also serves as president and director of Wolf Capital Corporation, a firm specializing in mergers and acquisitions, business valuations and financial consulting, and as a director of Oak Brook Investor Advisory Services, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Company's Bylaws provide for the Board to designate an Audit Committee consisting of at least two Independent Directors. The Board has designated the three current Independent Directors as the members of the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

    EXECUTIVE COMMITTEE. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

    EXECUTIVE COMPENSATION COMMITTEE. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

    The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) each meeting of the Board or a committee thereof, and reimbursement for their out-of-pocket expenses incurred. The Affiliated Directors (Messrs. Parks and Lazarus) do not receive Director fees.

    Each Independent Director will be granted an option to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan; subject however, to the condition that options may not be granted at any time when the grant (along with the grants to be made at the same time to other Independent Directors) would exceed 10% of the issued and outstanding Shares of the Company. Accordingly, the initial grants to the Independent Directors will not be made until the Company has 90,000 Shares issued and outstanding. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in office will receive an additional grant of an option to purchase 500 Shares at an exercise price equal to the then fair market value per Share, as determined in accordance with the Independent Director Stock Option Plan. See "--Independent Director Stock Option Plan" in this Section.

    With the exception of Barry L. Lazarus, the officers of the Company will not receive any compensation from the Company for their services as such officers, but instead will receive compensation from Inland, IREIC or one of their Affiliates. Mr. Lazarus will receive an annual salary of $35,000 from the Company, and reimbursement for his out-of-pocket expenses incurred on behalf of the Company. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to the Company's business; however, he will continue to devote some time to Intervest Midwest Real Estate Corporation, of which he is President.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which "Non-Employee Directors," as defined under Rule 16b-3 of the Exchange Act, are eligible to participate.

    A total of 75,000 Shares have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the number of outstanding Shares is increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each Share.

    Subject to certain conditions, the Independent Director Stock Option Plan provides for the grant of non- qualified stock options to purchase 3,000 Shares to each Independent Director following such individuals becoming Independent Directors (the "Initial Options"), and for subsequent grants of options to purchase 500 Shares on the date of each annual Stockholder's meeting to each Independent Director then in office (the "Subsequent Options," collectively with the Initial Options referred to herein as an "Option" or the "Options"). However, options may not be granted at any time when the grant (along with the grants to be made at the same time to other Independent Directors) would exceed 10% of the issued and outstanding Shares of the Company. Accordingly, as of when, and if, the Company has 90,000 Shares issued and outstanding, Initial Options to purchase an aggregate of 9,000 Shares at $9.05 per Share (the "Option Price") will be granted (Initial Options to purchase 3,000 Shares as to each of the three

Independent Directors), all of which Initial Options will vest in the current Independent Directors upon their granting. The Option Price for subsequent Options will be equal to the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of (i) the termination of this Offering or (ii) two years after the commencement of this Offering.

    One-third of the Initial Options are exercisable beginning on the date of their grant, one-third of the Initial Options will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third of the Initial Options will first become exercisable on the second anniversary of the date of their grant. The Subsequent Options granted under the Independent Director Stock Option Plan will become fully exercisable on the second anniversary of the date of their grant.

    Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of (i) the tenth anniversary of the date of grant, (ii) the removal for cause of the Independent Director as an Independent Director, or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability, and may be exercised by payment of cash or through the delivery of Shares. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason; provided however, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the Option. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

    No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or by the laws of descent or distribution.

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the Options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

THE ADVISOR

    The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor, all of whom have held their positions and offices with the Advisor since its formation in 1998. The biographies of Messrs. Parks,

Cosenza and Treonis are set forth above under "--Inland Affiliated Companies," and the biography of Mr. Orticelli is set forth under "--Directors and Executive Officers of the Company," in this Section.

NAME                                            AGE*         POSITION AND OFFICE WITH THE ADVISOR
- -------------------------------------------     -----     ------------------------------------------
Robert D. Parks............................          55   Chairman of the Board and President
G. Joseph Cosenza..........................          55   Director
Norbert J. Treonis.........................          48   Director
Patricia A. Challenger.....................          46   Vice President--Asset Management
Catherine L. Lynch.........................          40   Treasurer
Samuel A. Orticelli........................          45   Secretary

- ------------------------

*   As of January 1, 1999

    PATRICIA A. CHALLENGER joined Inland in 1985. Ms. Challenger is currently a Senior Vice President of IREIC in charge of the Asset Management Department, where she is responsible for developing operating and disposition strategies for properties owned by IREIC related entities. She has also been Assistant Secretary of Inland Real Estate Corporation, a REIT, since March 1995. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as Senior Contract Specialist responsible for capital improvements in 109 governmental properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

    CATHERINE L. LYNCH joined the Inland Organization in 1989 and is the Treasurer of Inland Real Estate Investment Corporation ("IREIC") and Inland Securities Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department of IREIC. Prior to joining the Inland Organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the NASD as a Financial Operations Principal.

THE ADVISORY AGREEMENT

    Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board, manages or causes to be managed by another party, the Company's Properties and renders other services as the Board deems appropriate. The Advisor is subject to the supervision of the Board and has only such functions as are delegated to it by the Board.

    The Advisor bears the expenses it incurs in connection with performing its duties under the Advisory Agreement, including employee expenses; certain travel and other expenses of its directors, officers and employees; rent; telephone; and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor is reimbursed for the cost to the Advisor and its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties and administrative services related thereto. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's Properties.

    The Advisory Agreement, which was entered into by the Company with the approval of a majority of the Directors (including a majority of the Independent Directors), has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. The Advisory Agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

    The Advisory Agreement provides for the Advisor to be paid an (i) Advisor Asset Management Fee, (ii) a Property Disposition Fee, and (iii) after the Stockholders have first received an 7% Cumulative Return and a return of their Invested Capital, an Incentive Advisory Fee from the net proceeds of a sale of a Property. All of such fees are described under "Compensation Table."

    If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed upon by the Advisor and the Independent Directors. See "Compensation Table."

    For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for the amounts, if any: (i) by which the Company's Total Operating Expenses) (Advisor Asset Management Fee plus Other Operating Expenses) paid during the previous calendar year exceed the greater of (a) 2% of the Company's Average Invested Assets for that calendar year or (b) 25% of the Company's Net Income for that calendar year; PLUS (ii) an amount (subject however, to such amount not exceeding the amount of the Advisor Asset Management Fee for that year) equal to any deficit between the total amount of Distributions to Stockholders for such year and the Current Return. The Advisor is also obligated to pay Organization and Offering Expenses in excess of specified levels. See "Compensation Table." Provided however, only so much of the excess specified in clause (i) above will be required to be reimbursed as the Board (including a majority of the Independent Directors) shall determine should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors as may have occurred within 60 days after the end of the quarter for which the excess occurred. In such event, the Stockholders will be sent a written disclosure of such fact and an explanation of the factors the Independent Directors considered in arriving at the conclusion that the higher Total Operating Expenses were justified. The Directors shall determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and to justify the compensation it will be entitled to receive pursuant to its contract with the Company.

    The "Property Acquisition Service Agreement" among the Company, the Advisor, IREC, IREAS (the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA"), subject to the exception described below, grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or its Affiliates, provided the Company is able to close the purchase of the Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) both the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

    The Company has been informed that IREC is not currently offering any of its securities and expects to have all of its anticipated funds available for investment from its last offering of securities (which terminated as of December 31, 1998) fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. In addition, the Company plans to initially focus its purchase of Retail Centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina, which is outside IREC's primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

    Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor (like the Advisor), to perform management functions on its behalf. If for any reason the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the business conducted by the Advisor (including all of its assets) to be acquired by or consolidated into the Company. A similar provision is included in the Management Agreement permitting acquisition of the business conducted by the Management Agent (including all of its assets). See paragraph 11 under "Conflicts of Interest."

    If the businesses conducted by the Advisor and/or the Management Agent are acquired by or consolidated into the Company, the Advisor and/or the Management Agent and/or their respective stockholders will receive in connection with such an acquisition and in exchange for terminating the Advisory Agreement and/or the Management Agreement and the release and waiver of all fees payable under the provisions of the Advisory Agreement and/or the Management Agreement until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

    The number of Shares to be issued by the Company to the Advisor and/or the Management Agent, as the case may be, shall be determined as follows. The Company shall first send notice (the "Election Notice") to the Advisor and/or the Management Agent, as the case may be, of its election to proceed with such a transaction. Next, the net income of the Advisor and/or the Management Agent, as the case may be, for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The Advisor or the Management Agent, as the case may be, shall bear the cost of any such audit.) Such amount shall then be multiplied by 90% and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations (I.E., four times the Funds from Operations for the quarter immediately preceding the delivery of the Election Notice) per weighted average Share for the Company for such quarter, all based upon the quarterly report of the Company delivered to Stockholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or the Management Agent, or their respective shareholders, as the case may be, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the Election Notice. "Funds from Operations" means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of Properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    Under certain circumstances, such a transaction can be entered into and consummated without seeking specific Stockholder approval. See paragraph 11 under "Conflicts of Interest." Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders. In the event the Advisory Agreement is terminated for any reason other than the Company's acquisition of the business conducted by the Advisor, all obligations of the Advisor and its Affiliates to offer Properties to the Company for purchase will also terminate.

    Under the Advisory Agreement, the Company is required to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.

    The Company will advance amounts to persons entitled to indemnification for legal and other expenses only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and
(iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in the event such party is found not to be entitled to indemnification.

THE MANAGEMENT AGENT AND THE MANAGEMENT AGREEMENT

    The Management Agent is a Delaware corporation, which is owned principally by individuals who are Affiliates of Inland, some of whom are affiliated with IPMGI. See "--Inland Affiliated Companies" above in this Section.

    The Management Agent will conduct its activities initially from a satellite office at 4812 South Tamiami in Sarasota, Florida, with supervision and monitoring being performed from its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois. The satellite office will initially be staffed with four full-time property management personnel. The Initial Properties are located between one and two hours driving time from the Sarasota office.

    The staff of the satellite office will be responsible for the collection and bank deposit of rents, day-to-day maintenance of the Properties, leasing and tenant relations, and will submit approved vendor invoices to the home office in Oak Brook for payment. The home office will also review and pay the approved vendor invoices, and monitor the payment of rents by tenants, as well as the collection of reimbursements from tenants for common area maintenance, property taxes and insurance. Data concerning payments, collections and other Property operations will be entered into a computer data bank located in Oak Brook, which will be linked by modem to the Sarasota office. The staff in Florida will be supervised from the home office.

    It is anticipated that additional personnel and satellite offices will be added by the Management Agent as needed, as the Company's portfolio of Properties grows.

    The Management Agent provides property management services to the Company pursuant to the terms of the Management Agreement. Without limiting the generality of the following description, the Management Agent has agreed to provide services in connection with the rental, leasing, operation and management of the Properties. In consideration of such services, the Company has agreed to pay the Management Agent a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of Gross Income (as defined in the Management Agreement) from the Properties managed for the month for which the payment is made. In addition, the Company has agreed to compensate the Management Agent in the event the latter provides the Company with services other than those specified in the Management Agreement. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate the Management Agreement 30 days prior to the expiration of the initial or renewal term. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence or malfeasance on the part of the Management Agent. The Management Agent may in certain instances subcontract the required property management services for less than the management fee provided in the Management Agreement. See "Compensation Table--Nonsubordinated Payments--Operational Stage."

    See "--The Advisory Agreement" above in this Section and paragraph 11 under "Conflicts of Interest" for a discussion of the Company's option to cause the business conducted by the Management Agent to be acquired by or consolidated into the Company.

    The following sets forth certain information with respect to the executive officers and directors of the Management Agent. The biography of Mr. Sanders is set forth above under "--Directors and Executive Officers of the Company" in this Section.

                                                                              POSITION AND OFFICE
NAME                                                             AGE*      WITH THE MANAGEMENT AGENT
- ------------------------------------------------------------     -----     -------------------------
Stephen D. Sanders..........................................          50                  President
Robert M. Barg..............................................          45    Secretary and Treasurer
D. Scott Carr...............................................          33                   Director
Alan F. Kremin..............................................          53                   Director
Thomas P. McGuinness........................................          43                   Director

- ------------------------

*   As of January 1, 1999

    ROBERT M. BARG has been the Secretary and Treasurer of the Management Agent since its formation in 1998. Mr. Barg joined the Inland Organization in January 1986 and is currently Treasurer of IPMGI and Secretary and Treasurer of Inland Commercial Property Management, Inc. ("ICPM"), one of the Inland Affiliated Companies and a subsidiary of IPMGI. He is also Vice President and Treasurer of Mid-America Management Corp., a company which is owned principally by individuals who are Affiliates of Inland. Prior to joining the Inland Organization, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

    D. SCOTT CARR has been a director of the Management Agent since its formation in 1998. Mr. Carr joined the Inland Organization in 1987. He was Vice President and Secretary of ICPM from July 1994 until July 1995 when he was appointed President of ICPM. Mr. Carr has responsibility for the portfolio of commercial properties managed by ICPM, including management and leasing. ICPM is the property manager for IREC. He is a licensed real estate broker. Mr. Carr is a Certified Shopping Center Manager, Certified Property Manager candidate with the Institute of Real Estate Management, and a member of the International Council of Shopping Centers.

    ALAN F. KREMIN joined the Inland Organization in 1982. Mr. Kremin was promoted to Treasurer of Inland, IPMGI and various other Inland subsidiaries in March 1991. In his current capacity as the Chief Financial Officer of Inland, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a Director for various Inland subsidiaries, which he also serves as Treasurer. Prior to his current position, Mr. Kremin was Treasurer of IREIC from 1986 to 1990. In that capacity, he supervised the daily operations of IREIC's accounting department which encompasses corporate accounting for the general partner of the IREIC-sponsored limited partnership investment programs. Prior to joining Inland, Mr. Kremin served for one year as a Controller of CMC Realty and three years as Assistant Controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in the field of public accounting, including four years at Arthur Young & Company. He received his B.S. Degree in accounting from Loyola University. Mr. Kremin is a Certified Public Accountant, holds securities and insurance licenses and is a licensed real estate broker.

    THOMAS P. MCGUINNESS joined the Inland Organization in 1982 and became President of Mid-America Management Corp. in July 1990 and is also President of Inland Property Management, Inc. Mr. McGuinness is a licensed real estate broker. He is past President of the Chicagoland Apartment Association, and past Regional Vice President of the National Apartment Association. Mr. McGuinness is currently on the Board of Directors of Apartment Building Owners and Managers Association, and is a Trustee of the Service Employees' Local No. 1 Health and Welfare Fund, as well as its Pension Fund.

INLAND SECURITIES CORPORATION

    Inland Securities Corporation ("ISC"), the Dealer Manager, is one of the Inland Affiliated Companies. It was formed in 1984, is registered under the applicable federal and state securities laws, and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, ISC has provided the marketing function for distribution of the investment products sponsored by IREIC. It does not render such services to anyone other than the Inland Affiliated Companies, and it does not focus its efforts on the retail sale side of the securities business. ISC is a member firm of the NASD.

    The following sets forth information regarding the officers, directors and principal employees of ISC involved in national sales and marketing activities. The biography of Ms. Matlin is set forth above under "--Directors and Officers of the Company," the biography of Ms. Lynch is set forth above under "--The Advisor," and the biography of Mr. Parks is set forth above under "--Inland Affiliated Companies," in this Section.

NAME                                                AGE*             POSITION AND OFFICE WITH THE DEALER MANAGER
- -----------------------------------------------     -----     ----------------------------------------------------------
Brenda G. Gujral...............................          56   President, Chief Operating Officer and Director
Roberta S. Matlin..............................          54   Vice President and Director
Mark Zalatoris.................................          41   Vice President, Secretary and Director
Catherine L. Lynch.............................          40   Treasurer
Robert D. Parks................................          55   Director
Martel Day.....................................          49   Senior Vice President-National Sales and Marketing
Glenn Agnew....................................          55   Senior Vice President
Gregory R. Hill................................          47   Senior Vice President
Fred C. Fisher.................................          55   Senior Vice President
John Cunningham................................          40   Regional Representative for the Western Region
Ralph Rudolph..................................          36   Regional Representative for the Midwest Region
L.E. "Lee" Frush...............................          35   Regional Representative for the Southeast Region

- ------------------------

*   As of January 1, 1999

    BRENDA G. GUJRAL is President and Chief Operating Officer and a Director of Inland Real Estate Investment Corporation ("IREIC"), the parent company of the Advisor. She is also President and Chief Operating Officer and a Director of ISC.

    Mrs. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for IREIC-sponsored publicly registered investment programs with the SEC, compliance with other SEC and NASD securities regulations both for IREIC and ISC, review of asset management activities, and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs. She works with internal and outside legal counsel in structuring IREIC's investment programs, and in connection with the preparation of the offering documents therefor and registering the related securities with the SEC and state securities commissions.

    Mrs. Gujral has been with the Inland Organization for 18 years, becoming an officer in 1982. Prior to joining the Inland Organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

    She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD and is a member of NAREIT.

    MARK ZALATORIS joined the Inland Organization in 1985 and currently serves as Vice President of Inland Real Estate Investment Corporation, the parent company of the Advisor. He is also a Director, Vice President and Secretary of ISC. His responsibilities include the coordination of due diligence activities by selling broker-dealers and limited partnership asset management, with special emphasis on the mortgage funds. Mr. Zalatoris is a graduate of the University of Illinois where he received a Bachelor's Degree in Finance and a Master's Degree in Accounting and Taxation. He is a Certified Public Accountant and holds a General Securities License with ISC. Mr. Zalatoris is a member of NAREIT.

    MARTEL DAY is Senior Vice President--National Sales and Marketing for Inland Securities Corporation. He joined ISC in 1984 as a Regional Representative in the southeast. Since then, he has served as Regional Vice President, Senior Vice President, and as National Marketing Director. Mr. Day is currently responsible for expanding ISC's selling group and working closely with broker-dealers in the selling group to maximize sales.

    Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the NASD, and is an associate member of NAREIT. He is a Director of Inland Investment Advisors, Inc., one of the Inland Affiliated Companies.

    GLENN AGNEW is Senior Vice President of ISC. Mr. Agnew joined ISC in 1988 and is responsible for raising capital in the western part of the United States. He has 10 years previous experience in wholesale support, including oil and gas drilling, income, land, health care facility and real estate syndication. Mr. Agnew received his Bachelor's Degree from East Central State University in Ada, Oklahoma. He holds Series 7, 22, 63 and 65 licenses with the NASD.

    GREGORY R. HILL is Senior Vice President of ISC. Mr. Hill joined ISC in 1986 and is responsible for the eastern region of the United States. He received his Bachelor's Degree from Brown University. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to his affiliation with ISC, he worked for a New York Stock Exchange member company. Mr. Hill holds General Securities and Registered Investment Advisor licenses with NASD.

    FRED C. FISHER, Senior Vice President of ISC, joined ISC in 1984. Mr. Fisher began his career with ISC as Regional Vice President for the Midwest region. In 1994, he was promoted to Senior Vice President. Mr. Fisher received his Bachelor's Degree from John Carroll University. Before joining ISC, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the NASD.

    JOHN CUNNINGHAM joined the Inland Affiliated Companies in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by ISC as a Regional Representative for the Western Region. He graduated from Governors State University with a B.S. Degree in Business Administration, concentrating in marketing. Before joining the Inland Affiliated Companies, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the NASD.

    RALPH RUDOLPH joined IREIC in June 1995 as a marketing coordinator. In December 1996, he was promoted to Regional Representative of ISC for the Midwest region. Mr. Rudolph attended Illinois State University where he majored in marketing. Before joining Inland, he worked as a securities broker for a regional broker-dealer. Mr. Rudolph holds Series 7 and Series 63 licenses with the NASD.

    L.E. "LEE" FRUSH joined ISC in September 1998 as a Regional Representative for the Southeast region. He is a graduate of Stetson University and holds a B.B.A. degree in finance. Before joining ISC, Mr. Frush spent 10 years in the securities industry and has experience in product marketing, recruiting, due diligence and compliance. He holds Series 7, 63 and 24 licenses with the NASD.

OTHER SERVICES

    In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Board, including a majority of the Independent Directors. See "Compensation Table."

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                   CERTAIN RESPONSIBILITIES OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION

GENERAL

    Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are required to perform their duties in good faith and in a manner each Director reasonably believes to be in the best interest of the Company and its Stockholders, with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Maryland General Corporation Law ("MGCL") and the Articles provide that a person who performs his or her duties in accordance with such standards has no liability by reason of being or having been a Director. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

    The Articles provide that the Advisor and the Directors of the Company are deemed to be in a fiduciary relationship to the Company and the Stockholders and that the Directors have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The liability of the Directors, officers, employees, and agents of the Company and the Advisor and its Affiliates is limited to the fullest extent permitted by the MGCL. Accordingly, under the Articles the Directors, officers, employees and agents of the Company and the Advisor and its Affiliates may not be held liable to the Company or its Stockholders for monetary damages unless:
(a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    The Company's Articles authorize and direct the Company, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: (a) any Director, officer, employee or agent of the Company, and
(b) the Advisor and its Affiliates (each individually an "Indemnified Party"), PROVIDED, THAT, as long as the Company qualifies as a REIT: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company;
(iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders.

    As long as the Company qualifies as a REIT, the Company may not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

    The Company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate thereon, if the Indemnified Party is found not to be entitled to indemnification.

    The Company may purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; PROVIDED, HOWEVER, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles. The Company may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a Director to such further extent consistent with law as may be determined by the Board. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of, nor entered into any contract of indemnity with, an Indemnified Party.

    The Company intends to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify its Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

    The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

    To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

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                             PRINCIPAL STOCKHOLDERS

    As of the date of this Prospectus, no Director or executive officer of the Company beneficially owns any Shares, and there is no Stockholder of the Company who beneficially owns any Shares, other than the Advisor which purchased 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. There are 200 Shares reserved for issuance to the Advisor upon the exercise of its right to exchange its 200 LP Common Units of the Operating Partnership therefor. The Advisor received its 200 LP Common Units for a cash contribution of $2,000 to the Operating Partnership.

    See "Management--Independent Director Stock Option Plan" for information regarding Options to purchase an aggregate of 9,000 Shares which will be issued to the Independent Directors when, and if, the Company has 90,000 Shares issued and outstanding.

                     STRUCTURE AND FORMATION OF THE COMPANY

    The Company was formed in September 1998 as a Maryland corporation. The Operating Partnership was formed in September 1998 as an Illinois limited partnership.

STRUCTURE OF THE COMPANY

    The Company is the General Partner of the Operating Partnership. The Company has contributed the $200,000 of proceeds from the Advisor's Company Contribution and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Company is and will be the only holder of GP Common Units in the Operating Partnership. Initially, the only other partner in the Operating Partnership will be the Advisor, as a Limited Partner, who holds 200 LP Common Units valued at $2,000 for its $2,000 capital contribution. The Company currently intends to conduct substantially all of its business, and currently intends to hold most of its interests in the Properties through the Operating Partnership or in separate entities (the "Property Partnerships") that will be controlled directly or indirectly by the Operating Partnership. A REIT may conduct some of its business and hold some of its interests in Properties in Qualified REIT Subsidiaries (each a "QRS"), which must be owned 100% by the REIT. Although the Company does not intend to initially have any QRSs, it may in the future decide to conduct some business or hold some of its interests in Properties in QRSs. As the General Partner of the Operating Partnership, the Company will have the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions set forth in the Operating Partnership Agreement. See "Operating Partnership Agreement."

    See "Prospectus Summary--Organizational Chart" for a diagram depicting the services to be rendered by the TIGI Affiliated Companies to the Company, as well as the proposed organization structure of the Company and the Operating Partnership. The following diagram depicts only the ownership structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions. Because the Company does not intend to initially have any QRSs, none are shown on the following Ownership Chart.

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                                OWNERSHIP CHART
- ---------------------------------------------------------------------------

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                (THE "COMPANY")
           The Company will be principally owned by Public Investors.
           Ownership will be represented by Shares of the Company.(1)
-----------------------------------------------------------------------------

- ---------------------------------------------------------------------------

                 INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP
                        (THE "OPERATING PARTNERSHIP")(2)
        The Company is the General Partner of the Operating Partnership
       and owner of the GP Common Units of the Operating Partnership.(3)
       Inland Retail Real Estate Advisory Services, Inc. (the "Advisor")
          is a Limited Partner of the Operating Partnership and owner of LP Common Units of the Operating Partnership.(4)
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

                     POTENTIAL FUTURE PROPERTY PARTNERSHIPS
                            OR LIMITED PARTNERSHIPS
                         OR LIMITED LIABILITY COMPANIES
                        (THE "PROPERTY PARTNERSHIPS")(5)
- ---------------------------------------------------------------------------

              SOLID LINES INDICATE 100% OWNERSHIP, EXCEPT FOR THE
              OPERATING PARTNERSHIP WHERE IT INDICATES CONTROL.(5)

(1) The Advisor has purchased from the Company 20,000 of the Company's Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. If only the Minimum Offering of 200,000 Shares is sold, such Shares will represent 90.9% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent 9.1% of the issued and outstanding Shares. If 54,000,000 of the Shares offered by this Prospectus are sold, such Shares will represent 99.96% of the issued and outstanding Shares, assuming no other Shares are issued and outstanding, and the Advisor's 20,000 Shares will then represent only 0.04% of the issued and outstanding Shares.

(2) The Company has contributed to the Operating Partnership the proceeds from the Advisor's purchase of 20,000 Shares from the Company and, as and when received, the Company will contribute the proceeds of the Offering to the Operating Partnership. The Advisor has also made a capital contribution to the Operating Partnership of $2,000 for 200 LP Common Units. Other LP Common Units or LP Preferred Units might be issued in the future to owners of Properties in exchange for such Properties.

(3) GP Common Units have been issued for the Company's contribution to the Operating Partnership of the proceeds from the Advisor's purchase of 20,000 Shares from the Company (for which the Company has received 20,000 GP Common Units), and GP Common Units will be issued for the Company's contribution to the Operating Partnership of the proceeds of the Offering to the Operating Partnership. Prior to this Offering, the Company's 20,000 GP Common Units represents 99.01%, and the Advisor's 200 LP Common Units represents 0.99%, of the outstanding Units of the Operating Partnership. If only the Minimum Offering of 200,000 Shares for gross offering proceeds of $2,000,000 is sold, the Company will receive 200,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 220,000 GP Common Units will then represent 99.9%, and the Advisor's 200 LP Common Units will then represent 0.1%, of the outstanding Units. If 54,000,000 of the Shares offered by this Prospectus are sold for gross offering proceeds of $538,000,000 as set forth on the cover page of this Prospectus, the Company will receive 53,800,000 GP Common Units for contributing such proceeds to the Operating Partnership. Assuming no other Units are issued, the Company's 53,820,000 GP Common Units will then represent 99.9996%, and the Advisor's 200 LP Common Units will then represent only 0.0004%, of the outstanding Units.

(4) The initial LP Common Units have been issued to the Advisor for the Advisor's $2,000 capital contribution to the Operating Partnership.

(5) Property Partnerships have been formed for the acquisition of each of the Initial Properties. Other Property Partnership(s) may be formed for the acquisition of additional Properties. They will be owned or controlled directly or indirectly by the Operating Partnership. In the case of the Initial Properties, the Property Partnerships will be effectively owned 100% by the Operating Partnership. In other instances, there likely will be other investor(s) who would be the former owner(s) of Properties acquired for interests in such Property Partnerships.

FORMATION TRANSACTIONS

    Except as indicated, prior to or concurrently with the effectiveness of the Registration Statement, the Company, Affiliates of the Company, the Operating Partnership and certain third parties will engage in the Formation Transactions designed to enable the Company to acquire and manage its Properties, consolidate the ownership interests in the Initial Properties, facilitate the Offering and enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1999.

    The Company, Affiliates of the Company and the Operating Partnership will engage in the following series of transactions (collectively, the "Formation Transactions"):

    - The Company was formed as a corporation in Maryland. The Operating Partnership was formed as a limited partnership in Illinois. The Company is the General Partner of the Operating Partnership.

    - Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of TIGI, purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's Company Contribution"). The Advisor has also contributed $2,000 to the Operating Partnership for 200 LP Common Units of the Operating Partnership valued at $2,000 (the "Advisor's Partnership Contribution"). The Advisor is the initial Stockholder of the Company and the initial Limited Partner of the Operating Partnership.

    - The Company has contributed the $200,000 of proceeds from the Advisor's Company Contribution to the Operating Partnership and, as and when received, the Company will contribute the proceeds of the sale of the 56,000,000 Shares offered pursuant to this Prospectus to the Operating Partnership.

    - The Company has acquired 20,000 GP Common Units of the Operating Partnership in exchange for the $200,000 of proceeds from the Advisor's Company Contribution, and the Company will acquire one additional GP Common Unit of the Operating Partnership in exchange for the proceeds of each of the 56,000,000 Shares sold pursuant to the Offering. The Company will own all of the GP Common Units of the Operating Partnership.

    - The Company will commence an offering on a best efforts basis to the public of 50,000,000 Shares at $10 per Share (except for certain Special Sales). In addition, 4,000,000 Shares will be offered by the Company at $9.50 per Share to Stockholders who elect to participate in the Company's DRP, and up to 2,000,000 Soliciting Dealer Warrants will be issued, allowing the holders thereof, upon exercise of those Warrants during the Exercise Period, to purchase up to 2,000,000 Shares for not less than $12 per Share.

    - If the Minimum Offering is fully subscribed and accepted, the Operating Partnership will initially acquire Merchants Square, one of the Initial Properties, with the proceeds from the Minimum Offering, along with first mortgage debt assumption. Thereafter, if the Offering continues, provided that the Net Proceeds of the Offering are sufficient, and subject to certain conditions, the Operating Partnership anticipates acquiring the other Initial Properties. The Operating Partnership's aggregate purchase price for all the Initial Properties will be approximately $30 million in cash and first mortgage debt assumption. Approximately $1.4 million in cash and $4.3 million in first mortgage debt assumption will be needed to acquire Merchants Square, the Initial Property to be acquired with Net Proceeds from the Minimum Offering. The Initial Properties will be acquired from the Initial Property Sellers (who are Affiliates of TIGI), who purchased the Initial Properties from unaffiliated third parties on behalf of the Company. The purchase prices paid for the Initial Properties by the Initial Property Sellers were in each case negotiated in arm's-length transactions by IREA, an Affiliate of TIGI, with unrelated third parties (who owned those Properties) based on a multiple of the net operating income of each of the Initial Properties and appraisals of such Properties. See "Estimated Use of Proceeds" and "Real Property Investments."

    - When the Initial Properties were acquired by the Initial Property Sellers, they were subject to existing mortgage debt of approximately $20.6 million (the "Initial Mortgage Debt") (of which approximately $4.3 million relates to Merchants Square). In addition, the Initial Property Sellers borrowed approximately $9.4 million (of which approximately $1.4 million relates to Merchants Square) from an Affiliate of TIGI in connection with their acquisition of the Initial Properties (the "Affiliates' Acquisition Debt"). Initially, if the Minimum Offering is sold, the Company will use net proceeds therefrom to (i) pay the Initial Property Sellers the difference between their total acquisition costs for Merchants Square and the balance of the Initial Mortgage Debt relating to Merchants Square at the time of its acquisition by the Company (and the Initial Property Sellers will use such payment to retire in full, as of the date of the Company's closing of such purchase, the Affiliates' Acquisition Debt relating to Merchants Square) and (ii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of Merchants Square. Thereafter, assuming there are additional Net Proceeds of the Offering, as to those other Initial Properties acquired, if any, the Company will use a portion of the Net Proceeds of the Offering to (i) pay the Initial Property Sellers the difference between their total acquisition costs for the Initial Property being acquired and the balance of the Initial Mortgage Debt relating to the Initial Property being acquired at the time of its acquisition by the Company (and the Initial Property Sellers will use such payment to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial Property being acquired), and (ii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of such other Initial Properties. In addition, the Company will pay IREIC, an Affiliate of TIGI, Organization and Offering Expenses which were advanced by IREIC ($110,000 if only the Minimum Offering is sold and an estimated approximately $14 million if the Maximum Offering is sold). To the extent that there are additional Net Proceeds of the Offering available after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to reduce the Initial Mortgage Debt on the Initial Properties. See "Estimated Use of Proceeds."

    As a result of the foregoing transactions, among other things: (i) the Company will own all the GP Common Units in the Operating Partnership, (ii) the Advisor will own 200 LP Common Units in the Operating Partnership, (iii) the Company will be the General Partner of the Operating Partnership and, as General Partner, will retain management control over the Operating Partnership, (iv) the Advisor will be a Limited Partner in the Operating Partnership and, initially, the only Limited Partner, and (v) the Company, through the Operating Partnership, will acquire and own the Initial Properties.

BENEFITS OF THE UPREIT STRUCTURE

    The benefits of the Company's REIT status and UPREIT structure include the following:

    - ACCESS TO CAPITAL. The Company's structure will, in the Company's judgment, provide it with access to capital for refinancing and growth. Sources of capital include the Shares sold in the Offering and possible future issuances of debt or equity through public offerings or private placements. The anticipated financial strength of the Company should enable it to obtain financing at advantageous rates and on acceptable terms.

    - GROWTH OF THE COMPANY. The Company's structure will allow Stockholders through their ownership of Shares, the Limited Partners through their ownership of LP Common Units, and the holders of Interests, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of Initial Properties, the Company gives Stockholders an interest in all future investments in additional Properties.

    - TAX DEFERRAL. The Operating Partnership structure will provide future Limited Partners who transfer their Properties to the Company the opportunity to defer the tax consequences that would arise from a sale of their Properties and other assets to the Company or to a third party. This will allow the Company to acquire Properties without using its cash and may allow it to acquire Properties that the owner would otherwise be unwilling to sell because of tax considerations.

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS TO UNAFFILIATED
  STOCKHOLDERS

    The potential advantages of the Formation Transactions to unaffiliated Stockholders of the Company include their ability to participate, through ownership in the Company, in the cash flow of the Initial Properties acquired by the Company and all future Property acquisitions and developments by the Company. The potential disadvantages of such transactions to unaffiliated Stockholders of the Company may be several, including the impact of Shares available for future sale, and the lack of arm's-length negotiations to determine the terms of the transfers of certain of the Properties to the Company and the Operating Partnership. See "Risk Factors" and "Conflicts of Interest." See also the general benefits set forth above under "--Benefits of the UPREIT Structure" in this Section.

BENEFITS OF THE FORMATION TRANSACTIONS AND THE OFFERING TO INLAND AND ITS
  AFFILIATES

    TIGI and certain of its Affiliates will receive certain material benefits in connection with the Formation Transactions and the Offering, including the following:

    - Assuming that each LP Common Unit held by the Advisor has a value equal to the initial offering price of a Share and all of the 200 LP Common Units issued in the Formation Transactions to the Advisor are exchanged for Shares, the Advisor would eventually receive 200 Shares for its $2,000 cash contribution to the Operating Partnership, in addition to the 20,000 Shares it purchased from the Company for $200,000. The Advisor initially will be the Limited Partner of the Operating Partnership.

    - Certain TIGI Affiliated Companies will no longer be liable as a general partner of the Property Partnerships that own the Initial Properties and other TIGI Affiliated Companies will be paid approximately $9.4 million of advancements, represented by the Affiliates' Acquisition Debt, of which approximately $1.4 million relates to Merchants Square.

    - As each of the Initial Properties is acquired, the Initial Property Sellers, who are Affiliates of TIGI, will be relieved of principal debt obligations and interest costs relating to that Property. The total of such principal debt obligations, as of the proposed dates of acquisition of the Initial Properties, is expected to be approximately $29.7 million (of which approximately $9.4 million is attributable to the Affilates' Acquisition Debt) and the total of such interest costs is approximately $215,000 per month (of which approximately $39,500 per month relates to Merchants Square). In addition, certain Inland Affiliated Companies will be released from guarantees of certain obligations (not the principal or interest) relating to the Initial Mortgage Debt and approximately $9.4 million of Affiliates' Acquisition Debt.

    - If the Maximum Offering is sold, the Company will pay on behalf of IREIC, or reimburse IREIC for, an estimated approximately $14 million of expenses incurred by or on behalf of the Company in connection with the organization of the Company and for the Offering. In the event only the Minimum Offering is sold, the Company will reimbuse IREIC for only $110,000 of such expenses.

    - Robert D. Parks, an Affiliate of TIGI, and Barry L. Lazarus, who was formerly an Affiliate of TIGI, each have been elected an Affiliated Director of the Company. In addition, Mr. Parks will be Chairman and Chief Executive Officer, and Mr. Lazarus will be President and Chief Operating Officer, of the Company. See "Management--Compensation of Directors and Officers" for the compensation to be paid for such services.

    - The Advisor and the Management Agent will enter into the Advisory Agreement and the Management Agreement, respectively, with the Company, pursuant to which they will receive substantial fees from the Company for their respective advisory and property management services. The Company will have the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the Company for Shares according to a prescribed formula. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" for an explanation of the details of such an acquisition, including how the number of Shares to be received by the Advisor and the Management Agent and/or their respective shareholders will be determined.

    - For serving as the Dealer Manager of the Offering, the Dealer Manager, one of the TIGI Affiliated Companies, will receive cash selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers.

    For further information on the compensation and reimbursement payable to the Advisor, the Management Agent and the Dealer Manager, and on other compensation to be paid to other Affiliates, see "Compensation Table" and "Estimated Use of Proceeds."

                            SELECTED FINANCIAL DATA

    As of the date of this Prospectus, the Company has not yet had any operations. Therefore, it has not had any income, Cash Flow, Funds from Operations, or funds available for Distributions, nor has it declared any Distributions or issued any Shares to public investors. The Company has sold 20,000 Shares to the Advisor for an aggregate purchase price of $200,000, and has contributed the proceeds from that sale to the Operating Partnership, for which the Company acquired 20,000 GP Common Units of the Operating Partnership. The Advisor has also made a capital contribution of $2,000 to the Operating Partnership, for which the Advisor acquired 200 LP Common Units of the Operating Partnership. See "Management's Discussion and Analysis of the Financial Condition of the Company," and the financial statements of the Company and related notes thereto appearing elsewhere in this Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

    1. GENERAL. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders, which may be in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital. Leases representing approximately 44% of the total GLA of the Initial Properties provide for scheduled rent escalations. It is the Company's policy to acquire Properties primarily for income as distinguished from primarily for possible capital gain.

    2. DISTRIBUTIONS. Federal income tax law requires that a REIT distribute annually at least 95% of its REIT Taxable Income. See "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Under certain circumstances, in order to qualify for REIT status the Company may be required to make Distributions in excess of cash available therefor. See "Risk Factors-- Tax Risks--Risks Regarding REIT Qualification and Consequences of the Failure to so Qualify--Risk of Failing to Qualify as a REIT under the Code" and "--Adverse Effects of REIT Minimum Distribution Requirements." For a discussion of the tax treatment of Distributions to holders of Shares, see "Federal Income Tax Considerations--Taxation of Stockholders."

    The Company intends to pay regular quarterly Distributions to its Stockholders. However, the Company reserves the right to pay Distributions on a monthly basis out of Cash Flow, in an amount determined by the Board. The Properties to be owned by the Company are expected to generate sufficient Cash Flow to cover operating expenses of the Company plus pay a quarterly Distribution. Distributions will be at the discretion of the Board. The Company's ability to pay Distributions and the size of these Distributions will depend upon a variety of factors. There can be no assurance that Distributions will be made or that any particular level of Distributions established in the future, if any, will be maintained by the Company.

    To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To avoid fluctuation, the Company may use Cash Flow received during prior periods, or Cash Flow received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and the applicable REIT Requirements. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Quarterly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions monthly, and later switch back to quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT Requirements, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties through the purchase of additional Properties. See "--Sale or Disposition of Properties" in this Section. See "Federal Income Tax Considerations--Taxation of Stockholders" for a discussion of the federal income tax consequences of the receipt of Distributions.

    The Company believes that the foundation for growth in Cash Flow in future years will be from a number of sources, including contractual rent escalations in existing leases, the quality and strategic location of the Initial Properties, the acquisition of additional Properties, the strengthening of the economy in the Company's Primary Geographical Area of Investment, the development of new Retail Centers when market conditions warrant such new development and the knowledge and experience of its senior management team.

    3. TYPES OF INVESTMENTS. The Company was formed to acquire and manage a diversified (by geographical location and by types of Retail Centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant Shopping Centers, or improved with other commercial facilities which provide goods or services. Such real estate will be located mainly in the states east of the Mississippi River in the United States but initially will be focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company will endeavor to acquire multiple Properties within the markets where Properties are acquired to facilitate efficient Property management operations. See "Real Property Investments--General."

    Most of these Properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the Property, as well as base rent payments.

    The Company may also acquire, among other Properties, single-user retail properties located anywhere throughout the United States if they are leased on a Triple-Net Lease Basis by Creditworthy Tenants (as defined below in this paragraph). Such leases are long-term (typically 15 to 25 years, but generally not less than 10 years) and require the lessee to pay a base minimum annual rent with periodic increases. A "Creditworthy Tenant" is defined as a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate of such tenant having a minimum net worth of $10 million. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a Property and lease the Property to the seller thereof. The Company believes that it can draw upon the extensive experience of its executives and employees to create a strategic advantage in competing for future development and acquisition opportunities.

    To provide the Company with a competitive advantage over potential purchasers of Properties who must secure financing, the Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for Shares, LP Units, Interests or a combination thereof. The Company may incur indebtedness to acquire Properties where the Board determines that incurring such indebtedness is in the Company's best interest. In addition, from time to time, the Company intends to acquire certain Properties on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof) and later incur mortgage indebtedness secured by selected or all such Properties if favorable financing terms are available. The proceeds from such loans will be used to acquire additional Properties. See "Borrowing" in paragraph 7 of this Section for a further explanation of borrowing intentions and limitations.

    In some cases, the Company may commit to purchase Properties subject to completion of construction in accordance with terms and conditions specified by the Company. In such cases, the Company will be obligated to purchase the Property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the Property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the Property complies with all plans and specifications. The Company is permitted to construct or develop Properties, and to render certain services in connection with such development or construction, subject to the Company's compliance with the REIT Requirements. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

    Before purchasing a Property, IREA examines and evaluates the potential value of the site, the financial condition and business history of the Property, the demographics of the area in which the Property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a Property for acquisition, IREA requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, since the seller of the Property generally is assuming the operating risk, the price paid for the Property by the Company may be greater than if it was not leased back to the seller. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

    The Advisor and its Affiliates may purchase Properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the Property or any other purpose related to the business of the Company.

    See paragraph 10 of this Section and "Summary of the Organizational Documents--Restrictions on Investments" for certain investment limitations.

    4. ACQUISITION STANDARDS. Through its experience gained through the acquisition of approximately 755 properties by TIGI Affiliated Companies, the Advisor believes IREA and its Affiliates have the ability to identify quality Properties capable of meeting the Company's investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a
Property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the Property is located; (vii) potential for expanding the physical layout of the Property and/or the number of sites; (viii) occupancy and demand by tenants for Properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the Property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

    The Company's Primary Geographical Area of Investment or target acquisition area is the states east of the Mississippi River in the United States. However, the Company will initially focus its Property acquisitions in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. That target area for acquisitions contains a wide range of real estate markets. In general, the Company will seek to acquire Properties in markets with growing or stable, well-diversified local economies. By acquiring a geographically diversified portfolio of Properties, the Company will seek to mitigate the adverse effects which could result from an economic downturn in any single regional market. Also, acquiring multiple Properties within the markets where Properties are acquired should facilitate efficient Property management operations.

    The following information under this "Acquisition Standards" section is from 1998 MSA PROFILE, METROPOLITAN AREA FORECASTS TO 2020, a publication of Woods & Poole Economics, Inc. ("Woods & Poole"), a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Woods & Poole does not guarantee the accuracy of its data, analysis, forecasts and projections, and notes that forecasts and projections are uncertain and future data may differ substantially from the forecasts and projections. Woods & Poole's definition of the Southeast includes those states falling within the Company's initial target acquisition area (Florida, Georgia, North Carolina and South Carolina) as well as many southeastern states not included in the Company's initial target acquisition area.

    Woods & Poole expects: (i) the rate of increase in population, jobs, retail sales and per capita income in the Southeast region of the United States will exceed that of the nation as a whole through the year 2020; (ii) most of the employment growth will be centered in Florida, North Carolina and Georgia; (iii) the Southeast to create 14.1 million jobs from 1995 to 2020, and the population of the region to increase by 19.1 million people; (iv) the population of Florida to grow at an average annual rate of 1.5% from 1996 to 2020, a slowdown from the 1970 to 1996 growth of 2.9%, but twice the national average, and the fourth fastest projected rate for any state; and (v) the Atlanta, Georgia Metropolitan Statistical Area ("MSA") to generate more jobs than any other MSA in the Southeast over the next two decades, and total employment in Atlanta to increase from 2.2 million in 1995 to 3.4 million in 2020, the second largest gain projected for any MSA in the nation.

    The following table, excerpted from Woods & Poole's data, shows projections for the years 1995-2020 for the United States, the Southeast region and for selected metropolitan areas in the Southeast where the Company may acquire Retail Centers. All earnings, personal income and retail sales data are presented in inflation-adjusted 1992 "constant" dollars.

                                                           ANNUAL                                                   TOTAL %
                                                         POPULATION       ANNUAL JOB       TOTAL % GROWTH         GROWTH PER
                                                         GROWTH RATE      GROWTH RATE       RETAIL SALES         CAPITA INCOME
                                                       ---------------  ---------------  -------------------  -------------------
United States........................................          0.82%            1.15%                49%                  37%
Southeast............................................          1.06%            1.35%                58%                  40%
Atlanta, GA..........................................          1.60%            1.63%                76%                  35%
Naples, FL...........................................          1.97%            2.17%                98%                  48%
Orlando, FL..........................................          2.42%            2.28%               119%                  39%
Sarasota/Bradenton, FL...............................          1.84%            2.23%                84%                  52%
Tampa/St. Petersburg/Clearwater, FL..................          1.49%            1.72%                70%                  49%

    5. DESCRIPTION OF LEASES. When spaces become vacant or existing leases expire, the Company anticipates entering into "net" leases which require lessees to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the Properties, as well as base rent payments. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the lessee. By contrast, smaller tenant leases typically have three- to five-year terms.

    Leases entered into on a Triple Net Lease Basis generally have a term of 15 to 25 years (typically not less than 10 years). In addition, the Creditworthy Tenant of a lease on a Triple Net Lease Basis is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the Property in which it is a tenant. The third-party liability coverage insures, among others, the Company, Advisor and the Management Agent. Typically, each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents thereof. All such insurance must be approved by the Management Agent. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

    In connection with sale and leaseback transactions, the tenant, which is a Creditworthy Tenant, is responsible for paying a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building. In addition to the base rent, such tenants are generally responsible for the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    6. PROPERTY ACQUISITION. The Company, through the Operating Partnership, anticipates acquiring fee interests in Properties, although other methods of acquiring a Property may be utilized if it is deemed to be advantageous to the Company. For example, the Company, through the Operating Partnership, may acquire Properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use separate Property Partnerships or limited liability companies to acquire a Property. Such Property Partnerships or limited liability companies will be formed solely for the purpose of acquiring a Property or Properties. See "--Joint Ventures" in this Section and "Federal Income Tax Considerations--Taxation of the Company--Ownership of a Partnership Interest" and "--Ownership of a Qualified REIT Subsidiary."

    The Company has rights to acquire three Retail Centers, being the Initial Properties, all of which are intended to be acquired from Affiliates who purchased the Properties from unaffiliated third parties on behalf of the Company. The prices to be paid for each of these Initial Properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a Property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate. However, the price to the Company may be greater than such cost if a substantial justification for the excess exists and such excess is reasonable. The Company's policy currently provides that in no event may the cost of the asset to the Company exceed its appraised value at the time of the acquisition of the Property by the Company. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Initial Properties as being fair and reasonable to the Company, which Initial Properties will be purchased at a price to the Company not in excess of the Affiliate's acquisition cost thereof. There can be no assurance, however, that the prices paid to the Affiliates for the Initial Properties or for future acquisitions of Properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

    If remodeling is required prior to the purchase of a Property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a Property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

    7. BORROWING. Generally, the Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire Properties. With respect to Properties purchased on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof), the Company may later incur mortgage indebtedness by obtaining loans secured by selected Properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially, the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.

    If the Company does incur indebtedness secured by its Properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the Property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment or provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one Property. Any mortgages secured by a Property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

    See "Summary of the Organizational Documents--Restrictions on Borrowing."

    8. SALE OR DISPOSITION OF PROPERTIES. The Board will determine whether a particular Property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company.

    In general, the Company intends to hold its Properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally intends to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties into additional Properties or use these proceeds to fund maintenance or repair of existing Properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new Properties is to increase the real estate assets owned by the Company, and the Company's Net Income, which the Board believes will enhance the Company's chances of having the Company's Shares traded in a public trading market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company's Properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of Properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's Shares on a national stock exchange or including the Shares for quotation on a national market system and compliance with the REIT Requirements. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its Properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the Shares, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents-- Dissolution or Termination of the Company."

    In selling a Property, the Company generally intends to seek to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the Property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be available for Distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

    9. CHANGE IN INVESTMENT OBJECTIVES AND POLICIES. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board may not, however, make any material changes regarding the restrictions on investments set forth in the Articles without amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares. See "Summary of the Organizational Documents--Restrictions on Investments."

    10. CERTAIN INVESTMENT LIMITATIONS. The Company will not: (i) invest more than 10% of its total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable Shares; (iv) issue Shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents--Restrictions on Investments" for additional investment limitations.

    The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

    The Company has no plans to invest any proceeds from the Offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

    11. APPRAISALS. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the Property. The Company's policy currently provides that the purchase price of each Property will not exceed its appraised value at the time of acquisition of the Property by the Company. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.

    12. RETURN OF UNINVESTED PROCEEDS. In the event the Minimum Offering is not sold within six months from the original effective date of this Prospectus, all funds received from subscribers will be promptly returned to them, together with interest earned thereon. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) 24 months from the original effective date of this Prospectus; or (ii) 12 months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and, in addition to acquiring Properties, may be used for, among other purposes, (a) to fund expenses incurred to operate the Properties which have been acquired, (b) to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement,
(c) to pay the Advisor its compensation under the Advisory Agreement, and (d) to pay the Management Agent its Property Management Fee under the Management Agreement; except however, if the Minimum Offering is sold within the prescribed time period and the Escrow Agent releases the proceeds from such sales to the Company, such proceeds will be used to acquire Merchants Square. See "Estimated Use of Proceeds," "Plan of Distribution--Escrow Conditions" and "Real Property Investments." Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

    13. ADDITIONAL OFFERINGS AND EXCHANGE LISTING. The Company anticipates that within five years from the date of this Prospectus, the Board will determine (i) when, and if, to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided that the Company meets the then applicable listing requirements; and/or
(ii) whether to commence subsequent offerings after completion of this Offering. The Company believes that an exchange listing or inclusion of the Shares in a national market system may allow the Company to increase its size, portfolio diversity, Stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. However, there is no assurance that such listing or inclusion will ever occur. If listing of the Shares or their inclusion in a national market system is not feasible within five years from the date of this Prospectus, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.

    14. JOINT VENTURES. The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

    The Company is also permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a Property. The general partnership or joint venture agreement for such investments will provide that the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the Property; provided however, that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. Once the Company owns, directly or indirectly, 100% of the ownership interests in such general partnership or joint venture entity, the Company will determine whether the continued existence of that entity is necessary. For example, the Company may determine to continue the existence of the entity in order to minimize expenses or to meet lender requirements.

    Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise any right of first refusal.

    In addition, the Company may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, the Company may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

    The Company is unable to estimate the proportion of its assets that may be invested in joint venture interests.

    15. CONSTRUCTION AND DEVELOPMENT ACTIVITIES. From time to time, the Company may attempt to enhance certain investment opportunities by undertaking construction and development activities and rendering services in connection therewith. The Advisor has advised the Company that, in its view, the Company may be able to reduce overall purchase costs if the Company were to undertake construction and development rather than merely being limited to purchasing Properties subject to completion of construction by a third party. Although the construction and development activities would expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation, the Company nevertheless has concluded that its investment prospects would be enhanced by permitting it to engage in construction and development activities so long as such activities did not cause the Company to lose its status as a REIT under the Code. To comply with the REIT Requirements, and until the Service changes its pronouncements with regard thereto, the Company intends to limit its construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations. The Company will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

    16. OTHER POLICIES. In determining whether to purchase a particular Property, the Company may first obtain an option to purchase the Property. The amount paid for the option, if any, usually would be surrendered if the Property was not purchased and normally would be credited against the purchase price if the Property was purchased.

    The Company does not intend to invest in any primarily (i) single family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands;
(viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers (which are defined to mean generally shopping centers that provide for an extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities; are built around three or more full-line department stores of generally not less than 100,000 square feet each; and have GLA ranging from 600,000 to more than 1,500,000 square feet); provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one Property.

    The Company holds all funds, pending investment in Properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax
Considerations--Taxation of the Company--REIT Qualification Tests."

    The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the in-kind property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.

    Although the Company's Organizational Documents (its Articles and Bylaws) do not prohibit the following, the Company has no current plans to (i) make loans, other than through the possible purchase of any publicly distributed bonds or other debt securities, to any other Persons; (ii) underwrite the securities of other issuers; (iii) invest in real estate mortgages; (iv) invest any of its assets in the securities of, or interests in, other Persons engaged in real estate activities; or (v) invest the proceeds of the Offering, other than on a temporary basis, in non-real estate related investments. It is possible that the Company would change such current plans as to the activities described in clauses (iii) and (iv) if the Board determines that it would be in the best interests of the Stockholders to engage in any such transactions.

    Although the Company is authorized to issue senior securities, it has no current plans to do so. See "Description of Securities--Preferred Stock," "--Issuance of Additional Securities and Debt Instruments," and "--Restrictions on Issuance of Certain Securities."

                           REAL PROPERTY INVESTMENTS

GENERAL

    The Company intends to acquire and manage a diversified (by geographical location and by types of Retail Centers) portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers that are (a) leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leaseable area ("GLA") ranging from 10,000 to 100,000 square feet (a "Neighborhood Center"), or (b) leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet (a "Community Center"), but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a "Retail Center"). See the "Glossary" for more expansive definitions of "Neighborhood Center," "Community Center," and "Retail Center."

    The Retail Centers will be located mainly in the states east of the Mississippi River in the United States (the Company's "Primary Geographical Area of Investment"). It is anticipated that the Company will initially focus on acquiring Properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company will endeavor to acquire multiple Properties within those markets where Property acquisitions are made to facilitate efficient Property management operations. The Company may also acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are leased on a basis pursuant to which a Creditworthy Tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease Basis"), including such Properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment"). The Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment are collectively referred to as the "Company's Primary Property Investments."

    The Company does not intend to invest in any primarily (i) single-family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands;
(viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers; provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. Subject to compliance with the REIT Requirements, the Company may undertake certain construction and development activities and render services in connection therewith.

    The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the Net Proceeds of the Offering in any one Property.

    Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, as described above in this "--General" section, is referred to as a "Property" and all of such properties are collectively referred to as the "Properties."

    See "Investment Objectives and Policies" generally pertaining to the types of Properties that the Company intends to acquire and its policies relating to the maintenance, operation and disposition thereof.

INSURANCE COVERAGE ON PROPERTIES

    The Company intends to carry comprehensive general liability coverage and umbrella liability coverage on all of its Properties with limits of liability which the Company deems adequate to insure against liability claims and provide for the costs of defense. Similarly, the Company intends to be insured against the risk of direct physical damage in amounts the Company estimates to be adequate to reimburse the Company on a replacement cost basis for costs incurred to repair or rebuild each Property, including loss of rental income during the reconstruction period. In addition, the Company intends to insure its Properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of Management Agreement for each Property specifically provides for the Company to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood (if appropriate) and boiler (if appropriate) insurance. The cost of such insurance is passed through to tenants whenever possible.

INITIAL PROPERTIES

    The Company has rights to acquire three Retail Centers, being the Initial Properties, of which two are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, intends, subject to certain conditions, to acquire the Initial

Properties from Affiliates of the Advisor. If the Minimum Offering is sold, the Merchants Square Shopping Center ("Merchants Square"), one of the Initial Properties, will be the first Property purchased with the proceeds from the Minimum Offering. Although the Company presently intends to acquire the other Initial Properties, it is not obligated to do so. The Company may not purchase those Properties if it (i) determines that it is not in the best interests of the Company to purchase any or all of those Properties due to market conditions or tenancy matters at the time funds are available for such purchases, or (ii) locates other Properties which the Company determines to be more suitable for investment at the time. The Affiliates, who purchased the Initial Properties from unaffiliated third parties on behalf of the Company, incurred financing costs with other Affiliates in order to pay the purchase price to the sellers of those Properties. When the Company has cash available to purchase Properties free and clear of indebtedness, it can avoid paying the added expense of financing costs paid to Affiliates that is part of the purchase price which will be payable by the Company to acquire the Initial Properties. The Company's rights to acquire Merchants Square, Lake Olympia Square and Lake Walden Square terminate on the first to occur of: (i) February 1, 2002 or (ii) a date which is one year following the termination of this Offering.

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed. The Initial Properties will be subject to competition from similar Retail Centers within their market areas, and their economic performance could be affected by changes in local economic conditions.

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of September 30, 1998, approximately 42% of the leases for the Initial Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 25% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 17% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of September 30, 1998, approximately 38% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn-Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of September 30, 1998, the 10 largest tenants (based upon Annualized Net Rent) in the Initial Properties had leased their space (or other space in the Initial Properties) for an average of 14.5 years, and accounted for 66% of Annualized Net Rent.

    As will be the Company's policy with regard to the acquisition of any Property, the Company will have received an appraisal of the fair market value of each Initial Property prior to acquiring it. The purchase price of each of the Initial Properties does not exceed its last appraised value and will not exceed its appraised value as of when the Company acquires the Property. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases for each of the Initial Properties vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

    Prior to the purchase of the Initial Properties, a majority of the Directors, including a majority of the Independent Directors, will approve these acquisitions as being fair and reasonable to the Company and at a purchase price to the Company which does not exceed the appraised value of each Initial Property at the time of the Company's acquisition thereof. Of the Initial Properties, and assuming no other Properties were acquired by the Company, each of the Initial Properties would account for more than 10% of the book value of the Company's total assets or expected gross revenues for the Company's first fiscal year to end December 31, 1999.

    The following tables describe the Company's Initial Properties and tenants at those Properties:

                                  PROPERTY MIX
                            (AT SEPTEMBER 30, 1998)

                                                                      % OF TOTAL                      % OF TOTAL BASE
                                                        GROSS         GLA OF ALL       ANNUALIZED    RENTAL REVENUE OF
                                                    LEASABLE AREA       INITIAL       BASE RENTAL       ALL INITIAL
                                        NUMBER        (SQ. FT.)       PROPERTIES        REVENUE         PROPERTIES
                                     -------------  -------------  -----------------  ------------  -------------------
Neighborhood Centers...............            2        160,625            38.54%     $  1,418,704           49.07%
Community Center...................            1        256,155            61.46%     $  1,472,216           50.93%
                                               -
                                                    -------------         ------      ------------          ------
                                               3        416,780           100.00%     $  2,890,920          100.00%
                                               -
                                               -
                                                    -------------         ------      ------------          ------
                                                    -------------         ------      ------------          ------

                                                                                     PERCENT OF
                                                                           GROSS      TOTAL GLA
                                PROPOSED DATE  AFFILIATES'               LEASABLE      OF ALL      PERCENT OF    ANNUALIZED
                                     OF        ACQUISITION     YEAR      AREA (SQ.     INITIAL    GLA LEASED AS  BASE RENTAL
PROPERTY                        ACQUISITION(1)   COST(2)       BUILT       FT.)      PROPERTIES    OF 9/30/98    REVENUE(3)
- ------------------------------  -------------  ------------  ---------  -----------  -----------  -------------  -----------
NEIGHBORHOOD CENTERS:
Merchants Square Shopping
  Center
  Zephyrhills, Florida........      6/99       $  5,714,401    1993         74,849        17.96%          100%   $   586,858

Lake Olympia Square
  Ocoee, Florida..............      8/99          9,710,136    1995         85,776        20.58%           95%       831,846

COMMUNITY CENTER:
Lake Walden Square
  Plant City, Florida.........      9/99         14,528,757    1992                                        90%
                                               ------------
                                                                           256,155        61.46%                   1,472,216
                                                                        -----------  -----------                 -----------
                                               $ 29,953,294                416,780       100.00%                 $ 2,890,920
                                               ------------             -----------  -----------                 -----------
                                               ------------             -----------  -----------                 -----------

                                NUMBER OF
                                TENANTS AS        MAJOR
PROPERTY                        OF 9/30/98      TENANTS(4)
- ------------------------------  ----------  ------------------
NEIGHBORHOOD CENTERS:
Merchants Square Shopping
  Center
  Zephyrhills, Florida........      13      Kash N' Karry
                                            Fashion Bug
Lake Olympia Square
  Ocoee, Florida..............      17      Winn-Dixie
                                            Tutor Time Child
                                            Care Systems
COMMUNITY CENTER:
Lake Walden Square
  Plant City, Florida.........      27
                                            Kash N' Karry
                                            K-Mart
                                            Carmike Cinemas

- ------------------------

(1) Assumes that sufficient proceeds from the Minimum Offering and the Maximum Offering will be available by the dates shown, and if not, they will be acquired as soon thereafter as practicable when sufficient proceeds from the Offering are available; subject however, to the conditions specified above in the first paragraph under "--Initial Properties" in this Section.

(2) The "Affiliates' Acquisition Cost" for the Initial Properties consists of the purchase prices paid, plus any Acquisition Expenses and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties.

(3) Annualized Base Rental Revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.

(4) Major Tenants only include tenants leasing more than 10% of the gross leasable area of the Property.

    As shown by the above table, the acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $30 million (the "Affiliates' Acquisition Cost"). The Initial Properties were subject to aggregate mortgage debt of approximately $20.6 million as of the acquisition of the Initial Properties by the Initial Property Sellers (the "Initial Mortgage Debt").

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt") to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt, of which approximately $1.4 million was attributable to Merchants Square.

    When the Initial Properties are acquired by the Company, they will be subject to an expected unpaid Initial Mortgage Debt (depending on when each acquisition occurs) of approximately $20.3 million (of which approximately $4.3 million will be attributable to Merchants Square), leaving approximately $9.4 million to be paid in cash by the Company from the Net Proceeds of the Offering to acquire the Initial Properties, approximately $1.4 million of which is to be paid to acquire Merchants Square. The Company's approximate $9.4 million cash payment to the Initial Property Sellers will be used by the Initial Property Sellers to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to the Initial Property acquired. In addition, Net Proceeds of the Offering will be used to pay Acquisition Expenses and to establish working capital reserves related to the acquisition of the Initial Properties. See "Additional Information Regarding the Initial Properties" for a fuller discussion of the formulation of the purchase prices to be paid for the Initial Properties and the outstanding indebtedness relating to the Initial Properties.

    The Company will not be paying or assuming any debt incurred by Affiliates for operational purposes. In addition, the Company will not be paying for any expenses paid or incurred by the Initial Property Sellers during the period of time the Initial Properties are owned by the Initial Property Sellers for management and operation of the Initial Properties or for servicing the related debt (E.G., interest payments on loans) represented by the Initial Mortgage Debt and the Affiliates' Acquisition Debt. Also, the Company will not be receiving any of the cash flow from the Initial Properties, nor will the Company reimburse the Initial Property Sellers for any negative cash flow of the Initial Properties, during the period of time when the Initial Properties are owned by the Initial Property Sellers.

TENANTS

    The following table sets forth, at September 30, 1998, information regarding space leased at the Initial Properties, which, in each case, individually account for more than 1% of the 1998 total Annualized Base Rental Revenues from all of the Initial Properties.

                                                                                                              PERCENT OF
                                                                                 PERCENT OF                    AGGREGATE
                                                                                TOTAL GLA OF    ANNUALIZED    ANNUALIZED
                                                    TOTAL NUMBER OF  GLA (SQ.    ALL INITIAL   BASE RENTAL    BASE RENTAL
LESSEE                                                  STORES         FT.)      PROPERTIES     REVENUE(1)      REVENUE
- --------------------------------------------------  ---------------  ---------  -------------  ------------  -------------
Lake Olympia Dental...............................             1         1,800         0.43%   $     33,738         1.17%
Tampa Tribune.....................................             1         6,277         1.51%         31,385         1.09%
Cici's Pizza......................................             1         3,605         0.86%         39,294         1.36%
Dollar Tree.......................................             2        10,120         2.43%         71,092         2.46%
Home Choice.......................................             1         4,000         0.96%         32,000         1.11%
Froggers..........................................             1         6,000         1.44%        115,175         3.98%
Curtis Mathes Home Entertainment..................             1         3,084         0.74%         33,369         1.15%
K-Mart............................................             1        91,266        21.90%        383,317        13.26%
Fashion Bug.......................................             1         9,040         2.17%         72,320         2.50%
Movie Gallery.....................................             1         5,000         1.20%         61,250         2.12%
AAMCO Transmissions...............................             1         4,800         1.15%         34,800         1.20%
Hao-Hao Chinese Restaurant........................             1         3,120         0.75%         40,560         1.40%
Spec's Music and Movies...........................             1         6,000         1.44%         72,000         2.49%
Tutor Time Child Care Systems.....................             1        10,000         2.40%        120,000         4.15%
Winn-Dixie........................................             1        44,000        10.56%        297,000        10.27%
Kash N' Karry.....................................             2        94,255        22.62%        633,824        21.92%
Carmike Cinemas...................................             1        25,899         6.21%        215,220         7.44%
                                                              --
                                                                     ---------        -----    ------------        -----
                                                              19       328,266        76.60%   $  2,286,344        79.09%
                                                              --
                                                              --
                                                                     ---------        -----    ------------        -----
                                                                     ---------        -----    ------------        -----

- ------------------------

(1) Amounts shown reflect 1998 Annualized Base Rental Revenue. Annualized Base Rental Revenue excludes: (a) percentage rents; (b) additional charges paid for by tenants including common area maintenance, real estate taxes and other expense requirements; and (c) future contractual rent escalations. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12. See the separate description of each of the Initial Properties below in this Section under "--Additional Information Regarding the Initial Properties" for (i) the names of (a) each tenant that leases more than 10% of the GLA of each of the Initial Properties and (b) each of the tenants of each of the Initial Properties, irrespective of the amount of space leased, and (ii) certain information regarding the lease of each tenant.

TENANT LEASE EXPIRATIONS

    The following table sets forth certain information regarding tenant lease expirations for the next 10 years at the Initial Properties, assuming that no renewal options are exercised.

                                                                                                       PERCENT OF
                                                                                       AVERAGE BASE       TOTAL       PERCENT OF
                                                                                         RENT PER      PROPERTIES     ANNUAL BASE
                                                           ANNUAL BASE                  SQUARE FOOT        GLA           RENT
                                                             RENT OF                       UNDER       REPRESENTED    REPRESENTED
                             NUMBER OF   APPROX. GLA OF     EXPIRING     TOTAL ANNUAL    EXPIRING      BY EXPIRING    BY EXPIRING
                               LEASES    EXPIRING LEASES     LEASES      BASE RENT(1)     LEASES         LEASES         LEASES
  YEAR ENDING DECEMBER 31     EXPIRING      (SQ. FT.)          ($)           ($)            ($)            (%)            (%)
       -------------         ----------  ---------------  -------------  ------------  -------------  -------------  -------------
1998.......................      1              2,950           21,240     2,890,920          7.20           0.71           0.73
1999.......................      7              8,017           94,677     2,878,751         11.81           1.92           3.29
2000.......................      11            21,070          217,479     2,780,138         10.32           5.06           7.82
2001.......................      11            22,391          272,601     2,611,207         12.17           5.37          10.44
2002.......................      6             20,692          195,504     2,355,332          9.45           4.96           8.30
2003.......................      9             22,764          207,319     2,166,022          9.11           5.46           9.57
2004.......................      1              9,040           72,320     1,958,703          8.00           2.17           3.69
2005.......................      2              3,100           45,900     1,886,383         14.81           0.74           2.43
2006.......................      2              7,260          134,909     1,840,482         18.58           1.74           7.33
2007.......................      2             35,899          348,170     1,705,573          9.70           8.61          20.41

- ------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12.

            ADDITIONAL INFORMATION REGARDING THE INITIAL PROPERTIES
             MERCHANTS SQUARE SHOPPING CENTER, ZEPHYRHILLS, FLORIDA

    The Company has identified and intends to acquire the Merchants Square Shopping Center ("Merchants Square") by acquiring the interests of Inland Southeast Merchants Square Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Merchants Square Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnership known as Inland Southeast Merchants Square Limited Partnership (the "Merchants Square Property Partnership"). The Merchants Square Property Partnership owns the entire fee simple interest in Merchants Square, which is a Neighborhood Center located at the intersection of U.S. 301 North and Pretty Pond Road in Zephyrhills, Florida. Zephyrhills is located 25 miles north of Tampa, Florida city limits.

    The Merchants Square Property Partnership purchased Merchants Square on October 9, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following tables describe the formulation of the purchase price to be paid by the Company for the interests of the Merchants Square Affiliated Partners in the Merchants Square Property Partnership. By acquiring 100% of the interests in the Merchants Square Property Partnership, the Company is in effect assuming the first mortgage debt and acquiring Merchants Square.

    ACQUISITION OF MERCHANTS SQUARE BY MERCHANTS SQUARE PROPERTY PARTNERSHIP

Purchase price paid by Merchants Square Property Partnership....  $5,600,000
Acquisition costs paid to third parties.........................     31,693
Financing costs paid to Affiliate...............................     37,073
Financing costs paid to third parties...........................     45,635
                                                                  ---------
Total Affiliates' Acquisition Cost..............................  $5,714,401(1)
                                                                  ---------
                                                                  ---------

- ------------------------

(1) The Merchants Square Property Partnership acquired Merchants Square for $5,714,401 plus prorations. This purchase was financed through first mortgage debt of $4,300,000 at the date of acquisition and certain Affiliates' Acquisition Debt ("Acquisition Debt"). This Acquisition Debt was evidenced by an installment note in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Merchants Square Affiliated Partners. This Acquisition Debt is payable at an interest rate of 10.9% per annum with a final balloon payment of the principal and all interest due October 8, 1999. The entire balance is prepayable in whole, or in part, at any time without penalty.

    ACQUISITION OF MERCHANTS SQUARE BY THE COMPANY

                                                                     ESTIMATED     ESTIMATED
                                                                     BALANCES       BALANCES
                                                                       AS OF         AS OF
                                                                   SEPTEMBER 30,    JUNE 30,
                                                                       1998         1999 (1)
                                                                   -------------  ------------
Total Affiliates' Acquisition Cost...............................   $ 5,714,401   $  5,714,401

Less:
  First mortgage debt at date of acquisition of Merchants Square
    Property Partnership.........................................     4,300,000      4,300,000
  Amortization of first mortgage debt............................       --             (22,762)
                                                                   -------------  ------------

  Balance of assumed first mortgage debt.........................     4,300,000      4,277,238

Security deposits assumed........................................         7,087          7,087
                                                                   -------------  ------------
Estimated cash amount due to Merchants Square Affiliated Partners in conjunction with the acquisition of Merchants Square by the
 Company.........................................................   $ 1,407,314   $  1,430,076
                                                                   -------------  ------------
                                                                   -------------  ------------

- ------------------------

(1) Presented as of June 30, 1999, the proposed date of acquisition by the Company.

    Merchants Square was built in 1993 and is a one-story multi-user retail facility aggregating 74,849 leasable square feet. As of September 30, 1998, Merchants Square was 100% leased. In evaluating Merchants Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Merchants Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The Company believes that Merchants Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Merchants Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

    The table below sets forth certain information with respect to the occupancy rate at Merchants Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                                                 OCCUPANCY RATE
                                                                      AS OF             EFFECTIVE
                                                                  DECEMBER 31,        ANNUAL RENTAL
YEAR ENDING                                                       OF EACH YEAR       PER SQUARE FT.
DECEMBER 31,                                                           (%)                 ($)
- -------------------------------------------------------------  -------------------  -----------------
1997.........................................................             100                7.46
1996.........................................................             100                7.36
1995.........................................................             100                7.58
1994.........................................................             100                7.56
1993.........................................................             100                4.43*

- ------------------------

*   Merchants Square was constructed in 1993.

    Two tenants lease more than 10% of the total gross leasable area of the
Property: Kash N' Karry, a supermarket and Fashion Bug, a clothing store. The leases require the payment of base annual rent, payable monthly as follows:

                                                                              BASE RENT
                                                                             PER SQUARE
                                                  APPROX.     % OF TOTAL      FOOT PER           LEASE TERM
                                                GLA LEASED      GLA OF          ANNUM      ----------------------
LESSEE                                           (SQ. FT.)   THE PROPERTY        ($)        BEGINNING      TO
- ----------------------------------------------  -----------  -------------  -------------  -----------  ---------
Kash N' Karry.................................      47,955         64.07        6.70       Currently     05/27/13
    Options (1)...............................                                  6.70       05/28/13      05/27/43

Fashion Bug...................................       9,040         12.08        8.00       Currently     01/31/04
    Options (2)...............................                              8.50 to 9.50   02/01/04      01/31/19

- ------------------------

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are three successive five-year renewal options. The base rent per square foot increases $.50 per square foot for each option.

    For federal income tax purposes, the Company's depreciable basis in Merchants Square will be approximately $4,350,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $97,147.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    On September 30, 1998, a total of 74,849 square feet was leased to 13 tenants at Merchants Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood
Center:

                                                                                                CURRENT       RENT PER
                                                          APPROX.                                ANNUAL        SQUARE
                                                        GLA LEASED     LEASE      RENEWAL       RENT (1)        FOOT
LESSEE                                                   (SQ. FT.)     ENDS       OPTIONS         ($)            ($)
- ------------------------------------------------------  -----------  ---------  -----------  --------------  -----------
Kash N' Karry.........................................      47,955       05/13     6/5 yr.        321,299          6.70
Fashion Bug...........................................       9,040       01/04     3/5 yr.         72,320          8.00
Dollar Tree...........................................       3,320       06/00     4/4 yr.         33,001          9.94
Payless Shoe Source...................................       2,800       03/03     2/5 yr.         26,600          9.50
Beef O'Bradys.........................................       2,030       06/99     1/3 yr.         21,883         10.78
L.G. Edwards Insurance................................       2,000       05/03      --             23,500         11.75
Sally Beauty Supply...................................       1,600       04/03      --             17,600         11.00
Cuts, Curls & Color...................................       1,200       05/99      --             15,108         12.59
Dr. Baldridge.........................................       1,120       07/03     2/5 yr.         14,112         12.60
Postal Zone...........................................       1,197       01/01     2/3 yr.         11,970         10.00
Concire Centers.......................................       1,009       04/99     1/2 yr.         11,351         11.25
Nabers Jewelers.......................................       1,000       04/99      --             12,600         12.60
Bingham Realty........................................         578       04/99     1/2 yr.          5,514          9.54

- ------------------------

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Kash N' Karry, Fashion Bug, Dollar Tree, Payless Shoe Source, Beef O'Bradys, Sally Beauty Supply, Cuts, Curls & Color, Postal Zone and Nabers Jewelers pay, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                                                         AVERAGE BASE    PERCENT OF
                                                                                           RENT PER         TOTAL
                                                                                TOTAL     SQUARE FOOT     BUILDING
                                                   APPROX. GLA    BASE RENT    ANNUAL        UNDER       REPRESENTED
                                     NUMBER OF     OF EXPIRING   OF EXPIRING  BASE RENT    EXPIRING      BY EXPIRING
                                      LEASES       LEASES (SQ.     LEASES        (1)        LEASES         LEASES
YEAR ENDING DECEMBER 31,             EXPIRING         FT.)           ($)         ($)          ($)            ($)
- ---------------------------------  -------------  -------------  -----------  ---------  -------------  -------------
1998.............................       --             --            --         586,858       --             --
1999.............................            5          5,817        66,456     586,858        11.42           7.77
2000.............................            1          3,320        33,000     520,401         9.94           4.44
2001.............................            1          1,197        11,970     487,401        10.00           1.60
2002.............................       --             --            --         475,431       --             --
2003.............................            4          7,520        81,812     475,431        10.88          10.05
2004.............................            1          9,040        72,320     393,619         8.00          12.08
2005.............................       --             --            --         321,299       --             --
2006.............................       --             --            --         321,299       --             --
2007.............................       --             --            --         321,299       --             --


                                    PERCENT OF ANNUAL
                                      BASE GLA RENT
                                     REPRESENTED BY
                                     EXPIRING LEASES
YEAR ENDING DECEMBER 31,                   ($)
- ---------------------------------  -------------------
1998.............................          --
1999.............................           11.32
2000.............................            6.34
2001.............................            2.46
2002.............................          --
2003.............................           17.21
2004.............................           18.37
2005.............................          --
2006.............................          --
2007.............................          --

- ------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates at the time of releasing.

    Merchants Square Property Partnership owns fee simple title to Merchants Square subject to a first mortgage and security agreement (the "Mortgage") in favor of First Union National Bank (the "Bank") and subject to an assignment of rents and leases, both securing an indebtedness evidenced by a promissory note (the "Note") in favor of the Bank in the amount of $4,300,000 as of October 9, 1998. Interest on the unpaid principal is calculated at the rate of 7.5% per annum, with principal and interest payable in monthly installments of $30,066, and with the unpaid principal balance of $2,061,270 due on November 1, 2008 (the "Maturity Date"). Those items for which the Merchants Square Property Partnership is personally liable under the Note and Mortgage have been indemnified and guaranteed by IREIC, pursuant to an indemnity and guaranty agreement. The Note creates several opportunities for the prepayment of the Note in whole or in part, with or without a prepayment penalty, at various stages throughout the duration of the Note. Unless the prepayment conditions described below are specifically adhered to, the Note may not be prepaid, in whole or in part, at any time, and any amounts accelerated through default are also subject to prepayment penalties.

    The Note may be prepaid in whole, but not in part, without penalty, on any payment date occurring within three months prior to the Maturity Date, provided notice is timely given and all accrued interest and sums are paid. If notice is not timely given, the Bank may assess a prepayment penalty. Partial prepayments are permitted if they result from the Bank's election to apply insurance or condemnation proceeds to reduce the outstanding balance. No prepayment fee is due for such partial prepayments unless the Note is in default.

    The Note also provides for a one-time right, without penalty, to either (i) prepay a portion of the outstanding principal indebtedness or (ii) prepay the entire outstanding principal indebtedness, provided all conditions in the Note are satisfied to the satisfaction of the Bank. To prepay a portion of the balance, proper written notice must be delivered to the Bank, the amount of the prepayment must not result in a loan-to-value ratio of greater than 55% nor less than 25%, such prepayment must occur no later than November 1, 1999, and the loan cannot be in default. If the foregoing conditions for partial prepayment are satisfied, the Bank will reduce the interest rate of the Note to 7.25% per annum for the remaining term of the Note. Only interest shall be payable on each payment date from the prepayment date through November 1, 2003, with principal and interest again payable on each payment date after November 1, 2003, through the Maturity Date based on a 360-month amortization schedule. In order to prepay the entire balance, proper written notice must be delivered to the Bank, a prepayment fee of 2% of the amount being prepaid must be paid to the Bank on or before the prepayment date, such prepayment must occur between September 15, 1999 and November 1, 1999, and the loan cannot be in default.

    Defeasance is the sole option to have the Property released from the lien of the Mortgage. At any time after the earlier of (i) the fourth anniversary of the first payment date of the Note or (ii) the date two years after the startup day, within the meaning of Section 860G(a)(9) of the Internal Revenue Code of a real estate mortgage investment conduit (a "REMIC"), and provided there is no event of default, the Bank will cause the release of the Mortgage as a lien on the Property, provided that proper written notice is given, all accrued and unpaid interest is paid, and an additional sum of money is paid as provided in the Note.

                      LAKE OLYMPIA SQUARE, OCOEE, FLORIDA

    The Company has identified and intends to acquire the Lake Olympia Square Shopping Center ("Lake Olympia Square") by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Lake Olympia Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnerships known as Inland Southeast Lake Olympia Limited Partnership and Inland Southeast Lake Olympia Outparcel Limited Partnership (collectively, the "Lake Olympia Property Partnerships"). The Lake Olympia Property Partnerships collectively own the entire fee simple interest in Lake Olympia Square, which is a Neighborhood Center located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida. Ocoee is located three miles west of the Orlando, Florida city limits.

    The Lake Olympia Property Partnerships purchased Lake Olympia Square on June 24, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company for the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnership. By acquiring 100% of the interests in the Merchants Square Property Partnerships, the Company is in effect assuming the first mortgage debt and acquiring Lake Olympia Square.

Purchase price paid by the Lake Olympia Property
 Partnerships................................................  $9,599,145
Acquisition costs paid to third parties......................     30,168
Financing costs paid to Affiliate............................     53,594
Financing costs paid to third parties........................     27,229
                                                               ---------
Total Affiliates' Acquisition Cost...........................  $9,710,136
Less: Expected unpaid amount of first mortgage debt at the
 time of acquisition by the Company..........................  $5,932,943(1)
                                                               ---------
Amount due to Lake Olympia Affiliated Partners in cash.......  $$3,777,193(1)
                                                               ---------
                                                               ---------

- ------------------------

(1) The unpaid amount of the first mortgage debt at the time of acquisition by the Company may decrease as a result of amortization, depending on when the acquisition occurs. A decrease in the unpaid amount of the first mortgage debt would result in a corresponding increase in the amount due to the Lake Olympia Affiliated Partners in cash. The terms of the first mortgage debt are explained below.

    Lake Olympia Square was built in 1995 and consists of a one-story multi-tenant retail facility aggregating 85,776 leasable square feet and an outparcel adjacent to the shopping center. As of September 30, 1998, Lake Olympia Square was 95% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Olympia Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Lake Olympia Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The Company believes that Lake Olympia Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Lake Olympia Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Olympia Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                            OCCUPANCY RATE AS
                                                   OF              EFFECTIVE
                                              DECEMBER 31,       ANNUAL RENTAL
YEAR ENDING                                   OF EACH YEAR      PER SQUARE FOOT
DECEMBER 31,                                       (%)                ($)
- ------------------------------------------  -----------------  -----------------
1997......................................           98.7              11.03
1996......................................           84.2               4.86
1995......................................           62.3               1.85
1994......................................              *                  *
1993......................................              *                  *

- ------------------------

* Lake Olympia Square was not built until 1995.

    Two tenants lease more than 10% of the total gross leasable area of the
Property: Winn-Dixie, a supermarket, and Tutor Time Child Care Systems, a childcare facility. The leases require the payment of base annual rent, payable monthly as follows:

                                                                                 BASE RENT
                                                                                PER SQUARE
                                                    APPROX. GLA   % OF TOTAL     FOOT PER          LEASE TERM
                                                      LEASED      GLA OF THE       ANNUM     ----------------------
LESSEE                                               (SQ. FT.)     PROPERTY         ($)       BEGINNING      TO
- --------------------------------------------------  -----------  -------------  -----------  -----------  ---------
Winn-Dixie........................................      44,000         49.01         6.75     Currently    6/30/15
    Options(1)....................................                                   6.75      7/1/15      6/30/40

Tutor Time Child Care Systems.....................      10,000         11.14        12.00     Currently    1/31/07
    Options(2)....................................                                  12.00+     2/1/07      1/31/17

- ------------------------

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2) There are two successive five-year renewal options with base rent per square foot per annum increases according to increases in the CPI.

    For federal income tax purposes, the Company's depreciable basis in Lake Olympia Square will be approximately $7,814,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $76,569.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    On September 30, 1998, a total of 81,250 square feet was leased to 17 tenants at Lake Olympia Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Center:

                                                  APPROX. GLA                           CURRENT ANNUAL    RENT PER
                                                  LEASED (SQ.                 RENEWAL      RENT(1)       SQUARE FOOT
LESSEE                                               FT.)       LEASE ENDS    OPTIONS        ($)             ($)
- -----------------------------------------------  -------------  -----------  ---------  --------------  -------------
Winn-Dixie.....................................       44,000       6/15       5/5 yr.        297,000           6.75
Beneficial Finance.............................        1,600       12/05      1/5 yr.         22,400          14.00
Froggers Restaurant............................        6,000       10/06      2/5 yr.        115,175          19.20
Movie Gallery..................................        5,000       8/01       2/3 yr.         61,250          12.25
Preppy Puppy...................................          900       10/01      1/3 yr.         13,500          15.00
Countrywide Home Loans.........................        2,290       10/01      2/3 yr.         28,000          12.23
Lake Olympia Dental............................        1,800       8/00       1/5 yr.         33,738          18.74
First Choice Restaurant........................        1,500       9/05       2/5 yr.         23,500          15.67
Sylvan Learning Center.........................        1,260       10/06      1/5 yr.         19,734          15.66
Mailboxes, Etc.................................        1,200       9/00       1/5 yr.         17,547          14.62
Harrison Chiropractic..........................        1,200       1/02       3/5 yr.         18,000          15.00
First Class Cleaners...........................          900       9/00       2/5 yr.         14,175          15.75
Hair Cuttery...................................          900       9/01       1/5 yr.         14,700          16.33
Tan Bodies & Nails.............................          900       9/00       1/5 yr.         13,160          14.62
Orlando Sentinel...............................          900       11/99      1/5 yr.         14,155          15.73
Allstate Insurance.............................          900       7/00       2/3 yr.         13,500          15.00
Tutor Time Child Care Systems..................       10,000       1/07       2/5 yr.        120,000          12.00
Vacant.........................................        4,526

- ------------------------

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                                                               PERCENT OF       PERCENT OF
                                               ANNUAL BASE                   AVERAGE BASE    TOTAL BUILDING     ANNUAL BASE
                                                 RENT OF                    RENT PER SQUARE  GLA REPRESENTED       RENT
                 NUMBER OF   APPROX. GLA OF     EXPIRING     TOTAL ANNUAL     FOOT UNDER       BY EXPIRING    REPRESENTED BY
YEAR ENDING        LEASES    EXPIRING LEASES     LEASES      BASE RENT(1)   EXPIRING LEASES      LEASES       EXPIRING LEASES
DECEMBER 31,      EXPIRING      (SQ. FT.)          ($)            ($)             ($)              (%)              (%)
- ---------------  ----------  ---------------  -------------  -------------  ---------------  ---------------  ---------------
1998...........      --            --              --            831,846          --               --               --
1999...........      1                900          14,155        840,310           15.73             1.05             1.68
2000...........      5              5,700          79,187        814,731           13.89             1.05             9.72
2001...........      4              9,090         120,650        737,660           13.27            10.60            16.36
2002...........      1              1,200          19,200        617,010           16.00             1.40             3.11
2003...........      --            --              --            597,810          --               --               --
2004...........      --            --              --            597,810          --               --               --
2005...........      2              3,100          45,900        597,810           14.81             3.61             7.68
2006...........      2              7,260         134,909        551,909           18.58             8.46            24.44
2007...........      1             10,000         120,000        417,000           12.00            11.66            28.78

- ------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Lake Olympia Property Partnerships own fee simple title to Lake Olympia Square subject to a first mortgage (the "Mortgage") encumbering the retail parcel only in favor of LaSalle National Bank, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-WF1, as successor (the "Bank"), and subject to a collateral assignment of leases, both securing an indebtedness evidenced by a promissory note (the "Note") in favor of the Bank in the principal amount of $6,200,000. Interest on the unpaid principal of the Note accumulates at the rate of 8.25% per annum. Principal and interest are payable on the first day of each month, beginning with May 1, 1997, in installments of $50,978. The principal balance of the Note was $6,040,532 as of September 30, 1998, and the balance due on April 1, 2007 (the "Maturity Date") will be $4,669,258. At any time after the third anniversary of the date of the Mortgage, March 26, 2000, and upon giving the holder of the Note 30 days prior written notice, the principal amount and accrued interest may be prepaid with a prepayment penalty.

    The Lake Olympia Property Partnerships incurred certain Affiliates' Acquisition Debt evidenced by an installment note (the "Retail Installment Note") in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, which, when incurred, was in the principal amount of $3,481,449. The Retail Installment Note is guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Lake Olympia Affiliated Partners. The Retail Installment Note had a principal balance of $3,339,954, as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on July 1, 2000. Upon each one year anniversary of the Retail Installment Note, a loan fee equal to 1% of the outstanding principal balance is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Retail Installment Note will be paid in full by the Lake Olympia Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnerships.

    The Lake Olympia Property Partnerships also incurred an additional Affiliates' Acquisition Debt evidenced by an installment note in favor of Inland Mortgage Investment Corporation (the "Outparcel Installment Note"), which, when incurred, was in the principal amount of $154,080. The Outparcel Installment
Note is guaranteed by IREIC and secured by financing statements and two pledge and security agreements executed by the Lake Olympia Affiliated Partners. The Outparcel Installment Note had a principal balance of $151,714 as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on July 1, 2000. Upon each one year anniversary of the Outparcel Installment Note, a loan fee equal to 1% of the outstanding principal balance is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Outparcel Installment Note will be paid in full by the Lake Olympia Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Olympia Affiliated Partners in the Lake Olympia Property Partnerships.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                    LAKE WALDEN SQUARE, PLANT CITY, FLORIDA

    The Company has identified and intends to acquire the Lake Walden Square Shopping Center ("Lake Walden Square") by acquiring the interests of Inland Southeast Lake Walden Investment Corporation and Inland Southeast Acquisitions Corp. (collectively, the "Lake Walden Affiliated Partners"), both of which are Affiliates of the Advisor, in the Property Partnership known as Inland Southeast Lake Walden Limited Partnership (the "Lake Walden Property Partnership"). The Lake Walden Property Partnership owns the entire fee simple interest in Lake Walden Square, which is a Community Center located at the northwest intersection of Alexander Road and State Route 39 in Plant City, Florida. Plant City is located 15 miles east of the Tampa, Florida city limits.

    The Lake Walden Property Partnership purchased Lake Walden Square on May 6, 1998, from an unaffiliated third party on behalf of the Company to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company for the interests of the Lake Walden Affiliated Partners in the Lake Walden Property Partnership. By acquiring 100% of the interests in the Lake Walden Property Partnership the Company is in effect assuming the first mortgage debt and acquiring Lake Walden Square.

Purchase price paid by the Lake Walden Property Partnership....  $14,388,000
Acquisition costs paid to Affiliate............................      23,242
Acquisition costs paid to third parties........................      12,992
Financing costs paid to Affiliate..............................      68,760
Financing costs paid to third parties..........................      35,763
                                                                 ----------
Total Affiliates' Acquisition Cost.............................  $14,528,757
Less: Expected unpaid amount of first mortgage debt at the time of acquisition by the Company................................  $10,075,592(1)
                                                                 ----------
Amount due to Lake Walden Affiliated Partners in cash..........  $4,453,165(1)
                                                                 ----------
                                                                 ----------

- ------------------------

(1) The unpaid amount of the first mortgage debt at the time of acquisition by the Company may decrease as a result of amortization, depending on when the acquisition occurs. A decrease in the unpaid amount of the first mortgage debt would result in a corresponding increase in the amount due to the Lake Walden Affiliated Partners in cash. The terms of the first mortgage debt are explained below.

    Lake Walden Square was built in 1992 and consists of two one-story multi-tenant retail facilities aggregating 256,155 leasable square feet and five outparcels adjacent to the shopping center. As of September 30, 1998, Lake Walden Square was 90% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Walden Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The Company believes that Lake Walden Square is well located, has excellent roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Lake Walden Square will be subject to competition from similar Retail Centers within its market area, and its economic performance could be affected by changes in local economic conditions.

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Walden Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                     OCCUPANCY RATE
                                          AS OF            EFFECTIVE
                                      DECEMBER 31,       ANNUAL RENTAL
YEAR ENDING                           OF EACH YEAR      PER SQUARE FOOT
DECEMBER 31,                               (%)                ($)
- ----------------------------------  -----------------  -----------------
1997..............................           84.5               5.89
1996..............................           84.0               6.48
1995..............................           87.0               6.56
1994..............................           90.0               6.68
1993..............................           80.0               5.76

    Three tenants lease more than 10% of the total gross leasable area of the
Property: Kash N' Karry, a supermarket, K-Mart, a discount department store, and Carmike Cinemas, a movie theatre. The leases require the payment of base annual rent, payable monthly as follows:

                                                              BASE RENT
                                               % OF TOTAL    PER SQUARE
                                    APPROX.      GLA OF       FOOT PER           LEASE TERM
                                  GLA LEASED       THE          ANNUM      ----------------------
LESSEE                             (SQ. FT.)    PROPERTY         ($)        BEGINNING      TO
- --------------------------------  -----------  -----------  -------------  -----------  ---------
Kash N' Karry...................      46,300        18.15          6.75     Currently     3/31/12
  Options(1)....................                                   6.75      4/1/12       3/31/42
K-Mart..........................      91,266        35.77          4.20     Currently     3/31/17
  Options(2)....................                                   4.20      4/1/17       5/31/67
Carmike Cinemas.................      25,899        10.15          8.31     Currently     3/31/07
  Option 1......................                                   9.31      4/1/07       3/31/12
  Option 2......................                                   9.81      4/1/12       3/31/17
  Option 3......................                                  10.31      4/1/17       3/31/22

- ------------------------

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are ten successive five-year renewal options at the same base rent per square foot per annum.

    For federal income tax purposes, the Company's depreciable basis in Lake Walden Square will be approximately $10,954,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $169,230.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    On September 30, 1998, a total of 230,210 square feet was leased to 27 tenants at Lake Walden Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Community Center:

                                            APPROX.                                     CURRENT        RENT PER
                                          GLA LEASED                                 ANNUAL RENT(1)   SQUARE FOOT
LESSEE                                     (SQ. FT.)   LEASE ENDS   RENEWAL OPTIONS       ($)             ($)
- ----------------------------------------  -----------  -----------  ---------------  --------------  -------------
Kash N' Karry...........................      46,300      3/12          6/5 yr.           312,525           6.75
K-Mart..................................      91,266      3/17         10/5 yr.           383,317           4.20
Carmike Cinemas.........................      25,899      3/07          3/5 yr.           215,220           8.31
Bookland................................       4,050      9/00            --               25,000           6.17
Amscot Insurance........................       1,400      6/01          1/5 yr.            14,000          10.00
Curtis Mathes Home Entertainment
  Center................................       3,084      6/01            --               33,369          10.82
Mailboxes, Etc..........................       1,120      7/02          1/5 yr.            15,680          14.00
Crescent Jewelers.......................       1,300      8/01          1/5 yr.            14,300          11.00
Queen Nails.............................       1,300      12/99           --               13,520          10.40
Sally Beauty Supply.....................       1,600      2/03            --               16,800          10.50
GTE Phone Mart..........................       2,400      12/00         1/3 yr.            24,600          10.25
Simply Fashions.........................       2,800      5/00            --               24,059           8.59
The Associates..........................       1,600      7/03          1/5 yr.            14,400           9.00
Fantastic Sams..........................       1,200      2/00          1/5 yr.            14,832          12.36
Aamco Transmissions.....................       4,800      7/02          2/5 yr.            34,800           7.25
Domino's Pizza..........................       1,295      3/02          2/5 yr.            10,360           8.00
Spec's Music and Movies.................       6,000      2/02          1/5 yr.            72,000          12.00
Edy's Ice Cream.........................       1,244      10/03         1/5 yr.            14,928          12.00
Dr. Longabach...........................       1,600      9/00          1/3 yr.            16,800          10.50
Hao-Hao Chinese Restaurant..............       3,120      6/01            --               40,560          13.00
U.S. Army...............................       1,600      7/01            --               12,000           7.50
Sam's Mens Shop.........................       2,950      12/98           --               21,240           7.20
Tampa Tribune...........................       6,277      2/02          2/3 yr.            31,385           5.00
Cici's Pizza............................       3,605      7/08          1/5 yr.            39,294          10.90
Dollar Tree.............................       6,800      6/03          2/5 yr.            38,091           5.60
Home Choice.............................       4,000      7/03          1/5 yr.            32,000           8.00
Advance America Cash....................       1,600      11/01         1/3 yr.            16,000          10.00
Vacant..................................      25,945

- ------------------------

(1) Each tenant, with the exception of Bookland and Simply Fashions, also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Kash N' Karry, K-Mart, Crescent Jewelers, Sally Beauty Supply and Simply Fashions pay, as additional rent, a percentage of gross sales in excess of prescribed amounts.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                             AVERAGE BASE                     PERCENT OF
                                                                               RENT PER       PERCENT OF      ANNUAL BASE
                                                ANNUAL BASE                   SQUARE FOOT   TOTAL PROPERTY       RENT
                                  APPROX. GLA     RENT OF                        UNDER        REPRESENTED     REPRESENTED
                   NUMBER OF      OF EXPIRING     EXPIRING    TOTAL ANNUAL     EXPIRING       BY EXPIRING     BY EXPIRING
YEAR ENDING         LEASES          LEASES         LEASES     BASE RENT (1)     LEASES          LEASES          LEASES
DECEMBER 31,       EXPIRING        (SQ. FT.)        ($)            ($)            ($)             (%)             (%)
- --------------  ---------------  -------------  ------------  -------------  -------------  ---------------  -------------
1998..........             1           2,950         21,240      1,472,216          7.20            1.15            1.44
1999..........             1           1,300         14,066      1,451,583         10.82            0.51            0.97
2000..........             5          12,050        105,292      1,445,006          8.74            4.70            7.29
2001..........             6          12,104        139,981      1,386,146         11.56            4.73           10.01
2002..........             5          19,492        176,304      1,262,891          9.04            7.61           13.96
2003..........             5          15,244        125,507      1,092,781          8.23            5.95           11.49
2004..........        --              --             --            967,274        --              --              --
2005..........        --              --             --            967,274        --              --              --
2006..........        --              --             --            967,274        --              --              --
2007..........             1          25,899        228,170        967,274          8.81           10.11           23.59

- ------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Lake Walden Property Partnership owns fee simple title to Lake Walden Square subject to a first mortgage and loan agreement (the "Mortgage") in favor of LaSalle National Bank as custodian or trustee for Amresco Commercial Mortgage Funding L.P., as successor (the "Bank"), and subject to an assignment of leases and rents, an environmental liabilities agreement, and financing statements, all securing an indebtedness evidenced by a promissory note (the "Note"), in favor of the Bank, for a principal sum of $10,250,000. The Note had a principal balance of $10,173,731 as of September 30, 1998, and accumulates interest on unpaid principal at the rate of 7.63% per annum, with principal and interest payable in monthly installments of $72,584.12 and ending on October 1, 2007. The final payment of the principal balance of $8,937,536 and interest accrued thereon will be payable on November 1, 2007 (the "Maturity Date"). The loan cannot be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the fifth loan year. During the fifth loan year, or at anytime thereafter, provided no event of default exists, the Note may be prepaid in whole, but not in part, on any payment date, provided proper notice is given and a prepayment penalty is paid. The Note may also be prepaid in whole without penalty on any payment date during the six months preceding the Maturity Date.

    The Lake Walden Property Partnership incurred certain Affiliates' Acquisition Debt evidenced by an installment note (the "Installment Note") in favor of Inland Mortgage Investment Corporation, an Inland Affiliated Company, which, when incurred, was in the principal amount of $4,287,723. The Installment
Note is guaranteed by IREIC, and secured by financing statements and two pledge and security agreements executed by the Lake Walden Affiliated Partners. The Installment Note had a principal balance of $4,216,579 as of September 30, 1998, and interest only is payable monthly at the rate of 10.9% per annum. A final balloon payment of the principal amount and all interest will be due on April 30, 2000. Upon each one year anniversary of the Installment Note, a loan fee equal to 1% of the outstanding principal is due. The entire balance may be prepaid in whole, or in part, at any time without penalty. The Installment Note will be paid in full by the Lake Walden Affiliated Partners at the time of acquisition by the Company of the interests of the Lake Walden Affiliated Partners in the Lake Walden Property Partnership.

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of the Company as of September 30, 1998 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of the Minimum Offering as if 200,000 Shares were sold and the application of the estimated Net Proceeds therefrom as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition of the Company--Liquidity" and "--Capital Resources."

                                                                                             SEPTEMBER 30, 1998
                                                                                          ------------------------
                                                                                          HISTORICAL   PRO FORMA
                                                                                          ----------  ------------
DEBT:
  Mortgage notes payable................................................................  $        0  $  4,300,000

MINORITY INTEREST IN PARTNERSHIP........................................................       2,000         2,000

STOCKHOLDERS' EQUITY(2):
  Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding..............      --           --
  Common Stock, $.01 par value, 100,000,000 authorized, 20,000 Shares issued and
    outstanding historical; 220,000 Shares issued and outstanding pro forma(1)..........         200         2,200
  Paid-in Capital.......................................................................     199,800     1,897,800
                                                                                          ----------  ------------
    Total stockholders' equity..........................................................     200,000     1,900,000
                                                                                          ----------  ------------
    Total capitalization................................................................  $  202,000  $  6,202,000
                                                                                          ----------  ------------
                                                                                          ----------  ------------

- ------------------------

(1) Does not include 200 Shares reserved for issuance on conversion of 200 outstanding LP Common Units of the Operating Partnership, or Shares issuable upon the exercise of options which may be, but have not been, granted under the Company's Independent Director Stock Option Plan, or Shares issuable upon the exercise of Soliciting Dealer Warrants which may be outstanding if the Minimum Offering is sold.

(2) The Company was originally capitalized in 1998 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 Shares, and through the cash contribution of $2,000 by the Advisor to the Operating Partnership, for which the Advisor received 200 LP Common Units of the Operating Partnership.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE
                       FINANCIAL CONDITION OF THE COMPANY

    Certain statements in this "Management's Discussion and Analysis of the Financial Condition of the Company" and elsewhere in this Prospectus constitute "forward-looking statements". These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed under "Risk Factors" and "Conflicts of Interest."

    As of the date of this Prospectus, the Company has not yet had any operations. The Company intends to utilize the proceeds of this Offering as set forth under "Estimated Use of Proceeds," principally to acquire Properties. The Company's primary business objective will be to enhance the performance and value of its Properties through management strategies designed to meet the needs of an evolving retail marketplace.

LIQUIDITY

    The Net Proceeds of the Offering will provide funds to enable the Company to purchase Properties. It will be the policy of the Company to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination thereof, and to selectively encumber all or certain Properties, if favorable financing terms are available, following acquisition. The proceeds from such loans shall be used to acquire additional Properties to increase cash flow and provide further diversity. The Company has specified three Properties (the "Initial Properties") for acquisition, which Initial Properties will be purchased from an Affiliate. In the event that the Offering is not fully sold, the Company's ability to diversify its investments may be diminished. The Advisor expects that the cash to be generated from operations of the Initial Properties, which the Company intends to acquire if sufficient proceeds are raised in the Offering, will be adequate to pay Total Operating Expenses and provide Distributions to Stockholders.

    Management of the Company will monitor the various qualification tests the Company must meet to maintain its status as a REIT. Large ownership of the Shares is tested upon purchase to determine that no more than 50% in value of the outstanding Shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential purchases of Properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. The Company intends to qualify as a REIT beginning with the year ended December 31, 1999.

RESULTS OF OPERATIONS

    The Advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

INITIAL PROPERTIES

    The Company has rights to acquire three Retail Centers, being the Initial Properties, of which two are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, will, subject to certain conditions, acquire the Initial Properties from Affiliates of the Advisor who purchased the Initial Properties from unaffiliated third parties on behalf of the Company.

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed.

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of September 30, 1998, approximately 42% of the leases for the Initial Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 25% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 17% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of September 30, 1998, approximately 38% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn-Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of September 30, 1998, the 10 largest tenants (based upon Annualized

Net Rent) in the Initial Properties had leased their space (or other space in the Initial Properties) for an average of 14.5 years, and accounted for 66% of Annualized Net Rent.

    The acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $30 million (the "Affiliates' Acquisition Cost"), of which approximately $5.7 million relates to Merchants Square. The Affiliates' Acquisition Cost includes the purchase prices paid, plus any Acquisition Expenses (including expenses for such things as legal, accounting, appraisal, survey, title, engineering reports and environmental audits; however, see the Glossary for a more complete explanation of what are included as Acquisition Expenses) and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties. The Initial Properties were subject to aggregate mortgage debt of approximately $20.6 million as of the acquisition of the Initial Properties by the Initial Property Sellers (the "Initial Mortgage Debt"), of which approximately $4.3 million relates to Merchants Square.

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $9.4 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt"), of which approximately $1.4 million relates to Merchants Square, to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt. As each of the Initial Properties is acquired by the Company, the Initial Property Sellers will use the cash payment received from the Company to retire in full, as of the date of the Company's closing of such purchases, the Affiliates' Acquisition Debt relating to that Initial Property.

    The following is a list of approximate physical occupancy levels for the Initial Properties as of December 31, 1997 and September 30, 1998:

                                                                       PERCENT OF       PERCENT OF
                                                                       GLA LEASED       GLA LEASED
                                                                          AS OF            AS OF
PROPERTY                                                                12/31/97          9/30/98
- -------------------------------------------------------------------  ---------------  ---------------
NEIGHBORHOOD CENTERS:
Merchants Square Shopping Center...................................           100%             100%
  Zephyrhills, Florida

Lake Olympia Square................................................            99%              95%
  Ocoee, Florida

COMMUNITY CENTER:
Lake Walden Square.................................................            84%              90%
  Plant City, Florida

    See "Real Property Investments" for a more detailed description of the Initial Properties.

CAPITAL RESOURCES

    As of the date of this Prospectus, the Company has identified only three Initial Properties in which to invest. If only the Minimum Offering is sold, only Merchants Square, one of the Initial Properties, will be acquired by the Company. The operations of the Initial Properties should provide Cash Flow to the Company, which it intends to use to meet its investment objective of the payment of regular Distributions to its Stockholders.

    The number of Properties to be acquired will depend upon the amount of the Net Proceeds of the Offering. The Advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

    The Advisor has guaranteed payment of all Organization and Offering Expenses (including selling commissions and the Marketing Contribution and the Due Diligence Expense Allowance) in excess of 15% of the Gross Offering Proceeds of the Offering and all Organization and Offering Expenses (excluding such selling expenses) in excess of 5.5% of the Gross Offering Proceeds. In addition, if the Minimum Offering is not sold, neither IREIC nor the Advisor will be reimbursed for any Organization and Offering Expenses.

    As of the date of this Prospectus, no subscriptions for Shares have been received from the public. The only funds received to date are from the Advisor's Company Contribution of $200,000 for 20,000 Shares and the Advisor's Partnership Contribution of $2,000 to the Operating Partnership for 200 LP Common Units in the Operating Partnership.

IMPACT OF ACCOUNTING PRINCIPLES

    Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued in 1997. The Statement is effective for fiscal years beginning after December 31, 1997. This Statement requires the Company to report financial and descriptive information about its reportable operating segments.

INFLATION

    Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any Retail Centers acquired by the Company. The Company's rental income and operating expenses for any Properties to be owned and operated on a Triple-Net Lease Basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and Property expenses are the responsibility of the tenants. The capital appreciation of Properties leased on Triple-Net Lease Basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of Properties leased on Triple-Net Lease Basis.

YEAR 2000 ISSUES

    GENERAL. Throughout this section relating to "Year 2000 Issues," the term "Company" shall be deemed to include the Company, the Advisor and Affiliates of the Advisor. Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In conducting its business, the Company relies on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors. The Company has assessed its vulnerability to the so-called "Year-2000 Issue" with respect to its equipment and computer systems.

    STATE OF READINESS. The Company has identified the following three areas for "Year-2000" compliance efforts:

        BUSINESS COMPUTER SYSTEMS: The majority of the Company's information technology systems were developed internally and include accounting, lease management, investment portfolio tracking, and tax return preparation. The Company has rights to the source code for these applications and employs programmers who are knowledgeable regarding these systems. The Company has conducted tests of its internal systems to determine year 2000 compliance, and these tests have demonstrated that the Company should not experience any significant adverse effects to its business as a result of the Year-2000 Issue. The Company does not anticipate any material costs relating to its business computer systems regarding year 2000 compliance since the Company's critical hardware and software systems use four digits to represent the applicable year. Therefore, the Company is not currently planning any independent testing of its critical systems; however, should additional facts present themselves that would make it prudent for the Company to have independent testing conducted, the Company will do so. The Company does use various computers, so-called "PC's", that may run software that may not use four digits to represent the applicable year. The Company has tested the PC hardware to determine year 2000 compliance, and the results of these tests have demonstrated that the Company should not experience any significant adverse effects to its business as a result of the Year-2000 Issue. It should be noted that such PC's are incidental to the Company's critical systems.

        TENANTS AND SUPPLIERS: The Company will survey proposed tenants, suppliers and other parties with whom the Company intends to do a significant amount of business to identify the Company's potential exposure in the event such parties are not year 2000 compliant. The survey will consist of a questionnaire, which will be sent to the significant tenants and suppliers of the Initial Properties by the end of February 1999. Responses to such questionnaires will be requested to be returned by the end of March 1999. Since this method involves parties over which the Company has no control, such as public utility companies, it is difficult, at best, to judge the status of the outside companies' year 2000 compliance. The Company will be working closely with all suppliers of goods and services in an effort to minimize the impact of the failure of any supplier to become year 2000 compliant by December 31, 1999. Currently, the Company is not aware of any material impact on its business, operations or financial condition due to year 2000 non-compliance by any of the Company's proposed tenants or suppliers.

        NON-INFORMATION TECHNOLOGY SYSTEMS: In the operation of its Properties, the Company will acquire equipment with embedded technology such as microcontrollers, which operate heating, ventilation, and air conditioning systems, fire alarms, security systems, telephones and other equipment utilizing time-sensitive technology. The Company will evaluate its potential exposure and costs if such non-information technology systems are not year 2000 compliant and expects to be able to complete its assessment during the second quarter of 1999.

    YEAR 2000 COSTS. As of the date of this Prospectus, the Company's Advisor and its Affiliates estimate that costs to achieve year 2000 compliance will not exceed $50,000 for all such Affiliates. However, as of the date of this Prospectus, the Company's Advisor and its Affiliates anticipate that only approximately 3% of these costs will be directly allocated to and paid by the Company. The balance of the year 2000 compliance costs, approximately 97%, will be paid by the Advisor and its Affiliates. Total year 2000 compliance costs incurred by such Affiliates through September 30, 1998 are estimated at approximately $5,000.

    YEAR 2000 RISKS. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its business computer systems would be the inability to access information which could result in the failure to issue financial reports. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its tenants is failure to receive rental income which could result in the Company being unable to meet cash requirements for monthly expenses and distributions. However, the Company is permitted to borrow funds to meet distribution requirements. The most reasonable likely worst case scenario for the Company with respect to year 2000 non-compliance of its suppliers is the failure to supply necessary utilities; including, but not limited to heating, as a result of a malfunctioning of non-information technology systems in some of the Company's Properties.

    CONTINGENCY PLAN. The Company is in the process of formulating a contingency plan which will be developed by July 1999. The contingency plan may include printing copies of all computer records during December 1999 to ensure that such records are not lost in the event that the Company's internal computer systems become inoperative due to year 2000 non-compliance.

                           DESCRIPTION OF SECURITIES

    The Company was formed under the laws of the State of Maryland. Rights of Stockholders are governed by the MGCL, the Articles and the Bylaws. The following summary of the terms of shares of stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

AUTHORIZED STOCK

    The Articles provide that the Company may issue up to 100,000,000 shares of voting Common Stock, par value $.01 per share (collectively, the "Shares"; individually, a "Share"), and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). Upon completion of the Offering and the consummation of the Formation Transactions, and subject to the assumptions and exclusions set forth under "Estimated Use of Proceeds," there will be 54,020,000 Shares issued and outstanding and no Preferred Stock issued and outstanding.

    As permitted by the MGCL, the Articles contain a provision permitting the Board, without any action by the Stockholders, to classify or reclassify any unissued Shares or Preferred Stock into one or more classes or series of shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of stock. The Company believes that the power of the Board to issue additional shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional Shares, including possibly Preferred Stock, will be available for issuance without further action by the Company's Stockholders, unless action by the Stockholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Shares and might otherwise be in the best interests of the Stockholders.

COMMON STOCK

    All of the Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of the Articles regarding the restriction on the transfer of shares of stock, holders of Shares will be entitled to receive distributions on Shares if, as and when authorized and declared by the Board out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to the Stockholders in the event of the liquidation, dissolution or winding-up of the Company after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Subject to the provisions of the Articles regarding the restrictions on the transfer of shares of stock, each outstanding Share entitles the holder to one vote on all matters submitted to a vote of Stockholders, including the election of Directors. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election, and the holders of the remaining Shares will not be able to elect any Directors.

    Holders of Shares have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Articles regarding the restrictions on transfer of shares of stock, Shares have equal dividend, distribution, liquidation and other rights.

    Under the MGCL and the Articles, the Company cannot dissolve or liquidate, amend its Articles, merge or consolidate, participate in a share exchange, or sell all or substantially all its assets other than in the ordinary course of business, unless approved by the affirmative vote or written consent of Stockholders holding at least a majority of the shares of stock entitled to vote on the matter. Notwithstanding the previous sentence, share exchanges in which the Company is the acquiror and mergers of a 90 percent or more subsidiary into the Company or a merger in which the Company does not (i) reclassify or change its outstanding stock, (ii) amend its Articles, or (iii) issue in the merger more than 20 percent of its existing stock, do not require Stockholder approval. The Company's Articles provide that the election of Directors requires a plurality of all the votes cast at a meeting of Stockholders of the Company at which a quorum is present, and that the affirmative vote of the holders of a majority of the outstanding voting shares of the Company may remove any Director with or without cause.

    The Company will act as its own registrar and transfer agent for the Shares.

PREFERRED STOCK

    Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board. Prior to the issuance of shares of each series, the Board is required by the MGCL and the Articles to fix for each series, subject to the provisions of the Articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board has the power to establish the preferences, powers and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Shares. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest. The Board has no present plans to issue any Preferred Stock.

    The Company represents that it will not offer Preferred Stock to IREIC, the Sponsor and organizer of the Company, or any of its Affiliates, except on the same terms as it is offered to all other existing Stockholders or to new Stockholders; or, the issuance of any such Preferred Stock will be approved by a majority of the Company's Independent Directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.

SOLICITING DEALER WARRANTS

    In certain instances, the Company has agreed to offer to sell to the Dealer Manager, one warrant to purchase one Share for every 25 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants"), subject to federal and state securities laws and subject to the issuance of a maximum of 2,000,000 Soliciting Dealer Warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant or an aggregate of $1,600 if all 2,000,000 Soliciting Dealer Warrants are issued. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering, but not until after the Minimum Offering is sold and the escrowed proceeds therefrom are released to the Company. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to the Soliciting Dealers who sold the Shares, except where prohibited by either federal or state securities laws.

    The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the initial public offering price per Share) during the time period beginning one year from the date of the first issuance of any of the Soliciting Dealer Warrants and ending five years from the effective date of this Offering (the "Exercise Period"). The exercise price of the Soliciting Dealer Warrants was set at 120% of the initial public offering price per Share because that is the minimum exercise price, for which the Company may issue Soliciting Dealer Warrants in all states permitting the issuance of such warrants in connection with the sale of Shares to residents of those states. If, at the time of any exercise of a Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased (which is not presently anticipated), then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the Offering. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

    A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code. The Company has previously issued no warrants.

    The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants, may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a Person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

    As holders of Soliciting Dealer Warrants, Persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.

    Holders of the Soliciting Dealer Warrants have, at nominal cost, the opportunity to profit from a rise in the market price for the Shares without assuming the risk of ownership. Exercise of these warrants will dilute the percentage ownership interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

    The Directors are authorized to issue additional Shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. Subject to certain restrictions, the Directors may cause the Company to issue debt obligation, including debt with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations, including debt with conversion privileges, on such terms and conditions as the Directors may determine, whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a financing arrangement, or pursuant to certain stock option plans.

RESTRICTIONS ON ISSUANCE OF CERTAIN SECURITIES

    The Articles provide that the Company shall not issue: (a) Shares which are redeemable at the option of the holder; (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Equity Stock to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant and does include issuance of options to Independent Directors under the Company's Independent Director Stock Option Plan); options or warrants issuable to the Advisor, the

Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to 10% of the outstanding Equity Stock on the date of grant of any options or warrants; or (d) Equity Stock on a deferred payment basis or similar arrangement;

RESTRICTIONS ON OWNERSHIP AND TRANSFER

    For the Company to qualify as a REIT under the Code, among other things, no more than 50% in value of its outstanding shares of stock may be beneficially owned (applying the ownership attribution rules of Sections 542(a)(2) and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year (the "Five or Fewer Requirement"). In addition, if the Company, or an owner of 10% or more of the Company, actually or "Constructively Owns" (under the applicable attribution rules of the Code; see the Glossary definition of "Constructively Owns" for the relevant provisions of the Code) 10% or more of a tenant of the Company, the rent received by the Company (either directly or through any partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

    BECAUSE THE BOARD BELIEVES IT IS ESSENTIAL FOR THE COMPANY TO CONTINUE TO QUALIFY AS A REIT, THE ARTICLES PROVIDE THAT, SUBJECT TO CERTAIN EXCEPTIONS DESCRIBED BELOW, ON OR AFTER JULY 1, 2000, NO PERSON MAY BENEFICIALLY OWN, OR BE DEEMED TO BENEFICIALLY OWN BY VIRTUE OF THE ATTRIBUTION PROVISIONS OF THE CODE, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT (9.8% IN NUMBER OF SHARES OR VALUE OF THE OUTSTANDING EQUITY STOCK OF THE COMPANY). THE ARTICLES FURTHER PROVIDE THAT (A) ON OR AFTER JULY 1, 2000, ANY BENEFICIAL OWNERSHIP, DIRECTLY OR INDIRECTLY, OF SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT (WHENEVER OR HOWEVER SUCH SHARES OR PREFERRED STOCK ARE ACQUIRED), SHALL BE NULL AND VOID, AND (B) ANY TRANSFER OF SHARES OR PREFERRED STOCK THAT WOULD
(i) ON OR AFTER JULY 1, 2000, RESULT IN ANY PERSON BENEFICIALLY OWNING, DIRECTLY OR INDIRECTLY, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT, (ii) ON OR AFTER JANUARY 1, 2000, RESULT IN THE SHARES AND PREFERRED STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (iii) RESULT IN THE COMPANY BEING "CLOSELY HELD" WITHIN THE MEANING OF SECTION 856(H) OF THE CODE, OR (iv) CAUSE THE COMPANY TO DIRECTLY OR CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE COMPANY'S OR THE OPERATING PARTNERSHIP'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE, SHALL BE NULL AND VOID (EACH A "NULL TRANSFER"), AND THE INTENDED TRANSFEREE (THE "PROHIBITED OWNER") WILL NOT ACQUIRE ANY RIGHTS IN SUCH SHARES OR PREFERRED STOCK ATTEMPTED TO BE TRANSFERRED IN VIOLATION OF THE ABOVE-DESCRIBED RESTRICTIONS IN THE ARTICLES (THE "EXCESS SHARES").

    SUBJECT TO THE EXCEPTIONS DESCRIBED BELOW, TO THE EXTENT THAT ON OR AFTER JULY 1, 2000, (i) ANY PERSON BENEFICIALLY OWNS, DIRECTLY OR INDIRECTLY, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT OR (ii) AN ATTEMPTED TRANSFER OF SHARES OR PREFERRED STOCK WOULD RESULT IN A NULL TRANSFER, THE SHARES OR PREFERRED STOCK SO BENEFICIALLY OWNED OR ATTEMPTED TO BE TRANSFERRED IN VIOLATION OF THE RESTRICTIONS IN THE ARTICLES WOULD BE DESIGNATED AS "EXCESS SHARES" AND AUTOMATICALLY TRANSFERRED UNDER THE PROVISIONS OF THE ARTICLES TO THE COMPANY AS TRUSTEE OF A TRUST (THE "SHARE TRUST") FOR THE EXCLUSIVE BENEFIT OF THE PERSON OR PERSONS TO WHOM THE SHARES OR PREFERRED STOCK COULD BE TRANSFERRED WITHOUT CAUSING A NULL TRANSFER. THE ARTICLES REQUIRE THE HOLDER OF THE CERTIFICATES REPRESENTING THE EXCESS SHARES TO SURRENDER SUCH CERTIFICATES TO THE COMPANY FOR REGISTRATION IN THE NAME OF THE SHARE TRUST; PROVIDED HOWEVER, THE FAILURE TO DO SO SHALL NOT AFFECT THE TRANSFER OF THE EXCESS SHARES TO THE SHARE TRUST DESCRIBED IN THE PRECEDING SENTENCE.

    The Excess Shares would continue as issued and outstanding Shares or Preferred Stock of the Company. While the Excess Shares are held by the Share Trust, they would not have any voting rights, they would not be considered for purposes of any Stockholder vote or of determining a quorum for such a vote, and they would not be entitled to any dividends or other periodic distributions. As a result, the Prohibited

Owner would be required to repay to the Company any dividends or other distributions received on the Excess Shares.

    The Prohibited Owner would have the right to direct the Share Trust to transfer the Excess Shares to any Person or Persons to whom the Excess Shares can be transferred without causing another Null Transfer. In addition, Excess Shares would be deemed to have been offered for sale to the Company or its designees for a 90-day period. The 90-day period begins on the later of the date the Prohibited Owner notifies the Company of its purported acquisition of the Excess Shares or the date the Board of Directors determines in good faith that a Null Transfer occurred if no such notice is provided. In the event the Excess Shares are purchased from the Share Trust, the Prohibited Owner is limited to receiving payment of a price not in excess of the Prohibited Owner's cost, whether the purchase is by a Beneficiary or the Company. In the event the Excess Shares were received by the Prohibited Owner as a gift (or in another transaction for no consideration), the Prohibited Owner is limited to receiving a price not in excess of (i) the Market Price (as defined in the next paragraph) on the date of the gift, in the case of a purchase by the Beneficiary, or (ii) the lesser of (x) the Market Price on the date of the gift or (y) the Market Price on the date of purchase by the Company, in the case of a purchase by the Company.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last 10 sales pursuant to the Offering if the Offering has not concluded, or, if the Offering has concluded, the average of the last 10 purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than 10 of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

    ANY PERSON WHO BENEFICIALLY ACQUIRES OR ATTEMPTS TO ACQUIRE SHARES OR PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS, OR ANY PERSON WHO BENEFICIALLY OWNED OR CONSTRUCTIVELY OWNED SHARES OR PREFERRED STOCK THAT WERE TRANSFERRED TO A SHARE TRUST, WILL BE REQUIRED (I) TO GIVE IMMEDIATE WRITTEN NOTICE TO THE COMPANY OF SUCH EVENT AND (II) TO PROVIDE TO THE COMPANY SUCH OTHER INFORMATION AS THE COMPANY MAY REQUEST IN ORDER TO DETERMINE THE EFFECT, IF ANY, OF SUCH TRANSFER ON THE COMPANY'S STATUS AS A REIT.

    THE ARTICLES REQUIRE ALL PERSONS WHO BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, MORE THAN 5% (OR SUCH LOWER PERCENTAGES AS REQUIRED PURSUANT TO REGULATIONS UNDER THE CODE) OF THE OUTSTANDING SHARES AND PREFERRED STOCK, WITHIN 30 DAYS AFTER JANUARY 1 OF EACH YEAR, TO PROVIDE TO THE COMPANY A WRITTEN STATEMENT OR AFFIDAVIT STATING THE NAME AND ADDRESS OF SUCH DIRECT OR INDIRECT BENEFICIAL OWNER, THE NUMBER OF SHARES AND PREFERRED STOCK BENEFICIALLY OWNED DIRECTLY OR INDIRECTLY, AND A DESCRIPTION OF HOW SUCH SHARES ARE HELD. IN ADDITION, EACH SUCH BENEFICIAL OWNER SHALL PROVIDE TO THE COMPANY SUCH ADDITIONAL INFORMATION AS THE COMPANY MAY REQUEST IN ORDER TO DETERMINE THE EFFECT, IF ANY, OF SUCH BENEFICIAL OWNERSHIP ON THE COMPANY'S STATUS AS A REIT AND TO ENSURE COMPLIANCE WITH THE OWNERSHIP LIMIT.

    The Ownership Limit generally will not apply to the acquisition of Shares or Preferred Stock by an underwriter that participates in a public offering of such Equity Stock. In addition, the Board, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board may direct, may exempt a Person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose beneficial ownership of Equity Stock of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT.

    The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders of the Company, or of compelling a Stockholder to involuntarily dispose of Equity Stock held in excess of the Ownership Limit.

    All certificates representing any Shares or Preferred Stock will bear a legend referring to the restrictions described above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION AND
  BYLAWS

    The following paragraphs summarize certain provisions of Maryland law and of the Articles and the Bylaws of the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, the Articles and the Bylaws of the Company. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

    BUSINESS COMBINATIONS. Under the MGCL, certain Business Combinations (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any Interested Stockholder (I.E., any Person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company's outstanding stock or is an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of such voting power) or any affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the Board and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of the Company's outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of the Company's outstanding voting stock, other than shares held by the Interested Stockholder with whom or with whose Affiliate the Business Combination is to be effected, unless, among other conditions, the Company's common stockholders receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to Business Combinations that are approved or exempted by the Board prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the MGCL, the Articles of Incorporation exempts any Business Combinations involving the issuance of Shares to TIGI or to any Affiliate of TIGI. Accordingly, the five-year prohibition and the super-majority vote requirement will not apply to any Business Combinations between any of the TIGI Affiliated Companies and the Company. As a result, any of the TIGI Affiliated Companies may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval.

    CONTROL SHARE ACQUISITION. As permitted by the MGCL, the Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by TIGI or any Affiliate of TIGI. There can be no assurance that such provision will not be amended or eliminated at any point in the future. With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a Control Share Acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring Person (the "Acquiror") or by officers or trustees who are employees of the Company, and may be redeemed by the Company. "Control Shares" are voting shares which, if aggregated with all other such shares owned by the Acquiror or in respect of which the Acquiror is able to exercise or direct the exercise of voting power, would entitle the Acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the Acquiror is then entitled to vote as a result of having previously obtained Stockholder approval. A Control Share Acquisition means, subject to certain exceptions, the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board to call a special meeting of Stockholders to be held within 50 days of demand to consider the voting rights of such Control Shares. If no request for a meeting is made, the Company may itself present the question at any Stockholders' meeting.

    MEETINGS OF STOCKHOLDERS. The Articles and Bylaws provide for annual meetings of Stockholders, commencing with the year 2000, to elect the Board and transact such other business as may properly be brought before the meeting. Special meetings of Stockholders may be called by the President, a majority of the Directors or a majority of the Independent Directors, and shall be called at the request in writing of the holders of 10% or more of the outstanding shares of the Company entitled to vote. See "Summary of the Organizational Documents--Stockholders' Meetings" for additional information regarding Stockholders' meetings, including notice requirements and certain costs payable by a Stockholder calling a special meeting. See "Summary of the Organizational Documents--Advance Notice of Director Nominations and New Business" for information concerning the advance notice provisions in the Bylaws.

    The Bylaws provide that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each Stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each Stockholder entitled to notice of the meeting but not entitled to vote at such meeting.

    CERTAIN RESPONSIBILITIES AND INDEMNIFICATION. See "Certain Responsibilities of Directors and The Advisor; Indemnification" above for an explanation of certain responsibilities of Directors and the Advisor and limitations on their liability and indemnification.

                        SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER
  OUTSTANDING SECURITIES

    Upon the completion of the Offering and the consummation of the Formation Transactions, the Company will have outstanding 54,020,000 Shares, assuming all 50,000,000 Shares offered on a best efforts basis and all 4,000,000 Shares to be issued pursuant to the DRP are sold and that there is no exercise of options or warrants expected to be outstanding and exercisable. In addition, the Company has reserved (i) 2,000,000 Shares for issuance upon exercise of up to 2,000,000 Soliciting Dealer Warrants, (ii) 75,000 Shares for issuance upon exercise of options which may be granted pursuant to the Company's Independent Director Stock Option Plan, and (iii) 200 Shares for issuance upon the exchange of 200 LP Common Units of the Operating Partnership issued to the Advisor for the Advisor's Partnership Contribution. Subject to the provisions of the Articles, including the number of authorized shares of Equity Stock, the

Company could issue an undetermined number of Shares or Preferred Stock (i) directly for equity interests in Properties or (ii) upon exchange of any LP Units (other than the Advisor's 200 LP Common Units) in the Operating Partnership, or of any Interests in Property Partnerships, which might be issued for equity interests in Properties. All of the Shares sold in the Offering offered hereby will be freely tradable in the public market, if any, by persons other than "Affiliates" of the Company and Soliciting Dealers considered underwriters without restriction or limitation under the Securities Act of 1933, as amended (the "Act"), except however, they will be subject to the restrictions explained under "Description of Securities-- Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

    The Shares owned by "Affiliates" of the Company and the Shares issuable upon exchange of LP Units (other than those issued pursuant to registration rights, as described below), will be subject to Rule 144 ("Rule 144") promulgated under the Act (if Rule 144 is then applicable to the proposed transactions involving the Shares) and may not be sold in the absence of registration under the Act unless an exemption from registration is available, including exemptions contained in Rule 144.

    In general, under Rule 144 as currently in effect, a Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as securities acquired from the issuer or an Affiliate of the issuer) for at least one year, and including the holding period of any prior owner unless such prior owner is an Affiliate, would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then-outstanding number of Shares or the average weekly reported trading volume of the Shares on a national securities exchange or market during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned Shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such Shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An "Affiliate" of the Company, for purposes of the Act, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Company has established the Independent Director Stock Option Plan for the purpose of attracting and retaining Independent Directors. See "Management--Independent Director Stock Option Plan." The Company will issue in the aggregate options to purchase 9,000 Shares to the Independent Directors (options to purchase 3,000 Shares as to each of the three Independent Directors) at the exercise price of $9.05 per Share, when, and if, the Company has 90,000 Shares issued and outstanding, one-third of which will be exercisable upon their grant. An additional 66,000 Shares will be available for future option grants under the Independent Director Stock Option Plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the Independent Director Stock Option Plan. Rule 701 under the Act provides that Shares acquired on the exercise of outstanding options by Affiliates may be resold by them beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its one-year minimum holding period. The Company intends to register the Shares to be issued under the Independent Director Stock Option Plan in a registration statement or statements on Form S-8.

SOLICITING DEALER WARRANTS

    The Company will issue up to 2,000,000 Soliciting Dealer Warrants in connection with the Offering, which will allow the holders to purchase up to 2,000,000 Shares upon the terms specified in the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants" for a description of the Soliciting Dealer Warrants.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

    Prior to the date of this Prospectus, there has been no public market for the Shares. No assurance can be given that a public market for the Shares will develop. No prediction can be made as to the effect, if any, that future sales of Shares (including sales pursuant to Rule 144) or the availability of Shares for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or the exchange of LP Units or Interests), or the perception that such sales could occur, could adversely affect prevailing market prices of the Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Investment Risks--Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Shares, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to LP Common Units.

CONVERSION AND REDEMPTION RIGHTS

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each LP Common Unit may be converted into that number of Shares which shall have a Market Price as of the date of conversion equal to the "Net Equity Value" of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties (the "Conversion Shares"); provided, however, that at the option of the Company, the Company may satisfy the conversion right with respect to all or any portion of the Conversion Shares by delivering cash in lieu of such Conversion Shares in an amount equal to the Market Price on the date of conversion of such Conversion Shares. The decision to exercise this right shall be made by the Company on a case by case basis in its sole and absolute discretion. The "Net Equity Value" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution. It is contemplated that the Limited Partner contributing such Property and the General Partner of the Operating Partnership will agree upon the amount of the Net Equity Value at the time of such contribution.

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his LP Common Units redeemed. The redemption price for each LP Common Unit shall be equal to the Net Equity Value of the Property or Properties (on the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, at the option of the Company, the Company may satisfy the redemption right with respect to all or any portion of the Units being offered for redemption by delivering Shares having a Market Price as of the date the holder exercises such redemption right equal to the amount of the redemption price for such Units. The decision to exercise this right shall be made by the Company on a case by case basis in its sole and absolute discretion.

    In order to protect the Company's status as a REIT, the Company and each holder of LP Units are prohibited from exchanging LP Units for Shares under certain circumstances. See "Operating Partnership

Agreement--Limited Partner Conversion Rights "--Limited Partner Redemption Rights" for an explanation of those circumstances. See also "Operating Partnership Agreement--Extraordinary Transactions" for a discussion of conversion rights triggered by mergers and other major transactions.

    Similar conversion and redemption rights may be given to holders of other classes of Units in the Partnership and to holders of Interests in the Property Partnerships, if any.

REGISTRATION RIGHTS

    Although there are no current agreements to do so, in the future the Company may grant Stockholders, if any, receiving Shares directly for their equity interests in Properties, Persons, if any, receiving Interests in any Property Partnership for their interests in Properties, and Limited Partners, if any, receiving LP Units in the Operating Partnership for their interests in Properties, certain "demand" and/or "piggyback" registration rights (collectively, the "Registration Rights") for registration under the Act of any Shares acquired by them directly or pursuant to the terms and conditions of the applicable Operating Partnership Agreement or Property Partnership agreement upon exchange of their Units in the Operating Partnership or their Interests in Property Partnerships. The terms and conditions of any agreements for Registration Rights will be negotiated and determined at such future time as the Company determines advisable in connection with the acquisition of one or more Properties.

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

    Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified unanimously by the Directors (including all of the Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as exhibits to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

    The Articles in their present form became operative on February 3, 1999, when they were filed in Maryland, and provide for the Company to have perpetual existence. The Bylaws in their present form became operative on January 25, 1999, when the Board approved them. Neither the Articles nor the Bylaws have an expiration date. Accordingly, they will remain operative in their current form throughout the Company's existence, unless and until (i) the dissolution or termination of the Company pursuant to the procedures in the MGCL (see "--Dissolution or Termination of the Company" in this Section) or (ii) their amendment (see "--Amendment of the Organizational Documents" in this Section).

CERTAIN ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

    Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a Person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

    As provided in the Bylaws, an annual meeting of the Stockholders shall be held on the first Tuesday in May of each year or on such other day in May as the Board may determine; provided however, such meeting shall not be held less than 30 days after the delivery of the Company's annual report to the Stockholders. The purpose of each annual meeting of the Stockholders is to elect Directors and to transact such other business as may properly come before the meeting. A special meeting of the Stockholders may be called by the Chairman, the President, a majority of the Directors or a majority of the Independent Directors, and shall be called by the Secretary or another officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote. Upon receipt of such a written request, either in person or by mail, stating the purpose(s) of the meeting and the matters to be acted upon, the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting. Upon payment to the Company of such costs, the Company shall provide all Stockholders, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request. Except as provided in the preceding sentence, notice of any annual or special meeting of Stockholders shall be given not less than 10 nor more than 90 days before the meeting and shall state the purpose of the meeting and the matters to be acted upon. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

BOARD OF DIRECTORS

    The Articles and Bylaws provide that the number of Directors of the Company may not be fewer than three nor more than eleven, a majority of which will be Independent Directors. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

    A Director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

    Each Share has one vote on each matter submitted to a vote of Stockholders. Shares do not have cumulative voting rights nor preemptive rights. Stockholders may vote in person or by proxy.

    All elections for Directors are decided by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum was present when the meeting commenced (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding voting shares of Equity Stock entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. The MGCL provides that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by the unanimous written consent of all Stockholders.

    Without approval of a majority of the outstanding voting shares of Equity Stock, the Directors may not: (a) amend the Articles, (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause certain mergers, consolidations or share exchanges of the Company; or (d) dissolve or liquidate the Company. The Company shall deem, and the Articles provide, that a sale of two-thirds or more of the Company's assets, based on the total number of Properties and mortgages owned by the Company, or the current fair market value of such Properties and mortgages, as a sale of "substantially all of the Company's assets." See "Description of Securities--Common Stock" for an explanation of certain instances where Stockholder approval is not required.

    With respect to voting shares of Equity Stock owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

    Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for the purposes specified below. An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each (the "Stockholder List"), is maintained as part of the books and records of the Company at the Company's principal office. The Stockholder List is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. The purposes for which a Stockholder may request a copy of the Stockholder List include: matters relating to the Stockholder's voting rights and the exercise of the Stockholder's rights under federal proxy laws. The Stockholder List will also be mailed to any Stockholder requesting the list within 10 days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the Stockholder List.

    If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and the Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to the Stockholders under federal law, or the laws of any state.

    In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

    The Articles may be amended by the affirmative vote of a majority of the then outstanding voting shares of Equity Stock. The Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors.

DISSOLUTION OR TERMINATION OF THE COMPANY

    The Company is a Maryland corporation which may be dissolved pursuant to the procedures set forth in the MGCL at any time with the approval of a majority of the outstanding shares of stock. However, the Company anticipates that, within five years of the date of this Prospectus, the Board will determine whether to:
(i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence subsequent offerings after completion of this Offering. If listing of the Shares is not feasible by that time, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has delivered proper notice to the Secretary of the Company at the Company's principal executive offices, not less than 45 days before the date on which the Company first mailed its notice of meeting and any accompanying proxy materials for the prior year's annual meeting of Stockholders; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has delivered proper notice to the Secretary of the Company at the Company's principal executive offices, not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day prior to the special meeting or the tenth day following the first public announcement of the date of the special meeting and of the nominees for Directors proposed by the Board.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

    The Articles require that, until the Board determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT, certain transactions involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company in which the Stockholders receive securities in a surviving entity, called a "Roll-Up Entity," shall be approved by the holders of a majority of the Shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders.

    In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a Person with no current or prior business or personal relationship with the Advisor or the Directors. Further, such Person must be engaged, to a substantial extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's shares. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner and the appraisal shall: (i) be based on an evaluation of all relevant information, (ii) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction, and (iii) assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A "Roll-Up" is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A "Roll-Up" does not include:
(i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through The

Nasdaq Stock Market--Nasdaq National Market for at least 12 months; or (ii) a transaction involving the conversion of the Company to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A "Roll-Up Entity" is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

     (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

     (ii) result in the Stockholders having voting rights that are less than those provided in the Articles;

    (iii) result in the Stockholders having greater liability than as provided in the Articles;

     (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

     (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

     (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity;

    (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

   (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

     (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

    Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

    (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

    (ii) one of either:

       (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

       (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

    The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

    The limitations and restrictions set forth below under "--Limitation on Total Operating Expenses," "--Transactions with Affiliates," and "--Restrictions on Borrowing" in this Section shall be effective until such time as the Board shall determine that it is no longer in the best interests of the Company or its Stockholders that the Company continue to operate as a REIT, or until such time as the Company shall fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

    The Articles provides that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, as described above, there shall be sent to the Stockholders a written disclosure of such fact. If the Independent Directors determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Directors' conclusion. In the event the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

    The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof, as follows:

        (i) SALES AND LEASES TO COMPANY. The Company shall not purchase Property from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Adviser, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such Property to the Company exceed its appraised value at the time of its acquisition by the Company.

        (ii)  SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY
    AFFILIATE. A Sponsor, Advisor, Director or any Affiliate thereof shall not acquire assets from the Company unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company. The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate thereof only if approved by a majority of the Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company.

        (iii) LOANS. No loans may be made by the Company to the Sponsor, Advisor, Director or any Affiliate thereof except as provided in clauses
    (iv) and (vi) under "--Restrictions on Investments" below in this Section, or to wholly owned subsidiaries of the Company. The Company may not borrow money from the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

        (iv) INVESTMENTS. The Company shall not invest in joint ventures with the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint ventures. The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

        (v) OTHER TRANSACTIONS. All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

    The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to ensure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and reviewed by the Board at least quarterly. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time; however, initially the aggregate borrowings on the Initial Properties will exceed 55% of their combined fair market value. The Articles provide that the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders. See "Investment Objectives and Policies--Borrowing."

RESTRICTIONS ON INVESTMENTS

    The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibits investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

    In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments as set forth in its Articles:

     (i) Not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year. The Company does not intend to invest in any unimproved real property which is not intended to be developed;

     (ii) The Company shall not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;

    (iii) The Company shall not invest in contracts for the sale of real estate;

     (iv) The Company shall not invest in or make mortgage loans unless an appraisal of the underlying Property is obtained. Mortgage indebtedness on any Property shall not exceed the Property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

     (v) The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding secured by the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the Property at the date of the loans;

     (vi) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

    (vii) The Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

   (viii) The Company shall not engage in any short sale or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%;

     (ix) To the extent the Company invests in Properties, a majority of the Directors (including a majority of the Independent Directors) shall determine that the consideration paid for such Properties is equal to fair market value of such Properties. If any Property is acquired from the Sponsor, the Advisor, any Director, or any Affiliate thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors;

     (x) The Company shall not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such real property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

     (xi) The Company shall not engage in trading, as compared with investment, activities; and

    (xii) The Company shall not engage in underwriting or the agency distribution of securities issued by others;

   (xiii) The Company shall not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (i) through (xii).

    Subject to the above restrictions and so long as the Company qualifies as a REIT, a majority of the Directors (including a majority of the Independent Directors) may alter the investment policies if they determine that a change is in the best interests of the Company.

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                        OPERATING PARTNERSHIP AGREEMENT

    The following summary of the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (the "Operating Partnership Agreement"), and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

    Conducting the Company's operations through the Operating Partnership allows the sellers of Properties (each a "Seller") to contribute their respective Property interests to the Operating Partnership in exchange for LP Common Units rather than for cash or Shares, with the result that the Seller is able to defer some or all of the potential taxable gain on the transfer. There are also certain differences to the Sellers between the ownership of Shares and Units, some of which differences may be material to investors, including the form of business organization, distribution rights, voting rights, transferability of the equity interests received and federal income taxation.

DESCRIPTION OF PARTNERSHIP UNITS

    Partnership interests in the Operating Partnership are evidenced by "Units." Initially, the Operating Partnership will have two classes of Units: GP Common Units and LP Common Units. GP Common Units represent an interest as a General Partner in the Operating Partnership and will be held by the Company as General Partner of the Operating Partnership. LP Common Units represent an interest as a Limited Partner in the Operating Partnership. The General Partner may issue additional Units and classes of Units with rights different from and superior to those of GP Common Units or LP Common Units without the consent of the Limited Partners. LP Common Unit holders do not have any preemptive rights with respect to the issuance of additional Units.

    LP Common Unit holders generally will be required to contribute money or a Property with a net equity value equal to the Market Price of one Share on the date of contribution (subject to adjustment in the event of stock splits or other changes in the capital structure of the Company) for each LP Common Unit received. "Market Price" has the same meaning in the Operating Partnership Agreement as in the Articles. See "Description of Securities--Restrictions on Ownership and Transfer" for that definition. LP Common Unit holders will not be obligated to make additional capital contributions to the Operating Partnership. LP Common Unit holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Units without the consent of the General Partner. For further information on capital contributions, see "-- Capital Contributions" in this Section. Limited Partners who do not participate in the management of the Operating Partnership generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions by virtue of their status as Limited Partners. However, the Company, as the General Partner of the Operating Partnership, is liable for any such unpaid debts and liabilities.

    Limited Partners do not have the right to participate in the management of the Company. The voting rights of the Limited Partners are generally limited to approval of certain specific types of amendments to the Operating Partnership Agreement. With respect to such transactions, each LP Common Unit has one vote. See "--Management of the Operating Partnership" in this Section for a more detailed discussion of this subject.

    In general, each LP Common Unit will share equally in distributions from the Operating Partnership when and as such distributions may be declared by the General Partner in its sole discretion and will share equally in the assets of the Operating Partnership legally available for distribution upon liquidation of the Operating Partnership, in each case after payment of all liabilities and establishment of reserves, and after payment of the preferred return owed to holders of LP Preferred Units, if any. In addition, each LP Common Unit will be allocated a portion of the items of income, gain, loss and deduction of the Operating Partnership for federal income tax purposes, regardless of whether any distributions are made by the

Operating Partnership. See "Federal Income Tax Considerations--Income Taxation of the Partnerships and Their Partners--Partnership Allocations" for a description of the manner in which income, gain, loss and deduction are allocated under the Operating Partnership Agreement. There can be no assurance that cash distributions to an LP Common Unit holder will equal the amount of income allocated to such holder in any period or that such distributions, if any, will be sufficient to pay the taxes imposed on the income allocated to such holder. The General Partner may amend the allocation and distribution sections of the Operating Partnership Agreement to reflect the issuance of additional Units and classes of Units (which may have rights different from and superior to those of GP Common Units or LP Common Units) without the consent of the LP Common Unit holders. See "--Issuance of Additional Units" and "--Distributions" in this Section; and also see "Federal Income Tax Considerations--Income Taxation of the Partnerships and Their Partners--Partners, Not Partnership, Subject to Tax" for a more detailed explanation of these matters.

    LP Common Units generally may not be transferred without the consent of the General Partner. See "--Transferability of Interests" in this Section for a discussion of additional restrictions imposed by the Operating Partnership Agreement on such transfers. After owning an LP Common Unit for one year and subject to certain restrictions, an LP Common Unit holder generally may convert LP Common Units into Shares or require the Operating Partnership to redeem such Units for cash. See "--Limited Partner Conversion Rights" and "--Limited Partner Redemption Rights" in this Section for a description of these rights and the amount and types of consideration a Limited Partner is entitled to receive upon their exercise. Such conversion rights are accelerated in the case of certain extraordinary transactions. See "--Extraordinary Transactions" in this Section for an explanation of the conversion rights under those circumstances. For a description of registration rights which may in the future be granted to holders of LP Common Units, see "Shares Eligible for Future Sale--Registration Rights."

MANAGEMENT OF THE OPERATING PARTNERSHIP

    The Operating Partnership is organized as an Illinois limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company is the General Partner of the Operating Partnership. The Company anticipates that it will conduct substantially all of its business through the Operating Partnership, except for certain development, leasing and property management services, which will be conducted through Affiliates of TIGI in order to preserve the Company's REIT status and to minimize liabilities. Generally, pursuant to the Operating Partnership Agreement, the Company, as the General Partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, and to cause changes in the Operating Partnership's line of business and distribution policies. The General Partner may, without the consent of the Limited Partners, (i) file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership's debts under the United States Bankruptcy Code Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or file an answer consenting to or acquiescing in any such petition; or (ii) cause the Operating Partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

    The Limited Partners in their capacities as limited partners of the Operating Partnership will have no authority to transact business for, or participate in the management or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as required by applicable law.

    The Company, as General Partner of the Operating Partnership, may amend the Operating Partnership Agreement without the consent of the Limited Partner; provided however, that any amendment which (i) subject to certain exceptions discussed below under "--Distributions" in this Section, alters or changes the distribution rights of any Limited Partners, (ii) alters or changes a Limited Partner's redemption rights or conversion rights, (iii) imposes on the Limited Partners any obligation to make additional capital contributions, or (iv) alters the terms of the Operating Partnership Agreement regarding the rights of the Limited Partners with respect to certain extraordinary transactions or the indemnification provisions of the Operating Partnership Agreement, shall require the unanimous written consent of the affected Limited Partners holding more than 50% of the voting power in the Operating Partnership held by such affected Limited Partners. The Limited Partners have no right to remove the Company as the General Partner of the Operation Partnership.

INDEMNIFICATION

    To the extent permitted by law, the Operating Partnership Agreement provides for indemnification of the Company, as General Partner, and its directors, officers and such other Persons as the Company may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and Stockholders under the Articles. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

TRANSFERABILITY OF INTERESTS

    The Operating Partnership Agreement provides that the Company may not withdraw from the Operating Partnership or transfer or assign all (but may assign less than all) of its general partnership interest in the Operating Partnership. Subject to certain limited exceptions, LP Common Unit holders may withdraw from the Operating Partnership and may transfer or encumber all or any part of their Units in the Operating Partnership only with the written consent of the General Partner and upon satisfaction of the other conditions set forth in the Operating Partnership Agreement. In addition, LP Common Units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer such Units may be restricted under such laws.

EXTRAORDINARY TRANSACTIONS

    The Operating Partnership Agreement generally provides that either the Company or the Operating Partnership may engage in any authorized Business Combination without the consent of the Limited Partners. For this purpose, a Business Combination is any merger, consolidation or other combination with or into another Person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the Equity Stock into which a Unit may be converted. In the event of a proposed Business Combination, the Company is required to send to each LP Common Unit holder notice of the proposed Business Combination at least 30 days prior to the record date for the Stockholder vote on such Business Combination, if any, and at least 90 days before the effective date of such Business Combination. Generally, a Limited Partner may not exercise his or her conversion rights until the Limited Partner has held his or her Units for at least one year. However, in the case of a proposed Business Combination, each holder of an LP Common Unit in the Operating Partnership shall have the right to exercise the Limited Partner's conversion right prior to the Stockholder vote on the transaction, even if the Limited Partner has held his or her Units for less than one year. See "--Limited Partner Conversion Rights" in this Section for a description of such rights. Upon the Limited Partner's exercise of the conversion right in the case of a Business Combination, the Company has the right to pay the LP Common Unit holder in cash rather than in Shares only if the issuance of Shares to such holder would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or, if in the opinion of counsel to the Company, there is a material risk that the Company would no longer qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. LP Common Unit holders who timely convert their Units prior to the record date for the Stockholder vote on such Business Combination, if any, shall be entitled to vote their Shares in any Stockholder vote on the Business Combination. LP Common Unit holders who convert their Units after such record date shall not be entitled to vote their Shares in any Stockholder vote on the proposed Business Combination. The right of the LP Common Unit holders to exercise their right to convert without regard to whether such holder has held the Units for more than a year shall terminate upon the first to occur of the disapproval of the Business Combination by the Board of the Company, the disapproval of the Business Combination by the Stockholders, the abandonment of the Business Combination by any of the parties to the Business Combination, or the effective date of the Business Combination.

ISSUANCE OF ADDITIONAL UNITS

    As General Partner of the Operating Partnership, the Company has the ability, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units representing general or limited partnership interests in the Operating Partnership, including Preferred Units, which may have rights which are different and/or superior to those of GP Common Units and LP Common Units.

CAPITAL CONTRIBUTIONS

    The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or prior capital contributions, the General Partner shall also have the right to raise additional funds required by the Operating Partnership by causing the Operating Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. The Operating Partnership Agreement also provides that the Company will contribute cash or other property received in exchange for the issuance of Equity Stock to the Operating Partnership in exchange for Units. Upon the contribution of the cash or other property received in exchange for the issuance of a Share, the Company will receive one GP Common Unit. Upon the contribution of the cash or other property received in exchange for the issuance of each share of Equity Stock other than a Share, the Company shall receive one Unit with rights and preferences respecting distributions corresponding to the rights and preferences of such Equity Stock. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company.

DISTRIBUTIONS

    The Operating Partnership Agreement sets forth the manner in which distributions from the Operating Partnership will be made to Unit holders. Distributions from the Operating Partnership are made at the times and in the amounts determined by the Company as the General Partner. Pursuant to the Operating Partnership Agreement, Preferred Units, if any, may entitle the holder of the Preferred Unit to distributions prior to the payment of distributions with respect to the Common Units. The Operating Partnership Agreement further provides that remaining amounts available for distribution after distributions on Preferred Units, if any, shall be distributed, at the times and in the amounts determined by the General Partner in its sole discretion, PARI PASSU, to the holders of the Common Units (and to the holders of Preferred Units, if any, which are entitled to share in the net profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return). Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The Operating Partnership Agreement also provides that the General Partner shall have the right to amend the distribution provisions of the Operating Partnership Agreement to reflect the issuance of additional classes of Units with rights different from, and possibly superior to, the rights of the holders of Common Units.

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income or excise tax liability, unless the Company otherwise ceases to qualify as a REIT and to ensure that the Partnership will not be classified as a publicly traded partnership under the Code. Pursuant to the Operating Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all administrative and operating costs and expenses incurred by the Operating Partnership and those administrative costs and expenses of the Company that are incurred by the Company on behalf of, or for the benefit of, the Operating Partnership.

LIMITED PARTNER CONVERSION RIGHTS

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his or her LP Common Units converted into that number of Shares which shall have an aggregate Market Price as of the date of conversion equal to the Net Equity Value of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder (the "Conversion Shares"); provided, however, at the option of the Company (except only in limited circumstances, generally to protect the Company's qualification as a REIT, where the Limited Partner has elected to exercise his or her accelerated conversion rights in the case of a Business Combination), the Company may satisfy the conversion right by delivering cash in lieu of such Conversion Shares in an amount equal to the aggregate Market Price on the date of conversion of the Conversion Shares. Such decision to exercise the Company's right to satisfy the conversion right by delivering cash in lieu of the Conversion Shares shall be made by the Company on a case by case basis in the Company's sole and absolute discretion. The LP Common Units exchanged for cash or Shares will augment the General Partner's ownership percentage interest in the Operating Partnership. See "--Extraordinary Transactions" in this Section for a description of conversion rights in connection with mergers and other major transactions. However, no Limited Partner may convert any LP Common Units for Shares during the first year following the issuance of such Units (except in connection with a Business Combination) and no Limited Partner may convert any LP Common Units at any time if such Limited Partner's actual or constructive ownership of such Shares would
(i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or if in the opinion of counsel to the Company there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. In addition, the General Partner shall not have the right to satisfy the conversion right by paying the Limited Partner seeking conversion, in lieu of the Conversion Shares, the amount of cash equal to the Market Price on the date of conversion of the Conversion Shares if, in the opinion of counsel to the General Partner, the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon exchange of their respective LP Common Units may be sold only pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale--Conversion and Redemption Rights" and "--Registration Rights."

    The General Partner shall have the right to grant similar conversion rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

    Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to convert its Units into Shares to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the Units converted. See "Federal Income Tax Considerations--Income Taxation of Partnerships and their Partners--Tax Consequences of Exercise of Conversion Right."

LIMITED PARTNER REDEMPTION RIGHTS

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his or her LP Common Units redeemed. The cash redemption price for each LP Common Unit shall be equal to the Net Equity Value (on the date of contribution) of the Property or Properties contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, at the option of the Company, the Company may satisfy the redemption right with respect to all or any portion of the Shares offered for redemption (i) on behalf of the Operating Partnership or (ii) may satisfy the redemption right by delivering Shares having an aggregate Market Price as of the date the holder exercises such redemption right equal to the amount of the redemption price for all Units being redeemed by the holder in lieu of cash equal to the value of such Shares. The holder may not exercise this redemption right during the first year following the receipt of the LP Common Units (except in connection with a Business Combination), or if in the opinion of counsel to the Company, the Company would, as a result thereof, no longer qualify (or if in the opinion of counsel to the General Partner there is a material risk that the Company no longer would qualify) as a REIT. The Company may not exchange any Shares for Units if the Limited Partner's actual or constructive ownership of such Shares would (i) violate the Ownership Limit,
(ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the Company, the Company to no longer qualify (or that there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon redemption of their Units may be sold only pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale-- Conversion and Redemption Rights" and "--Registration Rights." The interest represented by the LP Common Units exchanged for cash or Shares will augment the General Partner's ownership percentage interest in the Operating Partnership. The cash necessary to redeem LP Common Units will come from any funds legally available to the Operating Partnership or the Company for such purposes. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established therefor. The necessary cash to satisfy the redemption right could come from Cash Flow not required to be distributed to Stockholders to maintain the Company's REIT status, fund operations, or acquire new Properties, or could come from borrowings. However, as explained above, the Company always has the option to satisfy the redemption right by the issuance of Shares, and the Company intends to reserve Shares for that purpose. The decision to exercise the Company's right to satisfy the redemption right by paying to the holder the redemption price or Shares having an aggregate Market Price on the date the holder exercises such redemption right equal to the redemption price for all Units being redeemed shall be made by the Company on a case by case basis in the Company's sole and absolute discretion.

    The General Partner shall have the right to grant similar redemption rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

    Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to have its LP Common Units redeemed to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the LP Common Units redeemed. See "Federal Income Tax Considerations--Income Taxation of Partnerships and their Partners--Tax Consequences of Exercise of Redemption Right."

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership and, as such, will have authority to make certain tax decisions under the Code on behalf of the Operating Partnership. For a description of the allocation of the income and loss of the Operating Partnership, for federal income tax purposes, and other tax consequences stemming from the Company's investment in the Operating Partnership, see "Federal Income Tax Considerations--Taxation of Partnerships and Their Partners."

DUTIES AND CONFLICTS

    Except as otherwise set forth under "Conflicts of Interest" and "Management," any Limited Partner may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

TERM

    The Operating Partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon the dissolution, bankruptcy, insolvency or termination of the Company, the election of the Company, the passage of 60 days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership or by operation of law.

LOCK OUT POLICY

    See "Risk Factors--Risks of Real Estate Ownership--the Company May Acquire Properties with Lock-Out Provisions" for an explanation of potential lock-out provisions that may, under certain circumstances, prohibit the Company from selling or reducing the debt level on a Property acquired and the possible consequences thereof. The Company will not permit the General Partner to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

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                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Shares who purchases such Shares in the Offering. This summary should not be construed as tax advice. The summary does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, Stockholders who hold an interest in the Company as part of a straddle, hedging or tax conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold Shares in the Company as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Code.

    THE STATEMENTS IN THIS SUMMARY ARE BASED ON CURRENT PROVISIONS OF THE CODE, THE TREASURY REGULATIONS PROMULGATED THEREUNDER AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF, AS OF THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. THE REQUIREMENTS FOR QUALIFICATION AS A REIT ARE HIGHLY TECHNICAL AND COMPLEX, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE APPLICABLE REIT QUALIFICATION PROVISIONS CONTAINED IN THE CODE, THE TREASURY REGULATIONS PROMULGATED THEREUNDER, AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF. NO ASSURANCE CAN BE GIVEN THAT FUTURE LEGISLATIVE, JUDICIAL, OR ADMINISTRATIVE ACTIONS OR DECISIONS WILL NOT AFFECT THE ACCURACY OF ANY STATEMENTS IN THIS SUMMARY.

    For a discussion of pending legislative developments that may impact the federal income tax consequences of an investment in the Company. See "--Other Tax Considerations--Legislative Developments" in this Section.

    No ruling will be sought from the Internal Revenue Service (the "Service") with respect to any matter discussed herein, and there can be no assurance that the Service or a court will agree with the statements made herein.

    EACH PROSPECTIVE PURCHASER OF SHARES, THEREFORE, IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES WHICH MAY BE APPLICABLE TO HIS OR HER PARTICULAR TAX SITUATION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

    The Company has been organized and intends to operate in a manner that will permit it to qualify as a REIT under the applicable provisions of the Code and Treasury Regulations (the "REIT Requirements") and to receive the beneficial tax treatment described below beginning with its taxable year ending December 31, 1999. However, no assurance can be given that the activities and operations of the Company will allow it to meet the REIT Requirements or continue to meet the REIT Requirements in future years.

    In general, a corporation that invests primarily in real estate can qualify as a REIT if it complies with the detailed REIT Requirements in Code Sections 856-860. As a REIT, a corporation can generally claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT Taxable Income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" to which an ordinary corporation is generally subject. However, as discussed in greater detail below, the Company could be subject to tax in certain circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences as a result, including a reduction in cash available for Distributions to its Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section for a discussion of those consequences. The Company represents that it will file the election to be recognized as a REIT with its tax return for its taxable year ending December 31, 1999, which tax return will be filed on a timely basis. The Company intends to operate in a manner that will permit it to elect REIT status beginning with its taxable year ending December 31, 1999, and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders. Management of the Company and the Advisor currently expect that the Company will operate in a manner that permits the Company to elect REIT status for its taxable year ending December 31, 1999, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

OPINION OF TAX COUNSEL

    Wildman, Harrold, Allen & Dixon ("Counsel") has acted as special tax counsel to the Company and is of the opinion, based on the assumptions and representations described in this Section and throughout the Prospectus, and on various factual representations made by the Company and the Advisor to Counsel as to certain factual matters, that as of the date of this Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1999, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) Distributions to a Stockholder which is a Tax-Exempt Entity (other than certain Tax-Exempt Entities described in paragraphs (7), (9), (17) or (20) of Section 501(c) of the Code and organizations described in Section 501(c)(2) of the Code that support such organizations) will not constitute unrelated business taxable income ("UBTI") under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or
(b) a Qualified Trust owns more than 10% of the Equity Stock (by value) of the Company and the Company is a "Pension-Held REIT." This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Counsel. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet the REIT Requirements through the operation of the Properties it acquires. Counsel has not independently verified the Company's representations and will not review compliance with these tests on a continuing basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements or to continue to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax-Exempt Entities. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, these opinions represent counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by these opinions. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

TAXATION OF THE COMPANY

    OVERVIEW. In any taxable year in which the Company qualifies as a REIT and has a valid election to be taxed as a REIT in effect, it would be entitled to claim a deduction for the dividends it pays to its Stockholders. As a result, the Company would generally not be subject to federal income tax on that portion of its ordinary income and net capital gain which are distributed to its Stockholders. The Company would be subject to federal income tax on any ordinary income and on any net capital gain which are not distributed. Accordingly, the Company generally should be able to eliminate or substantially reduce its federal income tax liability for any taxable year in which it qualifies as a REIT and has a valid election to be taxed as a REIT in effect by distributing its ordinary income and net capital gain to its Stockholders.

    Even if the Company maintains its status as a REIT, however, it could be subject to federal income tax in certain circumstances. First, if the Company fails to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (both of which are discussed below in this Section under "--Taxation of the Company-- Gross Income Tests"), but nonetheless maintains its REIT qualification because certain other requirements are met, the Company would be subject to a 100% tax on the greater of the amount by which it failed the 95% Gross Income Test or the amount by which it failed the 75% Gross Income Test multiplied by a fraction meant to reflect the Company's profitability. Second, the Company would be subject to a 100% tax on its net income from any "Prohibited Transaction." See "--Taxation of the Company-- Prohibited Transactions" in this Section. Third, if the Company fails to distribute annually at least the sum of: (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed or deemed to have been distributed. Fourth, the Company may be subject to the corporate alternative minimum tax. Fifth, the Company would be subject to tax at the highest corporate rate on any non-qualifying income from "Foreclosure Property." Any tax the Company pays due to any of the aforementioned provisions would reduce the cash available to make Distributions to the Stockholders.

    In addition, if the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation, and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, pursuant to guidelines issued by the Service, the excess of the fair market value of the assets as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such assets (the "Net Built-in Gain") at the beginning of such Recognition Period would be subject to tax at the highest regular corporate tax rates (currently 35%). Under Regulations which the Service has been instructed to issue, the Company would also be subject to tax on the Net Built-in Gain of any acquired corporation that becomes a qualified REIT subsidiary ("QRS") at the time the acquired corporation becomes a QRS. As discussed in more detail below under "--Taxation of the Company--Ownership of a Qualified REIT Subsidiary" in this Section, a QRS is generally any corporation that is wholly-owned by a REIT.

    If the Company invests in Properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such Properties are located. The precise nature and amount of any such taxation would depend on the laws of the countries where the Properties are located. If the Company satisfies the Distribution Test for qualification as a REIT (discussed below) and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its Stockholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. See "--Taxation of the Company--Annual Distribution Requirements" in this Section. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders. Accordingly, the Company and its Stockholders may be subject to effective double taxation on all or a portion of the Company's income from investments in Properties in foreign countries. Such foreign taxation would reduce the amount of cash the Company has available to make Distributions to its Stockholders. The Company does not currently intend to invest in Properties in foreign countries.

    REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

    (i) that is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

    (iii) that would be taxable as a domestic corporation but for its status as a REIT;

    (iv) that is neither a financial institution nor an insurance company;

    (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

    (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined to include certain types of entities); and

    (vii) with respect to which the Gross Income Tests, Asset Tests and Distribution Tests, described in greater detail below, are met.

    Conditions (i) through (iv) and (vii) above must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) above do not have to be met until after the first taxable year for which a REIT election is made.

    OWNERSHIP OF A PARTNERSHIP INTEREST. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. For example, the Company will be the General Partner of the Operating Partnership. To satisfy the REIT Requirements, the Company will have to meet certain Asset Tests and Gross Income Tests. These tests are described in detail below in this Section under "--Taxation of the Company--Gross Income Tests," and "--Taxation of the Company--Asset Tests." For purposes of satisfying these Asset Tests and Gross Income Tests, the Company will be deemed to own directly an undivided interest in each asset and a share of each item of income, gain, loss, deduction and credit of a partnership corresponding to the Company's capital interest in the partnership. The assets and income of the partnership will have the same character as if the Company had held them or realized them directly rather than through the partnership. Accordingly, to the extent that any partnership owned by the Company is treated as a partnership for federal income tax purposes, the Company must take into account its proportionate share of the assets, liabilities, and items of income, gain, loss, deduction and credit of the partnership for purposes of the Asset Tests and Gross Income Tests. See "--Taxation of the Company--Tax Aspects of the Company's Investments in Partnerships" and "--Taxation of the Company--Partnership Classification" in this Section.

    OWNERSHIP OF A QUALIFIED REIT SUBSIDIARY. A QRS is disregarded for federal income tax purposes, but may be subject to state and local tax in some jurisdictions. All of the assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Accordingly, the assets, liabilities, and items of income, deduction and credit of any QRS must be taken into account in determining whether the Company satisfies the REIT Requirements.

    If the Company were to acquire a QRS by acquiring all of the stock of an existing corporation, the acquired corporation would be treated as if it had liquidated at the time of acquisition and then reincorporated. Under Regulations which the Service has been instructed to issue, the corporation's Net Built-in Gain would be subject to tax at the time the acquired corporation becomes a QRS. See "--Taxation of the Company--Overview" in this Section. In addition, all earnings and profits of the corporation that were accumulated before it was acquired by the Company would have to be distributed before the end of the Company's taxable year in which it acquired the corporation.

    In the event that a corporation that is a QRS ceases to meet the requirements for qualification as a QRS, the corporation is deemed to have liquidated and is treated as a new corporation that acquired all of its assets from the REIT in exchange for its stock.

    The Company does not intend to acquire or form a QRS, but may do so if it determines that ownership of a QRS would be in the Company's best interests.

    The Company, in satisfying the REIT qualification tests set forth above, must meet, among others, the following requirements:

    SHARE OWNERSHIP TESTS. The Shares and any other Equity Stock the Company issues must be held by at least 100 persons (determined without attribution to the owners of any entity owning Equity Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Equity Stock may be owned, directly or indirectly, by five or fewer individuals (defined to include certain types of entities and determined with attribution to the owners of any entity owning Equity Stock) (the "Five or Fewer Requirement"). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. In addition, the Five or Fewer Requirement will be treated as having been met if: (i) the Company maintains records which disclose the actual ownership of the outstanding Equity Stock, and demands written statements each year from the record holders of 5% or more of the Equity Stock disclosing the beneficial owners thereof; and (ii) the Company does not know, or by exercising reasonable diligence would not have known, that it did not satisfy this requirement.

    The Company represents that it: (i) will issue sufficient Equity Stock pursuant to the Offering to allow the Company to satisfy these requirements;
(ii) will not admit investors as Stockholders until the admission will allow there to be sufficient Stockholders to meet these requirements; and (iii) will thereafter admit only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Equity Stock, which provisions are intended to assist the Company in satisfying these requirements. The Company will also utilize computerized systems designed to prevent violations of these requirements. Furthermore, the Company's Distribution Reinvestment Program contains provisions that are intended to prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. See "Distribution Reinvestment and Share Repurchase Programs." Moreover, the Company will maintain records which disclose the actual ownership of the outstanding Equity Stock, and the Company will demand written statements each year from each record holder of 5% or more of the Equity Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Equity Stock and certain other information. See "Description of Securities--Restrictions on Ownership and Transfer." These restrictions are intended to allow the Company to satisfy the Five or Fewer Requirement. However, there can be no assurance that these provisions will allow the Company to satisfy the Share ownership tests described above in any year. If the Company fails to satisfy the Share ownership tests described above, the Company's status as a REIT would terminate, and the Company would not be able to prevent such termination. See "--Taxation of the Company--Failure to Qualify" in this Section.

    ASSET TESTS. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets (the "Asset Tests"). After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance. However, there can be no assurance that these measures will be sufficient to guarantee satisfaction of the Asset Tests. Failure to satisfy the Asset Tests would cause the Company's status as a REIT to terminate. See "--Taxation of the Company--Failure to Qualify" in this Section.

    - 75% ASSET TEST. At least 75% of the value of the Company's total assets must be represented by "Real Estate Assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). "Real Estate Assets" include Interests in Real Property (including undivided interests in real property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT receives the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

    The Company represents that the purchase contracts for the Properties it will own will apportion in the aggregate no more than 5% of the purchase price of all Properties to property other than "real property," as defined in the Code, to reflect the fair market value of such non-real estate assets. The Company will maintain depreciation schedules to corroborate these representations. In addition, the Company has and will invest funds not used to acquire Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments (as defined below in this Section under "--Taxation of the Company--Gross Income Tests--75% Gross Income Test (the "75% Gross Income Test")") or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the Properties will constitute "Real Estate Assets" and should allow the Company to meet the 75% Asset Test.

    - 25% ASSET TEST. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities other than Real Estate Assets, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one non-governmental issuer. A partnership interest held by a REIT and an interest in a QRS are not considered "securities" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitations.

    GROSS INCOME TESTS. The Company must satisfy for each calendar year two separate tests based on the composition of its gross income, as determined under its method of accounting (the "Gross Income Tests"). There can be no assurance that the actual operating results of the Company will allow it to satisfy these tests. For purposes of determining whether the Company complies with the 75% Gross Income Test and 95% Gross Income Test, gross income does not include income from Prohibited Transactions. Failure to satisfy the Gross Income Tests would generally result in the loss of REIT status. See "--Taxation of the Company--Failure to Qualify" in this Section.

    - 75% GROSS INCOME TEST (THE "75% GROSS INCOME TEST"). At least 75% of the Company's gross income for the taxable year must constitute "Rents from Real Property" (as discussed below and as defined in the Glossary), interest on obligations secured by real property mortgages, gains from the sale of Interests in Real Property and real property mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, refunds and abatements of real property taxes, income and gain from the sale of Foreclosure Property (as discussed below and as defined in the Glossary), certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital.

    Income attributable to a lease of real property will generally qualify as "Rents from Real Property" under the 75% Gross Income Test (and the 95% Gross Income Test described below) subject to the following rules:

    (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

    (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

    (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

    (iv) Rental income will not qualify if the Company furnishes or renders more than DE MINIMIS services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

    The Company has represented that:

    (i) The leases of tenants in the Initial Properties provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the Initial Properties or any portion thereof;

    (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the Properties, and no person who owns more than 10% of the Equity Stock of the Company will own, directly or indirectly, 10% or more of any tenant that leases space in the Properties;

    (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each Property will corroborate this representation;

    (iv) It has not and will not charge rent that is based on the income or profits of any person in certain Properties and that the percentage rent clauses, if any, in its current and future leases are not intended to provide the Company with a prohibited share of income or profits;

    (v) In the case of any lease providing for rents based on a fixed percentage of receipts, such percentage will be fixed at the time the lease is entered into, the provisions will be consistent with normal business practices, and the arrangement will not be intended to provide the Company with a prohibited share of income or profits; and

    (vi) Services received by tenants in connection with their leases of the Properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the Properties to fail to qualify as Rents from Real Property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities. The Company will not derive any revenue from such independent contractors. See "Investment Objectives and Policies--Construction and Development Activities."

    Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such new capital. "New capital" is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company represents that it will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to satisfy the 75% Gross Income Test.

    - 95% GROSS INCOME TEST (THE "95% GROSS INCOME TEST"). At least 95% of the Company's gross income for the taxable year must be derived from income that satisfies the 75% Gross Income Test, or from dividends, interest or gains from the sale of securities other than securities held as Dealer Property. Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. The Company will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Gross Income Test.

    Based upon the foregoing representations, the Company's share of income from the Properties will primarily give rise to rental income qualifying under the 75% Gross Income Test and the 95% Gross Income Test, and gains on sales of the Properties, substantially all of which should qualify under the 75% Gross Income Test and the 95% Gross Income Test. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences. However, no assurance can be given that the actual operations of the Company would allow it to satisfy the Gross Income Tests.

    If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to a 100% tax with respect to the greater of the excess net income that caused it not to comply with the 75% Gross Income Test or the 95% Gross Income Test.

    Should the potential amount of non-qualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. However, there can be no assurance that such action would be successful in maintaining the Company's status as a REIT. In addition, such action could reduce the amount of cash available for Distributions to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section.

    ANNUAL DISTRIBUTION REQUIREMENTS (THE "DISTRIBUTION TEST"). To qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT Taxable Income (computed without regard to the dividends paid deduction and the Company's net capital gain); and (b) 95% of the net income (after tax), if any, from Foreclosure Property; and (ii) the sum of certain items of non-cash income. Subject to two exceptions, whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate. Under the first exception, dividends declared by the Company in October, November or December will be treated as having been paid on December 31 of such year so long as the dividends are actually paid during January of the following year. Under the second exception, a dividend is treated as paid in the prior taxable year if the Company declares the dividend and files an election before it timely files its tax return for such prior taxable year and the dividend is paid within the 12-month period following the close of the prior taxable year and not later than the date of the first regular dividend payment made after such declaration. A distribution which is not pro rata within a class of Equity Stock or which is not consistent with the rights to distributions between classes of Equity Stock is not taken into consideration for purposes of satisfying the Distribution Test. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed portion. Further, to the extent that the Company fails to distribute at least the sum of 85% of its REIT Taxable Income for such year, 95% of its capital gain net income, and any undistributed taxable income from prior taxable years, the Company would be subject to a 4% excise tax.

    A REIT is subject to tax on its net capital gain, but can reduce its capital gain tax liability by paying capital gain dividends to its stockholders. The amount of capital gain dividends that a REIT may pay for the year is limited to its net capital gain, calculated without taking into account any current net operating loss or net operating loss carryover. To the extent that a REIT elects to pay capital gain dividends in excess of its net income for the taxable year, it must increase its net operating loss carryover by such amount. In the alternative, a REIT may declare a capital gain dividend but elect to retain and pay tax on its net long-term capital gains. If the Company were to make such an election, the Stockholders would be required to report the amount of the capital gain dividend on their income tax returns, but would be entitled to claim a credit or refund for a proportionate amount of the tax paid by the Company and to increase their basis in the Shares by the excess of the amount of the capital gain they must report over the tax on that capital gain the Stockholder would be deemed to have paid.

    The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT Taxable Income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the Distribution Test. However, there can be no assurance that the Company's actual operations will generate sufficient liquid assets, or would allow it to borrow, sufficient cash to satisfy this requirement in any taxable year.

    FAILURE TO QUALIFY. If the Company fails to qualify as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost. The loss of REIT status may also affect the character of Distributions received by the Stockholders because the Company will no longer be able to designate a portion of its Distributions as capital gain Distributions or be able to make deemed Distributions of its capital gain income. As a result, all Distributions to Stockholders will be treated as dividends and taxed as ordinary income to the extent that the Company has current or accumulated earnings and profits, and Stockholders will no longer be entitled to claim a credit for taxes paid by the Company on corporate capital gains deemed distributed to the Stockholders.

    PROHIBITED TRANSACTIONS. The Company will be subject to a 100% tax on any net income from "Prohibited Transactions." Net income from a Prohibited Transaction arises from the sale or exchange by a REIT of Dealer Property unless such property is Foreclosure Property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a Real Estate Asset under the 75% Asset Test; (ii) has been held for at least four years, (iii) has capitalized expenditures not in excess of 30% of the net sales price, (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company may eventually sell each of the Properties it acquires, its primary intention in acquiring and operating the Properties is the production of rental income and it does not expect to hold any Property as Dealer Property.

    TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS. The Company may hold direct or indirect interests in the one or more partnerships (the "Partnerships"), including the Operating Partnership. The Company anticipates that it will operate as an Umbrella Partnership Real Estate Investment Trust (an "UPREIT") holding an interest in the Operating Partnership directly and interests in one or more Property Partnerships through the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investments in the Partnerships. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

    PARTNERSHIP CLASSIFICATION. The Company is entitled to include in its income its distributive share of the income, and to deduct its distributive share of the losses, of each of the Partnerships only to the extent that each such Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation.

    Prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for federal income tax purposes rather than a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management,
(iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated, and an entity with two or more members formed as a partnership or limited liability company under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. The final Treasury Regulations also provide that the Service will not challenge the classification of an existing partnership for tax periods prior to January 1, 1997 so long as (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the Service.

    The Company believes that the Operating Partnership will be treated as a partnership for federal income tax purposes because it was formed as a partnership under state law after January 1, 1997, and will have two or more partners. Further, for each Property Partnership acquired by the Company that was formed prior to January 1, 1997, if any, the Company expects to determine prior to such acquisition that such Property Partnership was treated as a partnership for federal income tax purposes for the periods before January 1, 1997, and that such Partnership had a reasonable basis for its claimed classification.

    Additionally, the Company believes that none of the Partnerships will be treated as publicly traded partnerships within the meaning of Section 7704 of the Code, which are taxed as corporations for federal income tax purposes. The Company represents that none of the interests in the Partnerships are or will be registered under the Securities Act or traded on an established securities market and none of the Partnerships have more than 100 partners for purposes of
Section 7704 of the Code (or will otherwise fall within one of the other "safe harbors" for the Partnership to avoid being treated as having interests which are "readily tradable on a secondary market (or the substantial equivalent thereof)." The Company further believes that none of the Partnerships will be treated as a publicly traded partnership on the basis that 90% or more of the annual gross income of such Partnerships will be from certain passive sources, such as Rents from Real Property, interest, and the sale or disposition of real property and capital assets, and that none of the Partnerships would be described as an investment company if it were a domestic corporation. However, the ability to satisfy the requirements of these safe harbors and avoid treatment as a publicly traded partnership will depend on the results of the actual operations of the Partnerships.

    If for any reason any of the Partnerships were taxable as a corporation or as a publicly traded partnership rather than as a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would change, and, as a result, the Company would most likely be unable to satisfy the Gross Income Tests and Asset Tests, which would thus prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, any change in the status for tax purposes of any of the Partnerships might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution. Further, if any of the Partnerships were treated as an association taxable as a corporation or as a publicly traded partnership, items of income, gain, loss, deduction and credit of such Partnership would be subject to corporate tax. The partners of any such Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. Finally, to the extent that the Company owned more than 10% of the interests of such Partnership, the Company would no longer satisfy the 25% Asset Test and therefore would no longer qualify as a REIT. See "--Taxation of the Company--Gross Income Tests" and "--Asset Tests" in this Section.

    PARTNERSHIP ANTI-ABUSE REGULATIONS. The Service has issued final anti-abuse Treasury Regulations under the partnership provisions of the Code (the "Partnership Provisions") that authorize the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The anti-abuse regulations apply where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The anti-abuse regulations state that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities though a flexible arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

    The anti-abuse regulations contain an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of that partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate basis in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the redemption rights associated with the LP Common Units of the Operating Partnership will not conform in all respects to the redemption rights contained in the foregoing example. See "Operating Partnership Agreement--Limited Partner Redemption Rights" for a description of the redemption rights of holders of LP Common Units. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the anti-abuse regulations to the Company. If the conditions of the anti-abuse regulations are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT and materially affect the tax consequences and economic return resulting from an investment in the Company.

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

    The following is a summary of the federal income tax consequences of the Company's investment in the Operating Partnership. This discussion should also generally be relevant to an investment by the Company in a Property Partnership.

    CONTRIBUTIONS OF PROPERTY. In general, no gain or loss will be recognized either by the contributing partner or by the Operating Partnership on the transfer of a Property in exchange for Units in the Operating Partnership. Gain (but not loss) may be recognized by the partner transferring the Property to the Operating Partnership if the partner receives consideration other than Units in exchange for the Property, if liabilities of the partner are assumed in connection with the transfer of the Property, if the transfer of the Property is treated as a disguised sale, and in certain other circumstances.

    DETERMINATION OF INITIAL BASIS AND ADJUSTED BASIS IN UNITS. The initial basis of Units received in exchange for a contribution to the Operating Partnership is equal to the sum of (i) the amount of money contributed (or deemed contributed); (ii) the adjusted basis of any Property contributed; less
(iii) the amount of any money distributed (or deemed distributed) by the Operating Partnership in connection with such contribution. Basis in Units acquired through other means is determined under other rules. In addition, other rules, such as the disguised sale rules, may affect the basis of the partner's Units. In general, and assuming that the Operating Partnership does not own any depletable property, the adjusted basis of the Units of a partner is increased to reflect (i) the partner's distributive share of the taxable income of the Operating Partnership, and (ii) the amount of any additional capital contributions made by such Partner. The adjusted basis of the Units of a partner is reduced to reflect (i) the amount of cash distributed to the partner (or deemed distributed); (ii) the adjusted basis of any partnership property distributed to the partner; and (iii) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership not properly chargeable to capital account. For this purpose, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner and the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Finally, the basis of a Unit is adjusted to reflect the partner's share of the liabilities of the partnership under federal tax regulations that allocate liabilities to partners in a partnership. Allocations of partnership liabilities are solely for tax purposes and do not affect the limited liability of Limited Partners in the Operating Partnership.

    The adjusted basis of a partner in the Operating Partnership is important for a number of reasons. The amount of losses and deductions which can be allocated to a partner cannot exceed the partner's adjusted basis in the partner's Unit. Any excess loss or deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of Units are all calculated based on the adjusted basis of the partner's interest in the partnership.

    PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. There can be no assurance that distributions from the Operating Partnership in any period will be sufficient to pay the tax liabilities of partners resulting from an investment in the Operating Partnership. The Company will be required to take into account its allocable share of the foregoing items of the Partnerships for purposes of the various REIT Gross Income Tests and Asset Tests, and in the computation of its REIT Taxable Income and federal income tax liability. See "--Taxation of the Company--Ownership of a Partnership Interest" in this Section.

    PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for tax purposes under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Company believes that the allocations of taxable income and loss contained in the Operating Partnership Agreement comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    The net profits of the Operating Partnership generally will be allocated for federal income tax purposes among the partners in the following order and priority. First, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits allocated to each such holder for the current and all prior taxable years equals the preferred return, if any, distributed to such holder for the current and all prior taxable years. Second, net profits shall be allocated to the holders of GP Common Units and LP Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return), PARI PASSU, until the amount of such net profits allocated for the current year and all prior taxable years to each such holder equals the cumulative amount distributed to each such holder (other than distributions of the preferred return) for the current and all prior taxable years. Third, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits equals the amount of any accrued but unpaid preferred return, if any, for the current and all prior taxable years for which net profits have not been allocated previously. Fourth, any remaining amounts of net profits shall be allocated to the holders of the GP Common Units and the LP Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of Units owned by each such holder.

    Any net loss of the Operating Partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to the Company as the General Partner.

    In some cases, special allocations of net profits and net losses will be required to comply with the federal income tax principles governing tax allocations.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated Property that is contributed to the Operating Partnership in exchange for Units in the Operating Partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the Property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted basis of the Property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

    The Partnerships will be formed by way of contributions, including contributions of appreciated Property by certain Limited Partners. Consequently, the Operating Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed Property to be made in a manner that is consistent with Section 704(c) of the Code.

    In general, these allocations tend to eliminate the book-tax differences over the life of the Partnerships by allocating to the Limited Partners who contribute appreciated Properties to the Operating Partnership, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Partnerships of the Properties than would ordinarily be the case for economic or book purposes. However, these allocations may not always entirely rectify book-tax differences on an annual basis or with respect to a specific taxable transaction such as a sale. As a result of the application of Section 704(c) of the Code, it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than if such Properties had a tax basis equal to their fair market value at the time of contribution, and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company from such sale. This may cause the Company to recognize taxable income in excess of such proceeds and may affect the calculation of the Company's earnings and profits for purposes of determining whether a Distribution is a dividend. This may increase the portion of the Company's Distribution treated as a dividend and taxed as ordinary income to Stockholders. Moreover, the application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the Service may assert that a different allocation method than the one selected by the Operating Partnership should be used to eliminate any such book-tax differences.

    With respect to any Property purchased by any of the Partnerships subsequent to the formation of the Company, such Property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

    DEPRECIATION DEDUCTIONS AVAILABLE TO THE OPERATING PARTNERSHIP. For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Buildings, structural components and improvements thereto generally will be depreciated over 40 years. Certain improvements to land are depreciated over 15 years.

    Depreciation deductions with respect to Properties transferred to the Operating Partnership in exchange for LP Common Units must be calculated using the transferor's basis, recovery period and method of depreciation. Property acquired by a transferor prior to May 13, 1993, may be subject to depreciation using different methods and recovery periods. The effect of this rule is to continue the historical basis, placed in service dates and depreciation methods with respect to Property contributed to a partnership. In general, this will result in the Operating Partnership and the Property Partnerships claiming less depreciation than if the contributed Properties were purchased in a taxable transaction. Generally, the burden of lower depreciation deductions will fall first on the contributing partner, but may also reduce the depreciation allocated to the other partners.

    Gain on the sale or other disposition of depreciable property is characterized as ordinary income rather than as capital gain to the extent of any applicable depreciation recapture. Buildings and improvements depreciated using the straight-line method of depreciation generally are not subject to depreciation recapture unless held for less than one year. However, individuals, trusts and estates who hold Shares either directly or through one or more pass through entities may be subject to tax on long-term capital gain recognized on the disposition of such assets at a rate of 25%, rather than at the 20% rate normally applicable to capital gains of such Stockholders, to the extent that such assets have been depreciated. See "--Taxation of Stockholders" in this Section for a description of the tax consequences of distributions to Stockholders.

    OTHER DEDUCTIBLE EXPENSES OF THE OPERATING PARTNERSHIP. Certain expenses incurred in the conduct of the Operating Partnership's activities may not be deductible in the year paid. To the extent that this occurs, the taxable income of the Operating Partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring Properties must generally be recovered through depreciation deductions over a number of years. The following are examples of other types of material expenses which may not be deductible in the year paid. To the extent that the Operating Partnership incurs expenses for prepaid interest in connection with a loan, such interest will be deducted in the year to which it relates rather than in the year in which it was paid. To the extent the Operating Partnership incurs other loan fees, such fees generally will have to be amortized over the term of the loan rather than deducted in the year paid. To the extent that the Operating Partnership prepays management fees, such fees generally will be deductible in the year services are provided rather than in the year the payments are made.

    TAX CONSEQUENCES OF DISTRIBUTIONS. A partner will recognize gain on distributions from the Operating Partnership only to the extent that the amount of any cash or marketable securities distributed to the partner exceeds the partner's adjusted basis in his or her Units. For this purpose, a reduction in the liabilities of the Operating Partnership allocated to such Unit holder for federal income tax purposes is treated as a deemed distribution of cash on which gain or loss may be recognized. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of the calculation of adjusted basis.

    In general, no gain is recognized on the distribution of property other than money or marketable securities to a partner. In the case of a distribution other than in complete liquidation of the partner's interest in the Operating Partnership, the partner's adjusted basis in such property is equal to the lesser of the Operating Partnership's adjusted basis in such property immediately before the distribution and the partner's adjusted basis in his or her Units, reduced by the amount of any money or marketable securities distributed to the partner. In the case of a distribution in complete liquidation of a partner's Units, the partner's aggregate adjusted basis in such property or properties distributed is equal to the partner's adjusted basis in his or her Units, reduced by the amount of any money or marketable securities distributed to such partner.

    A partner will not recognize loss as the result of a distribution except on the complete liquidation of his or her Units in which the partner receives only money, unrealized receivables and/or inventory, and then only to the extent the money and the adjusted basis of the property received exceed the partner's adjusted basis in his or her Units immediately before the distribution. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for an explanation of the calculation of a partner's adjusted basis in his or her Units.

    Any gain or loss recognized as the result of a distribution to a partner will generally be capital gain or loss, but may be recharacterized as ordinary gain or loss to the extent that the Operating Partnership holds "unrealized receivables" or inventory. "Unrealized receivables" include rights to payment for services rendered or to be rendered (to the extent not previously included in the income of the Operating Partnership), as well as amounts that would be subject to recapture if the Operating Partnership had sold its assets at their fair market value at the time of a transfer of the Unit, such as unrecaptured prior depreciation deductions. See "--Income Taxation of the Partnerships and Their Partners--Depreciation Deductions Available to the Operating Partnership" in this Section for an explanation of depreciation recapture.

    TAX CONSEQUENCES OF DISPOSITIONS OF UNITS GENERALLY. If a Unit is sold or disposed of in a manner that is treated as a sale for federal income tax purposes, the holder of the Unit will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in such Unit. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a description of the calculation of adjusted basis. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the Operating Partnership which are allocated to the Unit holder for federal income tax purposes. It is possible that the amount of gain recognized or the tax imposed on the disposition could exceed the amount of cash and/or value of any property received upon such disposition.

    In general, gain recognized on the sale or other taxable disposition of a Unit will be treated as gain from the sale or disposition of a capital asset and taxed as capital gain. To the extent that the amount realized on the sale or disposition is attributable to the Unit holder's share of substantially appreciated inventory or unrealized receivables of the Operating Partnership, such portion may be recharacterized as ordinary income.

    TAX CONSEQUENCES OF EXERCISE OF CONVERSION RIGHT. Subject to certain restrictions, the Operating Partnership gives holders of LP Common Units the right to convert their Units into Shares of the Company under certain circumstances, subject to the Company's right to elect (except in certain limited circumstances) to acquire such Units for cash rather than for Shares. See "Operating Partnership Agreement-- Limited Partner Conversion Rights" for a further explanation of such rights. The conversion of LP Common Units into Shares is treated as a taxable sale of the Units to the Company on which gain or loss is recognized by the LP Common Unit holder. The Company's adjusted basis in its Units will be increased by the amount of cash and the Market Price of the Shares used to acquire the Units, and will be adjusted to reflect changes in the liabilities of the Operating Partnership allocated to the Company for federal income tax purposes. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of how allocations of partnership liabilities affect a partner's adjusted basis in such partner's Units.

    TAX CONSEQUENCES OF EXERCISE OF REDEMPTION RIGHT. Subject to certain restrictions, the Operating Partnership Agreement gives holders of LP Common Units the right to demand that their Units be redeemed by the Operating Partnership. Upon exercise of this right, the Company has the option of acquiring the LP Common Units to be redeemed either for Shares or for cash in lieu of having the Operating Partnership redeem such LP Common Units. See "Operating Partnership Agreement--Limited Partner Redemption Rights" for a fuller explanation of such rights.

    Exercise of the redemption right is a taxable transaction in which gain or loss is recognized by the LP Common Unit holder. No gain or loss will be recognized by the Operating Partnership (or by the Company in the event the Company exercises its right to acquire the Units for cash or for Shares). If the Company acquires the Units for cash or for Shares, its adjusted basis in its Units will be increased by the amount of cash and the Market Price of the Shares used to acquire the Units, and will be adjusted to reflect changes in the liabilities of the Operating Partnership allocated to the Company for federal income tax purposes. See "--Income Taxation of the Partnerships and Their Partners--Determination of Initial Basis and Adjusted Basis in Units" in this Section for a discussion of how allocations of partnership liabilities affect a partner's adjusted basis in such partner's Units.

    A redemption of Units by the Operating Partnership using funds contributed by the Company may be recharacterized by the Service as a sale of such Units to the Company with the tax consequences to the Company described in the preceding paragraph. In the event the transaction is not recharacterized by the Service as a sale of the Units to the Company, or in the event that the Operating Partnership redeems the LP Common Units for cash that is not contributed by the Company to the Operating Partnership for such purpose, the original transfer of a Property to the Partnership in exchange for the Units to be redeemed may be recharacterized as a disguised sale of such Property. The LP Common Unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's Units and the holder did not receive any property in the disposition other than cash, unrealized receivables or inventory. The amount and character of any gain or loss recognized on the redemption of the holder's LP Common Units are discussed under "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Dispositions of Units Generally" in this Section.

    If the Company contributes cash to enable the Operating Partnership to redeem the LP Common Units, the transaction may be recharacterized by the Service as a sale of such Units to the Company. If the transaction is not recharacterized as a sale of the LP Common Units, the tax consequences would be as described in the preceding paragraph. If the transaction is recharacterized by the Service as a sale of the LP Common Units to the Company, the tax consequences would be as described under "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Exercise of Conversion Right" in this Section. Recharacterization of the contribution of the Property in this manner could have a number of tax consequences for the Operating Partnership and for the Company and its Stockholders. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including the Company, for federal income tax purposes. Second, the Operating Partnership's adjusted basis in the Property would have to be recalculated which could have the effect of either increasing or decreasing the Operating Partnership's depreciation deductions with respect to the Property. Third, the transaction could be subject to the installment sale and original discount rules which could affect the amount and timing of the Company's deductions.

    TAX CONSEQUENCES OF TERMINATION OF THE OPERATING PARTNERSHIP. The Operating Partnership will be considered as having terminated for federal income tax purposes if either (i) no part of any business of the Operating Partnership continues to be carried on, or (ii) within a 12 month period there is a sale or exchange of Units representing 50 percent or more of the total ownership in the Operating Partnership. The Operating Partnership would be considered as having terminated solely for tax purposes and termination would not result in an actual liquidation of the Operating Partnership or dissolution of the Operating Partnership for state law purposes.

    The termination of the Operating Partnership will cause its taxable year to close. This may result in a bunching of income if the Operating Partnership's taxable year is different from that of its partners. Both the Operating Partnership and the Company intend to use the calendar year as its taxable year.

    Additional tax consequences may result if the termination of the Operating Partnership does not incur in connection with its liquidation. The Operating Partnership would be deemed to have distributed its Properties to its partners and immediately thereafter the partners would be deemed to have contributed the assets to a new partnership. See "--Income Taxation of the Partnerships and Their Partners-- Contributions of Property" and "--Tax Consequences of Distributions" in this Section for a discussion of the potential tax consequences of contributions and distributions . Because no actual cash would be distributed as a result of the termination, the tax on any gain recognized by the Company and the other Unit holders would have to be paid out of funds from other sources. The deemed distribution and recontribution resulting from a termination of the Operating Partnership may also impact the capital accounts of the partners, the adjusted basis of the Properties, and the adjusted basis of the partners' Units, all of which could result in further tax consequences following the termination.

    It is unlikely that the Operating Partnership would terminate as a result of a sale or exchange of Units representing 50 percent or more of the total ownership in the Operating Partnership. Provisions in the Operating Partnership Agreement specifically prohibit transfers of Units and any exercise of redemption or conversion rights that would cause a termination of the Operating Partnership.

    TAX CONSEQUENCES OF THE LIQUIDATION OF THE OPERATING PARTNERSHIP. For a discussion of the tax consequences of liquidating distributions to partners in the Operating Partnership, see "--Income Taxation of the Partnerships and Their Partners--Tax Consequences of Distributions" in this Section.

TAXATION OF STOCKHOLDERS

    TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be ordinary dividend income to the Stockholder. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Equity Stock by the amount of such Distribution. The adjustment to tax basis will result in increased gain or a reduced loss on sales of the Stockholder's Equity Stock. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains.

    Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends as long as the Company qualifies as a REIT. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses, or foreign tax credits, of the Company to reduce their tax liabilities.

    In addition, taxable Distributions from the Company will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Shares (or Distributions treated as such), however, will be treated as investment income only if the Stockholder so elects, in which case such capital gains will be taxed at ordinary income rates.

    Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gain for the taxable year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the U.S. Stockholders has held its Shares or other Equity Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

    The Company may elect to designate amounts retained as long-term capital gain income. As discussed above, the Company would be taxed at regular corporate capital gains tax rates on such amounts. See "--Taxation of the Company--Annual Distribution Requirements (the "Distribution Test")" in this Section. In that case, each Stockholder would include in income as long-term capital gain their proportionate share of the Company's long-term capital gain and would increase the adjusted basis in its Shares by the amount of the allocable long-term capital gains retained by the Company and would also receive a credit for a proportionate share of the tax paid by the Company. Each Stockholder would increase the adjusted basis in the Equity Stock owned by the Stockholder by the amount of the allocable long-term capital gain.

    In general, the sale of Equity Stock held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received from the sale and the Stockholder's adjusted tax basis in the Equity Stock sold. Sales of Equity Stock held directly or indirectly through one or more partnerships, S corporations, or other pass through entities, by individuals, estates or trusts for more than 12 months, may qualify for the 20% reduced capital gains rate. However, any loss from a sale or exchange of Equity Stock by a Stockholder who has held such Equity Stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of any Distributions from the Company that the Stockholder treated as long-term capital gain. In addition, Distributions to Stockholders in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or reduce the loss recognized upon the sale of the Equity Stock. Distributions received by Stockholders upon the complete liquidation of the Company are treated as received from the sale of their Equity Stock and will generally result in the tax consequences described in the preceding paragraph.

    CAPITAL GAINS AND LOSSES. A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6% (as of January 1, 1999). The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% (as of January 1, 1999) for sales and exchanges of assets held for more than 12 months. The maximum tax rate applicable to noncorporate taxpayers on long-term capital gain from the sale of "Section 1250 property" (depreciable real property) is 25% (as of January 1, 1999) to the extent such gain would have been treated as ordinary income if the property were "Section

1245 property." With respect to Distributions designated by the Company as capital gain dividends and deemed distributions of retained capital gains, the Company may designate (subject to certain limits) whether such a Distribution is taxable to Stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

    TERMINATION OF REIT STATUS. If the Company fails to qualify as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost. The loss of REIT status may also affect the character of Distributions received by the Stockholders because the Company will no longer be able to designate a portion of its Distributions as capital gain Distributions or be able to make deemed Distributions of its capital gain income. As a result, all Distributions to Stockholders will be treated as dividends and taxed as ordinary income to the extent that the Company has current or accumulated earnings and profits, and Stockholders will no longer be entitled to claim a credit for taxes paid by the Company on corporate capital gains deemed distributed to the Stockholders.

    BACKUP WITHHOLDING. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such
Stockholder: (a) is a corporation or comes within other exempt categories; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Stockholders--Taxation of Foreign Stockholders" in this Section.

    TAXATION OF TAX-EXEMPT STOCKHOLDERS. Distributions by the Company to a Stockholder that is a Tax-Exempt Entity should not constitute UBTI unless the Tax-Exempt Entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Equity Stock), or the Shares are otherwise used in an unrelated trade or business of the Tax-Exempt Entity. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Code Section 501(c), and organizations described in Section 501(c)(2) of the Code that support such organizations, are subject to different UBTI rules, which generally will require them to characterize Distributions from the Company as UBTI.

    Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT," qualified plans exempt from tax under Section 401(a) of the Code ("Qualified Plans") that hold 10% or more of the Equity Stock (by value) could recognize UBTI. The Company will constitute a Pension-Held REIT if either: (i) at least one Qualified Plan holds more than 25% (by value) of the Equity Stock; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Equity Stock) hold an aggregate of more than 50% (by value) of the Equity Stock. If the Company were a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio that the Company's gross income (less allowable deductions) which would be considered UBTI if the REIT were a Qualified Plan bears to the Company's total gross income (less certain allowable deductions). The Ownership Limit contained in the Articles provides that no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by number or by value) of the Shares without requesting and obtaining prior Board approval. The Ownership Limit should prevent the Company from unintentionally becoming a Pension-Held REIT; however, there can be no assurance that the Company will not be a Pension-Held REIT. The Company represents that the Board of Directors will not consent to allow anyone to acquire more than 9.8% of the Shares if doing so would cause the Company to be a Pension-Held REIT.

    In connection with the offering of the Shares pursuant to this Prospectus, Counsel has given its Opinion, based on the assumptions and representations made in this Section and throughout this Prospectus, and on various representations made by the Company and the Advisor to Counsel as to certain factual matters, that, as of the date of this Prospectus, Distributions to a Stockholder which is a Tax-Exempt Entity (other than certain Tax-Exempt Entities described in paragraphs (7), (9), (17), and (20) of Code Section 501(c) and organizations described in Section 501(c)(2) of the Code that support such organizations) will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Equity Stock and the Company is a Pension-Held REIT. The Opinion is subject to certain limitations and qualifications. See "Risk Factors--Tax Risks--Risks Regarding REIT Qualification and Consequences of Failure to So Qualify" and "--Limitations on Opinion of Counsel"; and "--Opinion of Tax Counsel" in this Section.

    TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders").

    PROSPECTIVE FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES, STATE AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN THE COMPANY, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX CONSEQUENCES IN OTHER COUNTRIES IN WHICH THEY ARE SUBJECT TO TAX.

    In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the United States. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Section 884 of the Code. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

    Generally, any Distribution that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty, which tax will be withheld by the Company. A distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

    Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest (a "USRPI") are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such Distributions may also be subject to branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

    Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 35% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. The Company expects to withhold U.S. income tax at such rates unless (i) a lower treaty rate applies and any required form evidencing eligibility for the reduced rate is filed with the Company; (ii) the Foreign Stockholder files an IRS Form 4224 with the Company claiming that the Distribution is effectively connected income; or
(iii) another exception applies and any required form evidencing eligibility for the exception is filed with the Company. Solely for purposes of calculating the applicable withholding tax rate, the Company will be deemed to have designated the largest portion of a distribution that could be designated as a capital gain dividend under the Code, regardless of the amount actually designated by the Company. Thus, the 35% withholding rate may apply to a portion of ordinary dividends in some cases. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

    Unless the Shares constitute a USRPI under Section 897 of the Code, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a USRPI if the Company is a "Domestically Controlled REIT." A Domestically Controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a Domestically Controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be (but are not guaranteed to be) publicly traded, no assurance can be given that the Company will continue to be a Domestically Controlled REIT. Notwithstanding the foregoing, capital gain which is not subject to U.S. income taxation under these rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company does not constitute a Domestically Controlled REIT, whether a Foreign Stockholder's sale of his or her Shares would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of Shares and are subject to tax under Section 897 of the Code may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions. In the case of a sale of Shares by a Foreign Stockholder (or a Distribution treated as a sale), the purchaser will not be required to withhold on the purchase price if the purchased Shares are "regularly traded" on an established securities market or if the Company is a Domestically Controlled REIT. Otherwise, the purchaser of the Shares may be required to withhold 10% of the purchase price and remit this amount to the Service.

    If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

OTHER TAX CONSIDERATIONS

    COMPANY'S PURCHASE OF PROPERTIES WITH SHARES. If the Company acquires Properties with Equity Stock, the Company will not have any gain or loss on the issuance of its Equity Stock in exchange for such Properties, regardless of the tax consequences for the seller. If the transaction is structured as a tax-free transaction for the seller, such as a merger, the Company will take a carry-over basis for tax purposes in the Property. Such a carry-over basis will produce a lower basis for purposes of depreciation then would arise if the Company acquired the Property in a taxable transaction, in which event, the Company's basis in the acquired Property would be the same as if the Property was purchased outright. This lower basis will result in lower depreciation deductions on an annual basis which, all things equal, will increase the Company's income, and, therefore, increase the amount of Distributions the Company must pay in order to maintain its status as a REIT as compared to the effects on income and Distributions had the Property been acquired in a taxable transaction. In addition, if the Company acquires the Property in a tax-free transaction, the built-in gain on the asset will be subject to tax at the highest effective corporate rates if the Company sells such asset during the 10-year Recognition Period. See "--Taxation of the Company-- Overview" in this Section. The Company represents that it will acquire only those Properties which it intends to hold for more than 10 years.

    DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who purchase Shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income on the amount they would have received as Distributions had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. In addition, the discount applicable to purchases under the DRP (and discounted purchases of Equity Stock under other programs operated by the Company) may constitute additional taxable income to the purchaser. See "--Taxation of Stockholders" in this Section. Shares received under the DRP will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

    STATE AND LOCAL TAXES. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares.

    LEGISLATIVE DEVELOPMENTS. On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. Those budget proposals contained a number of provisions which, if enacted, would affect the federal income tax treatment of REITs.

    First, the budget proposals provided for a freeze on the grandfathered status of "stapled" or "paired share" REITs. This proposal was enacted as part of the Internal Revenue Service Restructuring and Reform Act of 1998. The Company will not have stapled or paired shares and therefore will not be affected by this provision.

    Second, the budget proposals would amend the 25% Asset Test to prohibit a REIT from holding stock possessing more than 10% of the voting power or value of all classes of stock of a corporation. This proposal was not enacted but could be reproposed in future legislation.

    Third, the budget proposals included a provision that would impose an additional requirement for REIT qualification. The provision would specify that no person may own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock. Certain attribution rules would be applied to determine a person's stock ownership. This proposal was not enacted but could be reproposed in future legislation. The restrictions on share ownership described above should prevent the Company from violating this requirement, if it should be enacted in the future. See "--Taxation of the Company--Share Ownership Tests" in this Section. However, there can be no assurance that these restrictions would permit the Company to satisfy this requirement. In the event that this provision is enacted in the future and the Company failed to satisfy its requirements, the Company would not qualify as a REIT. See "--Taxation of the Company-- Failure to Qualify" in this Section.

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                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH PLAN OR IRA. PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A PLAN TO PURCHASE THE SHARES.

    In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement, IRA or other employee benefit plan ("Plan") in Shares, fiduciaries of the Plan should consider, among other things, whether the investment: (i) will be in accordance with the governing documents of the Plan and is authorized and consistent with their fiduciary responsibilities under ERISA; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will be sufficiently liquid; and (v) is prudent and in the best interests of the Plan, its participants and beneficiaries under ERISA standards.

    The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

    In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

    A Prohibited Transaction may occur if the assets of the Company are deemed to be assets of a Plan (I.E., the "look-through rule") which invests in Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a Plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a Prohibited Transaction with the Plan. Thus, the action of an employee of the Company in dealing with the assets of the Company can, under certain circumstances, cause a Plan which invests in the Shares to be a participant in a Prohibited Transaction. While "Plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a Plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into Plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Plan which invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely- held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part will be registered under the Exchange Act within applicable time limits.

    The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares will be held by over 100 independent investors upon conclusion of the Offering and, therefore should be considered "widely-held."

    The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the Ownership Limits imposed under the Articles on the transfer of the Shares are designed to prevent violations of the Five or Fewer Requirement (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable."

    The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, the Company believes that the Shares will be "publicly offered securities" for purposes of the DOL Regulations and that (i) the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares and (ii) any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary of any Plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

    See "Risk Factors--ERISA Risks--Annual Statement of Value is an Estimate" for an explanation of the annual statement of value to be provided by the Company to Stockholders subject to ERISA.

                              PLAN OF DISTRIBUTION

GENERAL

    Of the 56,000,000 Shares offered by this Prospectus, except for certain Special Sales, the Company is offering 50,000,000 Shares through the Dealer Manager to the public on a best efforts basis at a purchase price of $10 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 4,000,000 Shares at a purchase price of $9.50 per Share are being offered for issuance through the Distribution Reinvestment Program; 2,000,000 Soliciting Dealer Warrants to purchase 2,000,000 Shares and the 2,000,000 Shares underlying the Soliciting Dealer Warrants are also being offered. See "Description of Securities--Soliciting Dealer Warrants." A "best efforts" offering means that neither the Dealer Manager nor the Soliciting Dealers are under any obligation to purchase any of the Shares being offered and, therefore no specified number of Shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the Offering. The Offering will commence as of the date of this Prospectus and if the Minimum

Offering is sold and if this Offering continues thereafter, the Offering will terminate on or before February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. The Company reserves the right to terminate the Offering at any time.

    See "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering" and "--Volume Discounts" and "--Other Discounts" in this Section for an explanation of certain permitted sales of Shares for less than $10 per Share.

    See "Management--Inland Securities Corporation" for a description of the past activities of the Dealer Manager and of its key personnel.

ESCROW CONDITIONS

    Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois (the "Escrow Agent"), and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. None of the Shares offered by this Prospectus will be sold by the Company, no commissions or fees will be paid by it for any such sales, and the initial admission of investors as Stockholders will not take place unless paid subscriptions have been received and accepted for at least 200,000 Shares or $2,000,000 (the "Minimum Offering") within six months from the initial date of this Prospectus. If subscriptions for at least the Minimum Offering have not been received, accepted, and paid for within six months from the initial date of this Prospectus, all funds received will be promptly refunded in full, together with their pro rata share of any interest earned thereon. If such refund is made, IREIC will pay any escrow fees.

    The Escrow Agreement among the Company, the Dealer Manager, and the Escrow Agent provides that escrowed funds will be invested by the Escrow Agent in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government or other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or upon receipt of subscription proceeds for at least 200,000 Shares, in other short-term, highly liquid investments with appropriate safety of principal. After the Minimum Offering has been raised, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company, subject to the terms of the Escrow Agreement.

    The interest, if any, earned on subscription proceeds relating to the Minimum Offering prior to their release to the Company from escrow will be distributed to subscribers on a pro rata basis within 30 days after the end of the quarter during which the subscriber was admitted as a Stockholder. After the initial admission of Stockholders in connection with the sale of at least 200,000 Shares, Stockholders will not be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ADVISOR'S COMPANY CONTRIBUTION AND ADVISOR'S PARTNERSHIP CONTRIBUTION

    The Advisor purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000. The Advisor also made a capital contribution in the amount of $2,000 prior to the offering of Shares by the Company pursuant to this Prospectus, for which the Advisor received 200 LP Common Units in the Operating Partnership valued at $2,000. The Advisor may not sell or otherwise transfer these 20,000 Shares or the 200 LP Common Units (or the Shares for which they may be exchanged) while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase Shares for their own accounts. However, at no time on or after July 1, 2000 will the Advisor own 9.8% or more of the total number or value of the Company's outstanding Shares. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

SUBSCRIPTION PROCESS

    Except for certain Special Sales, the Shares are being offered to the public through the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and to transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

    The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions (including the escrow conditions described above under "--Escrow Conditions" in this Section) and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. A subscription will be accepted or rejected within 10 days (and generally within 24 hours) after the receipt by the Company of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares and, until the Minimum Offering is fully subscribed, subject to the terms of the Escrow Agreement. If the subscription is accepted, a confirmation will be mailed not more than three business days after acceptance by the Company. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and Subscription Agreement will be returned to the subscriber, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

    The Subscription Agreement requires each Stockholder to make certain factual representations, including the following:

    (i) The Stockholder's tax identification number set forth in the Subscription Agreement is accurate and the Stockholder is not subject to backup withholding;

    (ii) The Stockholder has received a copy of the Prospectus not less than five business days prior to signing the Subscription Agreement, wherein restrictions on ownership and transfer of Shares are described;

    (iii) The Stockholder meets the minimum income and net worth and any other applicable suitability standards established for investors in the Company;

    (iv) The Stockholder is purchasing the Shares for his or her own account;
       and

    (v) The Stockholder acknowledges that the Shares are not liquid.

    Each of the above representations is included in the Subscription Agreement in order to help satisfy the Company's responsibility to make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information is obtained. The Company shall not sell any Shares to a potential investor, unless such investor agrees to the above factual representations by executing the Subscription Agreement. The Company would likely assert the above representations as a defense to claims that it had not made every reasonable effort to determine that the purchase of the Shares was a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information was obtained.

    In addition to the above representations, any Affiliate of the Company must represent that the Shares being purchased by such Affiliate are being purchased for investment purposes only and not with a view toward immediate resale, in order to comply with the federal and state securities laws.

    By executing the Subscription Agreement, the investor will not be waiving any rights under the federal securities laws.

DETERMINATION OF INVESTOR SUITABILITY

    The Company, the Dealer Manager and each Soliciting Dealer will make reasonable efforts to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and
(iii) the investor has the financial capability to invest in the Company.

    By executing the Subscription Agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

COMPENSATION PAYABLE BY THE COMPANY FOR THE SALE OF THE SHARES

    Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% on all of the 50,000,000 Shares sold on a best efforts basis for serving as the Dealer Manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Except for certain Special Sales, an additional 2% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a best efforts basis shall be paid to the Dealer Manager as a Marketing Contribution in lieu of reimbursement of certain expenses associated with marketing. In addition, except for certain Special Sales, the Dealer Manager may be reimbursed by the Company for BONA FIDE due diligence expenses of the Dealer Manager and the Soliciting Dealers not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a best efforts basis (the Due Diligence Expense Allowance). All or any portion of the Marketing Contribution and Due Diligence Expense Allowance may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers. Generally, no portion of the Marketing Contribution will be reallowed to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers, will be deducted from any Marketing Contribution or Due Diligence Expense Allowance otherwise payable to the Soliciting Dealers.

    The Company will offer to sell to the Dealer Manager one Soliciting Dealer Warrant (for a price of $.0008 per Soliciting Dealer Warrant) for each 25 Shares sold during the Offering, subject to federal and state securities laws and subject to the issuance of a maximum of 2,000,000 Soliciting Dealer Warrants. The Dealer Manager may retain or reallow the Soliciting Dealer Warrants to the Soliciting Dealer who sold the

Shares. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 per Share for each Soliciting Dealer Warrant during the period commencing one year from the first date upon which any of the Soliciting Dealer Warrants are issued and ending five years after the effective date of the offering (the "Exercise Period"). See "Description of Securities-- Soliciting Dealer Warrants" for additional information regarding these warrants.

    The maximum compensation to be paid by the Company in connection with the Offering (assuming that there are no Special Sales) will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions from the sale of the 50,000,000 Shares sold on a best efforts basis; and (ii) a total of 2% of the Gross Offering Proceeds as the Marketing Contribution from the sale of the 50,000,000 Shares sold on a best efforts basis. The aggregate of these commissions and expenses plus the value attributable to the Soliciting Dealer Warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. The value attributable to the Soliciting Dealer Warrants is approximately $0.90 per warrant or an aggregate of approximately $1,800,000 for all the Soliciting Dealer Warrants, assuming the best efforts offering of 50,000,000 Shares is fully subscribed and the maximum of 2,000,000 Soliciting Dealer Warrants are issued. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed by the Company for BONA FIDE due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares sold on a best efforts basis, except for certain Special Sales.

    No selling commissions, marketing contribution or due diligence expense allowance will be paid in connection with (i) the sale of Shares, in connection with the performance of services, to employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain their affiliates,
(ii) the purchase of Shares under the DRP, and (iii) the issuance of the Soliciting Dealer Warrants or the Shares issuable upon exercise thereof. Reduced selling commissions are payable on purchases of at least 25,000 Shares. No selling commissions will be paid in connection with (i) the sale of Shares to one or more Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, (ii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, and (iii) the Shares credited to an investor as a result of a volume discount. All of the transactions mentioned in this paragraph are collectively referred to as the "Special Sales."

    The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Shares.

VOLUME DISCOUNTS

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $250,010 worth of Shares (25,001 Shares) through the same Soliciting Dealer will be entitled to a reduction of the customary 7% selling commission payable in connection with the purchase of those Shares in accordance with the following schedule:

   AMOUNT OF PURCHASER'S
         INVESTMENT
- ----------------------------      MAXIMUM SELLING      AMOUNT OF VOLUME
    FROM            TO         COMMISSION PER SHARE        DISCOUNT
- -------------  -------------  -----------------------  -----------------
$     250,010  $     500,000                6%                    1%
      500,010      1,000,000                5%                    2%
    1,000,010      2,500,000                4%                    3%
    2,500,010      5,000,000                3%                    4%
    5,000,010     10,000,000                2%                    5%
   10,000,010       and over                1%                    6%

    Any reduction in the amount of the selling commission in respect of volume discounts will be credited to the investor in the form of additional whole Shares or fractional Shares. As to sales of Shares which are entitled to volume discounts, the Company will pay the maximum selling commissions per Share set forth above.

    Certain purchases may be combined for the purpose of qualifying for a volume discount and crediting an investor with additional Shares for the volume discount, and for determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all such combined purchases are made through the same Soliciting Dealer. Purchases by spouses may be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or as tenant-in-common by such investor with others for purposes of computing amounts invested. Purchases by Tax-Exempt Entities may only be combined with purchases by other Tax-Exempt Entities for purposes of computing amounts invested if investment decisions are made by the same Person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the Tax-Exempt Entities whose purchases are sought to be combined. The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page in order for purchases to be combined. The Company is not responsible for failing to combine purchases, where the investor fails to mark the "Additional Investment" space.

    If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.

    Notwithstanding the preceding paragraphs, in no event shall any investor receive a discount greater than 5% on any purchase of Shares if such investor already owns, or may be deemed to already own, any Shares. This restriction may limit the amount of the volume discount available to a purchaser after the purchaser's initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of the combination of purchases.

    In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), the Dealer Manager will be obligated to forthwith return to the Company (and Soliciting Dealers will be obligated to return to the Dealer Manager) any excess commissions received. The Company (as to the Dealer Manager) and the Dealer Manager (as to the Soliciting Dealers) may adjust any future commissions due for any such excess commissions that have not been returned.

OTHER DISCOUNTS

    Due to lower administrative costs and in connection with the performance of services, employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates will be permitted to make initial and subsequent purchases of Shares directly from the Company net of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share (based on the initial Offering price of $10 per Share). Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward distribution.

    In consideration of the services rendered by the Soliciting Dealers and their registered representatives, the Soliciting Dealers and their respective officers and employees (E.G., registered representatives) and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions will be permitted to make an initial purchase of Shares directly from the Company net of selling commissions or for $9.30 per Share (based on the initial Offering price of $10 per Share). Also, investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares through the Dealer Manager or a Soliciting Dealer net of selling commissions or for $9.30 per Share (based on the initial Offering price of $10 per Share). The Marketing Contribution and Due Diligence Expense Allowance will be allowed and paid with respect to the sales mentioned in this paragraph.

    However, any subsequent purchases of Shares made by (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who purchase Shares directly from the Company net of the 7% selling commission, and (ii) investors who have contracts for investment advisory and related brokerage services which include a fixed or "wrap" fee feature and who purchase Shares net of the 7% selling commission, are limited to a maximum discount of 5%.

    Any request to purchase Shares at a discount pursuant to the discounts which are discussed in this paragraph shall, upon the request of the Company, be in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

    Participants in the Company's DRP may purchase Shares for a reduced price of $9.50 per Share (based on the initial Offering price of $10 per Share) due to lower administrative costs.

TRANSFER OF SHARES

    A Stockholder may assign all or some of his Shares, subject to certain restrictions contained in the Articles. See "Description of Securities--Restrictions on Ownership and Transfer." An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company must be delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of
(i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

    The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company will determine when and if to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. There is no assurance that the Company will apply for such listing or inclusion, even if it satisfies the appropriate listing or inclusion standards.

INDEMNIFICATION

    The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.

                                HOW TO SUBSCRIBE

    Shares may be purchased by investors who meet the suitability standards described above under "Who May Invest" and "Plan of Distribution--Determination of Investor Suitability" by proceeding as follows:

        1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

        2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Appendix C.

        3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IRRET along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

        4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

    A sale of the Shares may not be completed until at least five business days after receipt by the subscriber of the Prospectus. Within 10 days (and generally within 24 hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within three days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within 10 days after receipt.

    Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

                                SALES LITERATURE

    In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor, may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) "tombstone" newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

    The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

    This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.

            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

    The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") will authorize the Company to use Distributions payable to them to purchase additional Shares. A Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or would violate any of the other Share ownership restrictions imposed by the Company's Articles.

    As further explained below, purchases under the DRP are made at a price (which initially will be $9.50 per Share) equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions on Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

    Commencing with the first Distribution paid after the effective date of the Offering and continuing until the public offering price per Share in the Offering is increased from $10 per Share (if it is ever increased) or until the termination of the Offering, whichever first occurs, Participants will acquire Shares from the Company at a fixed price of $9.50 per Share. Thereafter, participants may acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount from the public offering price per Share is never intended to exceed 5% of the Market Price of a Share on the date of purchase. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the price at which Shares may be purchased through the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national securities exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants.

    Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased Shares through the DRP. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to Shares purchased under the DRP will itself be treated as a deemed distribution to the purchaser. Shares received under the DRP will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

    As explained under "Description of Securities--Restrictions on Ownership and Transfer," the certificates representing Shares purchased through the DRP will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

    The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price per Share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). In the event the Company changes such repurchase price (which is not presently anticipated), the Company will send a letter to Stockholders informing them of the change, and will disclose the change in quarterly reports filed with the Commission on Form 10-Q. The repurchase price is contemplated to be changed only if the Company is offering Shares to the public at a price different than $10 per Share. In such event, the repurchase price would likely be set at such public offering price, less the then applicable selling commissions, marketing contribution, due diligence expense allowance or similar types of offering expenses; however, the Company is not guaranteeing that it will ever increase the repurchase price.

    Repurchases under the SRP will be made quarterly by the Company on a first-come, first-served basis, and will be limited in the following manner: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be made at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional Properties, or for maintenance or repair of existing Properties. Such Property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

    The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his or her request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system.

    Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

                            REPORTS TO STOCKHOLDERS

    The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

    The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and to any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and
(vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

    In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

    Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days after making such Distribution.

    Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a Property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the Property acquired during the quarter; (ii) the present or proposed use of such Property and its suitability and adequacy for such use; (iii) the terms of any material leases affecting the Property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the Property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a Property will be acquired: (i) on specified terms (I.E., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the Net Proceeds of the Offering.

    After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the Property; (iii) the aggregate of all Acquisition Expenses paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

    The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge to be paid: (i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.

    See "Risk Factors--ERISA Risks--Annual Statement of Value is an Estimate" for an explanation of the annual statement of value to be provided by the Company to Stockholders subject to ERISA.

                                 LEGAL MATTERS

    Legal matters in connection with the Company's status as a REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Wildman, Harrold, Allen & Dixon, Chicago, Illinois (legal counsel to the Company). Wildman, Harrold, Allen & Dixon does not purport to represent Stockholders or potential investors who should consult their own legal counsel. See "Conflicts of Interest--The Company and the Advisor have the Same Legal Counsel." The legality of the Shares offered hereby will be passed upon for the Company by Brown & Wood LLP, Washington, D.C.

    The statements in the Section of the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of the Prospectus titled "ERISA Considerations" have been reviewed by Wildman, Harrold, Allen & Dixon.

                                    EXPERTS

    The balance sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-11 under the Act, with respect to the Shares offered hereby (the "Registration Statement"). This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits filed therewith. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference and the exhibits and schedules thereto.

    For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and which will also be available for inspection and copying at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission, including the Company, and the address is http:// www.sec.gov.

    Following the closing of the Offering, the Company will be subject to the informational requirements of the Exchange Act, and will, therefore, be required to file reports, proxy and information statements and other information with the Commission pursuant to the reporting requirements of Section 13(a) of the Exchange Act, in addition to any other legal requirements. Such reports, statements and information can also be inspected and copied at the Commission's offices and web site referred to above.

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                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "ACT" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

    "ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on Property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of Properties. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, proceeds of Shares sold via the Company's Distribution Reinvestment Program and proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

    "ADA" means the Americans with Disabilities Act of 1990, as amended, and the Regulations promulgated under the authority conferred thereby.

    "ADVISOR" means the Person(s) responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Retail Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

    "ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets, as provided in the Advisory Agreement.

    "ADVISOR'S COMPANY CONTRIBUTION" means the $200,000 the Advisor paid to the Company for the purchase of 20,000 Shares in connection with the organization of the Company for a purchase price of $10 per Share.

    "ADVISOR'S PARTNERSHIP CONTRIBUTION" means the $2,000 contributed to the Operating Partnership by the Advisor for 200 LP Common Units in the Operating Partnership valued at $2,000.

    "ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will perform certain specified services to the Company.

    "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

    "AFFILIATED DIRECTORS" means those Directors of the Company who are affiliated with the Company or its Affiliates.

    "AFFILIATES' ACQUISITION COST" means the cost of the Initial Properties to the Initial Property Sellers consisting of the purchase prices paid, plus any Acquisition Expenses, including any financing costs (excluding interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties.

    "AFFILIATES' ACQUISITION DEBT" means the amount borrowed by the Initial Property Sellers from an Affiliate of TIGI to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt for the Initial Properties.

    "ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Retail Property, or the tenant of any single-user property.

    "ANNUALIZED BASE RENTAL REVENUE" is the annualized contractual base rent for all leases in effect as of January 1, 1998, which is determined by multiplying by 12 the monthly contractual base rents as of January 1, 1998 under existing leases. Base rent excludes: (a) percentage rents; (b) additional charges paid for by tenants including common maintenance, real estate taxes and other expense reimbursements; and (c) future contractual rent escalations.

    "ANNUALIZED NET RENT" means with respect to a lease, the monthly net rent due under the lease as determined in accordance with GAAP, annualized for all leases in effect as of January 1, 1998.

    "ARTICLES" means the Company's Articles of Incorporation, as amended.

    "ASSET TESTS" means the 75% Asset Test and the 25% Asset Test.

    "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

    "BOARD" means the Board of Directors of the Company.

    "BUSINESS COMBINATION" means a merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Shares.

    "BYLAWS" means the Bylaws of the Company, as amended.

    "CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

    "CMSAS" means consolidated metropolitan statistical areas as defined by the United States Office of Management and Budget.

    "CODE" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (sometimes referred to as the "Treasury Regulations") or corresponding provisions of subsequent revenue laws.

    "COMMISSION" or "SEC" means the United States Securities and Exchange Commission.

    "COMMON UNITS" means the LP Common Units and the GP Common Units of the Operating Partnership collectively.

    "COMMUNITY CENTER" means any Shopping Center leased primarily to one or more retail tenants providing for the sale of soft lines (wearing apparel for men, women and children) and hard lines (hardware and appliances) in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet. A Community Center makes a greater variety of merchandise available--in sizes, styles, colors and prices--than a Neighborhood Center. Many are built around a junior department store, variety store or discount department store as the major tenant, in addition to a supermarket. Others are built around multiple

Anchor Tenants such as large superstores and off-price stores. A Community Center does not have a full line department store, though it may have a strong specialty store or stores.

    "COMPANY" means Inland Retail Real Estate Trust, Inc., a Maryland corporation.

    "COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

    "CONSTRUCTIVELY OWN" shall mean ownership of Equity Stock or options to acquire Equity Stock by a Person who would be treated as the owner of such Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

    "CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Expenses.

    "CONTROL SHARES" means voting shares of stock of a Maryland corporation which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy) would entitle the acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include Shares the acquiror is then entitled to vote as a result of having previously obtained Stockholder approval.

    "CONTROL SHARE ACQUISITION" means the acquisition of Control Shares, subject to certain exceptions.

    "COUNSEL" means the Chicago, Illinois law firm of Wildman, Harrold, Allen & Dixon.

    "CPI" means the Consumer Price Index, the economic index issued by the United States Department of Labor indicating price increases or decreases for the United States economy.

    "CREDITWORTHY TENANT" means a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease or whose lease payments have been guaranteed by an Affiliate of such tenant (a "Guarantor") with a minimum net worth of $10 million.

    "CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 7% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

    "CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 7% per annum on Invested Capital.

    "DEALER MANAGER" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

    "DEALER PROPERTY" means stock in trade of a taxpayer or other property of a kind which would properly be included in the inventory of the taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of his trade or business, as described in Section 1221(1) of the Code.

    "DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).

    "DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

    "DISTRIBUTION TEST" means the REIT Requirement that a REIT distribute annually to its Stockholders an amount at least equal to (i) the sum of (A) 95% of its REIT Taxable Income for the year (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (B) 95% of the excess of its net income from Foreclosure Property over the taxes imposed on such income; minus (ii) certain excess non-cash items.

    "DOL" means the United States Department of Labor.

    "DOL REGULATIONS" means final, temporary and proposed regulations promulgated by the DOL.

    "DOMESTICALLY CONTROLLED REIT" means, generally, a REIT in which at all times during a specific testing period less than 50% in value of its shares are held directly or indirectly by Foreign Stockholders.

    "DRP" means the Company's Distribution Reinvestment Plan.

    "DUE DILIGENCE EXPENSE ALLOWANCE" means an amount up to 0.5% of the Gross Offering Proceeds from the sale of 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for BONA FIDE due diligence expenses.

    "EQUITY STOCK" means stock that is either Shares and/or Preferred Stock of the Company.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESCROW AGENT" means LaSalle National Bank, N.A., pursuant to that certain Escrow Agreement between the Company, the Escrow Agent and the Dealer Manager.

    "EXCESS SHARES" means Shares or Preferred Stock of the Company which are automatically converted into an equal number of Excess Shares and transferred automatically to the Share Trust upon a purported transfer of such Shares or Preferred Stock which is violative of the applicable restrictions on transfer.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder.

    "EXERCISE PERIOD" means the period commencing one year after the first issuance of any of the Soliciting Dealer Warrants and ending five years after such first issuance, during which period the Soliciting Dealer Warrants may be exercised.

    "FASIT" means a financial asset securitization investment trust.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "FIVE OR FEWER REQUIREMENT" means the REIT Requirement that, at all times during the second half of each taxable year (other than its first taxable year), no more than 50% in value of the shares of a REIT may be owned, directly, indirectly, or by attribution, by five or fewer individuals (defined in the Code to include certain types of entities).

    "FORECLOSURE PROPERTY" means any real property or Interests in Real Property, and any personal property incident to such property, acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent, on a lease of such property or on an indebtedness which such property secured. "Foreclosure Property" does not include property acquired by a REIT as the result of indebtedness arising from the sale or other disposition of Dealer Property of the REIT which was not originally acquired as Foreclosure Property.

    "FOREIGN STOCKHOLDERS" means non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates, as such terms are defined in the Code.

    "FORMATION TRANSACTIONS" means those transactions relating to the organization and formation of the Company and the Operating Partnership, including (i) the formation of the Company and the Operating Partnership, (ii) the Advisor making the Advisor's Company Contribution and the Advisor's Partnership Contribution, (iii) the commencement of the Offering, (iv) the contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering by the Company to the Operating Partnership, (v) the issuance of the GP Common Units to the Company in exchange for its contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering, (vi) the acquisition of the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions, (vii) the retirement in full of the Affiliates' Acquisition Debt, and the payment of other debt incurred in connection with organization of the Company, the payment of the expenses of the Offering and the reservation of funds for general working capital purposes and, to the extent that there are additional Net Proceeds of the Offering available, the acquisition of additional Properties or further reduction of the Initial Mortgage Debt on the Initial Properties, and (viii) the qualification of the Company as a REIT for federal income tax purposes for the taxable year ending December 31, 1999, all as described under "Structure and Formation of the Company--Formation Transactions."

    "FUNDS FROM OPERATIONS" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of Property, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

    "GAAP" means generally accepted accounting principles in the United States.

    "GENERAL PARTNER" means the Company as the General Partner of the Operating Partnership.

    "GLA" means gross leasable area, which is that area in Shopping Centers for which tenants pay rent, and is the total floor area designed for tenants' occupancy and exclusive use, expressed in square feet.

    "GNMA" means Government National Mortgage Association.

    "GP COMMON UNITS" means Common Units representing the general partnership interest in the common equity of the Operating Partnership held by the Company.

    "GROSS INCOME TESTS" means the 95% Gross Income Test and the 75% Gross Income Test.

    "GROSS OFFERING PROCEEDS" means the total proceeds from the sale of 50,000,000 Shares in the Offering during the public offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply and other Special Sales, shall be deemed to be $10.00 per Share. Unless specifically included, Gross Offering Proceeds does not include any proceeds from the sale of up to 4,000,000 Shares under the DRP during the public offering period, the purchase price for which shall be $9.50 per Share, nor any proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

    "GUARANTOR" means a Person with a minimum net worth of $10 million which has guaranteed the lease payments of a tenant which is an Affiliate.

    "ICPM" means Inland Commercial Property Management, Inc., a subsidiary of IPMGI, and one of the TIGI Affiliated Companies.

    "IMC" means Inland Mortgage Corporation, one of the TIGI Affiliated
Companies.

    "IMIC" means Inland Mortgage Investment Corporation, one of the TIGI Affiliated Companies.

    "IMSC" means Inland Mortgage Servicing Corporation, one of the TIGI Affiliated Companies.

    "INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a Property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

    "INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the

Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor or advised by the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

    "INDEPENDENT DIRECTOR STOCK OPTION PLAN" means the Company's stock option plan for the benefit of its Independent Directors.

    "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

    "INITIAL MORTGAGE DEBT" means the aggregate mortgage debt to which the Initial Properties were subject as of the acquisition thereof by the Initial Property Sellers.

    "INITIAL PROPERTIES" means the four Retail Centers that the Company has rights to and intends to acquire, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions.

    "INITIAL PROPERTY SELLERS" means the Affiliates of TIGI which will sell their ownership interests in the Initial Properties to the Operating Partnership in the Formation Transactions.

    "INLAND" or "TIGI" means The Inland Group, Inc., a Delaware corporation.

    "INLAND AFFILIATED COMPANIES" or the "INLAND ORGANIZATION" or "TIGI AFFILIATED COMPANIES" means Inland and its subsidiaries and its and their Affiliates.

    "INTERESTED STOCKHOLDER" means any Person (other than the Company or any subsidiary of the Company) that (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Equity Stock of the Company after the date on which the Company has 100 or more beneficial owners of its Equity Stock, or (b) is an Affiliate or associate of the Company and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Equity Stock of the Company at any time within the two-year period immediately prior to the date in question and after the date on which the Company had 100 or more beneficial owners of its Equity Stock.

    "INTERESTS" means equity interests in Property Partnerships, which might be issued to Persons for equity interests in Properties.

    "INTERESTS IN REAL PROPERTY" means and includes fee ownership and co-ownership of undivided interests in land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil, or gas royalty interests

    "INVESTED CAPITAL" means the original issue price paid for the Shares reduced by prior Distributions from the sale or financing of the Company's Properties.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

    "IPMGI" means The Inland Property Management Group, Inc., one of the TIGI Affiliated Companies.

    "IRA" means an individual retirement account established pursuant to Section 408 of the Code.

    "IREA" means Inland Real Estate Acquisitions, Inc., one of the TIGI Affiliated Companies.

    "IREAS" means Inland Real Estate Advisory Services, Inc., the advisor to IREC, one of the TIGI Affiliated Companies.

    "IREC" means Inland Real Estate Corporation, an IREIC-sponsored REIT.

    "IREIC" means Inland Real Estate Investment Corporation, Sponsor of the Company, and one of the TIGI Affiliated Companies.

    "ISC" means Inland Securities Corporation, the Dealer Manager, one of the TIGI Affiliated Companies.

    "LIMITED PARTNER" means a limited partner of the Operating Partnership.

    "LP COMMON UNITS" means common units representing limited partnership interests in the common equity of the Operating Partnership.

    "LP PREFERRED UNITS" means preferred units representing limited partnership interests in the common equity of the Operating Partnership.

    "LP UNITS" means LP Common Units and LP Preferred Units of the Operating Partnership collectively.

    "MANAGEMENT AGENT" means an entity which provides Property rental, leasing, operation and management services to the Company pursuant to the Management Agreement. The Management Agent is Inland Southeast Property Management Corp., which is owned principally by individuals who are Affiliates of Inland, or anyone which succeeds it in such capacity.

    "MANAGEMENT AGREEMENT" means the agreement between the Company and the Management Agent for the rental, leasing, operation and management of the Company's Properties.

    "MARKETING CONTRIBUTION" means the amount of 2% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, in lieu of reimbursement of specific expenses associated with marketing, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers.

    "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

    "MARYLAND GENERAL CORPORATION LAW" or "MGCL" means the General Corporation Law of Maryland, as amended from time to time.

    "MAXIMUM OFFERING" means 50,000,000 Shares offered for sale on a best efforts basis, including any Special Sales (plus, where applicable and specified, 4,000,000 Shares available for sale under the DRP pursuant to this Prospectus, and plus only where applicable and specified, the 2,000,000 Soliciting Dealer Warrants and 2,000,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be issued and sold to the Dealer Manager, and which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers).

    "MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a Person who is not a Stockholder at the time of purchase.

    "MINIMUM OFFERING" means the sale of 200,000 Shares offered for sale on a best efforts basis for $2,000,000.

    "NAREIT" means the National Association of Real Estate Investment Trusts,
Inc.

    "NASD" means the National Association of Securities Dealers, Inc.

    "NASDAQ" means The Nasdaq Stock Market, Inc.

    "NEIGHBORHOOD CENTER" means any Shopping Center which is leased primarily to one or more retail tenants providing for the sale of convenience goods (foods, drugs and sundries) and personal services (laundry, dry cleaning, barbering, shoe repair, etc.) for the day-to-day living needs of the immediate neighborhood, with GLA ranging from 10,000 to 100,000 square feet.

    "NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

    "NET BUILT-IN GAIN" means (i) the excess of the fair market value of an asset acquired by a REIT from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation, over the basis of such asset; (ii) the excess of the fair market value of the assets of a REIT on the first day it first qualifies as a REIT over the adjusted basis of such assets; (iii) the excess of the fair market value of the assets of an acquired QRS over the adjusted basis of such assets on the date of acquisition.

    "NET EQUITY VALUE" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution.

    "NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

    "NET PROCEEDS OF THE OFFERING" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

    "95% GROSS INCOME TEST" means the REIT Requirement that at least 95% of a REIT's gross income, excluding gross income from prohibited transactions, be derived from:

    (A) dividends;

    (B) interest;

    (C) Rents from Real Property;

    (D) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;

    (E) abatements and refunds of taxes on real property;

    (F) income and gain derived from Foreclosure Property;

    (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on Interests in Real Property or (ii) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property); and

    (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of section 857(b)(6) of the Code.

    "NON-ERISA PLAN" means a Plan which is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

    "NON-U.S. STOCKHOLDER" means a holder of Shares who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or estate or other foreign stockholder.

    "NULL TRANSFER" means a purported transfer of Shares or Preferred Stock which is violative of the applicable restrictions on transfer and which results in the Shares or Preferred Stock becoming Excess Shares.

    "OFFERING" means the offering of 50,000,000 Shares of the Company offered for sale on a best efforts basis, including any Special Sales and, unless the context requires otherwise, plus 4,000,000 Shares offered for sale under the DRP pursuant to this Prospectus, and unless the context requires otherwise, plus the 2,000,000 Soliciting Dealer Warrants and 2,000,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be granted to the Dealer Manager and, at its discretion, reallowed to the Soliciting Dealers.

    "OPERATING PARTNERSHIP" means Inland Retail Real Estate Limited Partnership, an Illinois limited partnership.

    "OPERATING PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership.

    "ORGANIZATION AND OFFERING EXPENSES" means all those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters and their accountants and attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

    "ORGANIZATION DOCUMENTS" means the Articles and Bylaws of the Company.

    "OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

    "OWNERSHIP LIMIT" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

    "PARTICIPANT" means a Stockholder who elects to participate in the DRP.

    "PARTNERSHIPS" or "PROGRAMS" means the prior public or private real estate equity or private placement mortgage and note limited partnerships which were sponsored by one of the TIGI Affiliated Companies.

    "PENSION-HELD REIT" means any REIT in which either (i) at least one Qualified Plan holds more than 25% (by value) of the outstanding capital stock of the REIT; or (ii) one or more Qualified Plans (each of which owns more than 10% (by value) of the outstanding capital stock of the REIT) hold an aggregate of more than 50% (by value) of outstanding capital stock of the REIT.

    "PERSON" means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

    "PLAN" means pension, profit-sharing, retirement, IRA or other employee benefit Plan.

    "PREFERRED UNITS" means Units of the Operating Partnership on which a preferred return is paid or which provides for some other preference over Common Units of the Operating Partnership.

    "PRIMARY GEOGRAPHICAL AREA OF INVESTMENT" means the states east of the Mississippi River in the United States.

    "PRIMARY PROPERTY INVESTMENTS" means collectively, the Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Properties Outside the Primary Geographical Area of Investment.

    "PROHIBITED OWNER" means any purported beneficial owner (applying the ownership attribution rules of Sections 542(a)(2) and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) of Shares who would otherwise violate the Ownership Limit or such other limit as provided in the Articles of Incorporation.

    "PROHIBITED TRANSACTION" means a sale or other disposition of Dealer Property which is not Foreclosure Property.

    "PROPERTY ACQUISITION SERVICE AGREEMENT" means that certain agreement among the Company, the Advisor, IREC, IREAS and IREA which resolves, among the Company, IREC and any other real estate investment program sponsored by IREIC, conflicting investment opportunities in connection with the acquisition of Properties.

    "PROPERTY" or "PROPERTIES" means any, or all, respectively, of the real property and improvements thereon owned or to be owned by the Company, directly or indirectly.

    "PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's Property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the Property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such Property.

    "PROPERTY MANAGEMENT FEE" means any fee paid to an Affiliate or third party as compensation for management of the Company's Properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the Properties, and if paid to an Affiliate of the Advisor shall be equal to not more than 90% of the fee which would be payable to an unrelated party providing such services. Initially, such fee shall be 4.5% of the gross revenues from the Properties.

    "PROPERTY PARTNERSHIPS" means those entities (other than the Operating Partnership) such as limited liability companies, general and limited partnerships and trusts that own one or more of the Properties.

    "PROSPECTUS" means the final prospectus of the Company dated February 11, 1999 as it may be supplemented in connection with the registration of the Shares offered hereby.

    "QRS" means a "Qualified REIT Subsidiary" within the meaning of the Code.

    "QUALIFIED PLAN" means a Plan which satisfies the requirements for qualification under Section 401 of the Code.

    "QUALIFIED REIT SUBSIDIARY" means any corporation 100% of the stock of which is owned by a REIT.

    "REAL ESTATE ASSETS" means Interests in Real Property (including undivided interests in real property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

    "RECOGNITION PERIOD" means the ten-year period beginning on the date that a REIT (i) first qualifies as a REIT; (ii) acquires any asset from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation; or (iii) acquires the stock of an existing corporation which becomes a QRS.

    "REGIONAL CENTER" means any Shopping Center that provides for general merchandise, apparel, furniture and home furnishings in depth and variety, as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 75,000 square feet each. A Regional Center may have GLA ranging from 250,000 to more than 900,000 square feet, and provides services typical of a business district yet not as extensive as those of a Super Regional Center.

    "REGISTRATION RIGHTS" means the "demand" and "piggyback" registration rights that the Company may grant to the Limited Partners of the Operating Partnership and/or Property Partnerships with respect to the Shares acquired by them upon conversion of their LP Units issued for their equity interests in Properties, or that the Company may grant with respect to Shares issued directly for equity interests in Properties.

    "REGISTRATION STATEMENT" means the registration statement on Form S-11 and related exhibits, as amended, filed by the Company with the Commission in connection with the Offering, of which this Prospectus is a part thereof.

    "REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

    "REIT" means a real estate investment trust as defined by the Code and the applicable Treasury Regulations.

    "REIT REQUIREMENTS" means the requirements for qualifying as a REIT as contained in Sections 856 through 860 of the Code and the Regulations promulgated thereunder.

    "REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from Foreclosure Property; and (b) the net income derived from Prohibited Transactions; (iii) deducting amounts equal to: (x) any net loss derived from Prohibited Transactions; and (y) the tax imposed by Section 857(b)(5) of the Code upon a failure to meet the 95% Gross Income Test and/or the 75% Gross Income Test; and
(iv) disregarding the dividends paid, computed without regard to the amount of the net income from Foreclosure Property which is excluded from REIT Taxable Income.

    "REMIC" means a real estate mortgage investment conduit.

    "RENTS FROM REAL PROPERTY" means, generally, (i) rents from Interests in Real Property, (ii) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and (iii) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. Rents from Real Property generally does not include (i) any amount received or accrued, directly or indirectly, with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that any amount so received or accrued shall not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales); (ii) any amount received or accrued directly or indirectly from any person if the REIT owns, directly or indirectly (A) in the case of any person which is a corporation, stock of such person possessing 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock of such person; or (B) in the case of any person which is not a corporation, an interest of 10 percent or more in the assets or net profits of such person; and (iii) any amount received or accrued, directly or indirectly, with respect to any real or personal property if the REIT furnishes or renders services to the tenants of such property, or manages or operates such property, other than through an independent contractor from whom the trust itself does not derive or receive any income.

    "RETAIL CENTER" means real estate primarily improved for use as retail establishments, principally a multi-tenant Neighborhood Center or Community Center (but also including a Regional Center or single-user retail facilities) or improved with other commercial facilities which provide goods or services.

    "ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of a Roll-Up Entity to the Stockholders of the Company. Such term does not include:

    (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Market System of Nasdaq; or

    (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

       (a) Stockholders' voting rights;

       (b) the term and existence of the Company;

       (c) Sponsor or Advisor compensation; or

       (d) the Company's investment objectives.

    "ROLL-UP ENTITY" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    "RULE 144" means Rule 144 promulgated under the Act.

    "SEC" or "COMMISSION" means the United States Securities and Exchange Commission.

    "SELLING COMMISSION" means the amount of 7% of the Gross Offering Proceeds from the sale of 50,000,000 Shares on a best efforts basis (except for Special Sales) pursuant to this Prospectus, payable to the Dealer Manager which may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers for each Share sold.

    "SERVICE" means the Internal Revenue Service of the United States of
America.

    "75% ASSET TEST" means the REIT Requirement that, at the close of each quarter, at least 75 percent of the value of the total assets of the REIT is represented by Real Estate Assets, cash and cash items (including receivables), and Government securities.

    "75% GROSS INCOME TEST" means the REIT Requirement that a REIT derive at least 75% of its gross income, excluding gross income from Prohibited Transactions, from:

    (A) Rents from Real Property;

    (B) interest on obligations secured by mortgages on real property or on Interests in Real Property;

    (C) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;

    (D) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other real estate investment trusts;

    (E) abatements and refunds of taxes on real property;

    (F) income and gain derived from Foreclosure Property;

    (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

    (H) gain from the sale or other disposition of a real estate asset which is not a Prohibited Transaction solely by reason of section 857(b)(6) of the Code; and

    (I) qualified temporary investment income;

    "SHARES" means the shares of voting common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

    "SHARE TRUST" means a trust which holds Shares or Preferred Stock of the Company which have been designated as Excess Shares.

    "SHARE DIRECTOR" means the trustee of the Share Trust.

    "SHOPPING CENTER" means a group of commercial establishments planned, developed, owned and managed as a unit related in location, size and type of shops to the trade area the unit serves. It provides on-site parking in definite relationship to the types and sizes of stores.

    "SOLICITING DEALER WARRANTS" means the warrants issuable by the Company to the Dealer Manager, one warrant to purchase one Share during the Exercise Period for $12.00 per Share for every 25 Shares sold by the Dealer Manager up to a maximum of 2,000,000 warrants to purchase an equivalent number of Shares. If, at the time of any exercise of the Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased, then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus.

    "SOLICITING DEALERS" means the dealer members of the NASD, designated by the Dealer Manager.

    "SPECIAL SALES" means: (A)(i) the sales of Shares, in connection with the performance of services, to employees, Directors and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or their respective officers and employees and certain of their affiliates, (ii) the sales of Shares pursuant to the Company's DRP, and (iii) the issuance of the Soliciting Dealer Warrants or the Shares underlying the Soliciting Dealer Warrants issuable upon the exercise thereof, with respect to which no selling commissions or Marketing Contribution or Due Diligence Expense Allowance will be paid; (B)(i) the Sales of Shares to one or more Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions and (ii) the Sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, with respect to which no selling commissions will be paid (but with respect to which the Marketing Contribution and Due Diligence Expense Allowance will be paid); and (C) the sales of Shares which are entitled to volume discount, with respect to which reduced selling commissions will be paid (except however, no selling commissions will be paid for the Shares credited to an investor as a result of a volume discount; and with respect to all such volume discount Shares, including the Shares credited to an investor as a result of a volume discount, the Marketing Contribution and Due Diligence Expense Allowance will be paid).

    "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

    i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

    ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

    iii. having a substantial number of relationships and contacts with the Company;

    iv.  possessing significant rights to control Company Properties;

    v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

    vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

    "SRP" means the Share Repurchase Program of the Company.

    "STOCKHOLDERS" means the holders of Shares.

    "SUPER REGIONAL CENTER" means any Shopping Center that provides for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. A Super Regional Center may have GLA ranging from 600,000 to more than 1,500,000 square feet.

    "TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

    "TERMINATION DATE" means if the Minimum Offering is sold and the escrowed subscription funds therefrom are released to the Company and if the Offering continues thereafter, February 11, 2000, unless the Company elects to extend it to a date no later than February 11, 2001, in states that permit such extension. If the Minimum Offering is not sold within six months of the initial date of this Prospectus, then "Termination Date" means such earlier date as the Offering may be abandoned by the Company. However, the Company reserves the right to terminate the Offering at any time.

    "TIGI" or "INLAND" means The Inland Group, Inc., a Delaware corporation.

    "TIGI AFFILIATED COMPANIES" or "INLAND AFFILIATED COMPANIES" or the "INLAND ORGANIZATION" means TIGI and its subsidiaries and its and their Affiliates.

    "TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

    a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

    b.  interest payments;

    c.  taxes;

    d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

    e.  incentive fees payable to the Advisor; and

    f. Acquisition Expenses, real estate commissions on resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

    "TREASURY REGULATIONS" means the Regulations promulgated by the United States Department of the Treasury under the Code.

    "TRIPLE-NET LEASE BASIS" means a lease pursuant to which a Creditworthy Tenant is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    "TRIPLE-NET SINGLE-USER RETAIL PROPERTIES OUTSIDE THE PRIMARY GEOGRAPHICAL AREA OF INVESTMENT" means all Single-User Retail Properties leased on a Triple-Net Lease Basis to a Creditworthy Tenant that are not located in the Company's Primary Geographical Area of Investment.

    "25% ASSET TEST" means the REIT Requirement that, at the end of each quarter, not more than 25 percent of the value of a REIT's total assets is represented by securities (other than securities qualifying under the 75% Asset
Test). In addition, the value of the securities of any one issuer held by a REIT may not exceed 5 percent of the value of the total assets of the REIT and the REIT may not own more than 10 percent of the outstanding voting securities of such issuer.

    "UBTI" means Unrelated Business Taxable Income as described in the Code.

    "UMBRELLA PARTNERSHIP REAL ESTATE INVESTMENT TRUST" means a REIT that owns and operates its properties, directly or indirectly, through an operating partnership.

    "UNITS" means all the units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively.

    "UNRELATED BUSINESS TAXABLE INCOME" or "UBTI" as defined in Section 512 of the Code, means generally the gross income derived by any organization from any unrelated trade or business regularly carried on by it, less certain permitted deductions which are directly connected with the carrying on of such trade or business, both computed with certain modifications set forth in the Code. Generally, Section 513 of the Code defines an unrelated trade or business as any trade or business the conduct of which is not substantially related (apart from the need to generate income or funds) to the exercise or performance of an organization's exempt purpose or function.

    "UPREIT" means an Umbrella Partnership Real Estate Investment Trust.

    "USRPI" means a United States real property interest described in Section 897 of the Code. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPIs with a fair market value equal to at least 50% of the sum of the fair market value of its USRPIs, foreign real property and assets used in a trade or business.

    "U.S." means the United States of America.

                         INDEX TO FINANCIAL STATEMENTS
                                      AND
                              FINANCIAL STATEMENTS

                         Index to Financial Statements

                                                                     Page
                                                                     ----
Independent Auditors' Report........................................ F- 1

Consolidated Balance Sheet at September 18, 1998.................... F- 2

Notes to Consolidated Balance Sheet................................. F- 3

Independent Auditors' Report - Lake Olympia Square.................. F- 5

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1997 of Lake Olympia Square....... F- 6

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 1997 of Lake
  Olympia Square.................................................... F- 7

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the nine months ended September 30, 1998 of Lake
  Olympia Square.................................................... F- 9

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Olympia Square............................................ F-10

Independent Auditors' Report - Lake Walden Square................... F-11

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1997 of Lake Walden Square........ F-12

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 1997 of Lake Walden
  Square............................................................ F-13

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the nine months ended September 30, 1998 of Lake
  Walden Square..................................................... F-15

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden Square............................................. F-16

                         Index to Financial Statements

                                                                     Page
                                                                     ----
Independent Auditors' Report - Merchants Square Shopping Center..... F-17

Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 1997 of Merchants Square
  Shopping Center................................................... F-18

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 1997 of Merchants
  Square Shopping Center............................................ F-19

Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the nine months ended September 30, 1998 of
  Merchants Square Shopping Center.................................. F-21

Notes to Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants Square Shopping Center............................... F-22

Pro Forma Consolidated Balance Sheet (unaudited) at September 30,
  1998.............................................................. F-23

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at
  September 30, 1998................................................ F-25

Pro Forma Statement of Operations (unaudited) for the nine
  months ended September 30, 1998................................... F-26

Notes to Pro Forma Statement of Operations (unaudited) for the nine months ended September 30, 1998.............................. F-28

Pro Forma Statement of Operations (unaudited) for the year
  ended December 31, 1997........................................... F-29

Notes to Pro Forma Statement of Operations (unaudited) for
  the year ended December 31, 1997.................................. F-31


                          Independent Auditors' Report




Board of Directors
Inland Retail Real Estate Trust, Inc.


We have audited the accompanying consolidated balance sheet of Inland Retail Real Estate Trust, Inc. (the "Company") as of September 18, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP



Chicago, Illinois
September 18, 1998

                      Inland Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEET

                               September 18, 1998

                                     ASSETS

Cash.............................................. $    202,000
                                                   -------------
                                                   $    202,000
                                                   =============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Minority interest in partnership................ $      2,000

Commitments and contingencies (Note 4)............

Stockholder's Equity:
  Preferred Stock, $.01 par value, 10,000,000
    shares authorized, none outstanding...........         -
  Common stock, $.01 par value, 100,000,000
    shares authorized, 20,000 shares issued and
    outstanding...................................          200
  Additional Paid-in Capital......................      199,800
                                                   -------------
                                                   $    202,000
                                                   =============


              See accompanying notes to consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                       NOTES TO CONSOLIDATED BALANCE SHEET

                               September 18, 1998


(1) Organization

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 50,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 4,000,000 shares at $9.05 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within six months after commencement of the Offering. The Company will be the general partner of Inland Retail Real Estate Limited Partnership (the "Operating Partnership"). See "Investment Objectives and Policies," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs" elsewhere in this Prospectus.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1999. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(2) Basis of Presentation

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the Operating Partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying consolidated balance sheet. The effect of all significant intercompany transactions have been eliminated.

                      Inland Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (continued)

                               September 18, 1998


(3) Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts. See "Compensation Table" elsewhere in this Prospectus for a description of such compensation and fees.

(4) Commitments

The Company plans to adopt an Independent Director Stock Option Plan which will provide for the initial grant of options to purchase 3,000 shares to each of the Independent Directors of the Company at $9.05 per share. See "Management-Independent Director Stock Option Plan" described elsewhere in this Prospectus.

The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

The Company has rights to purchase three investment properties from an Affiliate, who purchased the properties from an unaffiliated third party on behalf of the Company. The Company expects to purchase these properties from the Affiliate at their cost upon receipt of proceeds from the Offering.

                          Independent Auditors' Report


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Olympia Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 30, 1998

                               Lake Olympia Square
       Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997


Gross income:
  Base rental income.............................. $  848,197
  Operating expense and real estate
    tax recoveries................................    163,446
                                                   -----------
  Total Gross Income..............................  1,011,643
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     81,106
  Operating expenses..............................     74,124
  Management fees.................................     47,171
  Insurance.......................................     22,255
  Utilities.......................................     17,558
  Interest expense................................    343,788
                                                   -----------
  Total Direct Operating Expenses.................    586,002
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $  425,641
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.

                               Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997


1.  Business

    Lake Olympia Square (Lake Olympia) is located in Ocoee, Florida. It consists of approximately 85,800 square feet of gross leasable area and was 99% leased and occupied at December 31, 1997. Approximately 51% of Lake Olympia is leased to one tenant representing approximately 35% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Olympia from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia from this Affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Olympia's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Olympia to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Lake Olympia leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Olympia is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $61,371 for the year ended December 31, 1997.

                               Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $   870,375
                                1999            876,597
                                2000            840,419
                                2001            758,460
                                2002            650,739
                              Thereafter      4,989,716
                                            -----------
                                            $ 8,986,306
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Olympia. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Lake Olympia is managed pursuant to the terms of a verbal management agreement for an annual fee of 5% of gross revenue (as defined). Subsequent to the sale of Lake Olympia (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Lake Olympia Square of approximately $6,078,000 in connection with the acquisition. The assumed debt, which originated March 26, 1997, has an annual interest rate of 8.25% and requires monthly interest payments.

5.   Pro Forma Adjustments (unaudited)

    The interest expense associated with the assumed debt discussed in note 4, would have approximated $501,435 if the related debt had been in existence since January 1, 1997.

                               Lake Olympia Square
       Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                   (unaudited)

Gross income:
  Base rental income.............................. $  634,892
  Operating expense and real estate
    tax recoveries................................    192,785
                                                   -----------
  Total Gross Income..............................    827,677
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     57,578
  Operating expenses..............................    140,099
  Insurance.......................................     13,788
  Utilities.......................................     16,783
  Interest expense................................    375,289
                                                   -----------
  Total Direct Operating Expenses.................    603,537
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $  224,140
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                               Lake Olympia Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                   (unaudited)
1.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Olympia to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Walden Square's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Walden Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                        KPMG Peat Marwick LLP

Atlanta, Georgia
April 30, 1998

                               Lake Walden Square
       Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997


Gross income:
  Base rental income.............................. $1,537,855
  Operating expense and real estate
    tax recoveries................................    267,044
  Other income....................................    149,736
                                                   -----------
  Total Gross Income..............................  1,954,635
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    151,456
  Management fees.................................     72,592
  Real estate taxes...............................    159,637
  Utilities.......................................     23,425
  Insurance.......................................     28,594
  Interest expense................................    136,816
                                                   -----------
  Total Direct Operating Expenses.................    572,520
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $1,382,115
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                               Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997

1.  Business

    Lake Walden Square is located in Plant City, Florida. It consists of approximately 263,000 square feet of gross leasable area and was 83% leased and occupied at December 31, 1997. Approximately 62% of Lake Walden Square is leased to three tenants representing approximately 40% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Walden Square from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Walden Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Walden Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Walden Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.
    Actual results may differ from those estimates.

3.  Gross Income

    Lake Walden Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Walden Square is reimbursed for common area, real estate taxes, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $34,613 for the year ended December 31, 1997.

                               Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $ 1,599,767
                                1999          1,579,403
                                2000          1,533,075
                                2001          1,411,984
                                2002          1,202,908
                              Thereafter     10,945,790
                                            -----------
                                            $18,272,927
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Walden Square. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Real estate tax expense is based upon bills for 1997.

    Lake Walden Square is managed pursuant to the terms of a management agreement for an annual fee of 4% of rental revenue and tenant expense reimbursements. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Lake Walden Square of approximately $10,205,000 in connection with the acquisition. The assumed debt, which originated
    October 30, 1997, has an annual interest rate of 7.63% and requires monthly interest payments.

5.  Pro Forma Adjustments (unaudited)

    The interest expense associated with the assumed debt discussed in note 4, would have approximated $778,642 if the related debt had been in existence since January 1, 1997.

                               Lake Walden Square
       Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                   (unaudited)

Gross income:
  Base rental income.............................. $1,186,034
  Operating expense and real estate
    tax recoveries................................    192,072
                                                   -----------
  Total Gross Income..............................  1,378,106
                                                   -----------
Direct operating expenses:
  Operating expenses..............................    134,764
  Real estate taxes...............................    133,267
  Utilities.......................................     16,812
  Insurance.......................................     30,279
  Interest expense................................    583,378
                                                   -----------
  Total Direct Operating Expenses.................    898,500
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $  479,606
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                               Lake Walden Square
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                   (unaudited)

1.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Walden to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          Independent Auditors' Report

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Merchants Square Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Merchants Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Merchants Square Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                        KPMG Peat Marwick LLP

Chicago, Illinois
October 20, 1998

                        Merchants Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997

Gross income:
  Base rental income.............................. $  567,470
  Operating expense and real estate
    tax and insurance recoveries..................    144,729
  Percentage rent.................................      7,053
                                                   -----------
  Total Gross Income..............................    719,252
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     51,290
  Real estate taxes...............................     97,147
  Insurance.......................................      8,782
  Management fees.................................     36,546
  Other...........................................        737
                                                   -----------
  Total Direct Operating Expenses.................    194,502
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $  524,750
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                        Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997

1.  Business

    Merchants Square Shopping Center (Merchants Square) is located in Zephyrhills, Florida. It consists of approximately 74,850 square feet of gross leasable area. As of the end of the year, Merchants Square was 100% occupied, 64% of which is occupied by one major tenant, Kash N' Karry. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Merchants Square from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Merchants Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Merchants Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Merchants Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Merchants Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Merchants Square is reimbursed for common area, real estate, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $1,900 for the year ended December 31, 1997.

                        Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1997

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $  578,443
                                1999           541,240
                                2000           500,241
                                2001           471,771
                                2002           471,771
                              Thereafter     3,449,105
                                            -----------
                                            $6,012,570
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Merchants Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    The Seller provides management services for Merchants Square for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Merchants Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                        Merchants Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                  (unaudited)

Gross income:
  Base rental income.............................. $  425,602
  Operating expense and real estate
    tax and insurance recoveries..................    120,297
                                                   -----------
  Total Gross Income..............................    545,899
                                                   -----------
Direct operating expenses:
  Operating expenses..............................     42,671
  Management fee..................................     24,565
  Real estate taxes...............................     72,860
  Insurance.......................................      6,586
                                                   -----------
  Total Direct Operating Expenses.................    146,682
                                                   -----------
Excess of Gross Income over
    Direct Operating Expenses..................... $  399,217
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                        Merchants Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 1998
                                   (unaudited)

1.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Merchants Square to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2.  Direct Operating Expenses

    Inland Retail Real Estate Trust, Inc. will assume the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 1998, has an annual interest rate of 7.5% and requires monthly principal and interest payments.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1998
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if
1) proceeds of $2,000,000 from the Minimum Offering were received, and 2) the acquisition of Merchants Square Shopping Center had occurred on September 30, 1998.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1998
                                   (unaudited)


                                         Pro Forma Adjustments
                                         ---------------------
                              (A)        Minimum                      Pro Forma
                           Historical    Offering    Acquisition     as adjusted
                          ------------  ----------   -----------     -----------
Assets
- ------
Net investment in
  properties............. $      -             -        5,714,401     5,714,401(C,D)
Cash.....................     202,000     1,700,000    (1,407,314)      494,686(D)
Accounts and rents
  receivable.............        -             -           72,860        72,860(D)
                          ------------ ------------- -------------  -----------
Total assets............. $   202,000     1,700,000     4,379,947     6,281,947
                          ============ ============= =============  ===========

Liabilities and Stockholder's Equity
- ------------------------------------
Accrued real estate taxes        -             -           72,860        72,860(D)
Security deposits........        -             -            7,087         7,087(D)
Mortgages payable........        -             -        4,300,000     4,300,000(F)
                          ------------ ------------- -------------  -----------
Total liabilities........        -             -        4,379,947     4,379,947
                          ------------ ------------- -------------  -----------
Minority interest in
  partnership............       2,000          -             -            2,000(E)

Common Stock.............         200         2,000          -            2,200
Additional paid in
  capital (net of
  Offering costs)........     199,800     1,698,000          -        1,897,800
                          ------------ ------------- -------------  -----------
Total Stockholder's
  equity.................     200,000     1,700,000(B)       -        1,900,000
                          ------------ ------------- -------------  -----------
Total liabilities and
  Stockholder's equity... $   202,000     1,700,000     4,379,947     6,281,947
                          ============ ============= =============  ===========


         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 1998
                                   (unaudited)


The pro forma consolidated balance sheet reflects the completion of the Minimum Offering and the use of the proceeds to purchase Merchants Square Shopping Center subject to $4,300,000 of third party debt.


(A) The historical column represents the Consolidated Balance Sheet of the Company which was formed on September 3, 1998. On September 18, 1998 the Advisor contributed $200,000 in exchange for 20,000 shares of stock. The Company had no results of operations for the period from September 19, 1998 to September 30, 1998.


(B) Minimum Offering proceeds:

    Common stock - 200,000 shares @ $.01 per share             $    2,000
    Additional paid-in capital @ $9.99 per share                1,998,000
                                                               ----------
                                                               $2,000,000 (1)
    Net of Offering costs or Total Public Offering Expenses
     calculated as 15% of Minimum Offering proceeds of
     $2,000,000)                                                 (300,000)(1)
                                                               ----------
                                                               $1,700,000
                                                               ==========

(C) Merchants Square Shopping Center was purchased by Merchants Square Property Partnership, an Affiliate of the Advisor, in contemplation of the Offering, to be held until sufficient Net Proceeds of the Offering are raised by the Company to acquire the property.

    The Company is expected to use the proceeds of the Minimum Offering to acquire Merchange Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998 (See Note F).

(D) The pro forma adjusted cash balance consists of:

    Historical Balance of the Company                             $   202,000
    Minimum Offering proceeds                                       2,000,000 (1)
    Offering costs                                                   (300,000)(1)
    Net purchase price of Merchants Square:
     Gross purchase price                           (5,714,401)
     Proceeds from assumption of debt (See Note F)   4,300,000
     Security deposits                                   7,087
     Accounts and rents receivable (See Note G)         72,860
     Accrued real estate taxes                         (72,860)
                                                    ----------
                                                                   (1,407,314)(Note C)
                                                                  -----------
    Pro forma adjusted cash                                       $   494,686
                                                                  ===========

(E) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

                      Inland Retail Real Estate Trust, Inc.
                 Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 1998
                                   (unaudited)

                                   (continued)


(F) Represents the first mortgage loan assumed in conjunction with the acquisition of Merchants Square Shopping Center by the Company. This mortgage loan with a principal balance of approximately $4,300,000 as of September 30, 1998 is payable to a third party at an interest rate of 7.5% per annum.

(G) Accounts and rents receivable as of September 30, 1998 of $72,860 represent amounts due from tenants for accrued real estate taxes.

                      Inland Retail Real Estate Trust, Inc.
                        Pro Forma Statement of Operations
                  For the nine months ended September 30, 1998
                                   (unaudited)

The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of the property indicated in Note C of the Notes to the Pro Forma Statement of Operations as though it occurred on January 1, 1997.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                        Pro Forma Statement of Operations
                  For the nine months ended September 30, 1998
                                   (unaudited)

                                         Historical
                                ---------------------------
                                   Company      Merchants    Pro Forma
                                     (A)         Square      Adjustment    Pro Forma
                                ------------  -------------  ----------  -------------
Rental income.................. $      -           425,602        -           425,602
Operating expense and real
  estate tax recoveries........        -           120,297        -           120,297
                                ------------  -------------  ----------  -------------
Total income...................        -           545,899        -           545,899
                                ------------  -------------  ----------  -------------

Advisor asset management
  fee..........................        -              -         42,858(B)      42,858
Property operating expenses....        -           122,117        -           122,117
Management fee.................        -            24,565(G)     -            24,565
Interest expense...............        -              -        238,861(C)     238,861
Depreciation...................        -              -        107,500(D)     107,500
                                ------------  -------------  ----------  -------------
Total expenses.................        -           146,682     389,219         535,901
                                                                         -------------
Net income applicable to
  common shareholders (F)......                                          $      9,998
                                                                         =============

Weighted average number of
  shares of common stock
  outstanding (E)..............                                               220,000
                                                                         =============

Basic and diluted net income
  per weighted average
  shares of common stock
  outstanding (E)..............                                          $        .05
                                                                         =============

            See accompanying notes to pro forma statement of operations.

                      Inland Retail Real Estate Trust, Inc.
                   Notes to Pro Forma Statement of Operations
                  For the nine months ended September 30, 1998
                                    (unaudited)

(A) Historical information is not applicable as the Company had no operations through September 30, 1998.

(B) The advisor asset management fee has been calculated as 1% of the cost of acquisition of Merchants Square calculated as follows:

        Cash paid                                   $1,407,314 (see note C)
        Mortgage loan assumed                        4,300,000
        Security deposits                                7,087
                                                    ----------
        Total purchase price                        $5,714,401
                                                    x        1%
                                                    ----------
        Total annual fee                            $   57,144
                                                    ----------
        Nine months ended September 30, 1998        $   42,858
                                                    ==========



(C) The pro forma adjustment for the nine months ended September 30, 1998 is as though the acquisition of Merchants Square Shopping Center occurred on January 1, 1997. This property proposed to be acquired was purchased by Merchant Square Property Partnership, an Affiliate of the Advisor, in contemplation of the offering, to be held until sufficient net offering proceeds are raised by the Company to acquire the property.


    The Company is expected to use the proceeds of the Minimum Offering to acquire Merchants Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998. The first mortgage loan has an interest rate of 7.5% per annum and is payable in installments of principal and interest. Principal and interest payments total $270,594 for the nine months ended September 30, 1998, of which $238,861 represents interest expense and $31,733 represents principal amortization. The pro forma adjustment for interest expense on this property is based on the terms stated above.


(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and is calculated as follows:


    Total purchase price                        5,714,401
    Estimated percentage of purchase price
    attributable to buildings (1)                    75.3%
                                               ----------
    Depreciable base                            4,303,000
                                               ==========
    Depreciation expense based on 30 year
    estimated useful life for nine months      $  107,500
                                               ==========

(1) The estimated percentage of purchase price attributable to buildings is a preliminary estimate and is not expected to change significantly.

                      Inland Retail Real Estate Trust, Inc.
                   Notes to Pro Forma Statement of Operations
                  For the nine months ended September 30, 1998
                                    (unaudited)


(E) The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 1998 was calculated using the Minimum Offering of 200,000 shares plus the 20,000 shares purchased by the Advisor in connection with the organization of the Company.


(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.


(G) Property management fees are calculated as 4.5% of gross revenues, in accordance with the management agreement expected to be entered into upon the acquisition of Merchants Square by the Company.

                      Inland Retail Real Estate Trust, Inc.
                        Pro Forma Statement of Operations
                      For the year ended December 31, 1997
                                   (unaudited)

The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of the property indicated in Note B of the Notes to the Pro Forma Statement of Operations as though it occurred on January 1, 1997.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                        Pro Forma Statement of Operations
                      For the year ended December 31, 1997
                                   (unaudited)

                                         Historical
                                 ---------------------------
                                   Company       Merchants     Pro Forma
                                     (A)          Square      Adjustment      Pro Forma
                                 ------------- ------------- ------------    -----------
Rental income................... $      -           567,470       -             567,470
Operating expense and real
  estate tax recoveries.........        -           151,782       -             151,782
                                 ------------- ------------- ------------    -----------
Total income....................        -           719,252       -             719,252
                                 ------------- ------------- ------------    -----------

Advisor asset management fee ...        -            -            57,144(E)      57,144
Property operating expenses.....        -           157,956       -             157,956
Management fee..................        -            36,546       (4,180)(G)     32,366
Interest expense................        -            -           321,155(B)     321,155
Depreciation ...................        -            -           143,333(C)     143,333
                                 ------------  ------------- ------------    -----------
Total expenses..................        -           194,502      517,452        711,954
                                                                             -----------
Net income applicable to
  common shareholders (F).......                                             $    7,298
                                                                             ===========

Weighted average number of
  shares of common stock
  outstanding (D)........                                                       220,000
                                                                             ===========
Basic and diluted net income
  per weighted average
  shares of common stock
  outstanding (D).........                                                   $      .03
                                                                             ===========

            See accompanying notes to pro forma statement of operations.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1997
                                   (unaudited)

(A) Historical information is not applicable as the Company was not formed as of December 31, 1997.


(B) The pro forma adjustment for the year ended December 31, 1997 is as though the acquisition of Merchants Square Shopping Center occurred on January 1, 1997. This property proposed to be acquired by the Company was purchased by Merchant Square Property Partnership, an Affiliate of the Advisor, in contemplation of the offering, to be held until sufficient net offering proceeds are raised by the Company to acquire the property.



    The Company is expected to use the proceeds of the Minimum Offering to acquire Merchants Square Shopping Center for a cash payment of $1,407,314 and subject to the existing first mortgage loan with a balance of approximately $4,300,000 as of September 30, 1998. The first mortgage loan has an interest rate of 7.5% per annum and is payable in installments of principal and interest. Principal and interest payments total $360,792 for the twelve months ended December 31, 1997, of which $321,155 represents interest expense and $39,733 represents principal amortization. The pro forma adjustment for interest expense on this property is based on the terms stated above.



(C) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and is calculated as follows:



     Total purchase price                            5,714,401  (See Note E)
     Estimated percentage of purchase price
     attributable to buildings (1)                        75.3%
                                                     ---------
     Depreciable base                                4,303,000
                                                     ---------
                                                     ---------
     Depreciation expense based on 30 year use       $ 143,333
                                                     ---------
                                                     ---------



   (1) The estimate percentage of purchase price attributable to buildings is a preliminary estimate and is not expected to change significantly.



(D) The pro forma weighted average shares of common stock for the year ended December 31, 1997 was calculated by using the minimum offering of 200,000 shares plus the 20,000 shares purchased by the Advisor in connection with the organization of the Company.

                      Inland Retail Real Estate Trust, Inc.
               Notes to Pro Forma Statement of Operations (Continued)
                      For the year ended December 31, 1997
                                   (unaudited)


(E) The Advisor Asset Management Fees has been calculated as 1% of the cost of acquisition of Merchants Square calculated as follows:




        Cash paid               $1,407,314
        Mortgage loan assumed    4,300,000
        Security deposits            7,087
                                ----------
        Total purchase price    $5,714,401
                                 x       1%
                                ----------
                                $   57,144
                                ----------


(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.


(G) The pro forma adjustment of $4,180 represents the adjustment required to present the historical management fees at 4.5% of gross revenues in accordance with the management agreement expected to be entered into upon the acquisition of Merchants Square by the Company.

                                   APPENDIX A
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            PRIOR PERFORMANCE TABLES

                                                                      APPENDIX A

                            PRIOR PERFORMANCE TABLES

    The following prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor (collectively, the "Partnerships" or the "Programs", and individually, the "Partnership" or the "Program"). This information has been summarized, in part, in narrative form in this Prospectus under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those Partnerships to assist in evaluating the experience of the Affiliates of the Advisor as sponsors of such Programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience returns comparable to those experienced in the Programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the Partnerships to which these tables relate. The tables consist of:

Table I     Experience in Raising and Investing Funds
Table II    Compensation to IREIC and Affiliates
Table III   Operating Results of Prior Programs
Table IV    Results of Completed Programs
Table V     Sales or Disposals of Properties
Table VI    Acquisition of Properties by Programs*

* Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

    Table VI is included in Part II of the Registration Statement filed with the Commission of which this Prospectus is a part. Upon written request to the Company or the Advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Additional Information" for information on examining at, or obtaining copies from, offices of the Commission.

    Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by any of the Inland Affiliated Companies which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

    Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the Partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those Partnerships were as follows:

    (1) Capital appreciation; and

    (2) Cash distributions for limited partners.

    The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT Requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS

    Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior Partnerships where the offering closed in the three years prior to December 31, 1997. The Table is intended to particularly focus upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since the offerings of the Partnerships closed prior to the three years ended December 31, 1997, Table I is not included.

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES (A)

    Table II summarizes the amount and type of compensation paid to IREIC and its Affiliates in connection with the Programs.

    Some of the Partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000'S OMITTED)

                                                                                                       PUBLIC
                                                                                                      PROGRAMS
                                                                                                   ---------------
                                                                                                     6 PROGRAMS
                                                                                                   ---------------
Date offering commenced..........................................................................        --
Dollar amount raised.............................................................................    $   172,241
                                                                                                   ---------------
                                                                                                   ---------------
Amounts paid or payable to general partner of the Partnerships or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees (B)..................................................    $     5,885
  Other offering expenses (C)....................................................................          2,310
  Acquisition cost and expense (D)...............................................................         10,088
Dollar amount of cash available (deficiency) from operations before deducting (adding) payments
  to (from) general partner of the Partnerships or affiliates (E)................................    $    16,025
                                                                                                   ---------------
                                                                                                   ---------------
Amounts paid to (received from) general partner of the Partnerships or affiliates related to operations:
  Property management fees (F)...................................................................    $       845
    Partnership subsidies received...............................................................              0
    Accounting services..........................................................................            228
    Data processing service......................................................................            158
    Legal services...............................................................................            239
    Other administrative services................................................................            855
    Property upgrades............................................................................            848
    Property operating expenses..................................................................              0
Dollar amount of property sales and refinancings before payments to general partner of the
  Partnerships and affiliates (G):
    Cash.........................................................................................    $    15,529
    Equity in notes and undistributed sales proceeds.............................................          5,960
Dollar amounts paid or payable to general partner of the Partnerships or affiliates from sales and refinancings (H):
    Sales commissions............................................................................    $       267
    Property upgrade.............................................................................              8
    Mortgage brokerage fee.......................................................................              0
    Participation in cash distributions..........................................................              0

                               NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1997 and the figures relating to cash available from operations are for the three years ending December 31, 1997. The dollar amount raised represents the cash proceeds collected by the Partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate of the general partner of the Partnerships include $2,711,791, which was in turn paid to third party soliciting dealers.

(C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner of the Partnerships for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the units in the Partnerships and other marketing and organization expenses.

(D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                                                                       PUBLIC
                                                                                                      PROGRAMS
                                                                                                   ---------------
                                                                                                     6 PROGRAMS
                                                                                                   ---------------
Acquisition fees.................................................................................    $     9,975
Reimbursement (at cost) for upgrades and acquisition due diligence...............................            113
Partnership down payments........................................................................         38,745
Inland down payments.............................................................................        (38,745)
                                                                                                   ---------------

Acquisition cost and expense.....................................................................    $    10,088
                                                                                                   ---------------
                                                                                                   ---------------

(E) See Note (B) to Table III.

(F) An Affiliate of the Advisor provides property management services for all properties acquired by the Partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the Partnership of undeveloped land, limited to a cumulative total over the life of the Partnership of 2% of the land's original cost to the Partnership.

(G) See Table V and Notes thereto regarding sales and disposals of properties.

(H) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of the Partnerships of their original capital investment. See Table V and Notes thereto.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III presents operating results for the only one of the Partnerships whose offering closed during each of the five years ended prior to December 31, 1997. The operating results consist of:

    - The components of taxable income (loss);

    - Taxable income or loss from operations and property sales;

    - Cash available and source, before and after cash distributions to investors; and

    - Tax and distribution data per $1,000 invested.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Gross revenues.................................................  $     388         411          457          744          564
Profit on sale of properties...................................      1,003           0          229            0            0

Less:
  Operating expenses...........................................        150         145          146           64            4
  Interest expense.............................................          0           0            0            0            0
  Partnership expenses.........................................        174         170          167          175           86
  Depreciation & amortization..................................          0           2            5            4            3
                                                                 ---------         ---          ---          ---          ---
Net income (loss)-GAAP basis...................................  $   1,067          94          368          501          471
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---
Taxable income (loss) (A):
  Allocated to investors from operations.......................         62          93          137          495          466
  Allocated to general partner from operations.................          1           1            1            5            5
                                                                 ---------         ---          ---          ---          ---
Total from operations..........................................         63          94          138          500          471

From gain on sale:
  Capital (alloc. to investors)................................      1,004           0          231            0            0
  Capital (alloc. to general partner)..........................          0           0            0            0            0
  Ordinary (recapture).........................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
                                                                 $   1,067          94          369          500          471
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---

Cash available (deficiency) from operations (B)................       (408)        130          172          633          397
Cash available from sales (C)..................................      1,328           0          646            0            0
Cash (deficiency) from refinancings............................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
Total cash available before distributions and special items....        920         130          818          633          397


                                                                    1992         1991
                                                                    -----        -----
Gross revenues.................................................         104            0
Profit on sale of properties...................................           0            0
Less:
  Operating expenses...........................................           1            0
  Interest expense.............................................           0            0
  Partnership expenses.........................................           1            0
  Depreciation & amortization..................................           3            1
                                                                        ---          ---
Net income (loss)-GAAP basis...................................          99           (1)
                                                                        ---          ---
                                                                        ---          ---
Taxable income (loss) (A):
  Allocated to investors from operations.......................         100           (1)
  Allocated to general partner from operations.................           1            0
                                                                        ---          ---
Total from operations..........................................         101           (1)
From gain on sale:
  Capital (alloc. to investors)................................           0            0
  Capital (alloc. to general partner)..........................           0            0
  Ordinary (recapture).........................................           0            0
                                                                        ---          ---
                                                                        101           (1)
                                                                        ---          ---
                                                                        ---          ---
Cash available (deficiency) from operations (B)................          94            0
Cash available from sales (C)..................................           0            0
Cash (deficiency) from refinancings............................           0            0
                                                                        ---          ---
Total cash available before distributions and special items....          94            0

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
 (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED) (CONTINUED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Less distributions to investors:
  From operations..............................................          0           0            0            0            0
  From sales and refinancings..................................      1,000           0          646            0            0
  From return of capital.......................................          0           0            0            0            0
  From supplemental capital contribution (return on capital)...          0           0            0            0            0

Less distributions to general partner:
  From operations..............................................          0           0            0            0            0
  From sales and refinancings..................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
Cash available after distributions before special items........        (80)        130          172          633          397

Special items:
  Fixed asset additions (D)....................................          0           0            0            0            0
  Advances (repayments) from (to) general partner or
    affiliates.................................................          4         (20)          23            2            1
  Repurchase of units (E)......................................        (24)        (20)           0           (2)           0
  Use of partnership reserves..................................          0           0            0            2            0
  Use of cash available for offering purposes..................          0           0            0            0            0
Cash available after distributions and special items...........  $    (100)         90          195          635          398
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---

Tax and distribution data per $1,000 invested (F):
  Federal income tax results:
  Ordinary income (loss):
    From operations............................................          2           0            4           15           14
    From recapture.............................................          0           0            0            0            0
    Capital gain...............................................         31           0            7            0            0


                                                                    1992         1991
                                                                    -----        -----
Less distributions to investors:
  From operations..............................................           0            0
  From sales and refinancings..................................           0            0
  From return of capital.......................................           0            0
  From supplemental capital contribution (return on capital)...           0            0
Less distributions to general partner:
  From operations..............................................           0            0
  From sales and refinancings..................................           0            0
                                                                        ---          ---
Cash available after distributions before special items........          94            0
Special items:
  Fixed asset additions (D)....................................           0            0
  Advances (repayments) from (to) general partner or
    affiliates.................................................         (85)          85
  Repurchase of units (E)......................................           0            0
  Use of partnership reserves..................................           0            0
  Use of cash available for offering purposes..................           0            0
Cash available after distributions and special items...........           9           85
                                                                        ---          ---
                                                                        ---          ---
Tax and distribution data per $1,000 invested (F):
  Federal income tax results:
  Ordinary income (loss):
    From operations............................................           3            0
    From recapture.............................................           0            0
    Capital gain...............................................           0            0

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
 (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED) (CONTINUED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income..........................................          0           0            0            0            0
    Return of capital..........................................         31           0           20            0            0
    Supplemental capital contributions (return on capital).....          0           0            0            0            0
  Source (on cash basis):
    Sales......................................................         31           0           20            0            0
    Refinancings...............................................          0           0            0            0            0
    Operations.................................................          0           0            0            0            0
    Return of capital..........................................          0           0            0            0            0
    Supplemental capital contributions (return on capital).....          0           0            0            0            0

Percent of properties remaining unsold (G).....................      97.81%
                                                                 ---------

                                                                    1992         1991
                                                                    -----        -----
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income..........................................           0            0
    Return of capital..........................................           0            0
    Supplemental capital contributions (return on capital).....           0            0
  Source (on cash basis):
    Sales......................................................           0            0
    Refinancings...............................................           0            0
    Operations.................................................           0            0
    Return of capital..........................................           0            0
    Supplemental capital contributions (return on capital).....           0            0
Percent of properties remaining unsold (G).....................

                               NOTES TO TABLE III

(A) "Taxable income (loss)" represents the aggregate amounts shown on the Partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the Partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the Partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Net cash provided by operating activities per the
 Form 10-K annual report or 10-Q quarterly report..............  $    (404)        110          195          635          398
Payments to (from) general partner and affiliates..............         (4)         20          (23)          (2)          (1)
Principal payments on long-term debt...........................          0           0            0            0            0
Payments for deferred loan fees................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
                                                                 $    (408)        130          172          633          397
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---


                                                                    1992         1991
                                                                    -----        -----
Net cash provided by operating activities per the
 Form 10-K annual report or 10-Q quarterly report..............           9           85
Payments to (from) general partner and affiliates..............          85          (85)
Principal payments on long-term debt...........................           0            0
Payments for deferred loan fees................................           0            0
                                                                        ---          ---
                                                                         94            0
                                                                        ---          ---
                                                                        ---          ---

(C) See Table V and Notes thereto regarding sales and disposals of properties.

(D) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

(E) Each Partnership established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the Partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus for such Partnership.

(F) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

(G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

    Table IV is a summary of operating and disposition results of the Partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1997 have sold their properties and either hold notes with respect to such sales or have liquidated. None of the Partnerships disposed of all its properties during the five years ended prior to December 31, 1997.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

    Table V presents information on the results of the sales or disposals of the properties of the Partnerships during the three years ended prior to December 31, 1997. Since January 1, 1995, Partnerships sponsored by Affiliates of the Advisor had 21 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

    - Sales proceeds received by the Partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

    - Cash invested in properties;

    - Cash flow (deficiency) generated by the property;

    - Taxable gain (ordinary and total); and

    - Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)

                                                                              SELLING PRICE, NET OF CLOSING COSTS
                                                                   ----------------------------------------------------------
                                                                      CASH
                                                                    RECEIVED,                                       SECURED
                                                                     NET OF     SELLING COMMISSIONS  MORTGAGE AT     NOTES
                                              DATE       DATE OF     CLOSING    PAID OR PAYABLE TO     TIME OF    RECEIVED AT
                                            ACQUIRED      SALE      COSTS (B)         INLAND            SALE       SALE (C)
                                           -----------  ---------  -----------  -------------------  -----------  -----------
Land I 3.44 Acres of Parcel #23..........    05/08/90      Var 95         139                0               0             0
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings..................    06/24/88      Var 95         409                0               0         3,790(F)
Land II 60 Acres of Parcel #23...........    10/30/92      Var 95       4,196                0               0             0
Land II Parcel #25.......................    01/28/93    10/31/95       3,292                0               0             0
Capital Fund 7.039 Ac. of Parcel #10.....    09/16/94    04/21/95         286                0               0             0
Capital Fund 17.742 Ac. of Parcel #2.....    11/09/93    08/02/95         361                0               0             0
Land I 27.575 Acres of Parcel #4.........    04/18/89    08/25/95         542                0               9             0
Land II 5.538 Acres of Parcel #22........    10/30/92    01/05/96         154                0               0             0
Land I 4.629 Acres of Parcel #24.........    05/23/90    04/01/96          53                0               0             0
Land II .87 Acres of Parcel #8...........    06/14/91    04/03/96          10                0               0             0
Land I 3.52 Acres of Parcel #1...........    01/19/89    12/24/96         501                0               0             0
Land I 10.53 Acres of Parcel #15.........    01/03/90      Var 96         533                0               0             0
Land II 8.25 Acres of Parcel #23.........    10/30/92      Var 96       1,527                0               0             0
Monthly Income Fund I - Yorkville Living
  Center, Lot #11........................    01/29/88    09/12/97          40                0               0             0
Land I 2.081 Acres of Parcel #13.........    11/07/89    09/18/97          26                0               0             0
                                                                                                        (3,580)
Land I 81.216 Acres of Parcel #1.........    01/19/89      Var 97          31                0                (G)      2,170(H)
Land I 5.468 Acres of Parcel #15.........    01/03/90      Var 97         491                0               0             0
Land II 12.6506 Acres of Parcel #7.......    04/22/91      Var 97       1,133                0               0             0
Land II 2.61 Acres of Parcel #23.........    10/30/92      Var 97         477                0               0             0
Capital Fund 8.6806 Ac. of Parcel #2.....    11/09/93      Var 97         686                0               0             0
Capital Fund 2.305 Ac. of Parcel #4......    03/30/94      Var 97         642                0               0             0


                                                        COST OF PROPERTIES INCLUDING CLOSING COSTS

                                                                AND OTHER CASH EXPENDITURES
                                                        -------------------------------------------
                                                           ORIGINAL        PARTNERSHIP
                                           NET SELLING     MORTGAGE          CAPITAL
                                              PRICE        FINANCING      INVESTED (D)      TOTAL
                                           -----------  ---------------  ---------------  ---------
Land I 3.44 Acres of Parcel #23..........         139              0               98            98
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings..................       4,199              0            3,683         3,683
Land II 60 Acres of Parcel #23...........       4,196              0            2,900         2.900
Land II Parcel #25.......................       3,292              0            1,730         1,730
Capital Fund 7.039 Ac. of Parcel #10.....         286              0              221           221
Capital Fund 17.742 Ac. of Parcel #2.....         361              0              196           196
Land I 27.575 Acres of Parcel #4.........         542              0              231           231
Land II 5.538 Acres of Parcel #22........         154              0               60            60
Land I 4.629 Acres of Parcel #24.........          53              0               23            23
Land II .87 Acres of Parcel #8...........          10              0               10            10
Land I 3.52 Acres of Parcel #1...........         501              0              281           281
Land I 10.53 Acres of Parcel #15.........         533              0              265           265
Land II 8.25 Acres of Parcel #23.........       1,527              0            1,104         1,104
Monthly Income Fund I - Yorkville Living
  Center, Lot #11........................          40              0               25            25
Land I 2.081 Acres of Parcel #13.........          26              0                6             6

Land I 81.216 Acres of Parcel #1.........       5,781              0            5,668         5,668
Land I 5.468 Acres of Parcel #15.........         491              0              173           173
Land II 12.6506 Acres of Parcel #7.......       1,027              0              746           746
Land II 2.61 Acres of Parcel #23.........         477              0              352           352
Capital Fund 8.6806 Ac. of Parcel #2.....         686              0              255           255
Capital Fund 2.305 Ac. of Parcel #4......         642              0               70            70

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)

                                                              EXCESS (DEFICIENCY) OF
                                                              PROPERTY OPERATING CASH     AMOUNT OF SUBSIDIES
                                                                RECEIPTS OVER CASH       INCLUDED IN OPERATING      TOTAL TAXABLE
                                                                 EXPENDITURES (E)            CASH RECEIPTS         GAIN FROM SALE
                                                              -----------------------  -------------------------  -----------------
Land I 3.44 Acres of Parcel #23.............................                 0                         0                     33
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....             1,152                         0                  1,398
Land II 60 Acres of Parcel #23..............................               (80)                        0                  1,100
Land II Parcel #25..........................................                60                         0                  1,562
Capital Fund 7.039 Ac. of Parcel #10........................                (9)                        0                     67
Capital Fund 17.742 Ac. of Parcel #2........................                 1                         0                    164
Land I 27.575 Acres of Parcel #4............................                14                         0                    311
Land II 5.538 Acres of Parcel #22...........................                 0                         0                     94
Land I 4.629 Acres of Parcel #24............................                 0                         0                     30
Land II .87 Acres of Parcel #8..............................                 0                         0                      0
Land I 3.52 Acres of Parcel #1..............................                 0                         0                    220
Land I 10.53 Acres of Parcel #15............................                 0                         0                    268
Land II 8.25 Acres of Parcel #23............................                 0                         0                    423
Monthly Income Fund I - Yorkville Living Center, Lot #11....               (23)                        0                     15
Land I 2.081 Acres of Parcel #13............................                 0                         0                     20
Land I 81.216 Acres of Parcel #1............................                 0                         0                   (193)
Land I 5.468 Acres of Parcel #15............................                 0                         0                    309
Land II 12.6506 Acres of Parcel #7..........................                 0                         0                    387
Land II 2.61 Acres of Parcel #23............................                 0                         0                    125
Capital Fund 8.6806 Ac. of Parcel #2........................                 0                         0                    431
Capital Fund 2.305 Ac. of Parcel #4.........................                 0                         0                    572


                                                                ORDINARY INCOME
                                                                   FROM SALE        CAPITAL GAIN
                                                              -------------------  ---------------
Land I 3.44 Acres of Parcel #23.............................              33                  0
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....               0              1,398
Land II 60 Acres of Parcel #23..............................           1,100                  0
Land II Parcel #25..........................................               0              1,562
Capital Fund 7.039 Ac. of Parcel #10........................              67                  0
Capital Fund 17.742 Ac. of Parcel #2........................               0                164
Land I 27.575 Acres of Parcel #4............................               0                311
Land II 5.538 Acres of Parcel #22...........................               0                 94
Land I 4.629 Acres of Parcel #24............................               0                 30
Land II .87 Acres of Parcel #8..............................               0                  0
Land I 3.52 Acres of Parcel #1..............................               0                220
Land I 10.53 Acres of Parcel #15............................               0                268
Land II 8.25 Acres of Parcel #23............................               0                423
Monthly Income Fund I - Yorkville Living Center, Lot #11....               0                 15
Land I 2.081 Acres of Parcel #13............................               0                 20
Land I 81.216 Acres of Parcel #1............................               0               (193)
Land I 5.468 Acres of Parcel #15............................               0                309
Land II 12.6506 Acres of Parcel #7..........................               0                387
Land II 2.61 Acres of Parcel #23............................               0                125
Capital Fund 8.6806 Ac. of Parcel #2........................               0                431
Capital Fund 2.305 Ac. of Parcel #4.........................               0                572

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the Partnerships during the three years ended December 31, 1997. All sales were made to parties unaffiliated with the Partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(F) As of December 31, 1995, this Partnership sold the remaining 16 six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for 10 years (based on a 30 year amortization) and payment of all remaining principal at the end of that period.

(G) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by this Partnership which had a balance of $3,325,515 at that time.

(H) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, this Partnership received mortgage loans receivable totaling $2,170,089, of which $575,000 accrues interest at 9% per annum and has a maturity date of July 1, 1998. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

                                   APPENDIX B
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                       DISTRIBUTION REINVESTMENT PROGRAM

                                                                      APPENDIX B

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                       DISTRIBUTION REINVESTMENT PROGRAM

    Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated February 11, 1999 (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

        i. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated February 11, 1999 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

        ii. PROCEDURE FOR PARTICIPATION. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

        iii. PURCHASE OF SHARES. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

    It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

    The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

    If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

    It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

        iv. SHARE CERTIFICATES. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

        v. REPORTS. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

        vi. TERMINATION BY PARTICIPANT. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

        vii. AMENDMENT OR TERMINATION OF DRP BY THE COMPANY. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

        viii. LIABILITY OF THE COMPANY. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

        ix. GOVERNING LAW. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                             SUBSCRIPTION AGREEMENT

[LOGO]

                                    SPECIMEN

    PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

- ---------------------------------------------------------------------------

       INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS

- ---------------------------------------------------------------------------

            INSTRUCTIONS              Any Person desiring to subscribe for Shares should
                                      carefully read and review the Prospectus and, if
                                      he/she desires to subscribe for Shares, complete the
                                      Subscription Agreement/ Signature Page which follows
                                      these instructions. Follow the appropriate
                                      instruction listed below for the items indicated.
                                      Please print in ink or type the information.
- -------------------------------------------------------------------------------------
             INVESTMENT               Item 1--Enter the number of Shares to be purchased
                 A                    and the dollars and cents amount of the purchase.
                                      Minimum purchase 300 Shares ($3,000). Qualified Plans
                                      100 Shares ($1,000). (Iowa requires 300 Shares
                                      ($3,000) for IRA accounts; Minnesota requires 200
                                      Shares ($2,000) for IRA and qualified accounts).
                                      Check the box to indicate whether this is an initial
                                      or an additional investment. The "Additional
                                      Investment" box must be checked in order for this
                                      subscription to be combined with another subscription
                                      for purposes of a volume discount.

- -------------------------------------------------------------------------------------
                 B                    Item 2--Check if you desire to participate in
                                      Distribution Reinvestment Program.
- ------------------------------------------------------------------------------------
      REGISTRATION INFORMATION        Item 3--Enter the exact name in which the Shares are
                 C                    to be held. For co-owners enter the names of all
                                      owners. For investments by qualified plans, include
                                      the exact name of the plan. For investments by
                                      qualified plans, enter the name of the custodian or
                                      trustee on the first line and FBO the name of the
                                      investor on the second line. IF THIS IS AN ADDITIONAL
                                      PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME
                                      EXACT PLAN NAME AS PREVIOUSLY USED.

                                      Item 4--Enter the mailing address, state of residence
                                      and telephone number of the owner. For qualified
                                      investments please enter the mailing address of the
                                      custodian or trustee.

                                      Item 5--Enter the birth date(s) or date of incorporation.

                                      Item 6--Check the appropriate box. If the owner is a
                                      non-resident alien, he must apply to the United
                                      States Internal Revenue Service for an identification
                                      number via Form SS-4 for an individual or SS-5 for a
                                      corporation, and supply the number to the Company as
                                      soon as it is available.

                                      Item 7--Check this box if the owner is an employee of
                                      Inland or an individual who has been continuously
                                      affiliated with Inland as an independent contractor.

                                      Item 8--Enter the Social Security number or Taxpayer
                                      I.D. number. The owner is certifying that this number
                                      is correct. For qualified investments, please enter
                                      both the investor's social security number (for
                                      identification purposes) and the custodian or
                                      trustee's Taxpayer I.D. number (for tax purposes).
- -------------------------------------------------------------------------------------
                 D                    Item 9--Enter the residence address if different than
                                      the mailing address. For qualified investments,
                                      please enter the residence address of the investor.
- -------------------------------------------------------------------------------------
                 E                    Item 10--Check the appropriate box to indicate the
                                      type of entity which is subscribing. If this is an
                                      additional purchase, this should be completed exactly
                                      the same as the previous investment. If the
                                      subscriber is a pension or profit sharing plan,
                                      indicate whether it is taxable or exempt from
                                      taxation under Section 501A of the Internal Revenue
                                      Code.
- -------------------------------------------------------------------------------------
             SIGNATURE                Item 11--The Subscription Agreement/Signature Page
                 F                    MUST BE EXECUTED by the owner(s), and if applicable,
                                      the trustee or custodian.
- -------------------------------------------------------------------------------------
       ALTERNATE ADDRESS FOR          Item 12--If owners desire direct deposit of
      DISTRIBUTIONS (OPTIONAL)        his/her/their cash distributions to an account or
                 G                    address other than as set forth in the Subscription
                                      Agreement/Signature Page, please complete. PLEASE
                                      MAKE SURE THAT THE ACCOUNT HAS BEEN OPENED AND THE
                                      ACCOUNT NUMBER IS PROVIDED, AS WELL AS INFORMING
                                      RECIPIENT THAT DISTRIBUTION WILL BE FORTHCOMING AND
                                      IS AN ASSET TRANSFER.
- -------------------------------------------------------------------------------------

      BROKER/DEALER REGISTERED        Item 13--Enter the name of the Broker/Dealer and the
           REPRESENTATIVE             name of the Registered Representative, along with the
                 H                    street address, city, state, zip code, telephone
                                      number, fax and email of the Registered
                                      Representative. By executing the Subscription
                                      Agreement/Signature Page, the Registered Representa-
                                      tive substantiates compliance with the conduct rules
                                      of the NASD, by certifying that the Registered
                                      Representative has reasonable grounds to believe,
                                      based on information obtained from the investor
                                      concerning his, her or its investment objectives,
                                      other investments, financial situation and needs and
                                      any other information known by such Registered
                                      Representative, that investment in the Company is
                                      suitable for such investor in light of his, her or
                                      its financial position, net worth and other
                                      suitability characteristics and that the Registered
                                      Representative has informed the investor of all
                                      pertinent facts relating to the liability, liquidity
                                      and marketability of an investment in the Company
                                      during its term. The Registered Representative
                                      (authorized signature) should sign where provided.
                                      Check the box to indicate whether this subscription
                                      was solicited or recommended by an investment
                                      advisor/broker-dealer whose agreement with the
                                      subscriber includes a fixed or "wrap" fee feature for
                                      advisory and related brokerage services, and,
                                      accordingly, may not charge the regular selling
                                      commission. That box must be checked in order for
                                      such subscribers to purchase Shares net of the
                                      selling commissions.
- -------------------------------------------------------------------------------------
     SUBMISSION OF SUBSCRIPTION       The properly completed and executed Pink and White
                                      copies of the Subscription Agreement/Signature Page
                                      together with a CHECK MADE PAYABLE TO "LNB/ESCROW
                                      AGENT FOR IRRET" should be returned to the owner's
                                      Registered Representative or the offices of Inland
                                      Securities Corporation, 2901 Butterfield Road, Oak
                                      Brook, Illinois 60523.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase Shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

         SPECIMEN OF INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION
                   AGREEMENT/SIGNATURE PAGE WITH INLAND LOGO

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                    SPECIMEN
                               (REVERSE SIDE OF)
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

    Certain states have imposed special financial suitability standards for investors who purchase Shares.

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

    In addition, if the investor is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

    The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

    BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.
- --------------------------------------------------------------------------

                   INVESTOR CHECK DATE
OFFICE USE ONLY    _______ -----------
                   INVESTOR CHECK # _______  Owner Account    / / / / / /
                   CHECK AMOUNT # _______    Number
                                                              -----------
Broker/Dealer                                Co-Owner         / / / / / /
                   / / / / / / / / / / / /
Number             /                         Account Number
                                             ---------- -

- --------------------------------------------------------------------------

                                   APPENDIX C
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                             SUBSCRIPTION AGREEMENT
                       FOR RESIDENTS OF PENNSYLVANIA ONLY

[LOGO]

                                    SPECIMEN

    PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

- --------------------------------------------------------------------------

       INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS

- --------------------------------------------------------------------------

            INSTRUCTIONS              Any Person desiring to subscribe for Shares should
                                      carefully read and review the Prospectus and, if
                                      he/she desires to subscribe for Shares, complete the
                                      Subscription Agreement/ Signature Page which follows
                                      these instructions. Follow the appropriate
                                      instruction listed below for the items indicated.
                                      Please print in ink or type the information.
- ---------------------------------------------------------------------------------
             INVESTMENT               Item 1--Enter the number of Shares to be purchased
                 A                    and the dollars and cents amount of the purchase.
                                      Minimum purchase 300 Shares ($3,000). Qualified Plans
                                      100 Shares ($1,000). (Iowa requires 300 Shares
                                      ($3,000) for IRA accounts; Minnesota requires 200
                                      Shares ($2,000) for IRA and qualified accounts).
                                      Check the box to indicate whether this is an initial
                                      or an additional investment. The "Additional
                                      Investment" box must be checked in order for this
                                      subscription to be combined with another subscription
                                      for purposes of a volume discount.

- ------------------------------------------------------------------------------------
                 B                    Item 2--Check if you desire to participate in
                                      Distribution Reinvestment Program.
- ---------------------------------------------------------------------------------
      REGISTRATION INFORMATION        Item 3--Enter the exact name in which the Shares are
                 C                    to be held. For co-owners enter the names of all
                                      owners. For investments by qualified plans, include
                                      the exact name of the plan. For investments by
                                      qualified plans, enter the name of the custodian or
                                      trustee on the first line and FBO the name of the
                                      investor on the second line. IF THIS IS AN ADDITIONAL
                                      PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME
                                      EXACT PLAN NAME AS PREVIOUSLY USED.

                                      Item 4--Enter the mailing address, state of residence
                                      and telephone number of the owner. For qualified
                                      investments please enter the mailing address of the
                                      custodian or trustee.

                                      Item 5--Enter the birth date(s) or date of incorporation.

                                      Item 6--Check the appropriate box. If the owner is a
                                      non-resident alien, he must apply to the United
                                      States Internal Revenue Service for an identification
                                      number via Form SS-4 for an individual or SS-5 for a
                                      corporation, and supply the number to the Company as
                                      soon as it is available.

                                      Item 7--Check this box if the owner is an employee of
                                      Inland or an individual who has been continuously
                                      affiliated with Inland as an independent contractor.

                                      Item 8--Enter the Social Security number or Taxpayer
                                      I.D. number. The owner is certifying that this number
                                      is correct. For qualified investments, please enter
                                      both the investor's social security number (for
                                      identification purposes) and the custodian or
                                      trustee's Taxpayer I.D. number (for tax purposes).
- ------------------------------------------------------------------------------------
                 D                    Item 9--Enter the residence address if different than
                                      the mailing address. For qualified investments,
                                      please enter the residence address of the investor.
- ------------------------------------------------------------------------------------
                 E                    Item 10--Check the appropriate box to indicate the
                                      type of entity which is subscribing. If this is an
                                      additional purchase, this should be completed exactly
                                      the same as the previous investment. If the
                                      subscriber is a pension or profit sharing plan,
                                      indicate whether it is taxable or exempt from
                                      taxation under Section 501A of the Internal Revenue
                                      Code.
- ------------------------------------------------------------------------------------
             SIGNATURE                Item 11--The Subscription Agreement/Signature Page
                 F                    MUST BE EXECUTED by the owner(s), and if applicable,
                                      the trustee or custodian.
- ------------------------------------------------------------------------------------
       ALTERNATE ADDRESS FOR          Item 12--If owners desire direct deposit of
      DISTRIBUTIONS (OPTIONAL)        his/her/their cash distributions to an account or
                 G                    address other than as set forth in the Subscription
                                      Agreement/Signature Page, please complete. PLEASE
                                      MAKE SURE THAT THE ACCOUNT HAS BEEN OPENED AND THE
                                      ACCOUNT NUMBER IS PROVIDED, AS WELL AS INFORMING
                                      RECIPIENT THAT DISTRIBUTION WILL BE FORTHCOMING AND
                                      IS AN ASSET TRANSFER.
- -----------------------------------------------------------------------------------

      BROKER/DEALER REGISTERED        Item 13--Enter the name of the Broker/Dealer and the
           REPRESENTATIVE             name of the Registered Representative, along with the
                 H                    street address, city, state, zip code, telephone
                                      number, fax and email of the Registered
                                      Representative. By executing the Subscription
                                      Agreement/Signature Page, the Registered Representa-
                                      tive substantiates compliance with the conduct rules
                                      of the NASD, by certifying that the Registered
                                      Representative has reasonable grounds to believe,
                                      based on information obtained from the investor
                                      concerning his, her or its investment objectives,
                                      other investments, financial situation and needs and
                                      any other information known by such Registered
                                      Representative, that investment in the Company is
                                      suitable for such investor in light of his, her or
                                      its financial position, net worth and other
                                      suitability characteristics and that the Registered
                                      Representative has informed the investor of all
                                      pertinent facts relating to the liability, liquidity
                                      and marketability of an investment in the Company
                                      during its term. The Registered Representative
                                      (authorized signature) should sign where provided.
                                      Check the box to indicate whether this subscription
                                      was solicited or recommended by an investment
                                      advisor/broker-dealer whose agreement with the
                                      subscriber includes a fixed or "wrap" fee feature for
                                      advisory and related brokerage services, and,
                                      accordingly, may not charge the regular selling
                                      commission. That box must be checked in order for
                                      such subscribers to purchase Shares net of the
                                      selling commissions.
- ------------------------------------------------------------------------------------
     SUBMISSION OF SUBSCRIPTION       The properly completed and executed Pink and White
                                      copies of the Subscription Agreement/Signature Page
                                      together with a CHECK MADE PAYABLE TO "LNB/ESCROW
                                      AGENT FOR IRRET" should be returned to the owner's
                                      Registered Representative or the offices of Inland
                                      Securities Corporation, 2901 Butterfield Road, Oak
                                      Brook, Illinois 60523.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase Shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

         SPECIMEN OF INLAND RETAIL REAL ESTATE TRUST, INC. SUBSCRIPTION
                   AGREEMENT/SIGNATURE PAGE WITH INLAND LOGO
                       FOR RESIDENTS OF PENNSYLVANIA ONLY

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                    SPECIMEN
                               (REVERSE SIDE OF)
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

    Certain states have imposed special financial suitability standards for investors who purchase Shares.

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    If the investor is a resident of Massachusetts, Missouri or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

    In addition, if the investor is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

    The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

    BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.
- -------------------------------------------------------------------------

                   INVESTOR CHECK DATE
OFFICE USE ONLY    _______ -----------
                   INVESTOR CHECK # _______  Owner Account    / / / / / /
                   CHECK AMOUNT # _______    Number
                                                              -----------
Broker/Dealer                                Co-Owner         / / / / / /
                   / / / / / / / / / / / /
Number             /                         Account Number
                                             ---------- -

- -------------------------------------------------------------------------

- -------------------------------------------------------------------------
- -------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND SUPPLEMENTAL LITERATURE AUTHORIZED BY THE COMPANY AND REFERRED TO IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES AT WHICH INFORMATION IS GIVEN HEREIN, OR THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY SHALL OCCUR DURING THE TIME WHEN A COPY OF THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THE COMPANY WILL AMEND OR SUPPLEMENT THIS PROSPECTUS TO REFLECT SUCH CHANGE.

                           --------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Who May Invest............................................................   iii
Prospectus Summary........................................................     1
Risk Factors..............................................................    19
Conflicts of Interest.....................................................    41
Compensation Table........................................................    46
Estimated Use of Proceeds.................................................    55
Prior Performance of the Company's Affiliates.............................    58
Management................................................................    72
Certain Responsibilities of Directors and the Advisor; Indemnification....    90
Principal Stockholders....................................................    92
Structure and Formation of the Company....................................    92
Selected Financial Data...................................................    97
Investment Objectives and Policies........................................    98
Real Property Investments.................................................   106
Capitalization............................................................   124
Management's Discussion and Analysis of the Financial Condition of the
  Company.................................................................   124
Description of Securities.................................................   128
Shares Eligible for Future Sale...........................................   135
Summary of the Organizational Documents...................................   138
Operating Partnership Agreement...........................................   147
Federal Income Tax Considerations.........................................   154
ERISA Considerations......................................................   177
Plan of Distribution......................................................   178
How to Subscribe..........................................................   185
Sales Literature..........................................................   186
Distribution Reinvestment and Share Repurchase Programs...................   186
Reports to Stockholders...................................................   188
Legal Matters.............................................................   189
Experts...................................................................   190
Additional Information....................................................   190
Glossary..................................................................   191
Index to Financial Statements and Financial Statements....................   F-i
APPENDICES:
Prior Performance Tables..................................................   A-1
Distribution Reinvestment Program.........................................   B-1
Subscription Agreement....................................................   C-1

                           --------------------------

    UNTIL MARCH 23, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER PROSPECTUSES WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                 INLAND RETAIL
                            REAL ESTATE TRUST, INC.

                               56,000,000 SHARES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               FEBRUARY 11, 1999

                               INLAND SECURITIES
                                  CORPORATION

- -------------------------------------------------------------------------


II-22

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Note: Any word that is capitalized in this Part II but not defined has the same meaning as in our Prospectus.

Item 31.  Other Expenses of Issuance and Distribution.

       Securities and Exchange Commission       $165,790
       Registration Fee
       NASD Filing Fee                            30,500
       Printing and Mailing Expenses             822,875
       Blue Sky Fees and Expenses                116,948
       Legal Fees and Expenses                   753,440
       Accounting Fees and Expenses              132,600
       Advertising and Sales Literature          285,180
       Due Diligence                             812,922
       Miscellaneous                           1,456,613


        Total                                 $4,576,868*

* through June 30, 2000

Item 32.  Sales to Special Parties.

     Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the "DRP") for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which receive volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts" and "-Other Discounts."

Item 33.  Recent Sales of Unregistered Securities.

     In September 1998, the Advisor purchased from us 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such Shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

     Article XV of our Articles provides as follows:

     Section 3.  Indemnification


a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied:
  (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

     The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

   We have entered into separate indemnification agreements with each of our Directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by our Directors and officers seeking to enforce their rights under the indemnification agreements and cover our Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Articles and Bylaws, as a contract, it cannot be unilaterally modified by our Board or by our Stockholders to eliminate the rights it provides.

Item 35. Treatment of Proceeds from Stock Being Registered.

   Inapplicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements

  The following financial statements were previously filed prior to the initial effectiveness of this Registration Statement on February 11, 1999:

  Independent  Auditors'  Report-Relating   to   the
    Company's Consolidated Balance Sheet
  Consolidated Balance Sheet at September  18,  1998
    and Notes thereto
  Independent  Auditors'  Report-Relating  to   Lake
    Olympia Square
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31,  1997  of  Lake  Olympia  Square  and  Notes
    thereto
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the  nine
    months  ended September 30, 1998 of Lake Olympia
    Square and Notes thereto
  Independent  Auditors'  Report-Relating  to   Lake
    Walden Square.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1997 of Lake Walden Square and Notes thereto
  Historical  Summary  of Gross  Income  and  Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Lake Walden
    Square and Notes thereto
  Independent Auditors' Report-Relating to Merchants
    Square Shopping Center.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1997 of Merchants Square Shopping Center and
    Notes thereto
  Historical  Summary  of Gross  Income  and  Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1998 of Merchants
    Square Shopping Center and Notes thereto
  Pro  Forma  Consolidated Balance Sheet (unaudited)
    at September 30, 1998 and Notes thereto
  Pro Forma Statement of Operations (unaudited) for the nine months ended September 30, 1998 and Notes thereto
  Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997 of and Notes thereto


  The following financial statements are filed as part of Post-Effective Amendment No. 1 and are included in Supplement No. 4:

  Inland Retail Real Estate Trust, Inc.:

  Consolidated  Balance Sheet (unaudited)  at  March
    31, 1999
  Notes   to   Consolidated   Financial   Statements
    (unaudited) at March 31, 1999.
  Pro  Forma  Consolidated Balance Sheet (unaudited)
    at March 31, 1999.
  Notes  to  Pro  Forma Consolidated  Balance  Sheet
    (unaudited) at March 31, 1999.
  Pro  Forma  Consolidated Statement  of  Operations
    (unaudited) of the Company for the three  months
    ended March 31, 1999
  Notes  to  Pro  Forma  Consolidated  Statement  of
    Operations  (unaudited)  for  the  three  months
    ended March 31, 1999.
  Pro  Forma  Consolidated Statement  of  Operations
    (unaudited)  of the Company for the  year  ended
    December 31, 1998.
  Notes  to  Pro  Forma  Consolidated  Statement  of
    Operations   (unaudited)  for  the  year   ended
    December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating Expenses (unaudited) for the three months ended March 31, 1999.
  Notes  to  Historical Summary of Gross Income  and
    Direct Operating Expenses (unaudited) for the three months ended March 31, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating Expenses (unaudited) for the three months ended March 31, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the period from  January
    1, 1999 through March 31, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating Expenses (unaudited) for the three months ended March 31, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the three months ended March 31, 1999


  The following financial statements are filed as part of Post-Effective Amendment No. 2 and are included in Supplement No. 7:

  Inland Retail Real Estate Trust, Inc.:

  Consolidated  Financial Statements (unaudited)  at
    June 30, 1999
  Notes   to   Consolidated   Financial   Statements
    (unaudited) at June 30, 1999.
  Pro  Forma  Consolidated Balance Sheet (unaudited)
    at June 30, 1999.
  Notes  to  Pro  Forma Consolidated  Balance  Sheet
    (unaudited) at June 30, 1999.
  Pro  Forma  Consolidated Statement  of  Operations
    (unaudited)  for the six months ended  June  30,
    1999
  Notes  to  Pro  Forma  Consolidated  Statement  of
    Operations (unaudited) for the six months  ended
    June 30, 1999.
  Pro  Forma  Consolidated Statement  of  Operations
    (unaudited)  for  the year  ended  December  31,
    1998.
  Notes  to  Pro  Forma  Consolidated  Statement  of
    Operations   (unaudited)  for  the  year   ended
    December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes  to  Historical Summary of Gross Income  and
    Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the period from  January
    1, 1999 through March 31, 1999
  Notes  to  the Historical Summary of Gross  Income
    and  Direct  Operating Expenses for  the  period
    from January 1, 1999 through March 31, 1999
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Lake Olympia Square:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the period from  January
    1, 1999 through June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999.

  Bartow Marketplace:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses for the year ended  December
    31, 1998
  Notes  to  the Historical Summary of Gross  Income
    and Direct Operating Expenses for the year ended
    December 31, 1998.
  Historical  Summary  of Gross  Income  and  Direct
    Operating  Expenses  (unaudited)  for  the   six
    months ended June 30, 1999.
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1999

  The following financial statements are filed as part of Post-Effective Amendment No. 3 and are included in Supplement No. 9:


  Inland Retail Real Estate Trust, Inc.:

  Consolidated Financial Statements (unaudited) at
    September 30, 1999 Notes to Consolidated
    Financial Statements (unaudited) at September
    30, 1999
  Pro Forma Consolidated Balance Sheet (unaudited)
    at September 30, 1999
  Notes to Pro Forma Consolidated Balance Sheet
    (unaudited) at September 30, 1999
  Pro Forma Consolidated Statement of Operations
    (unaudited) for the nine months ended September
    30, 1999
  Notes to Pro Forma Consolidated Statement of
    Operations (unaudited) for the nine months ended
    September 30, 1999
  Pro Forma Consolidated Statement of Operations
    (unaudited) for the year ended December 31, 1998
  Notes to Pro Forma Consolidated Statement of
    Operations (unaudited) for the year ended
    December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to Historical Summary of Gross Income and
    Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the period from January
    1, 1999 through March 31, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Lake Olympia Square:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to Historical Summary of Gross Income and
    Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the period from January
    1, 1999 through June 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999


  Bartow Marketplace:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  Casselberry Commons:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Historical Summary of Gross Income and Direct
    Operating Expenses (unaudited) for the nine months ended September 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 1999

  The following financial statements are filed as part of Post-Effective Amendment No. 4 and are included in Supplement No. 12:


  Inland Retail Real Estate Trust, Inc.:

  Independent Auditors' Report
  Consolidated Financial Statements at and for the
    year ended December 31, 1999
  Notes to Consolidated Financial Statements at and
    for the year ended December 31, 1999
  Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 1999

  Notes to Pro Forma Consolidated Balance Sheet
    (unaudited) at December 31, 1999
  Pro Forma Consolidated Statement of Operations
    (unaudited) for the year ended December 31, 1999
  Notes to Pro Forma Consolidated Statement of
    Operations (unaudited) for the year ended
    December 31, 1999

  Lake Walden Square:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Town Center Commons:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the period from January
    1, 1999 through March 31, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through March 31, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Lake Olympia Square:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998
  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the period from January
    1, 1999 through June 30, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from January 1, 1999 through June 30, 1999

  Bartow Marketplace:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Casselberry Commons:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1998
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1998

  Conway Plaza:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1999

  Pleasant Hill Square:

  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
    Operating Expenses for the year ended December
    31, 1999
  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
    December 31, 1999

  The following financial statements are filed as part of Post Effective Amendment No. 6 and are included in Supplement No. 14

  Inland Retail Real Estate Trust, Inc.:

  Consolidated Financial Statements (unaudited) at and for the three months ended March 31, 2000
  Notes to Consolidated Financial Statements (unaudited) at March 31, 2000
  Pro Forma Consolidated Balance Sheet (unaudited) at
  March 31, 2000
  Notes to Pro Forma Consolidated Balance Sheet
  (unaudited) at March 31, 2000
  Pro Forma Consolidated Statement of Operations
  (unaudited) for the three months
   ended March 31, 2000

  Notes to Pro Forma Consolidated Statement of
  Operations (unaudited) for the three months  ended
  March 31, 2000
  Pro Forma Consolidated Statement of Operations
  (unaudited) for the year ended
   December 31, 1999

  Lake Walden Square:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended  December 31,
  1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the  year ended December
  31, 1998

  Merchants Square Shopping Center:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct
  Operating Expenses for the year ended  December 31,
  1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the  year ended December
  31, 1998

  Town Center Commons:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the period from January 1, 1999 through March 31, 1999
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the  period from January
  1, 1999 through March 31, 1999

  Boynton Commons Shopping Center:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1998

  Lake Olympia Square:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1998

  Bridgewater Marketplace:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the period from January 1, 1999 through June 30, 1999
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the  period from January
  1, 1999 through June 30, 1999

  Bartow Marketplace:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1998

  Countryside Shopping Center:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1998

  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1998

  Casselberry Commons:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1998
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1998

  Conway Plaza:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1999
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1999
  Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the three months ended March
  31, 2000
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses (unaudited) for the three months ended March 31, 2000

  Pleasant Hill Square:
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1999
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1999
  Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the three  months ended March
  31, 2000
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses(unaudited) for the three months ended March 31, 2000

  Gateway Market Center
  Independent Auditors' Report
  Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended  December 31, 1999
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses for the year  ended December
  31, 1999
  Historical Summary of Gross Income and Direct Operating
  Expenses (unaudited) for the three  months ended March
  31, 2000
  Notes to the Historical Summary of Gross Income and
  Direct Operating Expenses (unaudited) for the three months ended March 31, 2000


(b) Exhibits

   (i)  The  following  documents are filed as part  of  this  Registration
Statement:

Exhibit                        Description
No.
 1.1 Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (3)
 1.1(a)    Form of Amendment to the Dealer Management Agreement. (9)
 1.1(b)    Form of Second Amendment to the Dealer Management Agreement.
      1.2 Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting Dealers.(2)
      1.3 Form of Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (2)
      3.1 Second Articles of Amendment and Restated Charter of Inland Retail Real Estate Trust, Inc. (4)
      3.2   Amended and Restated Bylaws of Inland Retail Real Estate Trust,
      Inc. (3)
      4.1 Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (2)
      4.2  Specimen Certificate for the Shares. (1)
      5 Form of Opinion of Brown & Wood LLP as to the legality of the Shares being registered. (4)
      8     Form  of Opinion of Wildman, Harrold, Allen & Dixon as  to  tax
      matters. (2)
      10.1 Form of Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. (4)
      10.2 Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. (1)
      10.3 Form of Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property Management Corp. (1)
      10.4 Form of Property Acquisition Service Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Retail Real
      Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc. (1)
      10.5       Form  of  the Company's Independent Director Stock  Option
      Plan. (2)
10.5(a)    Form of Option Agreement for initial grant of options. (9)
10.5(b)     Form  of  Option  Agreement  for  subsequent  annual  grant  of options.
      10.6 Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its directors and executive officers. (4)
      10.7 Form of Agreement dated March, 1999 between Inland Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (6)
      23.1      Consent of KPMG LLP dated February 10, 1999. (5)
      23.1(a)   Consent of KPMG LLP dated August 2, 1999. (6)
      23.1(b)   Consent of KPMG LLP dated November 2, 1999. (7)
      23.1(c)   Consent of KPMG LLP dated February 2, 2000.(8)
      23.1(d)   Consent of KPMG LLP dated May 2, 2000. (9)
 23.1(e)   Consent of KPMG LLP dated August 2, 2000.
 23.2 Consent of Brown & Wood LLP dated February 10, 1999. (5)
      23.3  Consent  of Wildman, Harrold, Allen & Dixon dated February  10,
      1999. (5)
      24 Power of Attorney (included on signature page to the Registration Statement).
(1) Previously filed with the initial filing of this Registration Statement on September 28, 1998.
(2) Previously filed with Amendment No. 1 to this Registration Statement on January 7, 1999.
(3) Previously filed with Amendment No. 2 to this Registration Statement on January 28, 1999.
(4) Previously filed with Amendment No. 3 to this Registration Statement on February 9, 1999.
(5) Previously filed with Amendment No. 4 to this Registration Statement on February 10, 1999
(6) Previously filed with Post-Effective Amendment No. 1 to this Registration Statement on August 2, 1999.
(7) Previously filed with Post-Effective Amendment No. 2 to this Registration Statement on November 2, 1999.
(8) Previously filed with Post-Effective Amendment No. 3 to this Registration Statement on February 2, 2000.
(9) Previously filed with Post-Effective Amendment No. 4 to this Registration Statement on May 2, 2000.

Item 37. Undertakings.

  A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

   C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

   D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

   E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

  The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended. The Registrant undertakes to include, in filings containing financial statements of the Company, separate audited financial statements for any Creditworthy Tenant that leases a Property owned by the Company on a Triple-Net Lease Basis if the cost of that Property to the Company represents 20% or more of the Gross Proceeds of the Offering.

   F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the
Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Prior Performance Table-Table VI. Acquisitions of Properties by Programs.
                                 TABLE VI
                 ACQUISITION OF PROPERTIES BY PROGRAMS (A)
             (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by real estate limited partnerships and a real estate investment trust sponsored by Inland Real Estate Investment Corporation ("IREIC") in the three years ended December 31, 1999. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships and a real estate investment trust sponsored by IREIC.


                              TABLE Vl-(Continued)

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
           (000's omitted, except for Number of Square Feet or Acres)

                                                      Purchase     Mortgage
                              Number of              Price Plus   Financing               Other        Total
                             Square Feet   Date of   Acquisition  at Date of  Cash Down    Cash     Acquisition
Property                                  Purchase       Fee       Purchase    Payment  Expenditu     Cost(B)
                                                                                           res
                                                                                        Capitaliz
                                                                                          ed (A)


Inland Real Estate
Corporation:
Maple Park Place,                220,095   01/09/97       15,262           -    15,262        84        15,346
Bolingbrook, IL
Lincoln Park Place, Chicago,      10,678   01/23/97        2,100           -     2,100      (73)         2,027
IL
Aurora Commons, Aurora, IL       127,292   01/23/97       11,535       8,602     2,933        15        11,550
Niles Shopping Center,            26,117   04/11/97        3,235           -     3,235       108         3,343
Niles, IL
Mallard Crossing, Elk Grove       82,949   05/06/97        8,100           -     8,100      (41)         8,059
Village, IL
Cobblers Crossing, Elgin, IL     102,643   05/06/97       10,953           -    10,953     (135)        10,818
Ameritech, Joliet, IL              4,504   05/09/97        1,045           -     1,045        11         1,056
Dominicks-Schaumburg,             70,300   05/29/97       10,681           -    10,681         9        10,690
Schaumburg, IL
Calumet Square, Calumet, IL       39,936   06/02/97        2,066           -     2,066        64         2,130
Dominicks-Highland Park,          70,300   06/16/97       12,790           -    12,790        10        12,800
Highland Park, IL
Sequoia Shopping Center,          35,253   06/16/97        3,010           -     3,010       (8)         3,002
Milwaukee, WI
Riversquare Shopping Center,      58,566   06/19/97        6,100           -     6,100        88         6,188
Naperville, IL
Rivertree Court, Vernon          299,055   07/17/97       31,750      15,700    16,050     (167)        31,583
Hills, IL
Shorecrest Plaza, Racine, WI      91,177   07/25/97        5,956           -     5,956      (72)         5,884
Dominicks-Glendale Heights,       68,923   09/30/97        8,196           -     8,196        21         8,217
Glendale Heights, IL
Party City, Oak Brook             10,000   11/06/97        1,975           -     1,975         6         1,981
Terrace, IL
Eagle Country Market,             42,283   11/26/97        2,900           -     2,900         8         2,908
Roselle, IL
Dominicks-Countryside,            62,344   12/15/97        2,300           -     2,300         -         2,300
Countryside, IL
Terramere Plaza, Arlington        40,965   12/19/97        4,405           -     4,405       199         4,604
Heights, IL
Wilson Plaza, Batavia, IL         11,160   12/22/97        1,300           -     1,300         9         1,309
Iroquois Center, Naperville,     141,000   12/29/97       11,900           -    11,900       156        12,056
IL
Fashion Square, Skokie, IL        84,771   12/30/97        9,255       6,200     3,055       202         9,457

                                                      Purchase     Mortgage
                              Number of              Price Plus   Financing             Other Cash     Total
                             Square Feet   Date of   Acquisition  at Date of  Cash Down Expenditur  Acquisitio
Property                                  Purchase       Fee       Purchase    Payment      es       n Cost(B)
                                                                                        Capitalize
                                                                                           d (A)

Naper West, Naperville, IL       165,262   12/30/97       14,850           -    14,850     (103)        14,747
Woodfield Plaza, Schaumburg,     177,418   01/02/98       19,775           -    19,772      (95)        19,677
IL
Shops at Cooper's Grove,          72,518   01/08/98        5,819           -      5,819     (33)          5,786
Country Club Hills, IL
Dominicks-West Chicago, West      77,000   01/22/98        6,306           -      6,306        -          6,306
Chicago, IL
Maple Plaza, Downers Grove,       31,298   01/30/98        3,186           -      3,186        -          3,186
IL
Orland Park Retail, Orland         8,500   02/02/98        1,257           -      1,257     (20)          1,237
Park, IL
Lake Park Plaza, Michigan        229,639   02/10/98       12,131           -     12,131      865         12,996
City, IN
Homewood Plaza, Homewood, IL      19,000   02/23/98        1,933           -      1,933        -          1,933
Wisner/Milwaukee Plaza,           14,677   02/23/98        1,912           -      1,912        -          1,912
Chicago, IL
Elmhurst City Centre,             39,116   02/24/98        4,932           -      4,932    (404)          4,528
Elmhurst, IL
Shoppes at Mill Creek, Palos     102,433   03/05/98       11,307       9,500      1,807       16         11,323
Park, IL
Oak Forest Commons , Oak         108,360   03/05/98       11,826           -     11,826      (6)         11,820
Forest, IL
Prairie Square, Sun Prairie,      35,755   03/06/98        3,121           -      3,121     (22)          3,099
WI
Downers Grove Market,            104,449   03/25/98       17,841           -     17,841     (29)         17,812
Downers Grove, IL
St. James Crossing,               46,769   03/31/98        7,498           -      7,498     (56)          7,442
Westmont, IL
Chestnut Court, Darien, IL       170,047   03/31/98       15,995           -     15,995      125         16,120
Bergen Plaza, Oakdale, MN        270,610   04/16/98       17,047           -     17,047       27         17,074
High Point Centre, Madison,       86,476   04/24/98       10,262           -     10,262     (14)         10,248
WI
Western-Howard Plaza,             12,748   04/30/98        1,963           -      1,963        -          1,963
Chicago, IL
Wauconda Shopping Center,         31,357   05/05/98        2,522           -      2,522        -          2,522
Wauconda, IL
Berwyn Plaza, Berwyn, IL          18,138   05/15/98        1,848           -      1,848        -          1,848
Woodland Heights,                120,850   06/05/98        9,628           -      9,628     (99)          9,529
Streamwood, IL
Walgreens-Woodstock,              15,856   06/23/98        1,170           -      1,170        -          1,170
Woodstock, IL
Schaumburg Plaza,                 61,485   06/30/98        7,011       3,924      3,087     (37)          6,974
Schaumburg, IL
Winnetka Commons, New Hope,       42,381   07/01/98        4,455           -      4,455        -          4,455
MN
Eastgate Shopping Center,        132,519   07/07/98        6,822           -      6,822     (23)          6,799
Lombard, IL
Fairview Heights Plaza,          167,491   08/24/98       11,265           -     11,265        -         11,265
Fairview Heights, IL







                                                      Purchase     Mortgage
                              Number of              Price Plus   Financing                Other       Total
                             Square Feet   Date of   Acquisition  at Date of  Cash Down     Cash    Acquisitio
Property                                  Purchase       Fee       Purchase    Payment   Expenditu   n Cost(B)
                                                                                            res
                                                                                         Capitaliz
                                                                                           ed (A)

Orland Greens, Orland Park,       45,031   09/17/98        5,123           -       5,123       -          5,123
IL
Bakers Shoes, Chicago, IL         20,000   09/25/98          987           -         987       -            987
Two Rivers Plaza,                 57,900   10/01/98        6,811           -       6,811       -          6,811
Bolingbrook, IL
Woodfield Commons,               207,106   10/08/98       26,683           -      26,683    (92)         26,591
Schaumburg, IL
Edinburgh Festival Center,        91,613   10/14/98        8,839       6,070       2,769     (8)          8,831
Brooklyn Park, MN
Joliet Commons, Joliet, IL       159,184   10/30/98       19,769      14,588       5,181    (15)         19,754
Springboro Plaza,                154,034   11/12/98        9,308           -       9,308       -          9,308
Springboro, OH
Riverplace Centre,                74,414   11/12/98        6,078           -       6,078       -          6,078
Noblesville, IN
Rose Plaza, Elmwood Park IL       24,204   11/16/98        2,758           -       2,758       -          2,758
Marketplace at Six Corners,      117,000   11/30/98       19,022           -      19,022       -         19,022
Chicago, IL
Carmax-Schaumburg,                93,333   12/02/98       20,602           -      20,602       -         20,602
Schaumburg, IL
Carmax-Tinley Park, Tinley        94,518   12/02/98       18,901           -      18,901       -         18,901
Park, IL
Staples Office Supply,            24,049   12/02/98        2,694           -       2,694       -          2,694
Freeport, IL
Park Center Plaza, Tinley        193,179   12/04/98       14,973           -      14,973       -         14,973
Park, IL
Hollywood Video-Hammond,           7,488   12/18/98        1,351           -       1,351       -          1,351
Hammond, IN
Plymouth Collection,              40,815   01/06/99        6,626           -       6,626       1          6,627
Plymouth, MN
Circuit City, Traverse City,      21,337   01/20/99        2,900           -       2,900       2          2,902
MI
Loehmann's Plaza,                107,952   02/01/99       13,565           -      13,565    (11)         13,554
Brookfield, WI
Baytowne Square, Champaign,      118,842   02/08/99       12,655           -      12,655    (47)         12,608
IL
Woodland Commons, Buffalo        170,033   02/08/99       20,037      10,735       9,302     989         21,026
Grove, IL
Cub Foods, Plymouth, MN           67,510   03/09/99        5,465           -       5,465       3          5,468
Cub Foods, Indianapolis, IN       67,541   03/09/99        5,735           -       5,735       8          5,743
Gateway Square, Hinsdale, IL      40,150   03/17/99        6,940           -       6,940      64          7,004
Eagle Ridge Center,               56,142   04/13/99        6,007           -       6,007       5          6,012
Lindenhurst, IL
Dominick's, Hammond, IN           71,313   05/10/99        8,847           -       8,847       4          8,851
Randall Square, Geneva, IL       217,566   05/21/99       30,123           -      30,123       3         30,126
Eagle Foods, Buffalo Grove,       56,795   06/03/99        7,347           -       7,347       4          7,351
IL
Oak Forest Commons Ph. III,        7,400   06/15/99        1,105           -       1,105       7          1,112
Oak Forest, IL
Oak Lawn Town Center, Oak         12,506   06/29/99        2,400           -       2,400      18          2,418
Lawn, IL
West River Crossing, Joliet,      32,452   08/03/99        5,613           -       5,613    (52)          5,561
IL
Hickory Creek Marketplace,        35,251   08/04/99        6,217           -       6,217    (88)          6,129
Frankfort, IL




                                                      Purchase     Mortgage
                              Number of              Price Plus   Financing                Other       Total
                             Square Feet   Date of   Acquisition  at Date of  Cash Down     Cash    Acquisitio
Property                                  Purchase       Fee       Purchase    Payment   Expenditu   n Cost(B)
                                                                                            res
                                                                                         Capitaliz
                                                                                           ed (A)

United Audio Center,               9,988   09/13/99        2,483           -       2,483       5          2,488
Schaumburg, IL
Bally's Total Fitness, St.        43,000   09/10/99        6,291           -       6,291   (381)          5,910
Paul, MN
Burnsville Crossing,              91,915   09/10/99        6,703           -       6,703      26          6,729
Burnsville, MN
Byerly's Burnsville,              76,556   09/10/99        5,832           -       5,832      20          5,852
Burnsville, MN
Cliff Lake Center, Eagan, MN      74,215   09/10/99        5,553       5,134         419      21          5,574
Park Place Plaza, St. Louis       89,064   09/10/99       12,816           -      12,816      15         12,831
Park, MN
Maple Grove Retail, Maple         79,130   09/10/99        7,916           -       7,916      15          7,931
Grove, MN
Riverdale Commons, Coon          168,275   09/10/99       19,506           -      19,506    (49)         19,457
Rapids, MN
Quarry Retail, Minneapolis,      290,622   09/10/99       31,341           -      31,341      21         31,362
MN
Shingle Creek, Brooklyn           40,131   09/10/99        3,470           -       3,470      20          3,490
Center, MN
Rose Naper Plaza West,            14,335   09/16/99        2,764           -       2,764      16          2,780
Naperville, IL
Pine Tree Plaza, Janesville,     187,292   10/18/99       18,490           -      18,490       8         18,498
WI
Schaumburg Promenade,             91,825   12/17/99       19,300           -      19,300    (41)         19,259
Schaumburg, IL

Total                          7,805,469                $828,442     $80,453    $747,989  $1,077       $829,510

Inland Retail Real Estate
Trust, Inc.:
Lake Walden, Plant City, FL      262,491   05/03/99       14,556      10,144       4,412      26         14,582
Merchants Square,                 74,849   06/04/99        5,742       4,291       1,451      13          5,755
Zephyrhills, FL
Town Center Commons,              72,108   07/01/99        9,645       7,283       2,362      25          9,670
Kennesaw, GA
Boynton Commons, Boynton         210,552   07/27/99       30,502      22,878       7,624    (45)         30,457
Beach, FL
Lake Olympia Square, Ocoee,       85,776   09/01/99        9,874       5,897       3,977    (36)          9,838
FL
Bridgewater Marketplace,          58,050   09/07/99        6,005       4,779       1,226       0          6,005
Orlando, FL
Bartow Marketplace,              375,067   09/30/99       24,406      18,375       6,031       0         24,406
Cartersville, GA
Countryside, Naples, FL           73,965   10/26/99        8,596       6,727       1,869       7          8,603
Casselberry Commons,             227,664   12/30/99       17,894      13,942       3,952      17         17,911
Casselberry, FL

Total                          1,440,522                $127,220     $94,316     $32,904      $7       $127,227

 TABLE Vl-(Continued) ACQUISITION OF PROPERTIES BY PROGRAMSNOTES
                           TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, Inland Real Estate Corporation receives rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B)  "Total  Acquisition Cost" is the sum  of  columns  captioned
"Purchase   Price   Plus  Acquisition  Fee"   and   "Other   Cash
Expenditures Capitalized."
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 2nd day of August, 2000.



                              INLAND RETAIL REAL ESTATE TRUST,
                              INC.


                              By: /s/ Robert D. Parks


                                   Chairman and Chief Executive
                                   Officer
                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints
Roberta S. Matlin and Samuel A. Orticelli and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                     Capacity               Date

/s/ Robert D. Parks             Chairman, Chief           August 2, 2000
                            Executive Officer and
_______________________________ Director

/s/ Barry L Lazarus             President, Chief          August 2, 2000
                            Operating Officer,
_______________________________ Treasurer, Chief
                            Financial Officer and
                            Director

/s/ Roberta S. Matlin           Vice                      August 2, 2000
                            President-Administration
_______________________________

/s/ Steven D. Sanders           Vice                      August 2, 2000
_______________________________ President-Acquisitions
/s/ Samuel O. Orticelli         Secretary                 August 2, 2000
_______________________________
/s/ Daniel K Deighan             Independent Director      August 2, 2000
_______________________________
/s/ Michael S. Rosenthal       Independent Director      August 2, 2000
______________________________
_
/s/ Kenneth E. Masick           Independent Director      August 2, 2000
_______________________________


                         Exhibit 1.1(b)

                             SECOND
                            AMENDMENT
                               TO
                    DEALER MANAGER AGREEMENT
                     DATED FEBRUARY 11, 1999
                         BY AND BETWEEN
              INLAND RETAIL REAL ESTATE TRUST, INC.
                               AND
                  INLAND SECURITIES CORPORATION


          THIS SECOND AMENDMENT TO DEALER MANAGER AGREEMENT (this "Amendment") is made and entered into as of the 27th day of July, 2000, by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company") and Inland Securities Corporation (the "Dealer Manager").

          WHEREAS, the Company and the Dealer Manager have executed that certain Dealer Manager Agreement dated February 11, 1999, and that certain Amendment to Dealer Manager Agreement, dated February 22, 2000 (as amended, the "Agreement") relating to the initial public offering of shares of common stock ("Shares") of the Company;

           WHEREAS, the parties hereto desire to amend the Agreement to revise the volume discount provisions and the deferred commission option arrangement;

           WHEREAS, paragraph 10 of each Soliciting Dealers Agreement ("Soliciting Dealers Agreement") entered into between the Dealer Manager and each of the Soliciting Dealers relating to the Company's initial public offering of Shares authorizes the Dealer Manager to execute and deliver any amendment to the Agreement; and

          WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their agreements and understandings with respect to the foregoing.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

     1. Section 2(d)(i) of the Agreement is hereby amended by the deletion of the third and fourth paragraphs (including the schedule) thereunder and the insertion of the following in lieu thereof:

           Subject to certain conditions and exceptions explained below, investors making an initial cash investment of at least $1,000,000 through the same Soliciting Dealer may receive, in the form of a volume discount, a reduction of the customary 7% selling commission payable in connection with the purchase of those Shares. The volume discount will be in such amount as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager, but may not exceed 6%. The amount of the selling commissions per Share will be reduced by the same proportionate amount as the volume discount may be increased, so that the sum of the selling commissions per Share and the volume discount will always equal 7%. For example, if a volume discount of 2% or 3% is agreed upon, then the amount of selling commissions per Share would be reduced to 5% or 4%, respectively.

           Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the following three ways: (1) as an actual reduction in the amount of selling commissions, (2) in the form of additional whole Shares or fractional Shares, or (3) any combination of (1) and (2), as may be agreed upon between the subscriber and the participating Soliciting Dealer, subject to the approval of the Dealer Manager.

          The agreement between the subscriber and the Soliciting Dealer as to the method of effecting the volume discount and the amount of the volume discount must be set forth in writing in an instrument satisfactory in form and substance to the Company and to the Dealer Manager.


     2. Section 2(d)(iv) of the Agreement is hereby amended by the deletion of such subsection in its entirety and by the insertion of the following in lieu thereof:

           (iv) Deferred Commission Option. Certain subscribers to the Company's Shares may agree with their participating Soliciting Dealer and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a period of up to six years pursuant to a deferred commission option arrangement (the "Deferred Commission Option"), as more fully explained, and subject to the conditions set forth, under the section "Plan of Distribution-Deferred Commission Option" in the Company's Prospectus as supplemented on and after July 27, 2000, which section is incorporated by reference herein. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which may be reallowed to the participating Soliciting Dealer by the Dealer Manager. For each of the six years following such subscription on a date or dates to be determined by the Dealer Manager, $0.10 per Share will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to such stockholders holding such Shares, and may be reallowed to the participating Soliciting Dealer by the Dealer Manager. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement and based on a $10.00 per Share deemed value for each Share issued, a stockholder electing the Deferred Commission Option will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and an amount equal to up to a 1% selling commission per year thereafter for up to the next six years which will be deducted from and paid by the Company out of cash distributions otherwise payable to such stockholder.

          As in any volume discount situation, selling commissions are not paid on any Shares issued for a volume discount. Therefore, when the deferred commission option is used, no deductions will be made for deferred commission obligations from cash distributions payable on the Shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular Shares. The number of Shares issued, if any, for a volume discount, will be determined as described above in
     Section 2(d)(i) of the Agreement.

         At such time, if any, that the Company's Shares are listed on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company shall accelerate all outstanding payment obligations under the Deferred Commission Option. The amount of the remaining selling commissions due shall be deducted and paid by the Company out of cash distributions otherwise payable to such Stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or inclusion for quotation on a national market system; provided that, in no event may the Company withhold in excess of $0.60 per Share in the aggregate during the six-year period following the subscription. The maximum amount that may be withheld and the maximum number of years for which selling commissions may be deferred will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligations of the Company and the Company's Stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option shall terminate and the Dealer Manager (and participating Soliciting Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of the Shares.

          3. The Dealer Manager agrees to promptly notify each Soliciting Dealer that has executed a Soliciting Dealers Agreement of the entering into of this Amendment and to provide a copy of this Amendment to each such Soliciting Dealer, and to provide a copy of this Amendment to any new Soliciting Dealer at the time it executes a Soliciting Dealers Agreement.

          4. To the extent, if any, that a provision of this Amendment conflicts with or differs from any provision of the Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

          5. Except as modified hereby, the Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

           IN WITNESS WHEREOF, the undersigned parties have hereunto affixed their signatures as of the day and year first above written.

                              Inland  Retail  Real Estate  Trust,
                              Inc.,


                              By:
                              Title:


                         Inland Securities Corporation


                              By:
                              Title:

                         Exhibit 10.5(b)

              INLAND RETAIL REAL ESTATE TRUST, INC.
             INDEPENDENT DIRECTOR STOCK OPTION PLAN

                        OPTION AGREEMENT

                     AGREEMENT NO. ________


     THIS  OPTION  AGREEMENT (the "Agreement"  or  the  "Option")

made  and entered into as of the _____day of ________, ____  (the

"Grant  Date"), by and between INLAND RETAIL REAL  ESTATE  TRUST,

INC.,    a    Maryland   corporation   (the    "Company"),    and

_________________________________  (the  "Optionee")  under   and

pursuant to the Inland Retail Real Estate Trust, Inc. Independent

Director Stock Option Plan (the "Plan").

     Except   where   the   context   otherwise   requires,   all

capitalized  terms which are not defined in this Agreement  shall have the meaning set forth in the Plan.

     The parties agree as follows:

          1.   Grant of Option.  In consideration of the services

rendered and to be rendered to the Company by the Optionee as  an

Independent  Director of the Company and upon  the  determination made  by the Board of Directors of the Company (the "Board") that the Optionee is eligible to receive an Option under the Plan, the

Company hereby grants to the Optionee an Option (the "Option") to purchase a total of up to Five Hundred (500) shares of the Common

Stock,  par value $0.01 per share, of the Company (each share  of such Common Stock, a "Share" and collectively, the "Shares"). The purchase  price  of a Share (the "Option Price")  purchased  upon exercise  of the Option granted by this Agreement shall be  $9.05 per Share, upon and subject to the terms and conditions set forth

in  this  Agreement.   Shares which may  be  purchased  upon  the

exercise  of  the  Option are hereafter referred  to  as  "Option

Shares."



     2.    Acknowledgment  by  Optionee.   The  Optionee   hereby

acknowledges:

               (i) that he or she has had an opportunity to review a copy of the Plan, a copy of all available reports on Forms 8-K, 10-Q and 10-K, if any, and the registration statement on Form S-11, filed by the Company with the Securities and Exchange Commission, and the Company's prospectus dated February 11, 1999 used in connection with its initial public offering of Shares (which prospectus contains a summary of the Plan under the caption "Management - Independent Director
          Stock Option Plan"), as well all supplements to that prospectus; and

               (ii)that any questions pertaining to the Plan, to the Option and to the Option Shares have been answered by the Company to his or her satisfaction; and

               (iii) that he or she understands that the Plan is incorporated in this Agreement by reference and is made a part of this Agreement as if fully set forth in this Agreement; and

               (iv)that the Plan shall control in the event that there is any conflict between the Plan and this Agreement, and also with respect to any matter not addressed in this Agreement.

     3.  Time of Exercise.

          (a)   Subject to the provisions of this Section  3  and

the restrictions imposed in the Plan, the Option may be exercised in accordance with the provisions of Section 4 below, in whole or in  part,  as follows:  500 Option Shares on or after the  second anniversary of the date of grant.  Notwithstanding the foregoing,

except  as  otherwise provided in paragraph  (b)  below  of  this

Section  3, an Option may not be exercised after the earliest  to occur of the following dates: (i) the date that is ten (10) years from the date of grant, (ii) the date upon which the Optionee  is removed for cause as an Independent Director, or (iii) three  (3)

months  following  the  date  the  Optionee  ceases  to   be   an

Independent  Director  for  any  reason  other  than   death   or

disability.

          (b)   Subject to the provisions of this Section  3  and

the  restrictions  imposed in the Plan, in  the  event  that  the

Optionee  dies or becomes disabled while an Independent  Director of the Company, any Option as to which the Optionee's rights have become  vested  but  which  has not yet  been  exercised  may  be exercised and the Option Shares may be purchased for a period  of one  (1)  year after death or the disabling event, provided  that the  death  or  disabling event occurs while the Optionee  is  an

Independent Director and prior to his or her removal  for  cause,

resignation  or  ceasing to be an Independent  Director  for  any

other   reason   and  provided  that  the  Option  is   otherwise

exercisable  on  the  date of death or of  the  disabling  event;

provided  however,  that if the Option is  exercised  within  the first  six  (6) months after it becomes exercisable,  any  Shares issued  pursuant to such exercise may not be sold until the  six-

month anniversary of the date of the grant of the Option.

     4.   Manner  of Exercise.  All Options exercised during  the

Optionee's  lifetime shall be exercised only by the  Optionee  or the  Optionee's  legal  representative.  A  legal  representative

shall   be   required  to  provide  written  evidence  reasonably

satisfactory  to the Company of his or her authority  to  act  on behalf  of  the Optionee.  Each Optionee may name, from  time  to

time,   any  beneficiary  or  beneficiaries  (who  may  be  named

contingently  or  successively) who may exercise  the  Optionee's

Options   following   the  Optionee's  death   (the   "Optionee's

beneficiaries").    Each  designation  will  revoke   all   prior

designations by the Optionee, must be in writing to be valid  and will  be  effective  only when filed with the  Secretary  of  the

Company  during the Optionee's lifetime.  The Optionee  may  also

revoke  a designation without designating a new beneficiary.   To

be  valid  such  a  revocation must be in  writing  and  will  be effective  only  when  filed with the Secretary  of  the  Company

during  the  Optionee's lifetime.   The Option may  be  exercised

only by the delivery of a written notice of exercise in person or sent  by  registered or certified mail, return receipt requested,

postage  prepaid,  to  the  Company at  its  principal  executive offices  at  2901  Butterfield Road, Oak Brook,  Illinois  60521,

Attn:   Secretary.   In  the event that  the  Company  moves  its

principal  executive  offices it shall  notify  the  Optionee  in writing  of  the  new  address  and Options  will  thereafter  be exercisable only by the delivery of written notice of exercise in person  or  sent by registered or certified mail, return  receipt requested,  postage prepaid, to the Company at its new  principal executive  offices. Each such notice of exercise shall state  the number of Option Shares with respect to which the Option is being exercised and either shall be signed by the Optionee or,  in  the

event   that  the  Option  is  being  exercised  by   the   legal

representative   of   the   Optionee   or   by   the   Optionee's

beneficiaries,  shall be signed by such legal  representative  or beneficiaries,  and  shall  be  accompanied  by  a  copy  of  the

Optionee's death certificate (if the Optionee is deceased) and/or such other proof, satisfactory to counsel for the Company, of the right  of  such person to exercise the Option.  Notices  sent  by registered  or  certified  mail  shall  be  effective  only  when received  by  the Company.  Each such notice shall be accompanied by (a) the original executed copy of this Agreement, (b) the full aggregate  purchase price of the Option Shares  being  purchased,

and  (c)  such other documents or instruments as the Company  may require to comply with the then current federal and state  income tax  and  securities  laws.  In the event  that  this  Option  is exercised for less than all of the Option Shares covered by  this

Agreement, and subject to the terms and conditions of  the  Plan,

the  Company  shall  deliver an executed copy  of  a  new  Option

Agreement to the Optionee within sixty (60) days of such exercise for  the number of Option Shares covered by this Agreement  which are not then exercised.  The exercise price for the Option Shares may be paid (i) in cash, by check, bank draft or money order;  or

(ii)  unless, in the opinion of counsel to the Company  doing  so may  result  in a possible violation of law, by the  delivery  of

Shares then owned by the Optionee valued at Fair Market Value  on the  date  of  exercise.  No Option Shares  shall  be  issued  in connection with an exercise of the Option until payment for  such

Shares has been made.

     5.   Delivery  of Certificates.  The Company  shall  not  be

required  to  issue  or deliver any certificate  for  the  Option

Shares upon the exercise of the Option prior to compliance by the

Company  with  any requirements of the then current  federal  and state  securities laws and of any stock exchange or other  market system  on which the Shares may at that time be listed or traded.

The  Optionee (or the legal representative of the Optionee or the

Optionee's  beneficiaries) shall have no interest in  the  Option

Shares  unless and until certificates for such Option Shares  are issued to him or her.

     6.   Effect  of  Certain Changes.  In  the  event  that  the

number of outstanding Shares shall be changed by reason of split-

ups  or  combinations of shares or recapitalizations or by reason of  stock  dividends,  the  number of  Option  Shares  which  are granted,  the number of Option Shares which can be purchased on a particular  date and the Option Price per Option Share  shall  be appropriately  adjusted, as determined by the  Company,  to  give proper effect to such changes.

     7.   Options  are Non-Transferable.  The Option may  not  be

assigned, transferred, pledged or hypothecated in any way whether by  operation  of  law or otherwise (except by will,  or  if  the

Independent  Director dies intestate, by the laws of descent  and distribution).  The Option may be exercised only by the  Optionee

(or in the event of the Optionee's incompetency by the Optionee's legal  representative) during the Optionee's lifetime and,  after the  Optionee's  death, may be exercised only by  the  Optionee's legal representative or by the Optionee's beneficiaries.

     8.    No   Guarantee  of  Directorship.   Nothing  in   this

Agreement  shall  be  deemed  or construed  to  confer  upon  any

Independent  Director  any  right  to  serve  as  an  Independent

Director for any period of time or to continue serving at his  or her present or any other rate of compensation.

     9.  Limitation on Liability.

     In  the  event  that  the Optionee shall have  designated  a beneficiary or beneficiaries in accordance with Section 4 and has not  revoked such designation in accordance with Section  4,  the

Company  shall  be  absolved  of all  further  liability  to  the

Optionee,  the Optionee's estate, the Optionee's spouse  and  the

Optionee's  heirs, successors and assigns to the extent  that  it issues Shares as directed by the beneficiary or beneficiaries  so designated upon the exercise of an Option following the death  of the Optionee that satisfies the requirements of Section 4 of this

Agreement.

     10. Tax Withholding.

     Subject to Section 3.4 of the Plan, the Company shall have the power to withhold, or require an Optionee to remit to the

Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable

and/or the Option Shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.



     11. Miscellaneous.

          (a)  The Option may not be exercised with respect to  a

fraction of any Option Share.

          (b)   This  Agreement contains all of the  undertakings

and understandings between the Company and the Optionee regarding

the   subject  matter  of  the  Option.   No  oral  or  unwritten

undertaking  or understandings exist with regard to  this  Option and  if  claimed  or  believed by any person to  exist  shall  be

disregarded  and  shall not be relied upon for any  purpose.   No

modification or amendment of any of the terms of the Option shall be  valid  if  not made in writing and no such writing  shall  be binding  on the Company if not signed by its Chairman,  President or one of its Vice Presidents and attested by its Secretary or an

Assistant Secretary.

          (c)   Anything  to  the  contrary notwithstanding,  the

provisions  of  the Plan shall be incorporated in this  Agreement and  made  a  part hereof by this reference and shall govern  and control  to the extent of any inconsistency between the Plan  and this  Agreement and also with respect to any matter that  is  not addressed in this Agreement.

          (d)   This Agreement shall be governed by and construed

in  accordance with the laws of the State of Illinois, except  to the extent preempted by federal law.

          (e)    This   Agreement  shall  be  binding  upon   the

successors and assigns of the Optionee and the Company.

          (f)   If  any  provision  of  this  Agreement,  or  the

application  of  such  provision to any person  or  circumstance,

shall  be held invalid, the remainder of this Agreement,  or  the application of such provisions to persons or circumstances  other than  those  to which it is held invalid, shall not  be  affected thereby.

     IN  WITNESS  WHEREOF, the Company has caused this  Agreement to be executed by its duly authorized corporate officers, and the

Optionee has duly executed this Agreement, all as of the date and year first above written.

                              INLAND  RETAIL  REAL ESTATE  TRUST,
INC.


                              By:     ___________________________
_______
                                   Robert D. Parks, Chairman

ATTEST:


_________________________________
Samuel A. Orticelli, Secretary

                              Optionee:


                              Signature:
_________________________________

                              Name:
_________________________________


                              Exhibit 23.1(e)
The Board of Directors
Inland Retail Real Estate Trust, Inc.

      We consent to the use of our report dated February 15, 2000 related to the Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Merchants Square Shopping Center for the year ended December 31, 1998, our report dated July 2, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Town Center Commons for the
period  from  January  1, 1999 through   March  31,   1999,   our
report   dated  March   18,  1999  related   to   the  Historical
Summary  of  Gross  Income  and  Direct  Operating   Expenses  of
Boynton  Commons Shopping Center for the year ended  December 31,
1998,   our   report   dated  July  2,   1999   related   to  the
Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1998, our report dated August 26, 1999 related to the Historical Summary of
Gross   Income  and  Direct  Operating  Expenses  of  Bridgewater
Marketplace for the period from January 1, 1999 through June 30, 1999, our report dated August 30, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Bartow Marketplace for the year ended December 31, 1998, our report dated October 15, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Countryside Shopping
Center  for   the  year  ended  December  31,  1998,  our  report
dated April 27, 1999 related to the Historical Summary of Gross Income and Direct Operating Expenses of Casselberry Commons for the year ended December 31, 1998, our report dated February 1, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, our report dated April 15, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Shopping Center for the year ended December 31, 1999, and our report dated June 26, 2000 related to the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999, included in Supplement No. 14 which is included as part of the
Post-Effective  Amendment No. 6 to  the  Registration   Statement
of   Form S-11  filed by  Inland Retail  Real Estate Trust,  Inc.
We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 filed by Inland Retail Real Estate Trust, Inc. of our report dated September 18, 1998 related to the Consolidated Balance Sheet of Inland Retail Real Estate Trust, Inc., our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, our report dated April 30, 1998 related to the Historical Summary of Gross Income and Direct Operating
Expenses   of  Lake Olympia  Square  for the year ended  December
31,   1997,   and  our report  dated October 20, 1998 related  to
the  Historical   Summary of Gross Income  and  Direct  Operating
Expenses of Merchants Square Shopping Center for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in Supplement No. 14 which is included as part of the Post Effective Amendment No. 6.

                              /s/ KPMG LLP

Chicago, Illinois
August 2, 2000